FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-283510-04

BANK5 2026-5YR20

Free Writing Prospectus

Structural and Collateral Term Sheet

$962,030,000

(Approximate Total Mortgage Pool Balance)

$836,963,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Bank of America, National Association

JPMorgan Chase Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2026-5YR20

February 2, 2026

BofA SECURITIES Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	J.P. MORGAN Co-Lead Bookrunner Manager
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-283510) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-294-1322 or by email to dg.Prospectus_Requests@bofa.com.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-1

BANK5 2026-5YR20

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of SIPC and the New York Stock Exchange (“NYSE”).

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the NYSE, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-2

BANK5 2026-5YR20	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/S&P/Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$1,080,000	30.000%	(7)	2.72	1 – 56	18.9%	40.0%
Class A-2(8)	AAAsf/AAA(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	18.9%	40.0%
Class A-3(8)	AAAsf/AAA(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	18.9%	40.0%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$659,211,000 (10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AA(low)(sf)	$177,752,000 (10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/A(sf)/AAA(sf)	$95,351,000 (8)	19.875%	(7)(8)	4.91	59 – 60	16.5%	45.7%
Class B(8)	AA-sf/NR/AA(sf)	$47,086,000 (8)	14.875%	(7)(8)	4.99	60 – 60	15.5%	48.6%
Class C(8)	A-sf/NR/A(high)(sf)	$35,315,000 (8)	11.125%	(7)(8)	4.99	60 – 60	14.9%	50.7%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/S&P/Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/A(low)(sf)	$31,784,000 (10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-E	BB-sf/NR/BBB(sf)	$20,011,000 (10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/BBB(high)(sf)	$31,784,000	7.750%	(7)	4.99	60 – 60	14.3%	52.7%
Class E	BB-sf/NR/BBB(low)(sf)	$20,011,000	5.625%	(7)	4.99	60 – 60	14.0%	53.9%
Class F-RR	B-sf/NR/BB(sf)	$12,949,000	4.250%	(7)	4.99	60 – 60	13.8%	54.7%
Class G-RR	NR/NR/NR	$40,024,167	0.000%	(7)	4.99	60 – 60	13.2%	57.1%

Non-Offered Eligible Vertical Interests(12)

Class or Interest	Expected Ratings (Fitch/S&P/Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(13)	NR/NR/NR	$14,299,048	N/A	(14)	4.88	1 – 60	N/A	N/A
RR Interest(13)	NR/NR/NR	$5,999,785	N/A	(14)	4.88	1 – 60	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and DBRS, Inc. (“Morningstar DBRS”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-E certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than the Class V certificates), on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates and the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR20	Structural Overview
(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates.
(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F-RR and Class G-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-2 and Class A-3 trust components is expected to be approximately $658,131,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $658,131,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.
Trust Component	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 – $300,000,000	N/A – 4.78	N/A / 56 – 59
Class A-3 trust component	$358,131,000 – $658,131,000	4.85 – 4.91	56 – 59 / 59 – 59
(10)	The Class X-A, Class X-B, Class X-D and Class X-E certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-4

BANK5 2026-5YR20	Structural Overview
Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this Term Sheet. The RR Interest will not be certificated and will not be a “certificate” for purposes of this Term Sheet.
(14)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR Certificates and the RR Interest for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-5

BANK5 2026-5YR20	Structural Overview

Issue Characteristics

Offered Certificates:	$836,963,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 16 principal balance classes (Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of America, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association
Rating Agencies:	Fitch, S&P and Morningstar DBRS
Master Servicer:	Trimont LLC
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Trustee:	Deutsche Bank National Trust Company
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	RREF V – D AIV RR L, LLC or an affiliate thereof
Risk Retention Consultation Parties:	Bank of America, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association
U.S. Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
EU/UK Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Framework. In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the Offered Certificates are not a suitable investment for any person that is now or may in the future be subject to any requirement of the EU Securitization Rules or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2026 (or, in the case of any mortgage loan that has its first due date after February 2026, the date that would have been its due date in February 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of February 2, 2026
Expected Closing Date:	February 19, 2026
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in March 2026.
Rated Final Distribution Date:	The distribution date in February 2057
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-6

BANK5 2026-5YR20	Structural Overview

Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK5 2026-5YR20<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-7

BANK5 2026-5YR20	Structural Overview

Structural Overview

Allocation Between the VRR Interest and the Certificates:

The aggregate amount available for distributions to the holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class D, Class E, Class F-RR and Class G-RR certificates and the Exchangeable Certificates (such classes of certificates, together with the Class V certificates are referred to herein as the “certificates”), on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by approximately 2.11% and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest” and will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) with respect to the securitization of the mortgage loans. The VRR Interest is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus.

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class  A-1 certificates and the Class A-2 and Class A-3 trust components as follows, to the extent of applicable available funds allocated to principal: either (i) to principal on the Class A-1 certificates, the Class A-2 trust component and the Class A-3 trust component, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 certificates and the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, first, in an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then, in an amount equal to, and pro rata based on their respective interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F-RR and Class G-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR20	Structural Overview

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR20	Structural Overview

Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$95,351,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$47,086,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$35,315,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2
The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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2, Class A-3, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-2 and Class A-3 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-2-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-2-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR20	Structural Overview

(d) to the holders of the Class A-3-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-3-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates, Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 certificates, Class A-2 Exchangeable Certificates and Class A-3 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above,

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR20	Structural Overview

(n) to the holders of the Class X-D certificates, any remaining portion of the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and

(2) to the VRR Interest its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class A-1 and Class D certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates. All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom. Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the certificates’ Percentage Allocation Entitlement of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-E, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii)  the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class G-RR, Class F-RR, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The VRR Interest’s Percentage Allocation Entitlement of such amount will be applied to the VRR Interest until the related VRR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the mortgaged properties or portfolios of mortgaged properties that secures a mortgage loan, one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction is referred to as a “serviced companion loan”. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan. As of the Closing Date, there are no serviced whole loans or serviced companion loans related to the trust.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). As of the Closing Date, there are no servicing shift whole loans related to the trust.

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: CityCenter (Aria & Vdara), Walgreens Retail Portfolio, Torrey Heights, Northshore Mall and Rosedale Apartments. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G-RR certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F-RR and Class G-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class E certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement. If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, or (b) with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, a mortgage loan or whole loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or such holder of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class G-RR, Class F-RR, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 certificates and Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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request.

Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans), the applicable servicer responsible pursuant to the related non-serviced pooling and servicing agreement (for appraisal reduction amounts on non-serviced mortgage loans to the extent provided for in the applicable non-serviced pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Collateral Deficiency Amounts on serviced mortgage loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive a cash offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and VRR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK5 2026-5YR20 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:

The “risk retention consultation parties” will be (i) a party selected by Bank of America, National Association, (ii) a party selected by JPMorgan Chase Bank, National Association, (iii) a party selected by Morgan Stanley Bank, N.A., and (iv) a party selected by Wells Fargo Bank, National Association, in each case, as an owner of the VRR Interest. Bank of America, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

Except with respect to an Excluded Loan as to such party, each risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer.

Appointment and Replacement of the Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interests of the certificateholders and VRR Interest owners as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative majority vote of holders of certificates representing at least a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “affiliated with” (as defined in Regulation RR) each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK5 2026-5YR20 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to the special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will have certain review and consultation rights relating to the performance of the special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each serviced mortgage loan or serviced whole loan, the operating advisor will be responsible for:

●                reviewing the actions of the special servicer with respect to any specially serviced loan;

●                reviewing (i) all reports by the special servicer made available to privileged persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report;

●                reviewing for accuracy and consistency with the PSA the mathematical calculations by the special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                preparing an annual report (if any serviced mortgage loan or serviced whole loan was a specially serviced loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any major decision during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will be required to identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each serviced mortgage loan or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●               to consult (on a non-binding basis) with the special servicer in respect of asset status reports; and

●                to consult (on a non-binding basis) with the special servicer with respect to major decisions processed by the special servicer.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the Class F-RR and Class G-RR certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

BANK5 2026-5YR20	Structural Overview

Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder, or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

BANK5 2026-5YR20	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
JPMorgan Chase Bank, National Association	8	10	$284,350,000	29.6%
Morgan Stanley Mortgage Capital Holdings LLC	14	26	$233,275,000	24.2%
Bank of America, National Association	9	15	$227,935,000	23.7%
Wells Fargo Bank, National Association	6	212	$216,470,000	22.5%
Total:	37	263	$962,030,000	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$962,030,000
Number of Mortgage Loans:	37
Average Cut-off Date Balance per Mortgage Loan:	$26,000,811
Number of Mortgaged Properties:	263
Average Cut-off Date Balance per Mortgaged Property:	$3,657,909
Weighted Average Mortgage Rate:	6.2536%
% of Pool Secured by 5 Largest Mortgage Loans:	43.3%
% of Pool Secured by 10 Largest Mortgage Loans:	66.2%
% of Pool Secured by ARD Loans:	4.4%
Weighted Average Original Term to Maturity or ARD (months):	60
Weighted Average Remaining Term to Maturity or ARD (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	19.4%
% of Pool Secured by Refinance Loans:	62.8%
% of Pool Secured by Acquisition Loans:	27.5%
% of Pool Secured by Recapitalization Loans:	9.8%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	26.8%
% of Pool with Subordinate Debt:	19.5%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	2.16x
Weighted Average UW NOI Debt Yield:	13.2%
Weighted Average UW NCF DSCR:	2.05x
Weighted Average UW NCF Debt Yield:	12.5%
Weighted Average Cut-off Date LTV Ratio(3):	57.1%
Weighted Average Maturity Date or ARD LTV Ratio(3):	57.0%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

BANK5 2026-5YR20	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	360
Weighted Average Remaining Amortization Term (months)(4):	360
% of Pool Interest Only through Maturity or ARD:	93.2%
% of Pool Interest Only – ARD:	4.4%
% of Pool Interest Only, Amortizing Balloon:	1.5%
% of Pool Amortizing Balloon:	1.0%

Lockboxes

% of Pool with Hard Lockboxes:	54.1%
% of Pool with Springing Lockboxes:	35.5%
% of Pool with Soft Lockboxes:	10.4%

Reserves

% of Pool Requiring Tax Reserves:	66.2%
% of Pool Requiring Insurance Reserves:	40.8%
% of Pool Requiring Replacement Reserves:	65.5%
% of Pool Requiring TI/LC Reserves(5):	44.7%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	65.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	24.4%
% of Pool with no lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.98%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to February 2026.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, self storage, manufactured housing and hospitality properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

BANK5 2026-5YR20	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms/Units	Cut-off Date Balance per SF/Room/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	JPMCB	CityCenter (Aria & Vdara)	Las Vegas	NV	Hospitality	$96,000,000	9.98%	5,349	$476,313.33	4.46x	24.8%	36.2%	36.2%
2	BANA	Western Digital and Americold	Various	Various	Industrial	$89,100,000	9.3%	525,385	$169.59	1.84x	11.6%	58.7%	58.7%
3	MSMCH	Park North	San Antonio	TX	Retail	$83,375,000	8.7%	635,325	$131.23	1.72x	11.3%	68.6%	68.6%
4	WFB	AC Hotel New York Downtown	New York	NY	Hospitality	$82,400,000	8.6%	274	$300,729.93	2.12x	14.5%	53.2%	53.2%
5	JPMCB	6100 Merriweather	Columbia	MD	Office	$65,800,000	6.8%	322,561	$203.99	1.53x	12.0%	61.2%	61.2%
6	WFB	Walgreens Retail Portfolio	Various	Various	Retail	$50,000,000	5.2%	2,891,073	$107.75	3.34x	20.8%	31.6%	31.6%
7	WFB	Sparks Crossing	Sparks	NV	Retail	$49,070,000	5.1%	329,061	$149.12	1.54x	10.2%	62.8%	62.8%
8	JPMCB	Torrey Heights	San Diego	CA	Mixed Use	$42,000,000	4.4%	520,604	$703.99	2.11x	10.8%	50.7%	50.7%
9	JPMCB	Northshore Mall	Peabody	MA	Retail	$40,000,000	4.2%	1,137,515	$153.84	2.30x	15.6%	59.5%	59.5%
10	BANA	The Vine	Lynchburg	VA	Multifamily	$39,500,000	4.1%	216	$182,870.37	1.26x	8.3%	64.8%	64.8%
		Total/Wtd. Avg.				$637,245,000	66.2%			2.33x	14.6%	54.2%	54.2%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

BANK5 2026-5YR20	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	JPMCB	CityCenter (Aria & Vdara)	$96,000,000	$2,451,800,000	$2,547,800,000	BX 2025-ARIA	Trimont	Trimont	BX 2025-ARIA	4.46x	24.8%	36.2%
6	WFB	Walgreens Retail Portfolio	$50,000,000	$261,500,000	$311,500,000	SY 2025-WAG	Trimont	Situs	SY 2025-WAG	3.34x	20.8%	31.6%
8	JPMCB	Torrey Heights	$42,000,000	$324,500,000	$366,500,000	TORY 2026-HGTS	Trimont	Trimont	TORY 2026-HGTS	2.11x	10.8%	50.7%
9	JPMCB	Northshore Mall	$40,000,000	$135,000,000	$175,000,000	BMARK 2026-V20(2)	Trimont	(2)	(2)	2.30x	15.6%	59.5%
12	BANA	Rosedale Apartments	$30,000,000	$60,700,000	$90,700,000	BANK5 2025-5YR18	Trimont	KKR	BANK5 2025-5YR18	1.25x	8.1%	67.2%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The Northshore Mall controlling companion loan is currently held by German American Capital Corporation. The Northshore Mall whole loan is expected to be serviced pursuant to the BBCMS 2026-5C40 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan, at which point it will be serviced under the pooling and servicing agreement for the BMARK 2026-V20 securitization

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF/Room	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
1	JPMCB	CityCenter (Aria & Vdara)	$96,000,000	$476,313	$902,200,000	4.46x	24.8%	36.2%	3.28x	18.3%	49.1%
6	WFB	Walgreens Retail Portfolio	$50,000,000	$108	$178,500,000	3.34x	20.8%	31.6%	1.73x	13.2%	49.7%
8	JPMCB	Torrey Heights	$42,000,000	$704	$98,500,000	2.11x	10.8%	50.7%	1.61x	8.5%	64.3%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

BANK5 2026-5YR20	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/Rooms/ Pads	Cut-off Date Balance per SF/Unit/Room/Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	JPMCB	CityCenter (Aria & Vdara)	Las Vegas	NV	Hospitality	$96,000,000	9.98%	5,349	$476,313.33	4.46x	24.8%	36.2%	36.2%	BX 2021-ARIA
2.01	BANA	Western Digital	Fremont	CA	Industrial	$66,369,809	6.9%	290,175	$169.59	1.84x	11.6%	58.7%	58.7%	GSMS 2019-GC40, BMARK 2019-B11
2.02	BANA	Americold	Lebanon	TN	Industrial	$22,730,191	2.4%	235,210	$169.59	1.84x	11.6%	58.7%	58.7%	AG 2024-NLP
14	MSMCH	Osprey Cove North	Jacksonville	NC	Multifamily	$16,650,000	1.7%	236	$70,550.85	1.30x	8.7%	69.7%	69.7%	FREMF 2023-KF158
20	JPMCB	VanWest Self Storage Portfolio	Various	Various	Self Storage	$13,345,000	1.4%	203,025	$65.73	1.38x	8.8%	65.4%	65.4%	BMO 2022-C1, BMARK 2021-B23
21	BANA	Towneplace Suites Franklin	Franklin	TN	Hospitality	$13,150,000	1.4%	120	$109,583.33	1.82x	13.9%	65.1%	65.1%	CGCMT 2016-P3
28	JPMCB	Finksburg Plaza	Finksburg	MD	Retail	$8,000,000	0.8%	84,278	$94.92	1.63x	10.8%	63.2%	63.2%	MSC 2016-UBS9
33	BANA	Phoenix West and Mariposa MHC(2)	Phoenix	AZ	Manufactured Housing	$4,900,000	0.5%	110	$44,545.45	1.31x	8.5%	43.9%	43.9%	FREMF 2016-K60
36	MSMCH	Marsh Creek Village	Sandy Springs	GA	Mixed Use	$3,750,000	0.4%	20,648	$181.62	1.53x	12.5%	54.3%	54.3%	CFCRE 2016-C4
		Total				$244,895,000	25.5%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room/Pad calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The Phoenix West and Mariposa MHC Mortgage Loan was previously two separate properties the borrower sponsor combined upon acquisition. Phoenix West was previously securitized in the FREMF 2016-K60 transaction.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

BANK5 2026-5YR20	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	215	$269,280,000	28.0%	6.0946%	2.05x	13.4%	57.4%	57.4%
Anchored	4	$147,060,000	15.3%	6.0130%	1.64x	10.9%	66.3%	66.3%
Single Tenant	209	$67,220,000	7.0%	6.0278%	2.85x	18.0%	38.4%	38.4%
Super Regional Mall	1	$40,000,000	4.2%	6.3550%	2.30x	15.6%	59.5%	59.5%
Unanchored	1	$15,000,000	1.6%	6.5000%	1.78x	12.1%	49.7%	49.7%
Hospitality	6	$216,220,000	22.5%	6.2417%	3.12x	19.3%	47.2%	47.0%
Full Service	2	$106,000,000	11.0%	6.1907%	4.19x	23.8%	37.7%	37.7%
Select Service	1	$82,400,000	8.6%	6.1280%	2.12x	14.5%	53.2%	53.2%
Limited Service	2	$14,670,000	1.5%	6.7359%	2.21x	18.3%	65.8%	63.4%
Extended Stay	1	$13,150,000	1.4%	6.8140%	1.82x	13.9%	65.1%	65.1%
Multifamily	6	$148,650,000	15.5%	6.4137%	1.33x	9.0%	66.0%	65.8%
Mid Rise	2	$69,500,000	7.2%	6.3512%	1.26x	8.2%	65.8%	65.8%
High Rise	1	$34,500,000	3.6%	6.4450%	1.30x	8.7%	66.3%	66.3%
Garden	2	$30,650,000	3.2%	6.5401%	1.40x	9.8%	69.1%	69.1%
Independent Living	1	$14,000,000	1.5%	6.3700%	1.63x	12.5%	59.6%	56.9%
Industrial	10	$132,665,000	13.8%	6.0932%	1.70x	10.9%	59.4%	59.4%
R&D	1	$66,369,809	6.9%	5.9250%	1.84x	11.6%	58.7%	58.7%
Warehouse/Distribution	3	$28,556,539	3.0%	6.3617%	1.44x	9.7%	60.7%	60.7%
Cold Storage	1	$22,730,191	2.4%	5.9250%	1.84x	11.6%	58.7%	58.7%
Warehouse	3	$9,480,990	1.0%	6.5030%	1.30x	9.0%	60.4%	60.4%
Flex	1	$2,860,000	0.3%	6.9100%	1.41x	10.3%	63.6%	63.6%
Office/Lab/Warehouse	1	$2,667,471	0.3%	6.5030%	1.30x	9.0%	60.4%	60.4%
Office	3	$86,320,000	9.0%	7.2651%	1.54x	12.1%	62.2%	62.2%
Suburban	3	$86,320,000	9.0%	7.2651%	1.54x	12.1%	62.2%	62.2%
Mixed Use	2	$45,750,000	4.8%	5.1828%	2.06x	10.9%	51.0%	51.0%
Lab/Office	1	$42,000,000	4.4%	4.9683%	2.11x	10.8%	50.7%	50.7%
Retail/Office	1	$3,750,000	0.4%	7.5850%	1.53x	12.5%	54.3%	54.3%
Manufactured Housing	17	$43,800,000	4.6%	6.4255%	1.41x	9.3%	63.0%	63.0%
Manufactured Housing	15	$39,961,332	4.2%	6.4039%	1.43x	9.4%	62.1%	62.1%
Manufactured Housing/RV Park	2	$3,838,668	0.4%	6.6500%	1.20x	8.3%	72.6%	72.6%
Self Storage	4	$19,345,000	2.0%	6.0988%	1.71x	10.7%	56.7%	56.7%
Self Storage	4	$19,345,000	2.0%	6.0988%	1.71x	10.7%	56.7%	56.7%
Total/Wtd. Avg.	263	$962,030,000	100.0%	6.2536%	2.05x	13.2%	57.1%	57.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

BANK5 2026-5YR20	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Nevada	4	$160,401,633	16.7%	6.1088%	3.31x	19.1%	45.6%	45.6%
California	23	$158,659,605	16.5%	5.8795%	1.83x	11.3%	56.9%	56.9%
Southern California	18	$91,218,367	9.5%	5.8472%	1.80x	10.9%	55.9%	55.9%
Northern California	5	$67,441,238	7.0%	5.9233%	1.86x	11.7%	58.3%	58.3%
New York	13	$128,131,633	13.3%	6.2215%	1.88x	12.7%	56.2%	56.2%
Texas	13	$106,521,837	11.1%	6.0670%	1.75x	11.7%	65.5%	65.5%
Virginia	8	$80,387,755	8.4%	6.3721%	1.43x	9.9%	65.3%	64.9%
Maryland	7	$79,739,776	8.3%	7.1546%	1.57x	11.9%	61.0%	61.0%
Massachusetts	6	$41,446,939	4.3%	6.3363%	2.34x	15.8%	58.5%	58.5%
Tennessee	5	$36,365,905	3.8%	6.2451%	1.85x	12.6%	60.7%	60.7%
North Carolina	6	$24,073,163	2.5%	6.4088%	1.40x	9.6%	67.8%	67.8%
Indiana	14	$21,017,347	2.2%	6.6895%	1.59x	11.1%	60.7%	60.7%
Michigan	9	$17,375,510	1.8%	6.2908%	1.74x	12.8%	57.9%	55.7%
Illinois	9	$16,241,837	1.7%	6.6560%	1.77x	12.4%	63.2%	63.2%
Kentucky	12	$13,128,673	1.4%	6.5721%	1.64x	11.0%	60.9%	60.9%
Wyoming	2	$8,958,061	0.9%	6.1580%	1.38x	8.8%	65.4%	65.4%
Florida	27	$7,537,755	0.8%	5.8192%	3.34x	20.8%	31.6%	31.6%
New Jersey	6	$7,327,551	0.8%	5.9402%	2.62x	16.1%	36.3%	36.3%
Alabama	11	$6,379,971	0.7%	6.4589%	1.69x	11.2%	63.2%	63.2%
Mississippi	5	$6,234,233	0.6%	6.2992%	1.65x	10.7%	62.5%	62.5%
Pennsylvania	5	$5,963,878	0.6%	6.8205%	2.06x	15.4%	60.0%	60.0%
Georgia	12	$5,928,571	0.6%	6.9361%	2.20x	15.5%	46.0%	46.0%
Arizona	3	$5,536,735	0.6%	6.2226%	1.54x	9.9%	42.5%	42.5%
Louisiana	5	$4,884,184	0.5%	6.4939%	1.58x	10.6%	62.5%	62.5%
Oklahoma	2	$4,515,510	0.5%	6.1484%	1.44x	9.1%	64.4%	64.4%
Puerto Rico	10	$3,244,898	0.3%	5.8192%	3.34x	20.8%	31.6%	31.6%
New Mexico	2	$2,551,531	0.3%	6.3319%	1.44x	9.4%	61.9%	61.9%
Ohio	9	$1,840,816	0.2%	5.8192%	3.34x	20.8%	31.6%	31.6%
Missouri	4	$953,061	0.1%	5.8192%	3.34x	20.8%	31.6%	31.6%
West Virginia	6	$919,388	0.1%	5.8192%	3.34x	20.8%	31.6%	31.6%
Connecticut	3	$911,224	0.1%	5.8192%	3.34x	20.8%	31.6%	31.6%
South Carolina	4	$852,041	0.1%	5.8192%	3.34x	20.8%	31.6%	31.6%
Hawaii	2	$650,000	0.1%	5.8192%	3.34x	20.8%	31.6%	31.6%
Colorado	2	$451,020	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
Minnesota	2	$448,980	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
New Hampshire	1	$341,837	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
Nebraska	2	$337,755	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
Oregon	1	$273,469	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
Washington	1	$234,694	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
Kansas	1	$223,469	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
Vermont	1	$209,184	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
North Dakota	1	$204,082	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
Maine	1	$195,918	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
Wisconsin	1	$186,735	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
Arkansas	1	$153,061	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
Iowa	1	$88,776	0.0%	5.8192%	3.34x	20.8%	31.6%	31.6%
Total/Wtd. Avg.	263	$962,030,000	100.0%	6.2536%	2.05x	13.2%	57.1%	57.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

BANK5 2026-5YR20	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,375,000 - 15,000,000	21	$181,535,000	18.9%
15,000,001 - 25,000,000	3	$48,750,000	5.1%
25,000,001 - 35,000,000	3	$94,500,000	9.8%
35,000,001 - 45,000,000	3	$121,500,000	12.6%
45,000,001 - 96,000,000	7	$515,745,000	53.6%
Total:	37	$962,030,000	100.0%
Min: $2,375,000 Max: $96,000,000 Avg: $26,000,811

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Nevada	4	$160,401,633	16.7%
California	23	$158,659,605	16.5%
New York	13	$128,131,633	13.3%
Texas	13	$106,521,837	11.1%
Virginia	8	$80,387,755	8.4%
Maryland	7	$79,739,776	8.3%
Massachusetts	6	$41,446,939	4.3%
Tennessee	5	$36,365,905	3.8%
North Carolina	6	$24,073,163	2.5%
Indiana	14	$21,017,347	2.2%
Michigan	9	$17,375,510	1.8%
Illinois	9	$16,241,837	1.7%
Kentucky	12	$13,128,673	1.4%
Wyoming	2	$8,958,061	0.9%
Florida	27	$7,537,755	0.8%
New Jersey	6	$7,327,551	0.8%
Alabama	11	$6,379,971	0.7%
Mississippi	5	$6,234,233	0.6%
Pennsylvania	5	$5,963,878	0.6%
Georgia	12	$5,928,571	0.6%
Arizona	3	$5,536,735	0.6%
Louisiana	5	$4,884,184	0.5%
Oklahoma	2	$4,515,510	0.5%
Puerto Rico	10	$3,244,898	0.3%
New Mexico	2	$2,551,531	0.3%
Ohio	9	$1,840,816	0.2%
Missouri	4	$953,061	0.1%
West Virginia	6	$919,388	0.1%
Connecticut	3	$911,224	0.1%
South Carolina	4	$852,041	0.1%
Hawaii	2	$650,000	0.1%
Colorado	2	$451,020	0.0%
Minnesota	2	$448,980	0.0%
New Hampshire	1	$341,837	0.0%
Nebraska	2	$337,755	0.0%
Oregon	1	$273,469	0.0%
Washington	1	$234,694	0.0%
Kansas	1	$223,469	0.0%
Vermont	1	$209,184	0.0%
North Dakota	1	$204,082	0.0%
Maine	1	$195,918	0.0%
Wisconsin	1	$186,735	0.0%
Arkansas	1	$153,061	0.0%
Iowa	1	$88,776	0.0%
Total:	263	$962,030,000	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	215	$269,280,000	28.0%
Anchored	4	$147,060,000	15.3%
Single Tenant	209	$67,220,000	7.0%
Super Regional Mall	1	$40,000,000	4.2%
Unanchored	1	$15,000,000	1.6%
Hospitality	6	$216,220,000	22.5%
Full Service	2	$106,000,000	11.0%
Select Service	1	$82,400,000	8.6%
Limited Service	2	$14,670,000	1.5%
Extended Stay	1	$13,150,000	1.4%
Multifamily	6	$148,650,000	15.5%
Mid Rise	2	$69,500,000	7.2%
High Rise	1	$34,500,000	3.6%
Garden	2	$30,650,000	3.2%
Independent Living	1	$14,000,000	1.5%
Industrial	10	$132,665,000	13.8%
R&D	1	$66,369,809	6.9%
Warehouse/Distribution	3	$28,556,539	3.0%
Cold Storage	1	$22,730,191	2.4%
Warehouse	3	$9,480,990	1.0%
Flex	1	$2,860,000	0.3%
Office/Lab/Warehouse	1	$2,667,471	0.3%
Office	3	$86,320,000	9.0%
Suburban	3	$86,320,000	9.0%
Mixed Use	2	$45,750,000	4.8%
Lab/Office	1	$42,000,000	4.4%
Retail/Office	1	$3,750,000	0.4%
Manufactured Housing	17	$43,800,000	4.6%
Manufactured Housing	15	$39,961,332	4.2%
Manufactured Housing/RV	2	$3,838,668	0.4%
Self Storage	4	$19,345,000	2.0%
Self Storage	4	$19,345,000	2.0%
Total:	263	$962,030,000	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.9683 - 5.9999	5	$270,475,000	28.1%
6.0000 - 6.9999	29	$612,005,000	63.6%
7.0000 - 7.5850	3	$79,550,000	8.3%
Total:	37	$962,030,000	100.0%
Min: 4.9683%	Max: 7.5850%	Wtd Avg: 6.2536%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	37	$962,030,000	100.0%
Total:	37	$962,030,000	100.0%
Min: 60 mos.	Max: 60 mos.	Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
56 - 60	37	$962,030,000	100.0%
Total:	37	$962,030,000	100.0%
Min: 56 mos.	Max: 60 mos.	Wtd Avg: 59 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	35	$938,430,000	97.5%
360	2	$23,600,000	2.5%
Total:	37	$962,030,000	100.0%
Min: 360 mos.	Max: 360 mos.	Wtd Avg: 360 mos..

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	35	$938,430,000	97.5%
360	2	$23,600,000	2.5%
Total:	37	$962,030,000	100.0%
Min: 360 mos.	Max: 360 mos.	Wtd Avg: 360 mos..

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
JPMCB	8	$284,350,000	29.6%
MSMCH	14	$233,275,000	24.2%
BANA	9	$227,935,000	23.7%
WFB	6	$216,470,000	22.5%
Total:	37	$962,030,000	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	34	$896,430,000	93.2%
Interest Only - ARD	1	$42,000,000	4.4%
Interest Only, Amortizing Balloon	1	$14,000,000	1.5%
Amortizing Balloon	1	$9,600,000	1.0%
Total:	37	$962,030,000	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
31.6 - 50.0	5	$171,900,000	17.9%
50.1 - 60.0	9	$301,250,000	31.3%
60.1 - 65.0	9	$226,620,000	23.6%
65.1 - 72.6	14	$262,260,000	27.3%
Total:	37	$962,030,000	100.0%
Min: 31.6%	Max: 72.6%	Wtd Avg: 57.1%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
31.6 - 50.0	5	$171,900,000	17.9%
50.1 - 60.0	9	$301,250,000	31.3%
60.1 - 65.0	10	$236,220,000	24.6%
65.1 - 72.6	13	$252,660,000	26.3%
Total:	37	$962,030,000	100.0%
Min: 31.6%	Max: 72.6%	Wtd Avg: 57.0%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.20 - 1.50	15	$227,510,000	23.6%
1.51 - 1.70	9	$191,325,000	19.9%
1.71 - 1.90	6	$217,195,000	22.6%
1.91 - 2.80	5	$180,000,000	18.7%
2.81 - 4.46	2	$146,000,000	15.2%
Total:	37	$962,030,000	100.0%
Min: 1.20x	Max: 4.46x	Wtd Avg: 2.05x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.1 - 10.0	13	$204,795,000	21.3%
10.1 - 12.0	11	$396,265,000	41.2%
12.1 - 16.0	10	$205,370,000	21.3%
16.1 - 24.8	3	$155,600,000	16.2%
Total:	37	$962,030,000	100.0%
Min: 8.1%	Max: 24.8%	Wtd Avg: 13.2%
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

BANK5 2026-5YR20	Collateral Statistics

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$96,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
30

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$96,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

CityCenter (Aria & Vdara)
3730 South Las Vegas Boulevard and
2600 West Harmon Avenue
Las Vegas, NV 89158
LAS VEGAS
Las Vegas Strip
Chinatown Vegas
Paradise
CLARK COUNTY
Downtown Las Vegas 4 miles
UNLV 2 miles
W. Desert Inn Rd.
E. Desert Inn Rd.
Spring Mountain Rd.
Sammy Davis Jr. Dr.
Las Vegas Blvd.
W. Twain Ave.
E. Twain Ave.
Sands Ave.
W. Flamingo Rd.
Flamingo Rd.
E. Flamingo Rd.
W. Harmon Ave.
E. Harmon Ave.
Park Ave.
Tompkins Rd.
Tropicana Ave.
Reno Ave.
W. Hacienda Ave.
W. Russell Rd.
W. Oquendo Rd.
Wynn Rd.
S. Valley View Blvd.
Industrial Rd.
Frank Sinatra Dr.
Las Vegas Frwy
Dean Martin Dr.
Polaris Ave.
Koval Ln.
Howard Hughes Pkwy.
Paradise Rd.
Giles St.
S. Las Vegas Blvd.
LAS VEGAS MONORAIL
15
592
593
Chinatown Plaza
The Center at Spring Mountain
Fashion Show Las Vegas
Encore Las Vegas
Wynn Las Vegas
Wynn Esplanade
Wynn Golf Club
LV Conv. Center
Las Vegas Convention Center
Mardi Gras Hotel & Casino
Treasure Island
Treasure Island Tram
The Atrium at the Palazzo
Grand Canal Shoppes
The Venetian
Sands Expo & Convention Center
Sphere
Madam Tussauds LV
Rio Convention Center
Rio Hotel & Casino
Gold Coast
Palms Casino Resort
The Forum Shops at Caesars
Harrah's Las Vegas
Harrah's/The Linq
The Linq
O'Shea's Pub LV
The Colosseum Theater
Caesar's Palace
Flamingo Las Vegas
Flamingo/Caesar's Palace
The Cromwell
The Westin Las Vegas
Holiday Inn Club Vacations
The Meridian Luxury Condos
Grand Bazaar Shops
Bottega Veneta LV Via Bellagio
Horseshoe Las Vegas
Horseshoe/Paris
The Platinum Hotel
Tuscany Suites & Casino
Fountains of Bellagio
Paris Las Vegas
Aria Express
The Cosmopolitan of Las Vegas
Miracle Mile Shops
Planet Hollywood
Las Vegas Strip Circuit
Virgin Hotels Las Vegas, Curio Collection by Hilton
Aria Resort & Casino
The Shops at Crystals
Club Wyndham Grand Desert
Alexis Park Resort
The Signature @ MGM Grand
MGM Grand Conference Center
Waldorf Astoria LV
Grand Garden Arena
Park MGM Las Vegas
Hard Rock Cafe LV
Nevada Beverage Co. (Budweiser/Bud Light)
T-Mobile Arena
New York New York
MGM Grand
David Copperfield Theatre
Excalibur North
OYO Hotel & Casino
Hollywood Cars Museum & Liberace Garage
Excalibur Hotel & Casino
Harry Reid International Airport
Titanic
Hacienda/Polaris Business Park
Luxor Hotel & Casino
Luxor
The Shoppes At Mandalay Place
Mandalay Bay Theatre
Mandalay Bay
Allegiant Stadium
North Conv. Center
Four Seasons
Michelob ULTRA Arena
Shark Reef Aquarium at Mandalay Bay
Mandalay Bay Convention Center
Bali Hai Golf Club
Welcome to Fabulous Las Vegas Sign
SPRING MTS.
North Las Vegas
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
Spring Valley
LV Strip
CLARK COUNTY
Enterprise
Henderson
Nellis Air Force Base

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
31

Mortgage Loan No. 1 – CityCenter (Aria & Vdara)

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	BBB+/AAAsf*/AA			Location:	Las Vegas, NV 89158
Original Balance(1):	$96,000,000			General Property Type(5):	Hospitality
Cut-off Date Balance(1):	$96,000,000			Detailed Property Type(5):	Full Service
% of Initial Pool Balance:	9.98%			Title Vesting(5):	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2009/NAP
Borrower Sponsor:	Blackstone Real Estate Partners IX L.P.			Size(5):	5,349 Rooms
Guarantor:	Blackstone Real Estate Partners IX-TE			Cut-off Date Balance Per Room(1):	$476,313
	(AIV) L.P.			Maturity Date Balance Per Room(1):	$476,313
Mortgage Rate(1)(2):	6.07880916113333%			Property Manager:	MGM (borrower-related)
Note Date:	12/9/2025			Underwriting and Financial Information(1)
Maturity Date:	12/9/2030			UW NOI(6):	$632,399,759
Term to Maturity:	60 Months			UW NCF(6):	$607,952,887
Amortization Term:	0 Months			UW NOI Debt Yield(6):	24.8%
IO Period:	60 Months			UW NCF Debt Yield(6):	23.9%
Seasoning:	2 Months			UW NOI Debt Yield at Maturity(6):	24.8%
Prepayment Provisions:	YM0.5(26),DorYM0.5(27),O(7)			UW NCF DSCR(6):	4.46x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(6):	$635,387,355 (9/30/2025 TTM)
Additional Debt Type(1)(3)(9):	Pari Passu/B-Note			2nd Most Recent NOI(6):	$583,734,452 (12/31/2024)
Additional Debt Balance(1)(3):	$2,451,800,000/$902,200,000			3rd Most Recent NOI(6):	$585,966,283 (12/31/2023)
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent Occupancy(6):	94.2% (9/30/2025)
Reserves(4)				2nd Most Recent Occupancy(6):	95.2% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(6):	93.4% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(7):	$7,032,800,000 (11/25/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per Room(7):	$1,314,788
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(7):	36.2%
TI/LC Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(7):	36.2%

Sources and Uses(8)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$2,547,800,000	73.8%	Loan Payoff:	$3,150,000,400	91.3%
Subordinate Loan Amount:	$902,200,000	26.2%	Return of Equity(8):	$291,474,251	8.4%
			Closing Costs:	$8,525,349	0.2%
Total Sources:	$3,450,000,000	100.0%	Total Uses:	$3,450,000,000	100.0%

(1)	The CityCenter (Aria & Vdara) Mortgage Loan (as defined below) is part of the CityCenter (Aria & Vdara) Whole Loan (as defined below) evidenced by (i) 26 pari passu senior promissory notes with an aggregate original principal balance of $2,547,800,000 and (ii) four subordinate notes with an aggregate original principal balance of $902,200,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the CityCenter (Aria & Vdara) Senior Notes (as defined below) based on a weighted average mortgage rate of 5.280024422835390% per annum on the CityCenter (Aria & Vdara) Senior Notes. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan are $644,980, $644,980, 18.3%, 17.6%, 18.3%, 3.28x, 49.1% and 49.1%, respectively.
(2)	Mortgage Rate represents the mortgage rate of components A-C of the CityCenter (Aria & Vdara) Whole Loan applicable to the CityCenter (Aria & Vdara) Senior Companion Notes (as defined below). The Mortgage Rate does not represent the mortgage rate attributable to component A (applicable to the CityCenter (Aria & Vdara) Senior SASB Notes (as defined below)) or component B and component C (applicable to the CityCenter (Aria & Vdara) B Notes (as defined below)).
(3)	See “Subordinate and Mezzanine Debt” below.
(4)	See “Escrows and Reserves” below.
(5)	The CityCenter (Aria & Vdara) Properties (as defined below) are leased to MGM Lessee III, LLC (the “MGM Tenant” or the “OpCo”), a subsidiary of MGM Resort International (“MGM”), pursuant to a triple net master lease (the “Master Lease”). All property-specific financial information is based on the financial reporting package delivered by MGM. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan. The Borrowers (as defined below) are entitled to the master rent payment under the Master Lease, as described under “The Properties” below, and the CityCenter (Aria & Vdara) Whole Loan is secured by the Borrowers’ rights under the Master Lease, among other things.
(6)	The CityCenter (Aria & Vdara) Whole Loan was underwritten based on the net cash flow and the net operating income of the CityCenter (Aria & Vdara) Properties reflective of the operating results of the MGM Tenant. The CityCenter (Aria & Vdara) Whole Loan (based on the Borrowers’ leased fee interest) is secured by all of the Borrowers’ rights under the Master Lease, not the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties. With respect to the Master Lease rent of approximately $232.7 million, the UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity and UW NCF DSCR based on the principal balance of CityCenter (Aria & Vdara) Whole Loan are 6.75%, 6.75%, 6.75% and 1.26x, respectively.
(7)	Appraised Value of $7,032,800,000 represents the appraisal’s concluded “hypothetical – fee simple” value as of November 25, 2025 based on the hypothetical condition that the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease. The appraisal’s concluded “as is” (based on the leased fee interest) value as of November 25, 2025 for CityCenter (Aria & Vdara) Properties is $4,450,000,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan of 77.5% and 77.5%, respectively, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Senior Notes of 57.3% and 57.3%, respectively.
(8)	On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation (the “Investor LP”) and the Borrower Sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning in year six. See “Additional Indebtedness—Preferred Equity” in the prospectus.

The Mortgage Loan. The largest mortgage loan, the CityCenter (Aria & Vdara) mortgage loan (the “CityCenter (Aria & Vdara) Mortgage Loan”), is part of the CityCenter (Aria & Vdara) Whole Loan which is secured by the Borrowers’ leased fee interest in the Aria Resort & Casino (the “Aria”) and the Vdara Hotel & Spa (the “Vdara”, and together with the Aria, the “CityCenter (Aria & Vdara) Properties”) and a collateral assignment of the Master Lease (collectively with the CityCenter (Aria & Vdara) Properties, the “Collateral”). The CityCenter (Aria & Vdara) Whole Loan is evidenced by (i) 26 pari passu senior promissory notes with an aggregate original principal balance as of the Cut-off Date of $2,547,800,000 consisting of Notes A-1, A-2, A-3 and A-4

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
32

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$96,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

with an aggregate original principal balance of $1,947,800,000 (the “CityCenter (Aria & Vdara) Senior SASB Notes”) and Notes A-5-1, A-5-2, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-19, A-20-1, A-20-2, A-21, A-22, A-23 and A-24 (the “CityCenter (Aria & Vdara) Senior Companion Notes” and, together with the CityCenter (Aria & Vdara) Senior SASB Notes, the “CityCenter (Aria & Vdara) Senior Notes”) and (ii) four subordinate promissory notes, with an aggregate original principal as of the Cut-off Date of $902,200,000 (collectively, the “CityCenter (Aria & Vdara) B Notes” and, together with the CityCenter (Aria & Vdara) Senior Notes, the “CityCenter (Aria & Vdara) Whole Loan”). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans—The CityCenter (Aria & Vdara) Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

CityCenter (Aria & Vdara) Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$779,120,000	$779,120,000	BX 2025-ARIA	Yes
A-2	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-3	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-4	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-5-1	$54,000,000	$54,000,000	JPMCB(1)	No
A-5-2	$2,000,000	$2,000,000	JPMCB(1)	No
A-6	$40,000,000	$40,000,000	BMO 2025-5C13	No
A-7	$48,000,000	$48,000,000	BANK5 2026-5YR20	No
A-8	$48,000,000	$48,000,000	BANK5 2026-5YR20	No
A-9	$48,000,000	$48,000,000	JPMCB(1)	No
A-10	$30,000,000	$30,000,000	Citi Real Estate Funding Inc.(1)	No
A-11	$25,000,000	$25,000,000	BBCMS 2026-5C40(2)	No
A-12	$25,000,000	$25,000,000	BMARK 2026-V20(3)	No
A-13	$20,000,000	$20,000,000	Citi Real Estate Funding Inc.(1)	No
A-14	$20,000,000	$20,000,000	Citi Real Estate Funding Inc.(1)	No
A-15	$25,000,000	$25,000,000	BBCMS 2026-5C40(2)	No
A-16	$25,000,000	$25,000,000	BMARK 2026-V20(3)	No
A-17	$25,000,000	$25,000,000	German American Capital Corporation(1)	No
A-18	$25,000,000	$25,000,000	German American Capital Corporation(1)	No
A-19	$20,000,000	$20,000,000	German American Capital Corporation(1)	No
A-20-1	$25,000,000	$25,000,000	BMARK 2026-V20(3)	No
A-20-2	$25,000,000	$25,000,000	Goldman Sachs Mortgage Company(1)	No
A-21	$30,000,000	$30,000,000	Goldman Sachs Mortgage Company(1)	No
A-22	$25,000,000	$25,000,000	BBCMS 2026-5C40(2)	No
A-23	$10,000,000	$10,000,000	Goldman Sachs Mortgage Company(1)	No
A-24	$5,000,000	$5,000,000	Goldman Sachs Mortgage Company(1)	No
B-1	$360,880,000	$360,880,000	BX 2025-ARIA	No
B-2	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-3	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-4	$180,440,000	$180,440,000	BX 2025-ARIA	No
Whole Loan	$3,450,000,000	$3,450,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	Notes A-11, A-15 and A-22 are expected to be contributed to the BBCMS 2026-5C40 securitization, which is expected to close on or about February 12, 2026.
(3)	Notes A-12, A-16 and A-20-1 are expected to be contributed to the BMARK 2026-V20 securitization, which is expected to close on or about February 23, 2026.

The Borrowers and the Borrower Sponsor. The borrowers for the CityCenter (Aria & Vdara) Properties are, with respect to the Aria Property, Ace A PropCo LLC, a Delaware limited liability company, and, with respect to the Vdara Property, Ace V PropCo LLC, a Delaware limited liability company (collectively the “Borrowers”).

The Borrowers own the fee interest in the CityCenter (Aria & Vdara) Properties and have leased the CityCenter (Aria & Vdara) Properties to a subsidiary of MGM pursuant to the Master Lease. The Borrowers, together with the MGM Tenant, are collectively referred to as the “WholeCo”.

The Properties. The CityCenter (Aria & Vdara) Properties are located in CityCenter, a 76-acre, mixed-use development located on South Las Vegas Boulevard (the “Las Vegas Strip”) in Las Vegas, Nevada, and are comprised of 5,349 keys, over 20 food and beverage (“F&B”) outlets, approximately 150,000 SF of casino space, as well as various other retail, entertainment and amenity offerings.

In October 2021, MGM consolidated its then ownership of the CityCenter (Aria & Vdara) Properties by acquiring a 50% non-controlling interest in the CityCenter (Aria & Vdara) Properties from Infinity World for a purchase price of approximately $2.125 billion ($397,271 per key). Concurrently, MGM entered into a sale-leaseback transaction with Blackstone Real Estate Partners IX L.P. (“Blackstone”), pursuant to which the Borrowers acquired the fee

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
33

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$96,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

interest in the CityCenter (Aria & Vdara) Properties from MGM for approximately $3.9 billion ($727,239 per key), inclusive of a $763.4 million equity investment from Blackstone, and simultaneously leased the CityCenter (Aria & Vdara) Properties to the OpCo pursuant to the Master Lease.

The Master Lease has an initial term of 30 years expiring in 2051, with three, 10-year renewal options and no termination options. The Borrowers are entitled to a current Master Lease rent of approximately $232.7 million per annum (the “Master Rent” or “PropCo EBITDA”), which is structured with 2.0% escalations through 2036. Thereafter, the escalation will be the greater of 2.0% or the consumer price index, capped at 3.0% per annum.

In addition to the cash flow generated by the CityCenter (Aria & Vdara) Properties, the Master Lease is structured with a corporate guaranty for all lease obligations from MGM (the “MGM Master Lease Guaranty”), a globally recognized and publicly traded company with a market cap of approximately $10.3 billion as of December 2025. The Master Lease and the MGM Master Lease Guaranty have been collaterally assigned to the lender. Moreover, the MGM Tenant is required to post a reserve in the amount of one year’s then current Master Rent if (i) both earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) to Master Rent coverage falls below 1.60x and MGM’s market cap declines below $6.0 billion or (ii) both MGM is no longer listed on a major stock exchange and EBITDAR to Master Rent declines below a 2.0x coverage.

The Master Lease requires an ongoing capital expenditure (“CapEx”) reserve equal to 1.5% of revenues and a minimum CapEx spend based on a five-year rolling schedule equal to: (a) 4.0% of revenues for years one through five, (b) 2.5% of revenues for years six through ten, (c) 3.0% of revenues for years 11 through 20 and (d) 3.5% of revenues for years 21 and thereafter. The estimated CapEx spend during the term of the CityCenter (Aria & Vdara) Whole Loan based on the contractually required spend is approximately $498.8 million ($93,252 per room).

Since the prior securitization in 2021, the CityCenter (Aria & Vdara) Properties have rapidly recovered from the COVID-19 pandemic, achieving record performance as evidenced by TTM September 2025 occupancy, ADR, RevPAR and EBITDAR increases of approximately 69.3%, 46.5%, 148.1% and 124.0%, respectively. The CityCenter (Aria & Vdara) Properties had an overall EBITDAR of approximately $287.3 million as of TTM August 2021 and approximately $635.4 million as of TTM September 2025.

The Aria. Located in the heart of CityCenter on the Las Vegas Strip, the Aria is a premier, full-service luxury resort and casino spanning approximately 61.4 acres. The Aria comprises 4,002 guest rooms and suites, including 17 exclusive villas, distributed across a 61-story main tower that offers sweeping views of the Las Vegas Strip and the surrounding cityscape. The Aria is renowned for its award-winning hospitality, having received the AAA Five Diamond and Forbes Travel Guide Five-Star Awards, as well as seven additional Forbes Travel Guide distinctions. The Aria was designed with sustainability in mind, achieving LEED Gold certification and incorporating advanced energy and water efficiency measures. Entertainment options include the JEWEL Nightclub, a 24,000 SF venue featuring world-class DJs, as well as the Aria Fine Art Collection. Additional amenities include concierge services, a business center and direct access to the Las Vegas tram system.

The Aria offers a diverse mix of over 4,000 guest rooms, including 3,436 deluxe rooms, 258 recently renovated tower suites, 291 Sky Suites (as defined below) and 17 villas. Rooms average 638 SF and feature advanced technology, keyless entry and voice-activated controls in select suites. The “Sky Suites” are a Forbes Five-Star rated, hotel-within-a-hotel, offering exclusive luxury, personalized service and enhanced amenities for discerning guests, including private check-in, dedicated elevators, access to a private lounge with complimentary food/drinks and the secluded Sky Pool, all in spacious, modern suites with separate living areas and spa-like bathrooms. The Sky Suites provide an elevated experience with perks like luxury airport transfers, butler service and priority access to dining. As of TTM September 2025, the Aria maintained an occupancy rate of 94.2%, with an ADR of $346.79 and RevPAR of $326.83.

The Aria’s casino floor spans approximately 150,000 SF, featuring a comprehensive selection of 1,940 slot machines, 145 table games, a high-limit lounge and a racing and sports book catering to both casual and experienced players. Gaming revenue accounted for 30.8% of the Aria’s total property revenues as of TTM September 2025, reflecting a shift toward more durable, non-gaming demand drivers. Nominal gaming revenue grew approximately 31% at the Aria between 2019 and 2024.

The Aria offers over 500,000 SF of convention and meeting space, complemented by seven ballrooms, 51 meeting rooms and a dedicated event planning team. Dining options include over 20 F&B outlets, ranging from upscale, Michelin-starred and celebrity chef-driven restaurants such as Carbone, CATCH, Jean Georges Steakhouse, Bardot Brasserie and Blossom, to a variety of casual and quick-serve concepts. Additionally, Gymkhana, London’s two Michelin starred Indian restaurant, opened its first U.S. location at the Aria in December of 2025 and is expected to drive continued growth in the F&B segment. Additional amenities include a 215,000 SF pool deck with four pools and 12,000 SF of cabanas, a Forbes Five-Star spa and salon, the Aria Fine Art Collection and direct access to luxury retail and entertainment venues.

The Vdara. Located adjacent to the Aria within CityCenter, the Vdara is a luxury, non-gaming, all-suite hotel distinguished by its modern crescent design. The 57-story tower features 1,495 guest suites and offers a tranquil, smoke-free environment with direct access to the Las Vegas Strip. The Vdara is recognized for its upscale accommodations and LEED Gold-certified design, providing a sophisticated retreat within the vibrant CityCenter ecosystem. The Vdara features approximately 16,500 SF of meeting and event space, including a 3,923 SF grand ballroom and the flagship Silk Road meeting space which accommodates up to 200 guests and features a private dining room. Amenities include a two-level wellness spa, a rooftop pool with cabanas and daybeds, a state-of-the-art fitness center and a curated selection of luxury retail outlets. The Vdara offers seamless connectivity to the Aria, Bellagio and other CityCenter attractions via the express tram.

The Vdara’s 1,495 suites include deluxe, premium, luxury and premier options, with average room sizes of 660 SF. Suites feature open floor plans, horizontal windows with expansive city and mountain views and fully equipped gourmet kitchens with designer appliances. Of the 148 condominium units, approximately 32 participate in a rental program. As of TTM September 2025, the Vdara reported an occupancy rate of 94.2%, ADR of $328.90 and RevPAR of $309.68, reflecting strong demand for upscale, non-gaming accommodations on the Las Vegas Strip.

The Vdara offers a selection of premium dining options, including Elements, Maceoo Paris, Terrene and Radiance, as well as in-suite dining and access to the Aria’s extensive restaurant portfolio. The Vdara Spa & Salon spans two floors and features 11 treatment rooms, sauna, steam rooms, hot plunges and heated chaise loungers. The rooftop pool deck offers panoramic views, private cabanas and a relaxing retreat for guests. A state-of-the-art fitness center and luxury retail outlets complete the guest experience.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
34

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$96,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

The Market. The CityCenter (Aria & Vdara) Properties are located on the Las Vegas Strip within the master planned CityCenter in Las Vegas, Nevada. Las Vegas is one of the top three destinations in the United States for business conventions and a national leader in the hospitality industry, claiming three AAA Five Diamond hotels. According to a third party research report, hotel fundamentals in Las Vegas have considerably strengthened since the easing of COVID-19 impacts in 2021 with average ADR and average RevPAR increasing from 2019 to 2025 (through September) by approximately 56.1% and 48.1%, respectively. In 2024, Las Vegas welcomed approximately 41.7 million visitors, marking a 2.1% increase over 2023 and the fourth consecutive year of growth since the COVID-19 pandemic while slightly trailing it’s 2019 levels by approximately 2.0%. Las Vegas’ monthly visitor trend through 2025 (through September) is tracking 2019, with the average monthly visitor count reaching approximately 3.2 million compared to 2019’s monthly average of 3.5 million.

According to a third party research report, gaming revenue has been decreasing as an overall percentage of Las Vegas Strip revenue. Nominal gaming revenue grew approximately 31.0% from 2019 to 2024, while the monthly average gaming revenue grew approximately 30.6% from 2019 to 2025 (as of September). Gaming revenue has been strong strip-wide while hotels have continued to diversify revenue sources.

The introduction of professional sports and certain key entertainment attractions in recent years has accelerated non-gaming driven demand, propelling long-term sustainable gains in market performance. Las Vegas welcomed its first professional sports team in 2017, just a year after the T-Mobile Arena finished construction. The National Hockey League expansion team boasts the highest average attendance in the league, with roughly 18,000 fans each game. Additionally, the state-of-the-art, $1.9 billion Allegiant Stadium opened in 2020 to the National Football League’s Las Vegas Raiders. The team has helped to boost Sunday demand at hotels, a historically weak night, along with additional demand from year round events. The 65,000-seat stadium is walking distance from the Las Vegas Strip and hosts concerts, exhibitions and sporting events. Over the first five years of its existence, the stadium has helped to draw more than 6 million guests to over 700 events.

The Sphere, which opened in 2023, is the largest LED display in the world, measuring 366 feet high and 516 feet wide. Development was estimated to cost approximately $2.3 billion, making it the most expensive entertainment venue built in the Las Vegas valley. The groundbreaking entertainment venue has quickly become one of the most recognizable landmarks in Las Vegas. With seating capacity of up to 18,600 people, it combines cutting-edge visuals and sound with a striking exterior made of 1.2 million LED lights. In 2024, the Sphere grossed $420.5 million off of 1.3 million concert tickets sold, ranking as the top-grossing venue of any size that year.

Las Vegas will host the Formula 1 Las Vegas Grand Prix annually through 2032, with the inaugural race held in November 2023, and the Oakland Athletics Major League Baseball team plans to move to Las Vegas, with a new $2.0 billion, 33,000-seat stadium expected to be completed by 2028.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of properties along the Las Vegas Strip:

Las Vegas Strip Hotel Occupancy, ADR and RevPAR(1)
Year	Occupancy	ADR	RevPAR
YTD Oct 2025	83.7%	$195.34	$163.50
2024	86.4%	$206.12	$178.09
2023	86.2%	$204.42	$176.21
2022	81.6%	$182.11	$148.60

(1)	Source: Appraisal.

Appraisal. According to the appraisal, the CityCenter (Aria & Vdara) Properties had a “hypothetical – fee simple” appraised value of $7,032,800,000 as of November 25, 2025, based on the hypothetical condition that the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, and an “as is – leased fee” appraised value of $4,450,000,000 as of November 25, 2025. The table below shows the appraisal’s “hypothetical – fee simple” conclusions:

Appraisal Valuation Summary
Property	Appraised Value	Capitalization Rate	Appraisal Approach
The Aria – Hypothetical Fee Simple	$6,375,000,000(1)	8.50%	Income Capitalization Approach
The Vdara – Hypothetical Fee Simple	$657,800,000(1)	7.43%	Income Capitalization Approach
Leased Fee	$4,450,000,000	5.25%	Income Capitalization Approach

Source: Appraisal.

(1)	Represents the WholeCo Appraised Value. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties but is secured by the Borrowers’ rights under the Master Lease.

Environmental Matters. According to the Phase I environmental site assessment dated December 3, 2025, there was no evidence of any recognized environmental conditions at the CityCenter (Aria & Vdara) Properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
35

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$96,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the CityCenter (Aria & Vdara) Properties:

Cash Flow Analysis(1)(2)
	2022	2023	2024	9/30/2025 TTM	UW(3)	UW per Room(3)(4)
Occupancy	89.0%	93.4%	95.2%	94.2%	94.8%
ADR(4)	$300.03	$335.10	$340.58	$328.90	$336.06
RevPAR	$267.00	$312.90	$324.22	$309.68	$318.44

Room Revenue	$521,516,805	$613,499,702	$637,872,265	$606,971,605	$621,725,603	$116,232
Food & Beverage	$408,775,407	$445,587,845	$468,136,267	$443,366,197	$465,422,092	$87,011
Club Membership	$398,416,803	$379,429,580	$363,767,670	$445,674,245	$428,910,321	$80,185
Other Departmental Income(5)	$115,087,855	$115,820,055	$111,693,386	$115,354,233	$113,733,501	$21,263
Total Revenue	$1,443,796,870	$1,554,337,182	$1,581,469,587	$1,611,366,280	$1,629,791,517	$304,691

Room Expense	$151,452,587	$169,988,158	$185,046,225	$183,986,680	$188,651,419	$35,269
Food & Beverage Expenses	$280,374,257	$330,729,810	$341,847,365	$328,631,653	$345,361,697	$64,566
Club Membership Expense	$172,516,951	$198,058,944	$198,607,896	$198,748,960	$197,812,779	$36,981
Other Departmental Expense(5)	$42,444,516	$45,389,779	$45,077,711	$46,914,540	$46,305,073	$8,657
Total Departmental Expenses	$646,788,311	$744,166,692	$770,579,198	$758,281,833	$778,130,967	$145,472

Gross Operating Income	$797,008,559	$810,170,490	$810,890,390	$853,084,447	$851,660,549	$159,219

Administrative and General	$63,269,875	$70,348,977	$68,335,109	$64,439,497	$65,217,842	$12,193
Sales and Marketing	$32,315,100	$24,130,762	$24,723,051	$18,560,141	$18,779,491	$3,511
Property Operation and Maintenance	$22,382,967	$23,366,146	$25,675,346	$25,004,506	$25,269,661	$4,724
Total Undistributed Expenses	$117,967,943	$117,845,886	$118,733,506	$108,004,144	$109,266,994	$20,428

Gross Operating Profit	$679,040,616	$692,324,605	$692,156,884	$745,080,303	$742,393,555	$138,791

Total Management Fees	$64,857,314	$69,873,004	$71,104,350	$72,397,889	$72,698,736	$13,591

Real Estate Taxes	$19,280,539	$20,595,325	$21,694,635	$22,156,930	$22,156,930	$4,142
Insurance	$15,577,537	$15,889,993	$15,623,447	$15,138,129	$15,138,129	$2,830
Total Fixed Expenses	$34,858,076	$36,485,318	$37,318,082	$37,295,059	$37,295,059	$6,972

Net Operating Income	$579,325,226	$585,966,283	$583,734,452	$635,387,355	$632,399,759	$118,228

FF&E	$21,656,953	$23,315,058	$23,722,044	$24,170,494	$24,446,873	$4,570

Net Cash Flow	$557,668,273	$562,651,225	$560,012,408	$611,216,861	$607,952,887	$113,657

NOI DSCR(6)	4.25x	4.30x	4.28x	4.66x	4.64x
NCF DSCR(6)	4.09x	4.13x	4.11x	4.48x	4.46x
NOI Debt Yield(6)	22.7%	23.0%	22.9%	24.9%	24.8%
NCF Debt Yield(6)	21.9%	22.1%	22.0%	24.0%	23.9%

(1)	With respect to the Master Lease rent of approximately $232.7 million, the NOI DSCR, NFC DSCR, NOI Debt Yield and NCF Debt Yield based on the principal balance of CityCenter (Aria & Vdara) Whole Loan are 1.26x, 1.26x, 6.75% and 6.75%, respectively.
(2)	Financials are inclusive of revenue and expenses from the racing and sports book (“RSB”) operations at the Aria. The revenue and expenses associated with the racing and sports book operations were transferred to BetMGM (an affiliate of MGM) pursuant to the RSB services agreement. The RSB services agreement and any revenue and expenses derived from the RSB operation at the Aria are not a part of the Collateral for the CityCenter (Aria & Vdara) Whole Loan and are excluded from the calculations of EBITDAR and net cash flow. Any revenues or expenses or other amounts from the RSB operation belong to BetMGM. The Borrowers will not receive financial reporting from MGM with respect to the RSB operations and any revenues or expenses derived therefrom. The lender will not be entitled to receive any financial reporting or cash flow information from the RSB operations at the Aria property. However, the terms of the Master Lease provide that, upon the expiration or earlier termination of the Master Lease, which may include a termination of the Master Lease by the Borrowers following a default by MGM thereunder, the RSB services agreement will be terminated at MGM’s cost and expense. Upon such termination, subject to compliance with applicable gaming laws, the Borrowers may elect to operate or engage a separate operator for the RSB operations and collect all or a portion of the revenues and expenses derived from such RSB operations thereafter.
(3)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of lender’s underwritten cash flow.
(4)	Per Room is based on 5,349 rooms.
(5)	Other Departmental Income and Other Departmental Expenses consists of retail, entertainment and other departmental revenues and expenses.
(6)	Based on the CityCenter (Aria & Vdara) Senior Notes. UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan are 3.41x, 3.28x, 18.3% and 17.6%, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
36

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$96,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

Escrows and Reserves. For so long as the CityCenter (Aria & Vdara) Properties are subject to the Master Lease, there are no ongoing reserves required under the CityCenter (Aria & Vdara) Whole Loan documents.

Under the Master Lease, the MGM Tenant will be obligated to make monthly deposits of 1.50% of net revenue at an eligible institution to be used for furniture, fixtures and equipment (“FF&E”) and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). On the origination date, the MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the lender.

Real Estate Taxes – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during the continuance of a Trigger Period (as defined below), the Borrowers are required to deposit 1/12 of an amount which would be sufficient to pay all taxes at least 30 days prior to their respective due dates. If taxes are reserved for or previously paid for by a brand manager pursuant to a brand management agreement or by a casino operator pursuant to a casino management agreement, then no tax deposits will be required.

Insurance – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during the continuance of a Trigger Period, insurance deposits are required in an amount equal to 1/12 of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies at least 30 days prior to the expiration thereof. If (x) the liability or casualty insurance policy maintained by the Borrowers covering the CityCenter (Aria & Vdara) Properties constitute an acceptable blanket policy or (y) insurance premiums are reserved for by a brand manager pursuant to a brand management agreement or a casino operator pursuant to a casino management agreement, then no insurance deposits are required as described in “Description of the Mortgage Pool—Insurance Considerations” in the prospectus. An acceptable blanket policy was in place at origination.

Replacement Reserve – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during a Trigger Period, the Borrowers are required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”) and if a Trigger Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as the CityCenter (Aria & Vdara) Properties are managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, property improvement plan (“PIP”) work or brand-mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand-mandated work during such calendar year to date and (2) the aggregate amount funded into the replacement reserve account during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2025 and (ii) from and after January 1, 2026, an amount equal to (x) 4.0% of net revenue from guest rooms and the Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2021 and expiring on December 31, 2025 and the second period commencing on January 1, 2022 and expiring on December 31, 2026.

Lockbox and Cash Management. The CityCenter (Aria & Vdara) Whole Loan is subject to a hard lockbox with springing cash management. Unless a Trigger Period is continuing, amounts on deposit in the lockbox account will be disbursed to the Borrowers’ operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a Trigger Period, at least two times per week, the lockbox bank will be required to sweep funds from the lockbox account into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the CityCenter (Aria & Vdara) Whole Loan documents, with the remaining excess cash flow to be held as additional collateral for the CityCenter (Aria & Vdara) Whole Loan, subject to the Borrowers’ ability to request disbursements of excess cash flow for certain items set forth in the CityCenter (Aria & Vdara) Whole Loan documents and subject to a cap on reserved excess cash flow in an amount equal to the DSCR Trigger Cure Prepayment Amount (as defined below).

A “Trigger Period” means a period (A) commencing upon the earliest of: (i) a CityCenter (Aria & Vdara) Whole Loan event of default, (ii) an event of default under any mezzanine loan, (iii) a bankruptcy action of the Borrowers or (iv) a DSCR Trigger Event (as defined below) and (B) terminating upon (i) in the event of a Trigger Period pursuant to clause (A)(i) above, no CityCenter (Aria & Vdara) Whole Loan event of default is continuing, (ii) in the event of a Trigger Period pursuant to clause (A)(ii) above, no event of default under such mezzanine loan is continuing, (iii) in the event of a Trigger Period pursuant to clause (A)(iii) above, such bankruptcy action was involuntary and not consented to by the Borrowers and is discharged, stayed or dismissed within 90 days of its filing and (iv) in the event of a Trigger Period pursuant to clause (A)(iv) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
37

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$96,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

“DSCR Trigger Event” means (i) for so long as the Master Lease is in effect and the Master Lease guarantor is publicly traded, the occurrence of both (a) a DSCR (as defined below) as determined by the lender, of less than 2.00:1.00 (the “Required DSCR”) on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding such calculation date and (b) the Master Lease guarantor’s market capitalization is less than $6,000,000,000 (the “Market Capitalization Requirement”) for such two consecutive calendar quarters and (ii) for so long as either the Master Lease is not in effect or the Master Lease guarantor is not publicly traded, a DSCR, as determined by the lender, of less than the Required DSCR on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding such calculation date.

“DSCR Trigger Event Cure” means the occurrence of any of the following: (i) the DSCR, as determined as of the first day of each of two consecutive calendar quarters following the occurrence of the applicable DSCR Trigger Event, is no less than the Required DSCR, (ii) the Borrowers prepay the CityCenter (Aria & Vdara) Whole Loan in an amount equal to the amount of the CityCenter (Aria & Vdara) Whole Loan and any mezzanine loan that if prepaid would result in a DSCR equal to the Required DSCR (the “DSCR Trigger Cure Prepayment Amount”) (provided that in the event of a prepayment pursuant to this clause (ii), the DSCR Trigger Period will cease upon such prepayment without any obligation to wait two consecutive calendar quarters) or, in each case to avoid a Trigger Period from occurring, (iii) the guarantor delivers a guaranty (the “DSCR Trigger Cure Guaranty”) in an amount equal to the DSCR Trigger Cure Prepayment Amount, (iv) the Borrowers deliver cash and/or a letter of credit in an amount equal to the DSCR Trigger Cure Prepayment Amount (the “DSCR Cure Collateral”) or (v) if the Master Lease is in effect and the Master Lease guarantor is publicly traded, the Master Lease guarantor satisfies the Market Capitalization Requirement without any obligation to wait two consecutive calendar quarters. In the event the DSCR Trigger Event Cure is achieved by delivery of the DSCR Cure Collateral or the DSCR Trigger Cure Guaranty to the lender, the applicable DSCR Trigger Period will cease upon delivery of such DSCR Cure Collateral or DSCR Trigger Cure Guaranty to the lender, without any obligation to wait two consecutive calendar quarters.

“DSCR” means the ratio for the period in question in which: (a) the numerator is (x) while the Master Lease is in effect: (i) if there are one or more MGM operating subtenants for an individual property, the sum of (A) the EBITDAR for each relevant MGM operating subtenant for that individual property (or part of it) and (B) the EBITDAR for MGM Tenant (allocated to any individual property or part of it without an MGM operating subtenant) or (ii) if no MGM operating subtenant exists for that individual property, the EBITDAR for the MGM Tenant allocated to that individual property, or (y) if the Master Lease is not in effect, the sum of EBITDAR for each individual property during that period; and (b) the denominator is the total debt service and mezzanine debt service payable during the 12 months following the calculation date.

Subordinate Debt. The subordinate debt (the “CityCenter (Aria & Vdara) Subordinate Loan”) is evidenced by the CityCenter (Aria & Vdara) B Notes in the aggregate amount of $902,200,000. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the prospectus for additional information.

The following table presents certain metrics related to CityCenter (Aria & Vdara) Subordinate Loan:

CityCenter (Aria & Vdara) Subordinate Loan
Cut-off Date Balance	Interest Rate	Whole Loan UW NOI Debt Yield(1)	Whole Loan UW NCF Debt Yield(1)	Whole Loan UW NOI Debt Yield at Maturity(1)	Whole Loan UW NCF DSCR(1)	Whole Loan Cut-off Date LTV Ratio(1)	Whole Loan Maturity Date LTV Ratio(1)
$902,200,000	5.33423162879628%	18.3%	17.6%	18.3%	3.28x	49.1%	49.1%

(1)	UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan.

Permitted Future Subordinate or Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the CityCenter (Aria & Vdara) Whole Loan documents, including that no CityCenter (Aria & Vdara) Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 77.5% and (y) a debt yield not less than 6.75%.

Release of Property. None.

Terrorism Insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Preferred Equity. On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
38

Industrial - Various	Loan #2	Cut-off Date Balance:	$89,100,000
Various	Western Digital and Americold	Cut-off Date LTV:	58.7%
Various, Various		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	11.6%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
39

Industrial - Various	Loan #2	Cut-off Date Balance:	$89,100,000
Various	Western Digital and Americold	Cut-off Date LTV:	58.7%
Various, Various		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	11.6%

Oakland Intl. Airport 17 miles
FREMONT
DOWNTOWN FREMONT
Kaiser Permanente Fremont
238
680
880
84
Rosemont Square
Jarvis Ave
Haley St
Fremont Hub
Blacow Rd
Mission Blvd
BART
Olive Ave
Mowry East Shopping Ctr.
Newark
Central Ave
NewPark
Fremont
Mission San Jose
Ohlone College
ALAMEDA COUNTY
DIABLO RANGE
Calaveras Ave
Nordstrom Warehouse
Amazon Fulfillment Center
The Globe Mall
Nimitz Fwy
Western Digital
Mission Peak Regional Preserve
Leland Stanford Winery
Pacific Commons
WARM SPRINGS
Tesla Motors Fremont
ALTAMONT COMMUTER EXPRESS
Baylands
Lam Research Corporation
Fremont Blvd
JH Tech
Sinclair Fwy
Warm Springs Blvd
Calaveras Reservoir
Ed Levin County Park
San Francisco Bay
SANTA CLARA COUNTY
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
SAN JOSE
Foothill Square
Milpitas
Calaveras Rd
Moffett Federal Airfield
San Jose Intl. Airport 7 miles
Victorian Square

Western Digital and Americold	
1 Western Digital	Fremont, CA
2 Americold	Lebanon, TN

Cumberland R.
109
10
231
141
Hendersonville
Hunters Point Pike
Hartsville Pike
Green Hill
Mt. Juliet Village
Lebanon Rd
MARTHA
70
24
Cracker Barrel Corporate Office
Lebanon Center
Lebanon
Carthage Hwy
171
Village Center
LEBANON
Mount Juliet
MUSIC CITY STAR
MT. JULIET
WILSON COUNTY
Cumberland University
Wilson County Fairgrounds
Trousdale Ferry Pike
Nashville Intl. Airport 11 miles
E. Division St
Leeville Pike
Lebanon Municipal Airport
The Valley Center Mall
40
840
Famous Footwear Distribution Ctr.
Providence Marketplace
265
Central Pike
Cainsville Rd
Sparta Pike
Linwood Rd
NASHVILLE
Stewarts Ferry Pike
Watertown
DAVIDSON COUNTY
Chicken Rd
266
Cedars of Lebanon State Park

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
40

Mortgage Loan No. 2 – Western Digital and Americold

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location(2):	Various, Various
Original Balance:	$89,100,000			General Property Type:	Industrial
Cut-off Date Balance:	$89,100,000			Detailed Property Type(2):	Various
% of Initial Pool Balance:	9.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(2):	Various/NAP
Borrower Sponsor:	Morgan Stanley Real Estate Investing			Size(2):	525,385 SF
Guarantor:	NH Net REIT Operating Partnership, LP			Cut-off Date Balance Per SF:	$170
Mortgage Rate:	5.9250%			Maturity Date Balance Per SF:	$170
Note Date:	1/15/2026			Property Manager:	Cushman & Wakefield U.S., Inc.
Maturity Date:	2/1/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$10,292,605
IO Period:	60 months			UW NCF:	$9,871,138
Seasoning:	0 months			UW NOI Debt Yield:	11.6%
Prepayment Provisions:	L(24),D(30),O(6)			UW NCF Debt Yield:	11.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.6%
Additional Debt Type:	NAP			UW NCF DSCR:	1.84x
Additional Debt Balance:	NAP			Most Recent NOI(3):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	NAV
				3rd Most Recent NOI(3):	NAV
				Most Recent Occupancy:	100.0% (2/1/2026)
Reserves(1)				2nd Most Recent Occupancy(3):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	NAV
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(4):	$151,700,000 (Various)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$289
Replacement Reserve:	$0	Springing	$157,616	Cut-off Date LTV Ratio:	58.7%
TI/LC Reserve:	$0	Springing	$525,385	Maturity Date LTV Ratio:	58.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$89,100,000	59.7%	Purchase Price:	$148,500,000	99.6%
Borrower Sponsor Equity:	$60,034,975	40.3%	Closing Costs:	$634,975	0.4%
Total Sources:	$149,134,975	100.0%	Total Uses:	$149,134,975	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	See “The Properties" section below.
(3)	Historical financial information is not available because the borrower sponsor acquired the Western Digital and Americold Properties (as defined below) on December 23, 2025.
(4)	Individual appraisals for the Western Digital and Americold Properties have valuation as-of dates ranging from November 26, 2025 to December 1, 2025. The appraiser also provided hypothetical “as-dark” values for the Western Digital and Americold Properties which aggregate to $91,800,000, resulting in a loan-to-dark value ratio of 97.1%.

The Mortgage Loan. The second largest mortgage loan (the “Western Digital and Americold Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $89,100,000 and secured by the fee interests in two single-tenant industrial properties totaling 525,385 SF located in Fremont, California and Lebanon, Tennessee (the “Western Digital and Americold Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are NHNR Hold Co 35, LLC and NHNR Hold Co 36, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is Morgan Stanley Real Estate Investing and the non-recourse carveout guarantor is NH Net REIT Operating Partnership, LP.

NH Net REIT Operating Partnership, LP ("NH NetREIT") is a subsidiary of Morgan Stanley Real Estate Investing ("Morgan Stanley"). Launched in April 2024, NH NetREIT is an externally managed real estate investment trust focused on acquiring net lease investment properties. As of April 2025, Morgan Stanley had raised approximately $802 million from the sale of NH NetREIT’s shares to investors. As of April 2025, NH NetREIT owned and operated a 19 property portfolio, including 18 industrial properties and 1 retail property. NH NetREIT's objective is to build a diversified portfolio of high-quality commercial real estate assets, primarily those with long-term net leases to tenants for whom the properties are essential to their business operations. NH NetREIT primarily targets industrial, healthcare, and retail assets, with a specific focus on industrial properties located in strategic areas such as manufacturing, warehouse, distribution, and research and development facilities.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
41

Industrial - Various	Loan #2	Cut-off Date Balance:	$89,100,000
Various	Western Digital and Americold	Cut-off Date LTV:	58.7%
Various, Various		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	11.6%

The Properties. The Western Digital and Americold Properties are comprised of two single-tenant industrial properties located in Fremont, California and Lebanon, Tennessee, respectively. The borrower sponsor acquired the Western Digital and Americold Properties on December 23, 2025 for a combined purchase price of $148,500,000.

The Western Digital property is a 290,175 SF industrial property consisting of two research and development (“R&D”) buildings on two parcels located in Fremont, California. Situated on a 14.82-acre site, the two buildings were constructed in 1984 and 1992. The Western Digital property features approximately 47.0% cleanroom industrial space, 30.5% flex-office space, 21.0% industrial lab and manufacturing space and 1.5% shipping and receiving space with eight overhead doors. The Western Digital property includes 624 surface parking spaces, resulting in a parking ratio of 2.15 parking spaces per 1,000 SF. The Western Digital property is 100.0% occupied by Western Digital Technologies, Inc.

The Americold property is a 235,210 SF industrial property consisting of two cold storage buildings located in Lebanon, Tennessee. Situated on a 14.41-acre site, the Americold property was built in 1991 and expanded in 2000, 2007 and 2010. The Americold property consists of refrigerated/freezer spaces with no dry storage warehouse areas. The Americold property features 25 to 40-foot clear heights, 29 dock doors and two drive-in doors. The Americold property includes a total of 141 parking spaces, which includes 108 car spaces and 33 trailer spaces, resulting in a parking ratio of 0.60 spaces per 1,000 SF. The Americold property is 100.0% leased to Americold Realty Trust, Inc.

The following table presents certain information relating to the Western Digital and Americold Properties:

Portfolio Summary
Property Name Address	Property Subtype(1)	Year Built / Renovated(1)	SF(2)	% of Portfolio SF	Allocated Loan Amount	Appraised Value(1)	% of Portfolio Appraised Value	Annual UW Base Rent(2)	% of Annual UW Base Rent
Western Digital 44100-44250 Osgood Road Fremont, CA	R&D	1984 and 1992 / NAP	290,175	55.2%	$66,369,809	$113,000,000	74.5%	$8,208,209	73.9%
Americold 918 Arctic Drive Lebanon, TN	Cold Storage	1991, 2000, 2007 and 2010 / NAP	235,210	44.8%	$22,730,191	$38,700,000	25.5%	$2,900,139	26.1%
Total/Weighted Avg.			525,385	100.0%	$89,100,000	$151,700,000	100.0%	$11,108,348	100.0%

(1)	Based on individual property appraisals with as-is appraised valuation as-of dates ranging from November 26, 2025 to December 1, 2025.
(2)	Based on the underwritten rent roll dated February 1, 2026.

Major Tenants.

Western Digital Technologies, Inc. (290,175 SF, 55.2% of NRA, 73.9% of underwritten base rent). Western Digital Technologies, Inc. is a wholly-owned operating subsidiary of Western Digital Corporation (S&P: BB+/Moody’s: Ba2). Western Digital Corporation was founded in 1970 and is headquartered in San Jose, California. Western Digital Corporation is a global data storage and technology company that designs and manufactures a broad range of data storage solutions serving enterprise customers, cloud service providers, hyperscalers, and other data-intensive users worldwide. Western Digital Corporation maintains operations across the Americas, Europe, and Asia, employing approximately 40,000 employees as of 2025. Western Digital Corporation’s products are found in computers, smartphones, data centers, consumer electronics and other devices.

In 2003, Western Digital Corporation acquired all of Read Rite Corporation's assets for approximately $156.0 million, which included the Western Digital property. Western Digital Technologies, Inc. utilizes the Western Digital property for the production of solid-state memory devices as well as hard disk drive actuator head manufacturing. The Western Digital property is designed to support advanced manufacturing operations, as it is equipped with dual gas feeds, high power capacity, and robust water systems. Since 2019, the tenant has invested approximately $1.0 billion into the Western Digital property, which included over $260.0 million related to infrastructure and approximately $750.0 million towards equipment. Western Digital Technologies, Inc. operates under a triple-net lease that has a current expiration date of April 30, 2034, with three, five-year renewal options and one, four-year and 350 day renewal option and no termination options. Western Digital Technologies, Inc.’s lease is guaranteed by the parent company, Western Digital Corporation. Their current base rent is $27.46 PSF, which increases by 3.0% annually.

Americold Realty Trust, Inc. (235,210 SF, 44.8% of NRA, 26.1% of underwritten base rent). Founded in 1903 and headquartered in Atlanta, Georgia, Americold Realty Trust, Inc. (“Americold”) (NYSE: COLD) (S&P: BBB) is one of the largest owners and operators of temperature-controlled warehouses. Americold owns and operates approximately 239 facilities worldwide, totaling approximately 1.4 billion refrigerated cubic feet of storage across North America, Europe, Asia-Pacific, and South America. Americold provides cold storage, transportation, and integrated supply chain solutions for food producers, processors, distributors, and retailers.

Americold has been a tenant at the Americold property since 2014. The Americold property consists of 192,872 SF (82.0%) of freezer space, 22,580 SF (9.6%) of cold storage space and 19,758 SF (8.4%) of office/other space. Americold has invested approximately $500,000 in the past 12 months for a partial roof replacement and has also replaced five dock doors and five dock plates. Americold operates under a triple-net lease that has a current expiration date of November 30, 2034, with six, five-year renewal options remaining and no termination options. Americold’s current base rent is $12.33 PSF through November 2029, after which the base rent is subject to consumer price index adjustments. Americold currently subleases a portion of its space (63,267 SF, 26.9% of NRA of the Americold property) to Quirch Foods for $16.95 PSF through August 31, 2033. Americold’s current base rent of $12.33 PSF was underwritten for the Americold property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
42

Industrial - Various	Loan #2	Cut-off Date Balance:	$89,100,000
Various	Western Digital and Americold	Cut-off Date LTV:	58.7%
Various, Various		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the tenancy at the Western Digital and Americold Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Western Digital Technologies, Inc.	BB+/Ba2/BB+	290,175	55.2%	$8,208,209	73.9%	$28.29	4/30/2034	(3)	N
Americold Realty Trust, Inc.(4)	BBB/NR/NR	235,210	44.8%	$2,900,139	26.1%	$12.33	11/30/2034	6 x 5 yr	N
Occupied Subtotal/Wtd. Avg.		525,385	100.0%	$11,108,348	100.0%	$21.14
Vacant Space		0	0.0%
Total/Wtd. Avg.		525,385	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2026, inclusive of rent steps through February 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Western Digital Technologies, Inc. has three, five-year renewal options and one, four-year and 350 day renewal option.
(4)	Americold Realty Trust, Inc. currently subleases a portion of its space (63,267 SF, 26.9% of NRA of the Americold property) to Quirch Foods for $16.95 PSF through August 31, 2033. Americold Realty Trust, Inc.’s current base rent of $12.33 PSF was underwritten for the Americold property.

The following table presents certain information relating to the lease rollover schedule at the Western Digital and Americold Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031(2)	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	2	525,385	100.0%	100.0%	$11,108,348	100.0%	100.0%	$21.14
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	2	525,385	100.0%		$11,108,348	100.0%		$21.14

(1)	Information is based on the underwritten rent roll dated February 1, 2026, inclusive of rent steps through February 2027.
(2)	The Western Digital and Americold Mortgage Loan has a maturity date of February 1, 2031.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
43

Industrial - Various	Loan #2	Cut-off Date Balance:	$89,100,000
Various	Western Digital and Americold	Cut-off Date LTV:	58.7%
Various, Various		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	11.6%

The Markets.

The Western Digital Property

The Western Digital property is located in Fremont, California within the San Francisco-Oakland-Berkeley, California Metropolitan Statistical Area (the “San Francisco MSA”). The San Francisco MSA has strong accessibility and is served by several Interstates and US Highways, three rail operators, and two international airports. The San Francisco MSA supports two major ports, the Port of Oakland and the Port of San Francisco. The Western Digital property is located in southern Fremont, which is primarily comprised of industrial and flex buildings, and includes tenants such as Tesla, Seagate Technology and Amazon. Primary thoroughfares serving the neighborhood include I-880, I-680, and SR-262, which connect the Western Digital property to San Jose (16.9 miles), Palo Alto (20.6 miles) and San Francisco (45.90 miles). The Norman Y. Mineta San Jose International Airport is located approximately 5.7 miles southwest of the Western Digital property.

According to the appraisal, the Western Digital property is located in the East Bay R&D industrial market and the 880 Corridor industrial submarket. As of the third quarter of 2025, the 880 Corridor industrial submarket reported inventory of approximately 16.6 million SF of R&D space, with a vacancy rate of 16.48% and an asking rental rate of $24.84 PSF.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Western Digital property was 11,400, 93,199 and 198,383, respectively. The estimated 2025 average household income within the same radii was $249,389, $231,661 and $218,464, respectively.

The Americold Property

The Americold property is located in Lebanon, Tennessee within the Nashville–Davidson–Murfreesboro–Franklin, Tennessee Metropolitan Statistical Area (the “Nashville MSA”). The Americold property benefits from proximity to major transportation infrastructure, including Interstates 24, 40, 65 and 440, which provide direct connectivity throughout the Nashville metro and broader Southeast region. Nashville International Airport, located approximately 24.5 miles west of the Americold property, provides national and international air access. Lebanon is situated approximately 25 miles east of downtown Nashville.

According to the appraisal, the Americold property is located in the Nashville industrial market and the Wilson County industrial submarket. As of the third quarter of 2025, the Wilson County industrial submarket reported inventory of approximately 55.0 million SF, with a vacancy rate of 7.63% and an asking rental rate of $9.84 PSF.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Americold Property was 1,324, 20,281 and 38,295, respectively. The estimated 2025 average household income within the same radii was $83,926, $86,698 and $94,341, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Western Digital and Americold Properties:

Market Rent Summary
Property	Market Rent PSF	Lease Term (Months)	Rent Increase Projection
Western Digital	$27.60	84	3.0% annual
Americold	$12.25	120	10.0% midterm

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
44

Industrial - Various	Loan #2	Cut-off Date Balance:	$89,100,000
Various	Western Digital and Americold	Cut-off Date LTV:	58.7%
Various, Various		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to comparable R&D leases with respect to the Western Digital property:

Summary of Comparable R&D Leases(1)
Property / Location	Year Built/Renovated	Distance to Subject	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF	TI/LC / Free rent (mos.) / Escalations
Western Digital Fremont, CA	1984 and 1992 / NAP	-	Western Digital Technologies, Inc.(2)	Apr-19(2)	180(2)	NNN(2)	290,175(2)	$28.29(2)	$0.00 / 0 / 3.0%
4600 Patrick Henry Drive Santa Clara, CA	1978 / 2013	13.4 miles	EBR Systems	Jan-26	60	NNN	51,136	$31.20	$80.00 / 6 / 3.0%
4750 Patrick Henry Drive Santa Clara, CA	1979 / 2014	13.3 miles	Collaborative Robotics	Sep-25	83	NNN	65,360	$32.40	$20.00 / 6 / 3.0%
34325 Ardenwood Boulevard Fremont, CA	1986 / NAP	10.6 miles	Nextracker	Aug-25	126	NNN	51,385	$31.80	$0.00 / 6 / 3.0%
2811 Orchard Parkway San Jose, CA	1981 / 2017	12.6 miles	Fetch Robotics	Aug-25	42	NNN	84,560	$34.20	$15.00 / 2 / Scheduled
3545 North 1st Street San Jose, CA	1984 / NAP	9.6 miles	F5 Networks	Jun-25	125	NNN	79,000	$30.60	$60.00 / 12 / 3.0%
6100 Stevenson Boulevard Fremont, CA	1999 / 2012	3.6 miles	Afeela	May-25	123	NNN	116,780	$25.20	$40.00 / 3 / 3.0%
91 East Tasman Drive San Jose, CA	1985 / 2009	10.9 miles	Institute for Business Technology	May-24	127	NNN	84,049	$28.20	$55.00 / 3 / 5.0%
1801 McCarthy Boulevard Milpitas, CA	1972 / 2017	10.7 miles	Super Micro Computer	Oct-24	120	NNN	63,177	$27.60	$50.00 / 0 / 3.0%
Confidential San Jose, CA	1980 / NAP	NAV	Confidential	Feb-24	136	NNN	146,159	$34.20	$100.00 / 12 (plus reduced rent for 4 months) / 3.0%
3410 Central Expressway Santa Clara, CA	1981 / 2016	16.4 miles	Intuitive Surgical, Inc	Jan-24	39	NNN	104,179	$35.40	$0.00 / 3 / 3.0%

(1)	Source: Appraisal, unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated February 1, 2026.

The following table presents certain information relating to comparable cold storage leases with respect to the Americold Property:

Summary of Comparable Cold Storage Leases(1)
Property / Location	Distance to Subject	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF
Americold Lebanon, TN	-	Americold Realty Trust, Inc.(2)	Nov-14(2)	240(2)	NNN(2)	235,210(2)	$12.33(2)
1564 Southeast Tater Peeler Road Lebanon, TN	2.3 miles	Elite Flowers	Dec-24	N/A	NNN	51,063	$11.00
2223 Whites Creek Pike Nashville, TN	34.5 miles	NomNomNow	Sep-23	N/A	NNN	47,444	$10.00
3290 Ezell Pike Antioch, TN	28.6 miles	San Marcos Foods	Sep-23	N/A	NNN	12,000	$15.00
925 Cowan Street Nashville, TN	32.7 miles	What Chefs Want!	May-23	N/A	NNN	20,044	$9.00

(1)	Source: Appraisal, unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated February 1, 2026.

Appraisal. The appraiser concluded an “as-is” value of $113,000,000 as of November 26, 2025, for the Western Digital property and an “as-is” value of $38,700,000 as of December 1, 2025, for the Americold property. The combined “as-is” value for the Western Digital and Americold Properties is $151,700,000. The appraiser also concluded an “as-dark” value for the Western Digital property of $62,800,000 and for the Americold property of $29,000,000, which aggregate value would result in a loan-to-dark value ratio of 97.1%.

Environmental Matters. According to Phase I environmental site assessments dated November 10, 2025, there were no recognized environmental conditions identified at the Western Digital and Americold Properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
45

Industrial - Various	Loan #2	Cut-off Date Balance:	$89,100,000
Various	Western Digital and Americold	Cut-off Date LTV:	58.7%
Various, Various		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	11.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Western Digital and Americold Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$11,108,348	$21.14
Vacancy & Credit Loss	($497,415)	($0.95)
Effective Gross Income	$10,610,933	$20.20

Real Estate Taxes(3)	$0	$0.00
Insurance(3)	$0	$0.00
Other Operating Expenses	$318,328	$0.61
Total Operating Expenses	$318,328	$0.61

Net Operating Income	$10,292,605	$19.59
Replacement Reserves	$78,808	$0.15
TI/LC	$342,659	$0.65
Net Cash Flow	$9,871,138	$18.79

Occupancy %	95.5%(4)
NOI DSCR	1.92x
NCF DSCR	1.84x
NOI Debt Yield	11.6%
NCF Debt Yield	11.1%

(1)	Historical financial information is not available because the borrower sponsor acquired the Western Digital and Americold Properties on December 23, 2025.
(2)	UW Gross Potential Rent is based on the terms of each triple-net lease, with rent bumps taken through February 1, 2027.
(3)	Real Estate Taxes and insurance premiums are paid directly by the tenants.
(4)	Represents economic occupancy based on blended vacancy of 5.0% for the Western Digital property and 3.0% for the Americold property.

Escrows and Reserves.

Real Estate Taxes – On each monthly payment date during a Cash Sweep Period (as defined below), except to the extent each tenant is paying real estate taxes directly to the applicable taxing authority, the borrowers are required to escrow 1/12th of the annual estimated real estate tax payments.

Insurance – On each monthly payment date during a Cash Sweep Period and if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. The Western Digital and Americold Properties are currently insured under a blanket insurance policy.

Replacement Reserve – On each monthly payment date during a Cash Sweep Period, the borrowers are required to deposit approximately $6,567 for replacement reserves, capped at $157,616.

TI/LC Reserve – On each monthly payment date during a Cash Sweep Period, the borrowers are required to deposit approximately $21,891 for TI/LC reserves, capped at $525,385. The borrowers are also required to deposit any termination fee related to the termination of any lease.

A “Cash Sweep Period” will occur during (i) a DSCR Sweep Period (as defined below); (ii) a Tenant Trigger Period (as defined below) or (iii) an EOD Trigger Period (as defined below).

A “DSCR Sweep Period” will commence when the debt service coverage ratio is less than 1.50x for the prior two consecutive calendar quarters and end when the debt service coverage ratio equals or exceeds 1.50x for the prior two consecutive calendar quarters.

A “Tenant Trigger Period” will commence upon any of the following:

(a)	if Americold Realty Trust, Inc. or Western Digital Technologies, Inc. (each a “Lease Sweep Tenant”) fails to exercise any option to extend its lease prior to the date such Lease Sweep Tenant is required to exercise such option under the applicable lease (or, if no date is specified, the date that is six month prior to the expiration of such lease);
(b)	if any Lease Sweep Tenant “goes dark” or vacates the applicable property for more than 120 consecutive days or 180 days in any twelve month period (other than temporary vacancies for the purpose of repair, restoration or permitted alterations or the installation of equipment) and, with respect to the tenant under the Americold lease, the related tenant’s long term debt rating is downgraded below BBB- by Fitch or is withdrawn;
(c)	any Lease Sweep Tenant fails to pay rent pursuant to the applicable lease beyond all applicable notice, cure and grace periods; and
(d)	any Lease Sweep Tenant or any Lease Sweep Tenant guarantor avails itself of any bankruptcy or insolvency laws.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
46

Industrial - Various	Loan #2	Cut-off Date Balance:	$89,100,000
Various	Western Digital and Americold	Cut-off Date LTV:	58.7%
Various, Various		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	11.6%

A Tenant Trigger Period will end upon:

(a)	with respect to clause (a) or (b) above, the borrower enters into one or more replacement leases with one or more replacement tenants covering all or substantially all of the SF of the Western Digital property or Americold property, as applicable, and such replacement tenant(s) are paying full, unabated rent pursuant to the replacement lease(s);
(b)	with respect to clause (b) above, the applicable Lease Sweep Tenant reoccupies all or substantially all of the Western Digital property or Americold property in which the Lease Sweep Tenant has “gone dark” or vacated or, solely with respect to a tenant under the Americold lease, the applicable Lease Sweep Tenant achieves a long term debt rating of at least BBB- by Fitch;
(c)	with respect to clause (c) above, the applicable Lease Sweep Tenant has cured the underlying default (including, but not limited to, the payment of any fees, interest or other sums due in connection with such default); or
(d)	with respect to clause (d) above, the applicable bankruptcy or insolvency proceedings have terminated or otherwise been dismissed and the applicable lease or the applicable guaranty remains unaltered or the applicable lease has been assumed (without alteration of any material terms) and/or assigned in a manner satisfactory to the lender pursuant to a final, non-appealable order from a court of competent jurisdiction, as applicable.

An ”EOD Trigger Period” will commence upon the occurrence of an event of default and end upon the cure (or waiver by the lender) of such event of default to the satisfaction of the lender.

Lockbox and Cash Management. The Western Digital and Americold Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to establish a lockbox account into which all rents and other revenues are required to be deposited. Additionally, the borrowers delivered tenant direction letters to each tenant instructing all tenants to deposit all rents into the lockbox account. If the borrowers or the property manager receive any rent or income from the Western Digital and Americold Properties, the borrowers and property manager are required to deposit such amount into the lockbox account within one business day of receipt. During a Cash Sweep Period, funds in the lockbox account will be transferred on each business day to a lender-controlled cash management account and disbursed in accordance with the Western Digital and Americold Mortgage Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Western Digital and Americold Mortgage Loan.

Release of Property. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 12 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
47

Retail – Anchored	Loan #3	Cut-off Date Balance:	$83,375,000
842 Northwest Loop 410	Park North	Cut-off Date LTV:	68.6%
San Antonio, TX 78216		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.3%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
48

Retail – Anchored	Loan #3	Cut-off Date Balance:	$83,375,000
842 Northwest Loop 410	Park North	Cut-off Date LTV:	68.6%
San Antonio, TX 78216		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.3%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
49

Retail – Anchored	Loan #3	Cut-off Date Balance:	$83,375,000
842 Northwest Loop 410	Park North	Cut-off Date LTV:	68.6%
San Antonio, TX 78216		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.3%

Park North
842 Northwest Loop 410
San Antonio, TX 78216
SAN ANTONIO
BEXAR COUNTY
Shavano Park
North Central
Hill Country Village
Silverhorn Golf Club
Phil Hardberger Park
Wurzbach Pkwy
Walker Ranch Historic Landmark Park
Holocaust Mem. Museum of San Antonio
Alon Town Center
San Pedro Square
Redondo Place
Walgreen's District Office
Greater Harmony Hills
North Salado Village
Alamo Analytical Laboratories
San Antonio International Airport
Home Depot Distribution Center
Lady Bird Johnson Park
Oak Valley
Castle Hills
La Plaza Del Norte
San Pedro Crossing
North Star Mall
Connally Loop
Oak Grove Village Center
Northeast Baptist Hospital
Whataburger Corporate Office
CHRISTUS Santa Rosa Hospital - Alamo Heights
San Pedro Towne Center
Oaks
Shearer Hills
The Shops at Lincoln Heights
Wonderland of The Americas
Balcones Heights
Olmos Basin Golf Course
The Quarry Golf Course
Alamo Quarry Market
Terrell Plaza
Austin Hwy
Rittiman Rd
McNay Art Museum
Alamo Heights
Terrell Hills
The Yard Shopping Center
Olmos Basin
Olmos Park
University of the Incarnate World
Fort Sam Houston Golf Club
San Antonio Country Club
Woodlawn Shopping Center
Hildebrand Ave
Monticello Park
Alamo Stadium
Trinity University
Brackenridge Park
San Antonio Zoo
Japanese Tea Gardens
Bandera Shopping Ctr.
Midtown
Fort Sam Houston
Brackenridge Park Golf Course
Ashley Pl
San Antonio College
Fort Sam Houston Quadrangle & Museum
Culebra Rd
Methodist Hospital Metropolitan
PanAm Expwy
AMTRAK
Rosedale Park
Downtown San Antonio 2 miles
San Antonio Mus. of Art
Freeman Coliseum & Frost Bank Center
Gembler Rd
Military Hwy
Lockhill Selma Rd
Wurzbach Rd
Blanco Rd
West Ave
San Antonio River
Bitters Rd
San Pedro Ave
Isom Rd
Wetmore Rd
Broadway St
Jackson Keller Rd
Vance Jackson Rd
Nacogdoches Rd
Harry Wurzbach Rd
McAllister Frwy
New Braunfels Ave
Fredericksburg Rd
Babcock Rd
St. Cloud Rd
N. Zarzamora St
Bandera Rd
281
410
87
10
345
35
421
Boerne
Bulverde
New Braunfels
Timberwood Park
Schertz
Universal City
Cibolo
Converse
Live Oak
Leon Valley
Kirby
Helotes
China Grove
St. Hedwig
La Vernia
Somerset
Lytle
Elmendorf
Floresville
Marion
Zuehl

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
50

Mortgage Loan No. 3 – Park North

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	San Antonio, TX 78216
Original Balance:	$83,375,000			General Property Type:	Retail
Cut-off Date Balance:	$83,375,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	8.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2008/NAP
Borrower Sponsor:	Dhanani Private Equity Group			Size:	635,325 SF
Guarantor:	Nadyrshah Dhanani			Cut-off Date Balance Per SF:	$131
Mortgage Rate:	5.9230%			Maturity Date Balance Per SF:	$131
Note Date:	12/11/2025			Property Manager:	DPEG Management, LLC
Maturity Date:	1/1/2031				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$9,442,095
IO Period:	60 months			UW NCF:	$8,602,161
Seasoning:	1 month			UW NOI Debt Yield:	11.3%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield:	10.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	11.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.72x
Additional Debt Balance:	NAP			Most Recent NOI:	$8,345,649 (10/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$7,490,040 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$6,768,354 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.3% (10/27/2025)
RE Taxes:	$176,067	$176,067	NAP	2nd Most Recent Occupancy:	88.5% (12/31/2024)
Insurance:	$52,041	$52,041	NAP	3rd Most Recent Occupancy:	87.9% (12/31/2023)
Deferred Maintenance:	$97,188	$0	NAP	Appraised Value (as of)(2):	$121,600,000 (10/30/2025)
Replacement Reserve:	$0	$6,331	NAP	Appraised Value Per SF(2):	$191
TI/LC Reserve:	$1,250,000	Springing	$1,250,000	Cut-off Date LTV Ratio(2):	68.6%
Outstanding TI/LC Reserve:	$4,220,693	$0	NAP	Maturity Date LTV Ratio(2):	68.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$83,375,000	68.1%	Purchase Price	$115,000,000	93.9%
Borrower Sponsor Equity	$39,135,801	31.9%	Closing Costs:	$1,714,813	1.4%
			Upfront Reserves:	$5,795,989	4.7%
Total Sources:	$122,510,801	100.0%	Total Uses:	$122,510,801	100.0%

(1)	See “Escrows and Reserves”.
(2)	The appraisal concluded an “as-is” value of $115,200,000 for the Park North Property (as defined below), without the inclusion of the Target ground lease parcel. The appraisal concluded a $6,400,000 separate value for the Target ground lease parcel. The Appraised Value above represents the sum of such two values.

The Mortgage Loan. The third largest mortgage loan (the “Park North Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $83,375,000 and secured by a first priority fee mortgage encumbering a 635,325 SF anchored retail property in San Antonio, Texas (the “Park North Property”).

The Borrowers and the Borrower Sponsor. The borrowers for the Park North Mortgage Loan are DPEG Park North, LP, a Texas limited partnership and single purpose entity, and MacGregor Retail, LLC, a Delaware limited liability company and single purpose entity, as tenants-in-common. DPEG Park North, LP owns 97.6% of the Park North Property, and MacGregor Retail, LLC owns 2.4% of the Park North Property.

The borrower sponsor for the Park North Mortgage Loan is Dhanani Private Equity Group, a Houston-based real estate development and private equity firm. The company’s Chairman, Chief Executive Officer, and founder is Nadyrshah Dhanani, who is the non-recourse carveout guarantor for the Park North Mortgage Loan. Dhanani Private Equity Group manages a portfolio consisting of over 45 convenience stores and 50 retail centers.

The Property. The Park North Property is a 635,325 SF anchored retail center located on an approximately 45.7-acre site in San Antonio, Texas. Built in 2008, the Park North Property is comprised of 22 buildings (of which five are on land ground leased to the related tenant), and includes 3,537 parking spaces (5.6 spaces per 1,000 SF). The Park North Property is located at the southeast corner of Loop 410 and Blanco Road and the southwest corner of Loop 410 and San Pedro Avenue, has a nationally branded tenant mix and is anchored by Target (128,863 SF, 20.3% of NRA, 3.8% of underwritten rent), Pinstack (52,900 SF, 8.3% of NRA, 5.2% of underwritten rent), Alamo Drafthouse Cinema (40,230 SF, 6.3% of NRA, 11.1% of underwritten rent), and Norris Conference Centers (33,043 SF, 5.2% of NRA, 5.6% of underwritten rent), a tenant which leases out its space for meetings and events, with other major tenants including Dollar Tree, Twin Peaks, Wells Fargo Bank, PNC Bank, Tarako Sports, and Outlaw Pickleball. The tenant mix is comprised of a collection of entertainment, service, medical, retail, food and beverage tenants. As of October 27, 2025, the Park North Property is 92.3% leased to 68 tenants that range in size from 900 SF to 128,863 SF, with no tenant, other than Target, Alamo Drafthouse Cinema, and Pinstack, accounting for more

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
51

Retail – Anchored	Loan #3	Cut-off Date Balance:	$83,375,000
842 Northwest Loop 410	Park North	Cut-off Date LTV:	68.6%
San Antonio, TX 78216		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.3%

than 10.0% of underwritten rent or 8.3% of NRA. Investment grade tenants comprise 31.4% of the NRA and account for 21.7% of underwritten rent. Tenants representing 43.5% of the NRA and 56.6% of underwritten rent have signed a new lease or renewed an existing lease since January 2024.

A notice and order dated January 21, 2026 was sent to the borrower and the mortgage loan seller, relating to an upcoming hearing regarding a temporary taking by the San Antonio Metropolitan Transit Authority d/b/a VIA Metropolitan Transit of a 0.016 acre (714 square foot) unimproved parcel of the Park North Property for the purpose of constructing transit related amenities. See “Description of the Mortgage Pool—Condemnations” in the prospectus.

Major Tenants.

Target (128,863 SF, 20.3% of NRA, 3.8% of underwritten rent): Target (NYSE: TGT) is the seventh largest retailer in the United States, selling a wide variety of goods and everyday essentials including groceries, clothing, electronics, and home goods. Target operates over 1,989 locations in all 50 states and the District of Columbia. Target employs over 400,000 employees and reported $107 billion in net sales in 2024 for the company. Target has occupied and anchored the Park North Property since its initial construction in 2008, and recently spent $13 million to complete a major remodel of its space. Target is currently in its initial term on a ground lease which has a lease expiration date of January 31, 2029, and has 15, 5-year renewal options remaining.

Pinstack (52,900 SF, 8.3% of NRA, 5.2% of underwritten rent). Pinstack is a large, modern dining and entertainment center known for bowling, arcade games, and attractions. Pinstack is operated by Entertainment Properties Group, Inc, and features a full-service restaurant offering a modern American menu, a full bar, and private dining area. Pinstack also offers bowling lanes, with lane-side food and beverage services, as well as a private VIP bowling area. In addition to dining and bowling, Pinstack also features laser tag, a rock climbing wall, bumper cars, and a high ropes course suspended 20 feet above 100 of the newest video games and simulator technology. Pinstack operates 8 locations, with locations in the Dallas Fort Worth Area, Austin, and San Antonio. Pinstack has occupied the Park North Property since 2019, with a lease expiration date in November, 2037, and four, 5-year renewal options remaining. Pinstack currently pays $10.00 PSF in rent, with two rent increases during the remaining lease term. Pinstack reported sales at the Park North Property of $9.3 million ($176 PSF, 10.8% occupancy cost) in 2024, and $10.8 million in 2023.

Alamo Drafthouse Cinema (40,230 SF, 6.3% of NRA, 11.1% of underwritten rent). Alamo Drafthouse Cinema is a movie theater chain known for its dine-in experience, serving food, craft beers and cocktails to seats during movies. Founded in Austin, Texas in 1997, Alamo Drafthouse Cinema currently has 45 locations. The Alamo Drafthouse Cinema at the Park North Property opened in 2009, and operates 8 auditoriums that seat 986 guests, features 35mm film, High Dynamic Range (HDR), and digital projection with 3D capabilities, as well as recliner chairs. Alamo Drafthouse Cinema has been in occupancy since January 2010, has executed multiple renewals, having most recently renewed in May 2025, and has a lease expiration date of December 2035, with one, 5-year renewal option remaining. Alamo Drafthouse Cinema is currently in the process of completing a $4.5 million renovation. Alamo Drafthouse Cinema reported sales at the Park North Property of $10.3 million ($256 PSF, 14.4% occupancy cost, $1.29 million per screen) in the October 10, 2025 trailing twelve months, $9.83 million in 2024, and $9.91 million in 2023.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
52

Retail – Anchored	Loan #3	Cut-off Date Balance:	$83,375,000
842 Northwest Loop 410	Park North	Cut-off Date LTV:	68.6%
San Antonio, TX 78216		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.3%

The following table presents a summary regarding the major tenants at the Park North Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Target	A/A2/A	128,863	20.3%	$383,953	3.8%	$2.98	1/31/2029	15 x 5 yr	N
Pinstack	NR/NR/NR	52,900	8.3%	$529,000	5.2%	$10.00	11/30/2037	4 x 5 yr	N
Alamo Drafthouse Cinema	NR/NR/NR	40,230	6.3%	$1,126,440	11.1%	$28.00	12/31/2035	1 x 5 yr	N
Norris Conference Centers	NR/NR/NR	33,043	5.2%	$561,901	5.6%	$17.01	1/31/2032	1 x 5 yr	N
Anchor Tenants Subtotal/Wtd. Avg.		255,036	40.1%	$2,601,294	25.7%	$10.20

Major Tenants
Taroko Sports(3)	NR/NR/NR	27,365	4.3%	$355,745	3.5%	$13.00	7/31/2036	None	N
Outlaw Pickleball(4)	NR/NR/NR	21,604	3.4%	$367,268	3.6%	$17.00	8/31/2035	None	N
Cost Plus World Market	NR/NR/NR	18,300	2.9%	$219,600	2.2%	$12.00	1/31/2029	1 x 5 yr	N
Biotest Plasma Center	NR/NR/NR	18,142	2.9%	$277,573	2.7%	$15.30	4/30/2030	1 x 5 yr	N
Ogle School Hair Skin Nails	NR/NR/NR	14,000	2.2%	$217,000	2.1%	$15.50	9/30/2032	2 x 5 yr	N
Academy for Massage Therapy	NR/NR/NR	10,047	1.6%	$184,664	1.8%	$18.38	12/31/2029	None	N
Dollar Tree	NR/Baa2/BBB	10,000	1.6%	$140,000	1.4%	$14.00	3/31/2032	3 x 5 yr	N
Kids Empire	NR/NR/NR	10,000	1.6%	$135,000	1.3%	$13.50	12/31/2031	1 x 10 yr	N
Major Tenants Subtotal/Wtd. Avg.		129,458	20.4%	$1,896,850	18.7%	$14.65

Other Tenants		201,709	31.7%	$5,619,378	55.5%	$27.86
Occupied Subtotal/Wtd. Avg.		586,203	92.3%	$10,117,522	100.0%	$17.26

Vacant Space		49,122	7.7%
Total/Wtd. Avg.		635,325	100.0%

(1)	Information is based on the underwritten rent roll dated October 27, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Taroko Sports is not yet in occupancy or paying rent and has gap rent aggregating $323,717.45 from January 2026 through July 2026, which was reserved for at origination. We cannot assure you that such tenant will take occupancy or commence paying rent.
(4)	Outlaw Pickleball is not yet in occupancy or paying rent and has gap rent aggregating $140,911.35 from January through March 2026 and free rent for three months following lease commencement, aggregating $90,216.49, both of which were reserved for at origination. We cannot assure you that such tenant will take occupancy or commence paying rent.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
53

Retail – Anchored	Loan #3	Cut-off Date Balance:	$83,375,000
842 Northwest Loop 410	Park North	Cut-off Date LTV:	68.6%
San Antonio, TX 78216		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the lease rollover schedule at the Park North Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Annual UW Rent PSF Rolling
MTM/2026	2	15,647	2.5%	2.5%	$284,231	2.8%	2.8%	$18.17
2027	11	24,927	3.9%	6.4%	$962,860	9.5%	12.3%	$38.63
2028	9	31,146	4.9%	11.3%	$856,227	8.5%	20.8%	$27.49
2029	14	205,680	32.4%	43.7%	$1,923,809	19.0%	39.8%	$9.35
2030	5	26,359	4.1%	47.8%	$530,119	5.2%	45.0%	$20.11
2031(3)	7	27,393	4.3%	52.1%	$605,547	6.0%	51.0%	$22.11
2032	3	57,043	9.0%	61.1%	$918,901	9.1%	60.1%	$16.11
2033	1	1,100	0.2%	61.3%	$29,282	0.3%	60.4%	$26.62
2034	4	15,672	2.5%	63.7%	$573,745	5.7%	66.1%	$36.61
2035	6	82,555	13.0%	76.7%	$1,944,088	19.2%	85.3%	$23.55
2036 & Thereafter	6	98,681	15.5%	92.3%	$1,488,715	14.7%	100.0%	$15.09
Vacant	0	49,122	7.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	68	635,325	100.0%		$10,117,522	100.0%		$17.26

(1)	Information is based on the underwritten rent roll as of October 27, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	The Park North Mortgage Loan has a maturity date of January 1, 2031.
(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Park North Property is located in San Antonio, Texas, within the North Central retail submarket of the San Antonio retail market. The Park North Property is located along Interstate 410, Blanco Road, and San Pedro Avenue, in north San Antonio’s main retail and entertainment corridor, with more than 5.9 million SF of retail located within a one-mile radius. The Park North Property is adjacent to North Star Mall, which has 8.3 million annual visits and has an average sales of $896 PSF. The immediate area also includes several hotels containing more than 2,500 rooms. The Park North Property is approximately nine miles north of Downtown San Antonio. Major employers in the San Antonio Metropolitan area include Joint Base San Antonio (80,000 employees), H-E-B (20,000 employees), USAA (19,000 employees), Methodist Healthcare System, University of Texas Health Science, Sush Enterprises, Whataburger, and JP Morgan Chase & Co. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the North Central retail submarket was approximately 4.5%, with average asking rents of $20.29 PSF and an inventory of approximately 23.0 million SF. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the San Antonio retail market was approximately 3.9%, with average asking rents of $19.44 PSF and inventory of approximately 153.9 million SF. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Park North Property was 9,870, 103,413, and 300,760, respectively. Additionally, the estimated 2025 average household income within the same radii was $95,146, $92,315, and $99,798, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Park North Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (months)	Rent Increase Projection	Tenant Improvement (New / Renewal)	Leasing Commissions (New / Renewal)	Reimbursement Method
Inline – Small Space	$28.00	62	2.0% per annum	$30.00 / $5.00	6.0% / 3.0%	NNN
Premium Space	$35.00	62	3.0% per annum	$30.00 / $5.00	6.0% / 3.0%	NNN
Junior Anchor Space	$15.00	122	2.0% per annum	$30.00 / $10.00	6.0% / 3.0%	NNN
Anchor Space	$12.00	122	2.0% per annum	$50.00 / $10.00	6.0% / 3.0%	NNN
Movie Theater Space	$26.50	122	2.0% per annum	$50.00 / $10.00	6.0% / 3.0%	NNN
Inline – Large Space	$22.00	62	2.0% per annum	$30.00 / $5.00	6.0% / 3.0%	NNN

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
54

Retail – Anchored	Loan #3	Cut-off Date Balance:	$83,375,000
842 Northwest Loop 410	Park North	Cut-off Date LTV:	68.6%
San Antonio, TX 78216		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to comparable sales pertaining to the Park North Property:

Comparable Sales Summary
Property/Location	Year Built	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Park North (subject) 842 Northwest Loop 410 San Antonio, TX	2008	635,325(1)	92.3%(1)	Aug. 2025	$115,000,000	$181.01
Wender Plaza 9610-9710 Texas 151 and 911 North Hunt Lane San Antonio, TX	2022	63,976	100%	Sep. 2025	$32,200,000	$454.86
Marketplace at Encino Park 22103 Bulverde Road San Antonio, TX	2018	91,044	100%	Jul. 2025	$38,500,000	$417.66
Village at Stone Oak 23002 US Highway 281 North San Antonio, TX	2007	476,371	83%	Sep. 2024	$85,000,000	$188.93
Bandera Pointe Shopping Center 11333 Bandera Road San Antonio, TX	2000	304,132	98%	Jul. 2024	$58,325,000	$174.35

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated October 27, 2025.

The following table presents certain information relating to comparable inline -small space retail tenants with respect to the Park North Property:

Comparable Leases Summary – Inline-Small Space
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Park North (subject)(1) 842 Northwest Loop 410 San Antonio, TX	2008 / NAP	Wrigleyville Grill Sally Beauty Supply	1,710 1,550	Oct. 2023 Jun. 2022	5 5	$24.76 $30.39	NNN NNN
TPC Town Plaza II 4250 Tpc Parkway San Antonio, TX	2025 / NAP	Ginger’s Bistro	1,400	May 2025	5	$32.00	NNN
Pavilions North Shopping Center 25 Northeast Loop 410 San Antonio, TX	1990 / 2000	Efficient Soccer Training	1,519	Oct. 2024	5	$23.00	NNN
Ventura Plaza 434 North Loop 1604 West San Antonio, TX	2005 / NAP	BCS Floors	2,634	Nov. 2023	5	$28.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated October 27, 2025 other than Year Built / Renovated.

The following table presents certain information relating to comparable premium space retail tenants with respect to the Park North Property:

Comparable Leases Summary – Premium Space
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Park North (subject)(1) 842 Northwest Loop 410 San Antonio, TX	2008 / NAP	Round Table Pizza Artea Bubble Tea	2,420 3,825	Jul. 2025 Oct. 2025	10 15	$34.51 $34.50	NNN NNN
Wender Plaza 9610-9710 Texas 151 and 911 North Hunt Lane San Antonio, TX	2022 / NAP	Toasted Yolk	4,200	Jul. 2025	10	$36.75	NNN
Olmos Park Village 3910 McCullough Avenue San Antonio, TX	1942 / 2019	Revolucion	1,038	Jan. 2025	7	$38.00	NNN
Treehouse Shopping Center 5300 Broadway San Antonio, TX	1978 / NAP	Tecovas	4,420	May 2024	10	$36.50	NNN
The Rim Shopping Center 17414 La Cantera Parkway San Antonio, TX	2006 / NAP	Bluefin Sushi	2,000	Apr. 2024	10	$47.50	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated October 27, 2025 other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
55

Retail – Anchored	Loan #3	Cut-off Date Balance:	$83,375,000
842 Northwest Loop 410	Park North	Cut-off Date LTV:	68.6%
San Antonio, TX 78216		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to comparable junior anchor space with respect to the Park North Property:

Comparable Leases Summary – Junior Anchor Space
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Park North (subject)(1) 842 Northwest Loop 410 San Antonio, TX	2008 / NAP	Outlaw Pickleball Dollar Tree	21,604 10,000	Sep. 2025 Apr. 2025	10 7	$17.00 $14.00	NNN NNN
Westwood Center 11019 Culebra Road San Antonio, TX	2009 / 2025	Planet Fitness	18,125	Aug. 2025	10	$14.00	NNN
Bandera Pointe North 11651 Bandera Road San Antonio, TX	2000 / NAP	Nordstrom Rack	24,936	Nov. 2024	10	$15.30	NNN
Terrell Plaza 1201 Austin Highway San Antonio, TX	1965 / 2012	Pop Shelf	9,500	Dec. 2022	10	$16.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated October 27, 2025 other than Year Built / Renovated.

The following table presents certain information relating to comparable anchor tenants with respect to the Park North Property:

Comparable Leases Summary – Anchor Space
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Park North (subject)(1) 842 Northwest Loop 410 San Antonio, TX	2008 / NAP	Pinstack	52,900	Nov. 2022	15	$10.00	NNN
Westlakes Shopping Center 8223 Marbach Road San Antonio, TX	1983 / 2010	Crunch Fitness	54,502	Nov. 2025	15	$10.00	NNN
Courtyard Plaza 163 Interstate 35 South New Braunfels, TX	1981 / NAP	Academy Sports & Outdoors	43,280	Nov. 2025	15	$14.70	NNN
San Pedro Towne Center 7142 San Pedro Avenue San Antonio, TX	1962 / 2004	Crunch Fitness	44,100	Oct. 2023	10	$10.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated October 27, 2025 other than Year Built / Renovated.

The following table presents certain information relating to comparable movie theater space with respect to the Park North Property:

Comparable Leases Summary – Theater Space
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Park North (subject)(1) 842 Northwest Loop 410 San Antonio, TX	2008 / NAP	Alamo Drafthouse Cinema	40,230	May 2025	10.7	$28.00	NNN
3220 Town Center 3220 Town Center Trail Denton, TX	2018 / NAP	Alamo Drafthouse Cinema	41,110	Jul. 2024	10	$25.00	NNN
Silverado Movie Theater 11505 West Loop 1604 North San Antonio, TX	2004 / NAP	Santikos Silverado	72,903	Feb. 2024	10	$26.00	NNN
EVO Entertainment 18658 Interstate 35 N Schertz, TX	2018 / NAP	Cinestarz Entertainment, LLC	73,330	Jan. 2023	10	$24.60	Absolute Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated October 27, 2025 other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
56

Retail – Anchored	Loan #3	Cut-off Date Balance:	$83,375,000
842 Northwest Loop 410	Park North	Cut-off Date LTV:	68.6%
San Antonio, TX 78216		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to comparable inline -large space with respect to the Park North Property:

Comparable Leases Summary – Inline-Large Space
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Park North (subject)(1) 842 Northwest Loop 410 San Antonio, TX	2008 / NAP	Pet Supplies Plus	6,884	Apr. 2026	9	$20.00	NNN
Olmos Park Village 3910 McCullough Avenue San Antonio, TX	1942 / 2019	My Salon Suite	11,198	Jul. 2025	10	$21.00	NNN
Buffalo Heights Shopping Center 816-857 Cibolo Valley Drive Cibolo, TX	2023 / NAP	Confidential	6,500	Dec. 2024	10	$25.50	NNN
The Rim Shopping Center 17414 La Cantera Parkway San Antonio, TX	2006 / NAP	My Salon Suite	11,035	Feb. 2023	10.6	$21.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated October 27, 2025 other than Year Built / Renovated.

Appraisal. The appraisal concluded an “As-Is” value for the Park North Property of $115,200,000 as of October 30, 2025, without the inclusion of the Target ground lease parcel. The appraisal concluded a $6,400,000 separate value for the Target ground lease parcel, for a total “As-Is” value of $121,600,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 17, 2025, there was no evidence of any recognized environmental conditions at the Park North Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Park North Property:

Cash Flow Analysis
	2022	2023	2024	10/31/2025 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$7,268,500	$7,985,998	$8,451,821	$8,685,437	$11,275,047	$17.75
Reimbursements	$3,363,142	$3,513,842	$3,679,713	$4,763,945	$5,708,428	$8.99
Other Income(3)	$136,064	$99,431	$170,160	$205,065	$205,065	$0.32
Vacancy & Credit Loss	$0	$0	$0	$0	($2,038,017)	($3.21)
Effective Gross Income	$10,767,706	$11,599,270	$12,301,694	$13,654,447	$15,150,523	$23.85

Real Estate Taxes	$1,653,815	$1,621,356	$1,622,107	$1,447,319	$1,682,622	$2.65
Insurance	$237,768	$291,588	$302,094	$371,873	$606,292	$0.95
Other Expenses	$2,559,928	$2,917,972	$2,887,454	$3,489,607	$3,419,514	$5.38
Total Expenses	$4,451,512	$4,830,916	$4,811,655	$5,308,798	$5,708,428	$8.99

Net Operating Income(2)	$6,316,194	$6,768,354	$7,490,040	$8,345,649	$9,442,095	$14.86
Capital Expenditures	$0	$0	$0	$0	$95,299	$0.15
TI/LC	$0	$0	$0	$0	$744,635	$1.17
Net Cash Flow	$6,316,194	$6,768,354	$7,490,040	$8,345,649	$8,602,161	$13.54

Occupancy %(4)	86.9%	87.9%	88.5%	92.3%	88.0%
NOI DSCR	1.26x	1.35x	1.50x	1.67x	1.89x
NCF DSCR	1.26x	1.35x	1.50x	1.67x	1.72x
NOI Debt Yield	7.6%	8.1%	9.0%	10.0%	11.3%
NCF Debt Yield	7.6%	8.1%	9.0%	10.0%	10.3%

(1)	Based on the underwritten rent roll dated as of October 27, 2025.
(2)	UW Gross Potential Rent includes $315,191 of contractual rent steps through December 2026. The increase from 10/31/2025 TTM Gross Potential Rent and Net Operating Income to UW Gross Potential Rent and Net Operating Income are primarily due to the executing of leases in 2026 to new tenants: Tarako Sports, Pet Supplies Plus, and Hummus Republic, totaling $531,925 in Annual Underwritten Rent.
(3)	Other Income includes REA Income, Pylon Income, Misc. Fees, and Percentage Rent Income.
(4)	UW Occupancy % represents economic occupancy and 10/31/2025 Occupancy % is based on the underwritten rent roll dated as of October 27, 2025.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
57

Retail – Anchored	Loan #3	Cut-off Date Balance:	$83,375,000
842 Northwest Loop 410	Park North	Cut-off Date LTV:	68.6%
San Antonio, TX 78216		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.3%

Escrows and Reserves.

At origination, the borrowers were required to deposit into escrow (i) $176,067 for real estate taxes, (ii) $52,041 for insurance premiums, (iii) $97,188 for required repairs, (iv) $1,250,000 for future tenant improvement and leasing commission (“TI/LC”) obligations, and (v) approximately $4,220,693 for unfunded obligations to tenants, including existing TI/LC obligations and free and gap rent.

Real Estate Taxes – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially $176,067 monthly).

Insurance – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums payable for the Park North Property (initially $52,041 monthly). However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies covering the Park North Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the borrowers provide the lender certificates of insurance and carrier issued binders for the new policies prior to the expiration of the then current policies, and (iv) the borrowers provide the lender paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration dates of the policies.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $6,331 for annual capital expenditures reasonably approved by the lender.

TI/LC Reserve – On a monthly basis, if the amount of the TI/LC reserve falls below $1,250,000, the borrowers are required to escrow approximately $42,205 for TI/LC; provided that the borrowers will not be required to make such deposit on any monthly payment date on which the amount in the TI/LC reserve is equal to or greater than $1,250,000.

Lockbox and Cash Management. The Park North Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to establish a lender controlled lockbox account, to direct all tenants to deposit all rents into the lockbox account and, if notwithstanding such direction, the borrowers or manager receive any rents, to deposit such amounts into the lockbox account within two business days of receipt. In addition, upon the occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrowers are required to cooperate in the establishment of, a lender controlled cash management account. During any Cash Sweep Event Period, the lender has the right to direct that all rents deposited into the lockbox account must be swept to the cash management account.

Provided no event of default is continuing, on each monthly payment date during a Cash Sweep Event Period, all funds in the cash management account are required to be applied (i) to fund the required monthly tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves”, (ii) to fund the payment of debt service on the Park North Mortgage Loan, (iii) to fund the required monthly capital expenditures and TI/LC reserve deposits, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts (x) if a Lease Sweep Period (as defined below) exists, into a lease sweep reserve, and (y) for any Cash Sweep Event Period other than a Lease Sweep Period, into an excess cash flow account to be held as additional collateral for the Park North Mortgage Loan during the continuance of a Cash Sweep Event Period, provided that the borrowers may request disbursements of funds from such excess cash flow account to pay approved operating expenses or extraordinary expenses.

A “Cash Sweep Event Period” commences upon the earliest to occur of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (“DSCR”) falling below 1.25x at the end of any calendar quarter or (iii) the occurrence of any Lease Sweep Period.

A Cash Sweep Event Period ends upon, as applicable (x) the cure (if applicable) of the event of default, (y) the date that the DSCR is equal to or greater than 1.25x for the immediately preceding two consecutive calendar quarters, and (z) if a cure or termination of the applicable Lease Sweep Period has occurred.

A “Lease Sweep Period” commences upon the first to occur of any of the following: (i) a Lease Sweep Tenant (as defined below) failing to be in actual, physical possession of its space (or applicable portion thereof) and/or "going dark" for any consecutive period of 30 or more consecutive days or 90 or more days in any 12 month period, except as a result of a casualty, condemnation or a closing order mandated by an applicable governmental authority, (ii) a Lease Sweep Tenant giving notice that it is terminating its lease for all or any material portion of its space (or applicable portion thereof) and there is less than 12 months remaining prior to the scheduled date of termination, (iii) any termination or cancellation of any Lease Sweep Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any such lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of a Lease Sweep Tenant or (v) any Lease Sweep Tenant failing to extend or renew its lease on or prior to the earlier of the related lease deadline or the date that is six months prior to lease expiration in accordance with the terms of the lease and the loan documents for at least five years (each, a “Lease Sweep Tenant Non-Renewal Trigger Event”) and the borrowers failing to timely make a cash or letter of credit deposit to the lease sweep reserve in the amount of $2,100,000.

A Lease Sweep Period ends upon the first to occur of the lender's receipt of evidence reasonably acceptable to the lender (including, without limitation, a duly executed estoppel certificate from the applicable tenant in form and substance reasonably acceptable to the lender) of (x) the satisfaction of the Lease Sweep Tenant Cure Conditions or (y) the borrowers leasing the entirety of the Lease Sweep Tenant’s space pursuant to one or more lease(s), the applicable tenant(s) under such lease(s) being in actual, physical occupancy of, and open to the public for business in, the space demised under their lease(s) and paying the full amount of the rent due or to the extent the applicable tenant is entitled to a free rent period, such amount is reserved with the lender and, absent a continuing event of default or a default under the related lease beyond any applicable notice and cure period, disbursed on a monthly basis as it would otherwise be due.

“Lease Sweep Tenant Cure Conditions” means each of the following, as applicable: (i) the applicable Lease Sweep Tenant is in actual, physical possession of its space (or applicable portion thereof), open to the public for business and not "dark," (ii) the applicable Lease Sweep Tenant has revoked or rescinded all lease termination or cancellation notices and has re-affirmed its lease as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Lease Sweep Tenant or its lease, the applicable Lease Sweep Tenant is no longer insolvent or subject to

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
58

Retail – Anchored	Loan #3	Cut-off Date Balance:	$83,375,000
842 Northwest Loop 410	Park North	Cut-off Date LTV:	68.6%
San Antonio, TX 78216		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	11.3%

any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction or (iv) in the event the Lease Sweep Period is due to a Lease Sweep Tenant Non-Renewal Trigger Event, the Lease Sweep Tenant has renewed or extended its lease in accordance with the terms of the lease and the loan documents for at least five years.

A “Lease Sweep Tenant” means (1) Target Corporation or its successors or permitted assigns (“Target”) and (2) any other tenant(s) of the space initially leased to Target (or any portion thereof) pursuant to a replacement lease which accounts for 20% or more of the Park North Property’s total rental income or which leases 30,000 SF or more.

Release of Property. The borrowers have the right at any time after the date that is two years from the closing date of the BANK5 2026-5YR20 securitization, and prior to the monthly payment date occurring in July 2030, to obtain the release of any Release Parcel (as defined below) upon the bona-fide sale of such Release Parcel to a non-affiliate, by defeasing a portion of the Park North Mortgage Loan equal to 80% of the sales price to be paid for such Release Parcel, and satisfying the following conditions, among others: (i) the debt yield with respect to the remaining Park North Property after the release will be greater than the greater of (a) the debt yield of the Park North Property immediately prior to the release and (b) 10.9%, (ii) the Release Parcel constitutes a separate zoning and tax lot from the remaining Park North Property, and (iii) the partial release is permitted under REMIC requirements.

“Release Parcel” means each of the portions of the Park North Property leased to the following: (i) Wells Fargo, AT&T and Salata (at Northwest Loop 410), (ii) Twin Peaks (at 702 Northwest Loop 410), (iii) La Madeline (at 722 Northwest Loop 410), (iv) First Watch (at 830 Northwest Loop 410), (v) PNC Bank (at 6610 Blanco Road) and (vi) Freddy’s (at 6626 Blanco Road), the exact dimensions of which will be subject to the lender’s reasonable consent.

Right of First Refusal/Right of First Offer. The largest tenant, Target, has a right of first refusal in connection with a sale of its leased premises or of the leased premises plus the buildings and land immediately adjacent to them. The tenant has waived such right in connection with a foreclosure, deed-in-lieu of foreclosure or other transfer of title in connection with the exercise of remedies by the lender. However, such right will apply to subsequent transfers.

Terrorism Insurance. The Park North Mortgage Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to the lesser of (1) 100% of the full replacement cost of the improvements and (2) the original principal balance of the Park North Mortgage Loan, together with business income/loss of rents insurance for at least 18 months, with an extended period of indemnity of up to six months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrowers’ comprehensive all risk policies, the borrowers are required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof, or another federal governmental program providing substantially similar protections) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
59

Hospitality – Select Service	Loan #4	Cut-off Date Balance:	$82,400,000
151 Maiden Lane	AC Hotel New York Downtown	Cut-off Date LTV:	53.2%
New York, NY 10038		UW NCF DSCR:	2.12x
		UW NOI Debt Yield:	14.5%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
60

Hospitality – Select Service	Loan #4	Cut-off Date Balance:	$82,400,000
151 Maiden Lane	AC Hotel New York Downtown	Cut-off Date LTV:	53.2%
New York, NY 10038		UW NCF DSCR:	2.12x
		UW NOI Debt Yield:	14.5%

MANHATTAN
Tribeca
West St
Hubert St
Greenwich St
388 Greenwich Street
HUDSON RIVER GREENWAY
Franklin St
Pier 25
9A
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
West Broadway
St. John's Park
Church St
Walker St.
White St
Leonard St
33 Thomas Street
Broadway
Duane St
Reade St
Chambers St
Ted Weiss Federal Bldg.
NYC Mun. Building
Centre St
NY Public Library
Tweed Courthouse
NYC City Hall
City Hall Park
Park Pl
Park Row
Woolworth Building
Gov. Nelson A. Rockefeller Park
200 West Street
7 World Trade Ctr.
1 World Trade Ctr.
Perelman Performing Arts Center
2 World Trade Ctr.
Westfield WTC
250 Vesey Street
200 Vesey Street
North Pool
Brookfield Place
North Cove Marina
225 Liberty St
National September 11 Memorial
South Pool
3 World Trade Ctr.
200 Liberty Street
5 World Trade Ctr.
HUDSON RIVER GREENWAY
Battery Park City
50 West Street
Pace University
8 Spruce
Schimmel Center
NY - Presbyterian Lower Manhattan Hospital
Ann St
Fulton St
55 John Street
Nassau St
John St
Platt St
Federal Reserve Bank
Maiden Ln
Financial District
Pine St
80 Pine Street
NY Stock Exchange
Wall St
Water St
Pearl St
Front St
Fulton Market Building
SOUTH STREET SEAPORT
Brooklyn Bridge
AC Hotel New York Downtown
151 Maiden Lane
New York, NY 10038
180 Maiden Lane
South St
120 Wall Street
20 Exchange Place
32 Old Slip
FDR Drive
60 Broad Street
85 Broad Street
7 Hanover Square
55 Water Street
Double Tree NYC - Downtown
The Dead Rabbit
125 Broad Street
One New York Plaza
NYFA I New York Film Academy
The Whitehall Building
The Skyscraper Museum
Museum of Jewish Heritage
Battery Park
Castle Clinton Natl. Monument
American Merchant Mariners' Memorial
Statue of Liberty Vista Point
Battery Maritime Building
Whitehall Terminal (South Ferry)
Downtown Manhattan Heliport
Hudson River
East River
Brooklyn Battery Tunnel
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
HUDSON COUNTY
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Hoboken
Greenwich Village
NEW JERSEY
Little Italy
Lower East Side
SoHo
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park
Prospect Park

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
61

Mortgage Loan No. 4 – AC Hotel New York Downtown

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	New York, NY 10038
Original Balance:	$82,400,000			General Property Type:	Hospitality
Cut-off Date Balance:	$82,400,000			Detailed Property Type:	Select Service
% of Initial Pool Balance:	8.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2018/NAP
Borrower Sponsors(1):	Richard Lou, Hok Kit Lou and Ching			Size:	274 Rooms
	Sau Cheung			Cut-off Date Balance Per Room:	$300,730
Guarantors:	Hok Kit Lou and Ching Sau Cheung			Maturity Date Balance Per Room:	$300,730
Mortgage Rate:	6.1280%			Property Manager:	Palette Payroll LLC
Note Date:	12/15/2025				(borrower-related)
Maturity Date:	1/11/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$11,918,337
Amortization Term:	0 months			UW NCF:	$10,869,513
IO Period:	60 months			UW NOI Debt Yield:	14.5%
Seasoning:	1 month			UW NCF Debt Yield:	13.2%
Prepayment Provisions:	L(25),D(31),O(4)			UW NOI Debt Yield at Maturity:	14.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.12x
Additional Debt Type:	NAP			Most Recent NOI:	$11,706,414 (10/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI(3):	$11,369,809 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	$9,307,935 (12/31/2023)
Reserves(2)				Most Recent Occupancy:	92.8% (10/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.9% (12/31/2024)
RE Taxes:	$0	$162,933	NAP	3rd Most Recent Occupancy:	87.4% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$154,800,000 (11/24/2025)
FF&E Reserve:	$0	$87,402	NAP	Appraised Value Per Room:	$564,964
Springing FF&E Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	53.2%
PIP Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	53.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$82,400,000	97.3%	Loan Payoff:	$81,521,873	96.2%
Borrower Sponsor Equity:	$2,301,313	2.7%	Closing Costs:	$3,179,440	3.8%
Total Sources:	$84,701,313	100.0%	Total Uses:	$84,701,313	100.0%

(1)	See “The Borrower and the Borrower Sponsors” section below for further discussion of the borrower sponsors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily due to increased rooms revenue driven by improvements in both occupancy and ADR.

The Mortgage Loan. The fourth largest mortgage loan (the “AC Hotel New York Downtown Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $82,400,000 and secured by a first mortgage encumbering the fee interest in a 274-room select-service hotel located in New York, NY (the “AC Hotel New York Downtown Property”).

The Borrower and the Borrower Sponsors. The borrower is 151 Maiden LLC, a single-purpose, New York limited liability company with one independent director. The borrower sponsors are Richard Lou, Hok Kit Lou and Ching Sau Cheung. Richard Lou is the founder and CEO of Palette Hotels, a fully integrated hotel management company founded in 2000 with $600 million in managed assets across 25 hotels spanning throughout 20 cities and over 800 employees. Prior to the acquisition of Palette Hotels, Richard Lou led the LCRE Group, his family business that oversaw the development, investment, and asset management of seven hotels with 1,100 keys in four states. Richard Lou has built four ground-up developments in New York City and has also led the residential property management and construction and procurement arms of LCRE Group. The non-recourse carveout guarantors are Hok Kit Lou and Ching Sau Cheung, parents of Richard Lou and commercial real estate investors with ownership interests in 10 multifamily, retail, office and hotel properties as of August 2024.

The Property. The AC Hotel New York Downtown Property is a 30-story, 274-room, select service hotel located in downtown Manhattan, New York. Situated on an approximately 0.15-acre site, the AC Hotel New York Downtown Property was built in 2018 and is operated under Marriott International, Inc. subject to a franchise agreement expiring in October 2048. The AC Hotel New York Downtown Property consists of 181 king rooms, 10 king executive rooms, 64 Double/Double rooms, 6 Double/Double Premium View rooms, 9 King Accessible rooms, 3 Double/Double Accessible rooms and 1 King Premium View suites. Amenities at the AC Hotel New York Downtown Property include a restaurant and bar, a fitness center, a library with a computer station, a gift shop, laundry/valet service, the AC Store (Market Pantry), an ATM, a bicycle storage area, an event space and approximately 150 SF of meeting space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
62

Hospitality – Select Service	Loan #4	Cut-off Date Balance:	$82,400,000
151 Maiden Lane	AC Hotel New York Downtown	Cut-off Date LTV:	53.2%
New York, NY 10038		UW NCF DSCR:	2.12x
		UW NOI Debt Yield:	14.5%

The AC Hotel New York Downtown Property was built in 2018 for a total cost of roughly $121.5 million, including the land. The franchise agreement requires the replacement of soft goods, including renovations to guestroom soft goods, corridors and public spaces, on a five-six-year cycle throughout the franchise term. The next ensuing soft goods replacement is required to be completed on or before October 28, 2027 with an estimated cost of $2,811,941 ($10,263 per key). The AC Hotel New York Downtown Mortgage Loan documents require that the borrower deposit such amount (the “Springing FF&E Deposit”) with the lender on or before February 11, 2026.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the AC Hotel New York Downtown Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			AC Hotel New York Downtown Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	75.6%	$234.51	$177.30	87.4%	$249.98	$218.47	115.6%	106.6%	123.2%
12/31/2024	83.3%	$240.26	$200.04	93.9%	$265.16	$249.11	112.8%	110.4%	124.5%
10/31/2025 TTM	82.3%	$248.56	$204.63	92.8%	$278.29	$258.29	112.7%	112.0%	126.2%

(1)	Source: Industry Report, unless otherwise indicated.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the AC Hotel New York Downtown Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The AC Hotel New York Downtown Property is located in the Seaport District of downtown Manhattan, New York City. The AC Hotel New York Downtown Property is in a prime urban location with excellent accessibility and visibility, near major transportation routes and close to three major airports: LaGuardia, JFK, and Newark Liberty International. The Seaport District is adjacent to the Financial District, and is close to numerous leisure and cultural demand generators including theaters, museums, retail shops, and iconic landmarks such as the Brooklyn Bridge and the World Trade Center complex. According to the appraisal, the AC Hotel New York Downtown Property’s 2024 demand segmentation was 45% commercial, 45% leisure, and 10% group business.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the AC Hotel New York Downtown Property is 131,863, 945,869 and 2,412,732 respectively, and the average household income for the same radii is $206,975, $188,207 and $161,080 respectively.

The following table presents competitive properties to the AC Hotel New York Downtown Property:

Competitive Property Summary(1)(2)
Property	Year Built	Rooms	Commercial	Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
AC Hotel New York Downtown	2018	274	45%	45%	10%	93.9%	$266.17	$249.94
Courtyard by Marriott New York World Trade Center Area	2017	192	40%	50%	10%	85% – 90%	$220 – $230	$190 – $200
Courtyard New York Downtown Manhattan Financial District	2021	200	50%	40%	10%	90% – 95%	$220 – $230	$200 – $210
Aloft Manhattan Downtown - Financial District	2015	128	50%	45%	5%	90% – 95%	$220 – $230	$210 – $220
Moxy NYC Downtown	2018	298	50%	40%	10%	85% – 90%	$260 – $270	$230 – $240
Four Points by Sheraton New York Downtown	2016	261	50%	40%	10%	85% – 90%	$240 – $250	$220 – $230
Hotel Indigo NYC Downtown-Wall Street	2022	127	50%	45%	5%	90% – 95%	$230 – $240	$210 – $220
Hotel Indigo NYC Financial District	2022	180	50%	45%	5%	90% – 95%	$220 – $230	$200 – $210
Hilton Garden Inn NYC Financial Center Manhattan Downtown	2017	250	50%	40%	10%	90% – 95%	$240 – $250	$220 – $230
DoubleTree by Hilton New York Downtown	2010	399	50%	40%	10%	85% – 90%	$220 – $230	$200 – $210
M Social Hotel New York Downtown	1992	569	50%	35%	15%	80% – 85%	$270 – $280	$220 – $230
Subtotal/Average		2,878	49%	41%	10%	89.8%	$246.83	$221.57

(1)	Source: Appraisal.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the AC Hotel New York Downtown Property are attributable in part to variances in reporting methodologies and/or timing differences.

Appraisal. The appraisal concluded to an “as-is” value for the AC Hotel New York Downtown Property of $154,800,000 as of November 24, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 2, 2025, there was no evidence of any recognized environmental conditions at the AC Hotel New York Downtown Property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
63

Hospitality – Select Service	Loan #4	Cut-off Date Balance:	$82,400,000
151 Maiden Lane	AC Hotel New York Downtown	Cut-off Date LTV:	53.2%
New York, NY 10038		UW NCF DSCR:	2.12x
		UW NOI Debt Yield:	14.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the AC Hotel New York Downtown Property:

Cash Flow Analysis
	2021	2022	2023	2024	10/31/2025 TTM	UW	UW per Room
Occupancy(1)	77.0%	83.6%	87.4%	93.9%	92.8%	92.8%
ADR(1)	$143.47	$221.49	$249.86	$265.31	$278.34	$278.34
RevPAR(1)	$110.42	$185.25	$218.36	$249.25	$258.34	$258.34

Rooms Revenue	$11,043,103	$18,527,172	$21,838,607	$24,996,140	$25,836,128	$25,836,128	$94,292
Food & Beverage Revenue	$28,704	$361,154	$426,748	$464,947	$429,223	$0	$0
Other Income	$256,279	$251,428	$284,149	$406,532	$384,458	$384,458	$1,403
Total Revenue	$11,328,086	$19,139,754	$22,549,504	$25,867,619	$26,649,809	$26,220,586	$95,696

Room Expense	$2,842,484	$3,994,136	$4,716,147	$5,055,428	$5,040,356	$5,040,356	$18,395
Food & Beverage Expense	$3,165	$392,106	$419,534	$504,040	$507,256	$0	$0
Other Department Expense	$102,490	$137,238	$134,039	$125,553	$125,238	$125,238	$457
Total Department Expenses	$2,948,139	$4,523,480	$5,269,720	$5,685,021	$5,672,850	$5,165,594	$18,852
Gross Operating Income	$8,379,947	$14,616,274	$17,279,784	$20,182,598	$20,976,959	$21,054,992	$76,843

Total Undistributed Expenses	$3,488,791	$5,228,517	$6,198,529	$6,967,283	$7,269,830	$7,196,552	$26,265
Gross Operating Profit	$4,891,156	$9,387,757	$11,081,255	$13,215,315	$13,707,129	$13,858,440	$50,578

Property Taxes	$2,071,936	$1,603,085	$1,602,697	$1,659,156	$1,788,704	$1,929,000	$7,040
Insurance	$173,897	$176,927	$170,623	$186,350	$212,011	$371,104	$1,354
Other Fixed Expenses(2)	$0	$0	$0	$0	$0	($360,000)	($1,314)
Total Operating Expenses	$8,682,763	$11,532,009	$13,241,569	$14,497,810	$14,943,395	$14,302,249	$52,197

Net Operating Income(3)	$2,645,323	$7,607,745	$9,307,935	$11,369,809	$11,706,414	$11,918,337	$43,498
FF&E	$0	$0	$0	$0	$0	$ 1,048,823	$3,828
Net Cash Flow	$2,645,323	$7,607,745	$9,307,935	$11,369,809	$11,706,414	$10,869,513	$39,670

NOI DSCR	0.52x	1.49x	1.82x	2.22x	2.29x	2.33x
NCF DSCR	0.52x	1.49x	1.82x	2.22x	2.29x	2.12x
NOI Debt Yield	3.2%	9.2%	11.3%	13.8%	14.2%	14.5%
NCF Debt Yield	3.2%	9.2%	11.3%	13.8%	14.2%	13.2%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the AC Hotel New York Downtown Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Other Fixed Expenses represents the total initial fixed rent associated with a recently executed 15-year lease with Skinos, a restaurant and bar occupying 5,250 SF of second floor lounge space and 2,000 SF of ground-floor retail space.
(3)	The increase from 2023 NOI to 2024 NOI is primarily due to increased rooms revenue driven by improvements in both occupancy and ADR.

Escrows and Reserves.

Real Estate Taxes – The AC Hotel New York Downtown Mortgage Loan documents require ongoing monthly deposits of $162,933 for real estate taxes.

Insurance – The AC Hotel New York Downtown Mortgage Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12-month period; provided, however, that no deposits are required so long as (i) no event of default is continuing, (ii) the borrower maintains a blanket or umbrella insurance policy approved by the lender in its reasonable discretion, including approval of the schedule of locations and values, (iii) the borrower provides the lender with evidence of renewal of such policy pursuant to the insurance requirements, and (iv) the borrower provides the lender with paid receipts for the insurance premiums at least ten (10) business days prior to the expiration date of such policy. If the borrower fails to comply with any of these conditions, the lender may require the borrower to immediately commence making all monthly insurance deposits within five (5) business days after receipt of notice from the lender instructing the borrower to do so.

FF&E Reserve – The AC Hotel New York Downtown Mortgage Loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 4% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $87,402.

PIP Reserve – The AC Hotel New York Downtown Mortgage Loan documents require that on the date that any new property improvement plan (“PIP”) is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
64

Hospitality – Select Service	Loan #4	Cut-off Date Balance:	$82,400,000
151 Maiden Lane	AC Hotel New York Downtown	Cut-off Date LTV:	53.2%
New York, NY 10038		UW NCF DSCR:	2.12x
		UW NOI Debt Yield:	14.5%

Springing FF&E Reserve – The AC Hotel New York Downtown Mortgage Loan documents require the borrower to deposit with the lender on or prior to February 11, 2026, a Springing FF&E Reserve Deposit in the amount of $2,811,941 for the costs and expenses of replacement and maintenance of furniture, furnishings, fixtures, and equipment as detailed in the approved springing FF&E work schedule. The lender may reassess the estimated amount necessary for the springing FF&E work upon receipt of the approved scope and may require the borrower to increase the Springing FF&E Reserve Deposit upon thirty (30) days’ written notice if deemed necessary to fully cover the cost of the Springing FF&E Work. The borrower will provide the lender with evidence of the franchisor’s consent to the performance of the springing FF&E work, confirmation that completion of such work satisfies the franchisor’s 7-year cyclical renovation requirement, and a budget detailing the costs, all in form and substance satisfactory to the lender. The lender will disburse Springing FF&E Reserve funds only for springing FF&E work, subject to conditions including inspection rights and insurance requirements. The borrower’s failure to make the Springing FF&E Deposit as required triggers a Cash Trap Event Period (as defined below) and results in partial recourse on a “last dollar” basis in an amount equal to two times the deposit amount until cured.

Lockbox and Cash Management. The AC Hotel New York Downtown Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card banks and credit card companies with which the borrower has entered into merchant or processing agreements, directing them to remit all credit card receipts directly to the lender-controlled deposit account. The borrower is required to (or cause the property manager to) deposit all rents and other revenue generated by the AC Hotel New York Downtown Property into the lender-controlled deposit account within three business days of receipt. All funds deposited into the deposit account are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the AC Hotel New York Downtown Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the AC Hotel New York Downtown Mortgage Loan documents may be held by the lender in an excess cash flow subaccount as additional collateral for the AC Hotel New York Downtown Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	the debt service coverage ratio (“DSCR”) falling below 1.05x (tested quarterly); or
(iii)	the borrower’s failure to fund the Springing FF&E Reserve Deposit.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default;
(ii)	with regard to clause (ii) above, upon the DSCR being equal to or greater than 1.10x for two consecutive calendar quarters; or
(iii)	with regard to clause (iii) above, upon the borrower depositing the Springing FF&E Reserve amount, provided that no event of default is continuing during and at the time of the expiration of such period.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) if there is a proposed transfer of the AC Hotel New York Downtown Property, any interest therein, or a controlling ownership interest in the borrower to a Competitor (defined generally as any person or entity that owns or controls a hotel brand comprising at least 20 full-service hotels or 50 limited-service hotels). Upon receipt of notice of such proposed transfer, the franchisor has thirty (30) days to elect one of four alternatives: (i) acquire the AC Hotel New York Downtown Property for cash at the same price and terms offered by the Competitor; (ii) acquire the AC Hotel New York Downtown Property or ownership interests at fair market value determined through appraisals and, if necessary, “baseball arbitration”; (iii) terminate the franchise agreement, requiring the borrower to cancel the transfer or pay liquidated damages; or (iv) consent to the transfer on terms acceptable to the franchisor. The ROFR survives early termination of the franchise agreement for six (6) months and applies to transfers by foreclosure or judicial process, as well as situations where the franchisee or its affiliates become a Competitor. The franchisor may record its real estate interest to protect these rights, which are subordinate only to valid lender rights under a mortgage, provided the lender is not a Competitor.

Terrorism Insurance. The AC Hotel New York Downtown Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the AC Hotel New York Downtown Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity covering no more than 6-months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
65

Office – Suburban	Loan #5	Cut-off Date Balance:	$65,800,000
6100 Merriweather Drive	6100 Merriweather	Cut-off Date LTV:	61.2%
Columbia, MD 21044		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	12.0%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
66

Office – Suburban	Loan #5	Cut-off Date Balance:	$65,800,000
6100 Merriweather Drive	6100 Merriweather	Cut-off Date LTV:	61.2%
Columbia, MD 21044		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	12.0%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
67

Office – Suburban	Loan #5	Cut-off Date Balance:	$65,800,000
6100 Merriweather Drive	6100 Merriweather	Cut-off Date LTV:	61.2%
Columbia, MD 21044		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	12.0%

6100 Merriweather
6100 Merriweather Drive
Columbia, MD 21044
Ellicott City
Columbia
HOWARD COUNTY
BALTIMORE COUNTY
Catonsville
Ilchester
Elkridge
Jessup
North Laurel
Laurel
Savage
ANNE ARUNDEL COUNTY
MONTGOMERY COUNTY
PRINCE GEORGES COUNTY
Fort Meade
Chatham Station Shopping Ctr.
Historic Ellicott City
B&O Ellicott City Station Museum
Patapsco Valley State Park
Lone Gate Shopping Ctr.
Centennial Park
Hickory Ridge Village Center
Fairway Hills GC
Old Annapolis Rd.
Palace Plaza
Ilchester Rd.
Hobbit's Glen Golf Club
Joseph Square Shopping Center
The Shoppes at Wilde Lake
Merriweather Lakefront District
The Mall in Columbia
Johns Hopkins Howard County Medical Center
Little Patuxent Pkwy.
Howard Community College
DOWNTOWN COLUMBIA
Merriweather Post Pavilion
Long Reach Village Center
Lyndwood Shopping Center
Baltimore 6 miles
Columbia Corp. Park 100
The Timbers at Troy
Broken Land Pkwy.
Oakland Mills Rd.
Columbia Crossing
Middle Patuxent Environmental Area
Cedar Ln.
Dobbin Center
Gateway Overlook
BWI Airport 7 miles
Snowden River Pkwy.
Snowden Square Shopping Ctr.
Columbia Gateway Plaza
Oakwood Center
Oracle
Washington Boulevard Marketplace
Kaiser Permanente Columbia Gateway Medical Center
Amazon
John Hopkins Rd.
Gorman Park
Waterloo Rd.
Washington Blvd.
Lancaster Foods
Murray Hill Rd.
MARC TRAIN CAMDEN LINE
JESSUP
Savage Park
Columbia Junction Shopping Ctr.
Rocky Gorge Reservoir
Guilford Rd.
Junction Industrial Park
National Business Parkway
Northrop Grumman Essex
SAVAGE
Balt-Wash Pkwy.
Washington, DC 23 miles
Oxbow Lake Nature Preserve
40
29
144
100
103
108
175
32
95
1
216
295

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
68

Mortgage Loan No. 5 – 6100 Merriweather

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Columbia, MD 21044
Original Balance:	$65,800,000			General Property Type:	Office
Cut-off Date Balance:	$65,800,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	6.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2019/NAP
Borrower Sponsor:	Howard Hughes Holdings Inc.			Size:	322,561 SF
Guarantor:	The Howard Hughes Corporation			Cut-off Date Balance PSF:	$204
Mortgage Rate:	7.3710%			Maturity Date Balance PSF:	$204
Note Date:	9/8/2025			Property Manager:	Howard Hughes Management Services
Maturity Date:	10/6/2030				Company, LLC (borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,904,762
IO Period:	60 months			UW NCF:	$7,501,561
Seasoning:	4 months			UW NOI Debt Yield:	12.0%
Prepayment Provisions:	L(28),D(25),O(7)			UW NCF Debt Yield:	11.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.53x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$7,205,999 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2)(3):	$4,854,416 (12/31/2024)
				3rd Most Recent NOI(3):	$3,925,781 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	97.5% (12/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.5% (12/31/2024)
RE Taxes:	$243,800	$121,900	NAP	3rd Most Recent Occupancy:	69.0% (12/31/2023)
Insurance:	$130,000	Springing	NAP	Appraised Value (as of)(4):	$107,500,000 (5/21/2025)
Replacement Reserve:	$0	$6,720	$250,000	Appraised Value PSF:	$333
TI/LC Reserve:	$0	Springing	$1,000,000	Cut-off Date LTV Ratio(4):	61.2%
Outstanding TI/LC Reserve:	$2,882,260	$0	NAP	Maturity Date LTV Ratio(4):	61.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$65,800,000	80.1%	Net Loan Payoff:	$76,111,944	92.7%
Borrower Sponsor Equity:	$16,297,564	19.9%	Upfront Reserves:	$3,256,060	4.0%
			Closing Costs:	$2,729,561	3.3%
Total Sources:	$82,097,564	100.0%	Total Uses:	$82,097,564	100.0%

(1)	See “Escrows and Reserves”.
(2)	The increase in Most Recent NOI from 2nd Most Recent NOI is largely attributed to lease-up of the 6100 Merriweather Property (as defined below) (CareFirst lease executed in May 2022 (25.5% of underwritten base rent)) and burn-off of associated free rent.
(3)	The increase in 2nd Most Recent NOI from 3rd Most Recent NOI is largely attributed to lease-up of the 6100 Merriweather Property with the borrower sponsor having executed three leases accounting for 29.8% of NRA and 30.9% of underwritten base rent (including CareFirst, for which rent was fully abated in 2024).
(4)	The appraisal also provides for an “As Is” value specific to the collateral eight-story parking garage of $28,000,000 based on a cost approach. There is no revenue directly attributable to the parking garage, though tenants are provided use via the underlying office tenant leases. The aggregate “As Is” appraised value including the office property and parking garage (cost approach) is $135,500,000, resulting in a Cut-off LTV Date Ratio and Maturity Date LTV Ratio of 48.6% and 48.6%, respectively.

The Mortgage Loan. The fifth largest mortgage loan (the “6100 Merriweather Mortgage Loan”) is evidenced by two promissory notes with an aggregate original principal balance of $65,800,000. The 6100 Merriweather Mortgage Loan is secured by the borrowers’ fee interest in a 322,561 SF office property in addition to an eight-story parking garage located in Columbia, Maryland (the “6100 Merriweather Property”). The 6100 Merriweather Mortgage Loan was originated by HRCP Direct Lending Investments, LLC, which is controlled and managed by Rialto Capital Management, to facilitate the refinance of the 6100 Merriweather Property on September 8, 2025. The 6100 Merriweather Mortgage Loan was acquired by JPMorgan Chase Bank, National Association (“JPMCB”) on December 8, 2025.

The Borrowers and the Borrower Sponsor. The borrowers are MWD 3OA, LLC and MWD 3G1, LLC, each a Delaware limited liability company. Both single purpose borrowing entities are indirectly controlled by Howard Hughes Holdings Inc.

Howard Hughes Holdings Inc., with its subsidiaries, is recognized as one of the leading development firms in the United States, renowned for its expertise in developing and operating master planned communities nationwide. The company operates through three primary segments, focusing on the acquisition and development of retail, office and multifamily properties within strategically clustered areas, thereby fostering long-term community growth. In addition to its master-planned community in Columbia, Maryland—home to the 6100 Merriweather Property—Howard Hughes Holdings Inc. manages significant long-term projects in and around Las Vegas, Nevada; Houston, Texas; and Phoenix, Arizona. The corporation’s portfolio includes approximately 7.0 million SF of office space, 2.6 million SF of retail space and 5,855 multifamily units, spanning seven distinct communities. Howard Hughes Holdings Inc. is a publicly traded company (NYSE: HHH) with a market capitalization of $4.9 billion as of January 2026.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
69

Office – Suburban	Loan #5	Cut-off Date Balance:	$65,800,000
6100 Merriweather Drive	6100 Merriweather	Cut-off Date LTV:	61.2%
Columbia, MD 21044		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	12.0%

The Property. The 6100 Merriweather Property is a premier, LEED Gold certified, 12-story Class A office building offering 322,561 SF of NRA, complemented by an adjacent eight-story parking garage. Situated within the 68-acre Merriweather District in Columbia, Maryland, the 6100 Merriweather Property forms part of the expansive 400-acre Downtown Columbia master plan. Developed by the borrower sponsor in 2019, the 6100 Merriweather Property is located near high-quality retail, including more than ten food and beverage options in adjacent mixed-use developments and convenient access to the Mall in Columbia. The 6100 Merriweather Property features a wide array of modern amenities, such as a fitness center with locker rooms, floor-to-ceiling windows, indoor bike storage and a green rooftop terrace offering scenic views of Merriweather Post Pavilion. Tenants benefit from the on-site parking garage featuring an EV charging station, which also serves the surrounding commercial area, at no additional cost. With 1,400 total parking spaces, the property achieves a parking ratio of 4.34 spaces per 1,000 SF.

Located within the transformative Downtown Columbia master plan—a 30-year initiative to redevelop Columbia’s suburban core into a vibrant, walkable urban center—the 6100 Merriweather Property is at the heart of a mixed-use community featuring new residential neighborhoods, office spaces, retail and public amenities such as a transit center and performing arts venues. Approved in 2010 and overseen by the borrower sponsor, which retains ownership of most of the remaining land, the master plan, based on its 2016 updates, envisions a full buildout adding up to 6,244 residential units, 4.3 million SF of office space, 1.25 million SF of retail, 640 hotel rooms, 225,000 SF of civic and cultural facilities, and enhanced road connectivity. The plan also incorporates multi-modal transportation improvements, the redevelopment of the 19,300-seat Merriweather Post Pavilion amphitheater, and a shift from surface parking to structured garages, with a strong emphasis on sustainability and connectivity. This plan underscores the borrower sponsor’s commitment to the area and to the 6100 Merriweather Property.

As of December 1, 2025, the 6100 Merriweather Property reported a physical occupancy rate of 97.5%, with a diverse tenant mix spanning technology, financial services, healthcare and one restaurant tenant. The 6100 Merriweather Property is expected to experience minimal lease rollover during the loan term, with only 9.7% of NRA scheduled to roll prior to the loan’s maturity in 2030 and a weighted average remaining lease term of 6.8 years. In recent years, the 6100 Merriweather Property has achieved significant leasing velocity with three leases commencing in 2024 accounting for 29.8% of NRA and 30.9% of underwritten base rent, including Pinnacle Bank, which extended its initial lease, scheduled to expire in July 2026 through August 2035. The other two leases include CareFirst, the second largest tenant at the 6100 Merriweather Property and the largest provider of health insurance products in Maryland, Washington D.C. and Northern Virginia, and Eggspectation, a retail tenant which executed its lease in 2023 prior to taking occupancy in June 2024.

Major Tenants.

Tenable Holdings (159,899 SF; 49.6% of NRA; 50.6% of underwritten base rent) is a publicly traded (NASDAQ: TENB) cybersecurity company specializing in vulnerability management solutions and cyber exposure. Serving over 44,000 clients around the globe, Tenable Holdings platform and products assist organizations to identify, access, prioritize and manage security risks across their digital environments. Tenable Holdings has called the 6100 Merriweather Property its headquarters since March 2020 while having initially executed its lease in 2017 as an anchor tenant pre-leasing its space prior to completion in 2019. Tenable Holdings’ lease is scheduled to expire in February 2032 and has two, five-year renewal options. Tenable Holdings’ lease is subject to a contraction option, exercisable on or after March 1, 2027, to contract up to a maximum of one full floor (approximately 26,673 SF), subject to 12 months’ notice and payment of all unamortized tenant improvement allowances, rental abatement, and attorneys’ fees, amortized at an interest rate of 6% per year over the initial term. Tenable Holdings is currently subleasing 53,346 SF of their space to Adtalem Global Education Inc. See the “Tenant Summary” table herein for additional details.

CareFirst (80,192 SF; 24.9% of NRA; 25.5% of underwritten base rent) is a non-profit healthcare company that is an independent licensee of the Blue Cross and Blue Shield Association. CareFirst, with its affiliates and subsidiaries, offers a comprehensive portfolio of health insurance products and administrative services to 3.4 million individuals and employers in Maryland, Washington D.C. and Northern Virginia, making it the largest health care insurer in the Mid-Atlantic region. In its 83rd year of service, CareFirst employs approximately 7,500 associates and contractors in the Mid-Atlantic and is consistently recognized as one of the world’s most ethical companies according to a third party report. After executing its lease in May 2022, CareFirst took occupancy at the 6100 Merriweather Property in January 2024. The CareFirst lease is scheduled to expire in December 2034 and is subject to two, five-year renewal options. The CareFirst lease is subject to a contraction option with the one time right, exercisable between December 2030 and December 2031, to contract up to one full floor (approximately 27,084 SF), subject to 12 months’ notice and payment of all unamortized tenant improvements, rental abatement, and attorneys’ fees, amortized at an interest rate of 6% per year over the initial term. The CareFirst lease also contains a termination option effective December 31, 2031, subject to 12 months’ notice and payment of all unamortized tenant improvement, construction allowances and third party broker commissions.

Advarra (27,130 SF; 8.4% of NRA; 9.3% of underwritten base rent) is a global provider of clinical research and compliance solutions, and assists life science companies, hospitals and academic institutions run ethical, safe and effective clinical trials. Advarra serves 3,500 institutions, hospitals, health systems and academic medical centers in addition to over 4,000 pharmaceutical companies and contract research organizations (CROs), including seven of the top 10 pharmaceutical companies and four of the top five CROs. Since its founding in 1983, Advarra now employs approximately 1,500 employees and is headquartered at the 6100 Merriweather Property. Advarra has occupied its leased space at the 6100 Merriweather Property since January 2021. Advarra’s lease expires in December 2031 and is subject to two, five-year renewal options. Advarra’s lease is structured with a termination option effective December 31, 2028 subject to 12 months’ notice and payment of all unamortized costs of the tenant improvements, construction allowances and broker commissions, rental abatement, and attorneys’ fees, amortized at an interest rate of 10% per year over the initial term.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
70

Office – Suburban	Loan #5	Cut-off Date Balance:	$65,800,000
6100 Merriweather Drive	6100 Merriweather	Cut-off Date LTV:	61.2%
Columbia, MD 21044		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	12.0%

The following table presents certain information relating to the tenancy at the 6100 Merriweather Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Tenable Holdings(3)(4)	Ba3/BB/NR	159,899	49.6%	$6,675,783	50.6%	$41.75	2/29/2032	2 x 5 yr	N
CareFirst(5)	NR/NR/NR	80,192	24.9%	$3,361,641	25.5%	$41.92	12/31/2034	2 x 5 yr	Y
Advarra(6)	NR/NR/NR	27,130	8.4%	$1,227,828	9.3%	$45.26	12/31/2031	2 x 5 yr	Y
Pinnacle Bank	Baa3/BBB/BBB	10,465	3.2%	$456,168	3.5%	$43.59	8/31/2035	1 x 5 yr	N
Insperity Support Services(7)	NR/NR/NR	12,540	3.9%	$394,885	3.0%	$31.49	7/31/2028	1 x 5 yr	Y
Ames Watson(8)	NR/NR/NR	6,548	2.0%	$278,544	2.1%	$42.54	10/31/2029	None	Y
Eggspectation(9)	NR/NR/NR	5,508	1.7%	$259,704	2.0%	$47.15	8/31/2034	2 x 5 yr	N
Applied Information Sciences(10)	NR/NR/NR	4,712	1.5%	$215,340	1.6%	$45.70	10/31/2029	1 x 5 yr	N
Robert Half	NR/NR/NR	4,093	1.3%	$178,500	1.4%	$43.61	9/30/2027	2 x 5 yr	N
Embrace Home Loans(11)	NR/NR/NR	3,495	1.1%	$137,664	1.0%	$39.39	8/31/2026	1 x 3 yr	Y
Occupied Collateral Total/Wtd. Avg.		314,582	97.5%	$13,186,056	100.0%	$41.92

Vacant		7,979	2.5%
Total		322,561	100.0%

(1)	Based on the underwritten rent roll as of December 1, 2025.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Tenable Holdings has the right to contract up to a maximum of one full floor (approximately 26,673 SF) after March 1, 2027, subject to 12 months’ notice and payment of all unamortized tenant improvement allowances, rental abatement, leasing commissions and attorneys’ fees, amortized at an interest rate of 6% per year over the initial term.
(4)	Tenable Holdings is subleasing approximately 53,346 SF of space to Adtalem Global Education Inc. on the 7th and 8th floors at a sublease rate of $31.00 PSF through February 29, 2032. Annual UW Rent PSF represents the prime rent. The renewal and termination options only apply to Tenable Holdings under the primary lease. Tenable Holdings’ right to renew its lease is subject to Tenable Holdings (or its permitted transferee) remaining in occupancy of at least 50% of the rentable SF of the premises.
(5)	CareFirst has the right to contract up to a maximum of one full floor (approximately 27,084 SF) between December 31, 2030, and December 31, 2031, subject to 12 months’ notice and payment of the pro-rated sum of all unamortized tenant construction allowances, rental abatements, and broker commissions for the contracted space, amortized at an interest rate of 6% per year over the initial term. The lease also contains a termination option, effective December 31, 2031, subject to 12 months’ notice and payment of all unamortized tenant improvement, construction allowances and third party broker commissions.
(6)	Advarra’s lease is structured with a termination option effective as of December 31, 2028, subject to 12 months’ notice and payment of all unamortized costs of the tenant improvement, construction allowances and broker commissions, rental abatement and attorneys’ fees, amortized at an interest rate of 10% per year over the initial term.
(7)	Insperity Support Services’ lease has a one-time termination option effective after July 31, 2026, subject to 12 months’ notice and payment of the unamortized construction allowance and broker commissions, amortized at a rate of 8.0% per year over the initial term.
(8)	Ames Watson’s lease has two termination options effective December 31, 2026 and December 31, 2027, subject to 9 months’ notice and payment of all unamortized tenant improvement and broker commissions, amortized at an interest rate of 8.0% per year over the initial term.
(9)	Eggspectation is a retail tenant utilizing its space as a restaurant.
(10)	Applied Information Sciences is a dark tenant and its space is being marketed for sublease.
(11)	Embrace Home Loans’ lease has a one-time termination option effective August 31, 2024, subject to 9 months’ notice and payment of the unamortized costs incurred by the landlord in connection with tenant improvement, construction allowances and broker commissions in the amount of $15,586.58.

The following table presents certain information relating to the lease rollover schedule at the 6100 Merriweather Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	3,495	1.1%	1.1%	$137,664	1.0%	1.0%	$39.39
2027	1	4,093	1.3%	2.4%	$178,500	1.4%	2.4%	$43.61
2028	1	12,540	3.9%	6.2%	$394,885	3.0%	5.4%	$31.49
2029	2	11,260	3.5%	9.7%	$493,884	3.7%	9.1%	$43.86
2030(3)	0	0	0.0%	9.7%	$0	0.0%	9.1%	$0.00
2031	1	27,130	8.4%	18.1%	$1,227,828	9.3%	18.4%	$45.26
2032	1	159,899	49.6%	67.7%	$6,675,783	50.6%	69.1%	$41.75
2033	0	0	0.0%	67.7%	$0	0.0%	69.1%	$0.00
2034(3)	2	85,700	26.6%	94.3%	$3,621,344	27.5%	96.5%	$42.26
2035	1	10,465	3.2%	97.5%	$456,168	3.5%	100.0%	$43.59
2036 & Thereafter	0	0	0.0%	97.5%	$0	0.0%	100.0%	$0.00
Vacant	0	7,979	2.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	10	322,561	100.0%		$13,186,056	100.0%		$41.92

(1)	Based on the underwritten rent roll as of December 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	The 6100 Merriweather Mortgage Loan has a maturity date of October 6, 2030.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
71

Office – Suburban	Loan #5	Cut-off Date Balance:	$65,800,000
6100 Merriweather Drive	6100 Merriweather	Cut-off Date LTV:	61.2%
Columbia, MD 21044		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	12.0%

The Market. The 6100 Merriweather Property is situated in the Downtown Columbia office submarket, within the broader Baltimore office market. The Downtown Columbia submarket is undergoing significant redevelopment, driven by the borrower sponsor’s master plan. According to a third-party market research report, approximately 16,200 SF of office space is currently under construction in Downtown Columbia. The submarket has demonstrated positive momentum in quarterly absorption, recording gains in three of the last four quarters—including nearly 21,000 SF of positive absorption in Q4 2025—highlighting its capacity to successfully lease new office space. Vacancy rates in Downtown Columbia are beginning to stabilize, with a year-over-year decline of 0.5%, bringing the rate to 20.5% as of Q4 2025. The area also benefits from strong demographic trends, including steady population growth and an average household income of $148,639 within a three-mile radius of the 6100 Merriweather Property as of year-end 2024.

Similar to the Downtown Columbia office submarket, the broader Baltimore office market is showing signs of stabilization after several years of volatility following the COVID-19 pandemic. Vacancy and availability rates have remained steady, at approximately 12.0% and 13.0%, respectively. The market has experienced a recent positive trend in net absorption, with about 772,000 SF absorbed in Q4 2025—marking the fifth consecutive quarter of positive net absorption and the first instance of back-to-back years of positive absorption since 2019. With market rents holding steady and only 339,000 SF of office space currently under construction, the Baltimore office market is expected to continue its trajectory of stabilization and recovery according to a third party market research report.

The following table presents certain information relating to the appraisal’s office market rent conclusions for the 6100 Merriweather Property:

Market Rent Summary
	Market Rent (PSF)	Average Lease Term	Escalations
Office	$41.00	120 Months	2.75% per year

The following table presents certain information relating to comparable office leases for the 6100 Merriweather Property:

Comparable Office Lease Summary(1)
Property Name/Location	Year Built/Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
6100 Merriweather Columbia, MD(2)	2019/NAP		34,342(3)		11.1(4)	$41.82(5)
900 Bestgate Road Annapolis, MD	1988/NAP	Retirement Planning Services	2,207	Aug-25	7.0	$35.50
2 Bethesda Metro Bethesda, MD	1997/2024	Auto Care Association	7,755	Jun-25	11.8	$48.50
2 Wisconsin Circle Chevy Chase, MD	1985/NAP	Optimal Blue	3,181	Dec-24	3.5	$43.00
8161 Maple Lawn Boulevard Fulton, MD	2006/NAP	The Optimum Advantage Group LLC	1,175	Sep-24	5.3	$35.00
8110 Maple Lawn Boulevard Fulton, MD	2017/NAP	Unified Women’s Healthcare	8,286	Sep-24	5.0	$37.11
7142 Columbia Gateway Drive Columbia, MD	1994/2018	American Dream Home Improvement	2,673	Jun-23	5.0	$34.16

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of December 1, 2025.
(3)	Represents the average SF of all occupied office tenants.
(4)	Represents the weighted average lease term of all occupied office tenants based on underwritten base rent.
(5)	Represents the average rent PSF of all occupied office tenants.

Appraisal. The appraisal concluded to an “As Is” value for the office portion of the 6100 Merriweather Property of $107,500,000 as of May 21, 2025. The appraisal also provides for an “As Is” value specific to the collateral eight-story parking garage of $28,000,000 (based on a cost approach), resulting in an aggregate “As Is” appraised value of $135,500,000 for the collateral comprising the 6100 Merriweather Mortgage Loan.

Environmental Matters. The Phase I environmental site assessment dated June 5, 2025 did not identify any recognized environmental conditions at the 6100 Merriweather Property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
72

Office – Suburban	Loan #5	Cut-off Date Balance:	$65,800,000
6100 Merriweather Drive	6100 Merriweather	Cut-off Date LTV:	61.2%
Columbia, MD 21044		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 6100 Merriweather Property:

Cash Flow Analysis(1)
	2023	2024	9/30/2025 TTM	UW	UW PSF
Rents in Place	$8,109,556	$12,220,446	$12,515,890	$13,186,056	$40.88
Vacant Income	$0	$0	$0	$329,651	$1.02
Gross Potential Rent	$8,109,556	$12,220,446	$12,515,890	$13,515,707	$41.90
CAM	$182,482	$252,161	$452,212	$720,238	$2.23
Other Income	$1,963	$4,533	$73,797	$24,420	$0.08
Concessions	($55,608)	($3,459,836)	($1,156,307)	$0	$0.00
Vacancy	$0	$0	$0	($1,067,696)	($3.31)
Effective Gross Income	$8,238,393	$9,017,304	$11,885,593	$13,192,669	$40.90

Real Estate Taxes(2)	$1,333,918	$1,136,958	$1,130,133	$1,502,074	$4.66
Insurance	$161,642	$184,289	$161,652	$194,087	$0.60
Other Operating Expenses	$2,817,053	$2,841,641	$3,387,809	$3,591,746	$11.14
Total Expenses	$4,312,612	$4,162,888	$4,679,594	$5,287,907	$16.39

Net Operating Income(3)(4)	$3,925,781	$4,854,416	$7,205,999	$7,904,762	$24.51
Replacement Reserves	$0	$0	$0	$80,640	$0.25
TI/LC	$0	$0	$0	$322,561	$1.00
Net Cash Flow	$3,925,781	$4,854,416	$7,205,999	$7,501,561	$23.26

Occupancy %(5)	69.0%	97.5%	97.5%	92.5%
NOI DSCR	0.80x	0.99x	1.47x	1.61x
NCF DSCR	0.80x	0.99x	1.47x	1.53x
NOI Debt Yield	6.0%	7.4%	11.0%	12.0%
NCF Debt Yield	6.0%	7.4%	11.0%	11.4%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten cash flow.
(2)	Due to the 6100 Merriweather Property’s LEED Gold rating, the borrower sponsor was entitled to a 50% reduction of the county tax rate for five years as a newly constructed building. The tax credit began in tax year 2020 and expires after tax year 2025, resulting in an increase in taxes going forward.
(3)	The increase in 2024 Net Operating Income from 2023 Net Operating Income is largely attributed to lease-up of the 6100 Merriweather Property with the borrower sponsor having executed three leases accounting for 29.8% of NRA and 30.9% of UW Base Rent (including CareFirst, for which rent was fully abated in 2024).
(4)	The increase in 9/30/2025 TTM Net Operating Income from 2024 Net Operating Income is largely attributed to lease-up of the 6100 Merriweather Property (CareFirst lease executed in May 2022 (25.5% of UW Base Rent)) and burn-off of associated free rent.
(5)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrowers were required to make an upfront deposit of $243,800 into a tax reserve account. The borrowers are also required to make monthly deposits equal to 1/12 of the property taxes that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be $121,900 ($4.53 PSF annually)).

Insurance – At origination, the borrowers were required to make an upfront deposit of $130,000 in an insurance reserve account. The borrowers are also required to make monthly deposits equal to 1/12 of the annual estimated insurance payments. However, if no event of default is continuing and the 6100 Merriweather Property is insured under a blanket policy meeting the requirements set forth in the related 6100 Merriweather Mortgage Loan agreement, the requirement to make monthly deposits for insurance will be waived.

Replacement Reserve – The borrowers are required to make monthly deposits into a replacement reserve in an amount equal to approximately $6,720 ($0.25 PSF annually), capped at $250,000 ($0.78 PSF).

TI/LC Reserve – Upon the occurrence of a Cash Sweep Period (as defined below), the borrowers are required to make monthly deposits of approximately $26,880 ($1.00 PSF annually), along with any lease termination fees or payments received by the borrowers, to be used for future tenant improvements and leasing commissions. The requirement to make monthly deposits for tenant improvements and leasing commissions will be waived during such times that (i) the debt service coverage ratio is greater than 1.35x or (ii) the balance in the reserve is equal to or exceeds $1,000,000 ($3.10 PSF).

Outstanding TI/LC Reserve – At origination, the borrowers were required to make an upfront deposit of approximately $2,882,260 for tenant improvements and leasing commissions outstanding associated with the CareFirst and Pinnacle Bank leases.

Lockbox and Cash Management. The 6100 Merriweather Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
73

Office – Suburban	Loan #5	Cut-off Date Balance:	$65,800,000
6100 Merriweather Drive	6100 Merriweather	Cut-off Date LTV:	61.2%
Columbia, MD 21044		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	12.0%

into such lockbox account within one business day after receipt. All amounts deposited into the lockbox account will be held as additional security for the debt and, if no Cash Sweep Period has occurred, disbursed to the borrowers. During a Cash Sweep Period, all funds in the lockbox account are required to be swept once every business day into a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds to either be deposited (i) during a Critical Tenant Trigger Event (as defined below) into a reserve for Critical Tenant (as defined below) tenant improvement and leasing commissions account held by the lender as additional security for the 6100 Merriweather Mortgage Loan, or (ii) if there is no outstanding Critical Tenant Trigger Event, into an excess cash flow reserve account held by the lender as cash collateral for the 6100 Merriweather Mortgage Loan.

A “Cash Sweep Period” will commence on the occurrence of any of the following: (a) an event of default, (b) any bankruptcy action of (I) the borrowers, (II) the guarantor, (III) the borrower sponsor or (IV) the property manager, (c) the debt service coverage ratio being less than 1.25x, (d) a Critical Tenant Trigger Event or (e) the borrowers’ failure to provide the lender with financial statements and other information within the respective time periods specified in the 6100 Merriweather Mortgage Loan agreement.

A Cash Sweep Period will no longer be continuing with respect to clause (a) above, upon the lender’s acceptance of a cure of such event of default; with respect to clause (b) (I), (II) and (III) above, if the Cash Sweep Period commenced as a result of the filing of an involuntary petition against the respective party, upon the occurrence of such bankruptcy action being discharged, stayed, or dismissed within 30 days of filing, provided that in the lender’s reasonable opinion, the filing does not adversely affect the respective parties’ ability to perform its obligations under the 6100 Merriweather Mortgage Loan documents; with respect to clause (b)(IV) above, upon (1) the borrowers’ replacement of the property manager with a qualified manager under a replacement management agreement within 60 days after such bankruptcy action or (2) if the Cash Sweep Period commenced as a result of an involuntary petition against the property manager, the occurrence of such bankruptcy action being discharged, stayed, or dismissed within 60 days of filing, provided that in the lender’s reasonable opinion, the filing does not adversely affect the property manager’s ability to perform its obligations under the respective management agreement; or with respect to clause (c) above, upon the achievement of a debt service coverage ratio greater than 1.25x for two consecutive calendar quarters. In addition, a Cash Sweep Period with respect to clause (d) above may be cured upon the cure of such Critical Tenant Trigger Event; and with respect to clause (e), the Cash Sweep Period will be cured upon the lender’s receipt of the financial statements or other information which was initially failed to be delivered.

A “Critical Tenant Trigger Event” will commence on the occurrence of any of the following: (a) the related Critical Tenant gives notice of its election to exercise any contraction or termination options or to otherwise not extend or renew its lease, (b) the related Critical Tenant fails to give irrevocable notice of its election to renew its lease at least 12 months prior to the Critical Tenant’s lease expiration date, (c) the related Critical Tenant fails to give such notice or otherwise provide notice to downsize or contract its leased space on or prior to the date by which the related Critical Tenant is required to notify the lender of its election to renew its lease, (d) an event of default under such Critical Tenant lease, (e) a bankruptcy action of the related Critical Tenant or any guarantor of such Critical Tenant lease, (f) the related Critical Tenant (i) discontinues its normal business operations at its leased space or (ii) ceases to occupy at least 50.0% of its leased space, or (g) if any related Critical Tenant or guarantor under the lease with a Critical Tenant had an investment grade level credit rating (BBB- or higher) as of the loan origination date and such credit rating is reduced below an investment grade level.

A Critical Tenant Trigger Event will no longer be continuing with respect to clause (a), (b) or (c) above, upon the date that (i) an extension of the lease with the Critical Tenant is duly executed with a term that does not expire until two years after the 6100 Merriweather Mortgage Loan maturity date, among other conditions, and the related tenant improvement costs, leasing commissions, and other Critical Tenant expenses have been satisfied, or (ii) a Critical Tenant space has been re-tenanted with a replacement tenant under a lease that does not expire until at least two years after the initial 6100 Merriweather Mortgage Loan maturity date, among other conditions (a “Re-tenanting Event”); with respect to clause (d) above, upon the cure of the applicable event of default as determined at the lender’s reasonable discretion or the occurrence of a Re-tenanting Event; with respect to clause (e) above, upon the affirmation of the related Critical Tenant lease in the applicable bankruptcy proceeding, provided that the Critical Tenant is actually paying all rents and other amounts due under its lease, or the occurrence of a Re-tenanting Event; with respect to clause (f)(i) above, upon the date that the related Critical Tenant re-commences its normal business operations at its leased space or the occurrence of a Re-tenanting Event; with respect to clause (f)(ii) above, upon the date that the related Critical Tenant re-occupies at least 50.0% of its leased space or the occurrence of a Re-tenanting Event; and with respect to clause (g) above, upon the date that the credit rating of the Critical Tenant is raised back to investment grade levels or the occurrence of a Re-tenanting Event.

A “Critical Tenant” means any tenant, together with its affiliates, leasing an aggregate of 50,000 SF or more at the 6100 Merriweather Property.

Terrorism Insurance. The 6100 Merriweather Mortgage Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
74

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
Various, Various		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
75

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
Various, Various		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
76

Mortgage Loan No. 6 – Walgreens Retail Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/A			Location:	Various, Various
Original Balance(1):	$50,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Single Tenant
% of Initial Pool Balance:	5.2%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Sycamore Partners Management, L.P.			Size:	2,891,073 SF
Guarantors:	Sycamore Partners III, L.P. and			Cut-off Date Balance PSF(1):	$108
	Sycamore Partners III-A, L.P.			Maturity Date Balance PSF(1):	$108
Mortgage Rate(2):	5.81919526731772%			Property Manager:	Self managed
Note Date:	11/4/2025
Maturity Date:	11/6/2030			Underwriting and Financial Information
Original Term to Maturity:	60 months			UW NOI:	$64,755,440
Original Amortization Term:	0 months			UW NCF:	$61,430,706
IO Period:	60 months			UW NOI Debt Yield(1):	20.8%
Seasoning:	3 months			UW NCF Debt Yield(1):	19.7%
Prepayment Provisions:	L(12),YM1(41),O(7)			UW NOI Debt Yield at Maturity(1):	20.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	3.34x
Additional Debt Type(1):	Pari Passu/B-Note			Most Recent NOI(5):	NAV
Additional Debt Balance(1):	$261,500,000/$178,500,000			2nd Most Recent NOI(5):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(5):	NAV
Reserves(3)				Most Recent Occupancy:	100.0% (8/28/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$985,540,000 (Various)
Deferred Maintenance:	$88,464	$0	NAP	Appraised Value PSF:	$341
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	31.6%
Other Reserves(4):	$0	(4)	$24,000,000	Maturity Date LTV Ratio(1):	31.6%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$311,500,000	63.6%	Loan Payoff:	$468,458,513	95.6%
Subordinate Loan Amount:	$178,500,000	36.4%	Closing Costs:	$11,797,957	2.4%
			Return of Equity:	$9,655,066	2.0%
			Upfront Reserves:	$88,464	0.0%
Total Sources:	$490,000,000	100.0%	Total Uses:	$490,000,000	100.0%

(1)	The Walgreens Retail Portfolio Mortgage Loan (as defined below) is part of the Walgreens Retail Portfolio Whole Loan (as defined below) evidenced by (i) six senior pari passu promissory notes with an aggregate original principal balance of $311,500,000 and (i) two subordinate notes with an aggregate original principal balance of $178,500,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Walgreens Retail Portfolio Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Walgreens Retail Portfolio Whole Loan are $169, $169, 13.2%, 12.5%, 13.2%, 1.73x, 49.7% and 49.7%, respectively.
(2)	Mortgage Rate represents the per annum interest rate associated with the Walgreens Retail Portfolio Senior Loan. The per annum interest rate associated with the Walgreens Retail Portfolio Subordinate Companion Loan (as defined below) is 9.44566170868347% and the weighted average per annum interest rate for the Walgreens Retail Portfolio Whole Loan is 7.14026518524382%.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves consists of (i) a springing monthly Material Tenant (as defined below) reserve, (ii) springing monthly Low Debt Yield/DSCR Cure Funds reserve and (iii) a monthly reserve deposit of $2,000,000 into an interest and carry funds reserve subject to a cap of $24,000,000. See “Escrows and Reserves” and “Lockbox and Cash Management” below for further details.
(5)	Historical financial information is not shown as the Walgreens Retail Portfolio Properties (as defined below) are leased to a single tenant on a triple-net basis.

The Mortgage Loan. The sixth largest mortgage loan (the “Walgreens Retail Portfolio Mortgage Loan”) is part of a whole loan evidenced by six pari passu senior promissory notes in the aggregate original principal amount of $311,500,000 (the “Walgreens Retail Portfolio Senior Loan”) and two subordinate B-Notes in the aggregate original principal amount of $178,500,000 that are subordinate to the Walgreens Retail Portfolio Senior Loan (the “Walgreens Retail Portfolio Subordinate Companion Loan”, and together with the Walgreens Retail Portfolio Senior Loan, the “Walgreens Retail Portfolio Whole Loan”). The Walgreens Retail Portfolio Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”) and UBS AG New York Branch (“UBS AG”). The Walgreens Retail Portfolio Whole Loan is secured by the fee interest in 207 retail properties totaling 2,891,073 SF located across 42 states and one territory (Puerto Rico) (collectively, the “Walgreens Retail Portfolio Properties” or “Walgreens Retail Portfolio”).

The Walgreens Retail Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-2-1 and A-3-1, which are to be contributed by WFB, with an aggregate original principal balance of $50,000,000. The relationship between the holders of the Walgreens Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu A/B Whole Loans—The Walgreens Retail Portfolio Pari Passu-A/B Whole Loan” in the prospectus. The Walgreens Retail Portfolio Whole Loan is serviced pursuant to the trust and servicing agreement for the SYCA 2025-WAG transaction. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced Pari Passu

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
77

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
Various, Various		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

A/B Whole Loans—The Walgreens Retail Portfolio Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Walgreens Retail Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$105,750,000	$105,750,000	SYCA 2025-WAG	Yes
A-1-2	$105,750,000	$105,750,000	SYCA 2025-WAG	No
A-2-1	$25,000,000	$25,000,000	BANK5 2026-5YR20	No
A-2-2	$25,000,000	$25,000,000	WFCM 2025-5C7	No
A-3-1	$25,000,000	$25,000,000	BANK5 2026-5YR20	No
A-3-2	$25,000,000	$25,000,000	WFCM 2025-5C7	No
Senior Loan	$311,500,000	$311,500,000
B-1-1	$89,250,000	$89,250,000	SYCA 2025-WAG	No
B-1-2	$89,250,000	$89,250,000	SYCA 2025-WAG	No
Whole Loan	$490,000,000	$490,000,000

The Borrower and the Borrower Sponsor. The borrower is Retail PropCo Borrower LLC, a Delaware limited liability company and a single purpose entity with two independent directors in its organizational structure. The borrower is an affiliate of the borrower sponsor.

The non-recourse carveout guarantors are Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P. The borrower sponsor is Sycamore Partners Management, L.P. (“Sycamore Partners”), a private equity firm based in New York specializing in consumer, distribution and retail-related investments. Sycamore Partners has approximately $11.0 billion in aggregate committed capital and its strategy is to partner with management teams to improve the operating profitability and strategic value of its businesses. Past and present portfolio companies include Walgreens, The Boots Group, Shields Health Solutions, Playa Bowls, KnitWell Group, RONA, The Goddard School, STE Michelle Wine Estates, AZAMARA Cruise Lines, Margaritaville at Sea, Lane Bryant, Pure Fishing, Rithum, Staples, Hot Topic, Torrid, Stuart Weitzman and Kurt Geiger.

The Properties. The Walgreens Retail Portfolio is comprised of 207 retail properties 100.0% occupied by affiliates of Walgreen Co. (“U.S. Retail”) (“Walgreens”). The Walgreens Retail Portfolio Properties consist of approximately 2.9 million SF of retail space across 42 states and one territory (Puerto Rico), with the largest concentrations by underwritten net operating income in Florida, California, Puerto Rico, New York, Indiana and Texas. The Walgreens Retail Portfolio has a weighted average year built of 2004, an average property size of 13,967 SF and reported total sales of approximately $2.0 billion ($688 PSF) as of the fiscal year of 2024, which results in an occupancy cost of 3.3% based on underwritten net operating income.

The Walgreens Retail Portfolio Properties are subject to one absolute net master lease between affiliates of Walgreens as the Master Tenant (as defined below) and the borrower as the lessor, with an initial term of 15 years and three, five-year renewal options (the “Master Lease”). The Master Lease has no early termination options, except as it relates to the release of individual Walgreens Retail Portfolio Properties, at which time the total rent will be reduced by the amount of rent allocated to the to-be-released Walgreens Retail Portfolio property, subject to standard provisions related to the debt yield for the portfolio remaining after such a release. See “Partial Release” below for further information. Under the Master Lease, the Master Tenant is responsible for all operating expenses across the Walgreens Retail Portfolio, including real estate taxes, insurance and maintenance for the Walgreens Retail Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
78

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
Various, Various		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

Sole Tenant.

Walgreens (2,891,073 SF; 100.0% of NRA; 100.0% of underwritten base rent). Walgreens is the seventh largest overall U.S. retailer and the second largest pharmacy retailer, generating annual sales of approximately $121.4 billion for the fiscal third quarter of 2025. Headquartered in Deerfield, Illinois, Walgreens has 8,560 retail and healthcare locations across all 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. As of August 31, 2024, approximately 78% of the population of the U.S. lived within five miles of a store. Walgreens utilizes its vast scale and retail network to provide customers and patients with convenient, omnichannel access to consumer goods and services, as well as pharmacy and health and wellness services.

The following table presents certain information relating to the Walgreens Retail Portfolio Properties:

Walgreens Retail Portfolio Summary(1)
State/Territory	# of Properties	NRA(2)	% of Total NRA(2)	UW NOI(2)	% of Total UW NOI(2)	2024 Sales(2)	Sales PSF(2)	Occupancy Cost(2)	As-Is Appraised Value
Florida	27	394,538	13.6%	$9,484,889	14.6%	$234,427,288	$594	4.0%	$148,040,000
California	14	188,219	6.5%	$5,432,232	8.4%	$131,825,510	$700	4.1%	$83,390,000
Puerto Rico	10	172,787	6.0%	$4,892,974	7.6%	$95,526,637	$553	5.1%	$65,050,000
New York	10	128,720	4.5%	$3,323,816	5.1%	$96,359,710	$749	3.4%	$52,510,000
Indiana	10	143,859	5.0%	$3,049,998	4.7%	$87,634,484	$609	3.5%	$46,930,000
Texas	10	146,509	5.1%	$3,022,083	4.7%	$128,943,837	$880	2.3%	$46,740,000
Illinois	8	119,428	4.1%	$2,823,730	4.4%	$121,544,131	$1,018	2.3%	$42,900,000
Georgia	11	148,291	5.1%	$2,759,090	4.3%	$86,786,440	$585	3.2%	$42,820,000
Ohio	9	127,650	4.4%	$2,458,590	3.8%	$87,985,782	$689	2.8%	$36,740,000
Michigan	7	99,999	3.5%	$1,854,828	2.9%	$66,619,606	$666	2.8%	$28,280,000
Other	91	1,221,073	42.2%	$25,653,210	39.6%	$851,880,515	$698	3.0%	$392,140,000
Total/Wtd. Avg.	207	2,891,073	100.0%	$64,755,440	100.0%	$1,989,533,940	$688	3.3%	$985,540,000

(1)	Information is based on the appraisals unless otherwise specified.
(2)	Information is based on the Master Lease dated August 28, 2025.

The following table presents certain information relating to the tenancy at the Walgreens Retail Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Walgreens	NR/B1/BB-	2,891,073	100.0%	$64,755,440	100.0%	$22.40	8/31/2040	3 x 5 yr	N
Occupied Collateral Total		2,891,073	100.0%	$64,755,440	100.0%	$22.40

Vacant Space		0	0.0%
Total/Wtd. Avg.		2,891,073	100.0%

(1)	Information is based on the Master Lease dated August 28, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
79

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
Various, Various		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

The following table presents certain information relating to the lease rollover schedule at the Walgreens Retail Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030(2)	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	2,891,073	100.0%	100.0%	$64,755,440	100.0%	100.0%	$22.40
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	2,891,073	100.0%		$64,755,440	100.0%		$22.40

(1)	Information is based on the Master Lease dated August 28, 2025.
(2)	The Walgreens Retail Portfolio Whole Loan has a maturity date of November 6, 2030.

The Market. The Walgreens Retail Portfolio is located across 42 states and one territory (Puerto Rico), with the largest concentrations by underwritten net operating income in Florida, California, Puerto Rico, New York, Indiana, and Texas. The Walgreens Retail Portfolio Properties are located across 121 individual markets with an additional 20 Walgreens Retail Portfolio Properties located in non-metropolitan markets, with the largest concentrations (by underwritten net operating income) within the core retail markets of Puerto Rico (7.6%), Chicago, Illinois (4.2%), Los Angeles, California (4.1%), Tampa, Florida (3.3%) and St. Louis, Missouri (2.9%). The Walgreens Retail Portfolio Properties are generally situated in commercial corridors of both urban and suburban areas.

The following table presents certain market-related information across the Walgreens Retail Portfolio Properties:

Walgreens Retail Portfolio MSA Distribution(1)
MSA	# of Properties	NRA	% of Total NRA	UW NOI	% of Total UW NOI	Rent PSF	2024 Sales	Sales PSF	Occupancy Cost
Puerto Rico	10	172,787	6.0%	$4,892,974	7.6%	$28.32	$95,526,637	$553	5.1%
Chicago-Naperville-Elgin, IL-IN-WI	8	115,647	4.0%	$2,697,258	4.2%	$23.32	$97,042,041	$839	2.8%
Los Angeles-Long Beach-Anaheim, CA	6	76,504	2.6%	$2,679,302	4.1%	$35.02	$57,775,298	$755	4.6%
Tampa-St. Petersburg-Clearwater, FL	6	88,909	3.1%	$2,147,925	3.3%	$24.16	$54,325,321	$611	4.0%
St. Louis, MO-IL	5	74,539	2.6%	$1,893,304	2.9%	$25.40	$58,571,628	$786	3.2%
Philadelphia - PA	4	57,385	2.0%	$1,220,210	1.9%	$21.26	$50,017,371	$872	2.4%
Houston-The Woodlands-Sugar Land, TX	4	60,880	2.1%	$1,183,980	1.8%	$19.45	$40,519,098	$666	2.9%
Pittsburgh - PA	4	58,271	2.0%	$1,172,830	1.8%	$20.13	$28,134,066	$483	4.2%
Boston-Cambridge-Newton, MA-NH	2	30,995	1.1%	$1,132,875	1.7%	$36.55	$13,403,103	$432	8.5%
Orlando-Kissimmee-Sanford, FL	3	44,130	1.5%	$1,058,790	1.6%	$23.99	$20,346,504	$461	5.2%
Other Metros	135	1,857,985	64.3%	$40,078,721	61.9%	$21.57	$1,310,968,155	$706	3.1%
Non-Metropolitan	20	253,041	8.8%	$4,597,271	7.1%	$18.17	$162,904,718	$644	2.8%
Total/Wtd. Avg.	207	2,891,073	100.0%	$64,755,440	100.0%	$22.40	$1,989,533,940	$688	3.3%

(1)	Information is based on the underwritten rent roll and Master Lease dated August 28, 2025, as applicable.

Appraisals. The appraisals concluded to an aggregate “as-is” appraised value for the Walgreens Retail Portfolio Properties of $985,540,000 from March 1, 2025 to July 3, 2025.

Environmental Matters. According to the Phase I environmental reports, dated June 13, 2025 through July 16, 2025, 41 of the properties (having an aggregate allocated loan amount equal to 21.1% of the Walgreens Retail Portfolio Whole Loan balance) were identified as having recognized environmental conditions. The lender obtained a Site Lender Environmental Asset Protection-type environmental insurance policy and an excess environmental insurance policy for the identified properties issued by Beazley Excess and Surplus Insurance, Inc. with total limits of $35,000,000 per occurrence and $35,000,000 in the aggregate, subject to a $25,000 deductible, with an 8-year policy term (ending August 27, 2033). The environmental consultant provided the lender with opinions of probable cost related to future remediation concluding, to a 90% confidence interval, that aggregate remediation would not exceed an upper range estimate of $16,178,000. In addition, 14 of the properties (having an aggregate allocated loan amount equal to 6.1% of the Walgreens Retail

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
80

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
Various, Various		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

Portfolio Whole Loan balance) were identified as having conditional recognized environmental conditions. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Walgreens Retail Portfolio Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$64,755,440	$22.40
Vacant Income	$0	$0.00
Gross Potential Rent	$64,755,440	$22.40
Total Reimbursements	$0	$0.00
Net Rental Income	$64,755,440	$22.40
Less Vacancy & Credit Loss	$0	$0.00
Effective Gross Income	$64,755,440	$22.40
Total Expenses	$0	$0.00
Net Operating Income	$64,755,440	$22.40
CapEx	$433,661	$0.15
TI/LC	$2,891,073	$1.00
Net Cash Flow	$61,430,706	$21.25

Occupancy %	100.0%
NOI DSCR(3)	3.52x
NCF DSCR(3)	3.34x
NOI Debt Yield(3)	20.8%
NCF Debt Yield(3)	19.7%

(1)	Historical financial information is not shown as the Walgreens Retail Portfolio Properties are leased to a single tenant on a triple-net basis.
(2)	Base Rent is based on the Master Lease dated August 28, 2025.
(3)	Based on the Walgreens Retail Portfolio Senior Loan.

Escrows and Reserves.

Real Estate Taxes – The Walgreens Retail Portfolio Whole Loan documents require an ongoing monthly real estate tax reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months; provided, the borrower’s obligations are suspended under certain conditions, including (a) no Cash Management Trigger Event (as defined below) has occurred and is continuing or (b) during the continuance of a Cash Management Trigger Event (i) no event of default has occurred and is continuing, (ii) the master lease is in full force and effect and no monetary or non-monetary defaults have occurred and are continuing, and continues to occupy all of the Walgreens Retail Portfolio Properties and (iii) the tenant under the master lease continues to make the payments and perform the obligations required under its lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and provides the lender with a quarterly certification in connection with the same (it being understood that the lenders will have the right to request evidence of the payment and performance of such obligations under the master lease at any time during an event of default (collectively, the “Reserve Waiver Conditions”)).

Insurance – The Walgreens Retail Portfolio Whole Loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, deposits to the monthly insurance reserves on account of insurance premiums will be waived to the extent that the insurance requirements under the Walgreens Retail Portfolio Whole Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, the insurance premiums for such blanket policy are not paid in installments or financed, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, the monthly escrow insurance premiums will be waived for so long as (a) no Cash Management Trigger Event has occurred and is continuing or (b) during the continuance of a Cash Management Trigger Event, the Reserve Waiver Conditions with respect to insurance reserves are satisfied.

Immediate Repairs – The Walgreens Retail Portfolio Whole Loan documents require an upfront deposit of $88,464 with respect to immediate required repairs.

Replacement Reserve – The Walgreens Retail Portfolio Whole Loan documents require an ongoing monthly replacement reserve deposit of approximately $139,735, to be deposited into a replacement reserve account. Notwithstanding the foregoing, the monthly escrow replacement reserves will be waived for so long as (a) no Cash Management Trigger Event has occurred and is continuing or (b) during the continuance of a Cash Management Trigger Event, the Reserve Waiver Conditions with respect to replacement reserves are satisfied.

Low Debt Yield/DSCR Cure Funds – If the borrower deposits in cash with the lender one or more Low Debt Yield Cure Deposit (as defined below) or Low DSCR Cure Deposit (as defined below) to avoid the occurrence of a Cash Management Debt Yield Trigger Event (as defined below) and/or a Cash Management DSCR Trigger Event (as defined below), the lender will transfer such amounts into the Low Debt Yield/DSCR Cure Funds account. The lender will hold such Low Debt Yield/DSCR Cure Deposit(s) as additional collateral for the Walgreens Retail Portfolio Whole Loan. At any time during the term of the Walgreens Retail Portfolio Whole Loan that Low Debt Yield/DSCR Cure Funds are on deposit in the Low Debt Yield/DSCR Cure Funds account,

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
81

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
Various, Various		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

the lender will determine the DSCR or the pro forma debt yield, as applicable, on the last day of the 12th month following the making of such deposit, taking into account the Low Debt Yield/DSCR Cure Funds. If the lender determines that the Low Debt Yield/DSCR Cure Funds then on deposit in the Low Debt Yield/DSCR Cure Funds account, if applied to reduce the then outstanding principal balance, would be insufficient to cause either (i) the proforma debt yield to be at least 10.75% or (ii) the DSCR to be at least 1.40x, as applicable, in each case, for a period of 12 months, then the borrower may, in order to continue to avoid the occurrence of a Cash Management Debt Yield Trigger Event and/or Cash Management DSCR Trigger Event, within five business days of the lender’s notice to the borrower of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the Low Debt Yield/DSCR Cure Funds account, would be sufficient, if applied to reduce then outstanding principal balance, to result in either (a) a proforma debt yield of at least 10.75% or (b) a DSCR of at least 1.40x.

Interest and Carry Funds – The Walgreens Retail Portfolio Whole Loan documents require an ongoing reserve deposit of $2,000,000 to fund interest and carry costs for each month, subject to a cap of $24,000,000, and will be held as additional security for the Walgreens Retail Portfolio Whole Loan during the Walgreens Retail Portfolio Whole Loan term.

Lockbox and Cash Management. The Walgreens Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event. Rents from the Walgreens Retail Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Walgreens Retail Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Walgreens Retail Portfolio Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Master Tenant Trigger Event (as defined below) has occurred and is continuing, to a Master Tenant rollover reserve, (b) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant rollover reserve, (c) if no Master Tenant Trigger Event and/or Material Tenant Trigger Event has occurred and is continuing, to an excess cash account and (d) if no Cash Management Trigger Event is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Walgreens Retail Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrower or the guarantors, (iii) the trailing 12-month period DSCR falling below 1.40x (a “Cash Management DSCR Trigger Event”) (tested at the end of each fiscal quarter), (iv) the pro forma debt yield falling below 10.75% (a “Cash Management Debt Yield Trigger Event”) (tested at the end of each fiscal quarter), (v) a Material Tenant Trigger Event or (vi) a Master Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days, and the lender’s determination that such filing does not materially affect the borrower’s or the guarantors’ monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 1.40x for two consecutive fiscal quarters or the borrower has deposited with the lender a letter of credit or cash in an amount (such amount, the “Low DSCR Cure Deposit”) that, if applied to reduce the then outstanding principal balance, would result in a DSCR that is equal to or greater than 1.40x, (d) with respect to clause (iv) above, the pro forma debt yield being at least 10.75% for two consecutive quarters or the borrower has deposited with the lender a letter of credit or cash in an amount (such amount, the “Low Debt Yield Cure Deposit”) that, if applied to reduce the then outstanding principal balance, would result in a pro forma debt yield that is equal to or greater than 10.75%, (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event or (f) with respect to clause (vi) above, the cure of such Master Tenant Trigger Event.

A “Master Tenant” means individually and/or collectively, as the context may require, jointly and severally, U.S. Retail, Walgreen of Hawaii, LLC, Bond Drug Company of Illinois, LLC, Walgreen Louisiana Co, Inc., Walgreen of Puerto Rico, Inc., Walgreen Arizona Drug Co., Walgreens Store No. 7839, LLC and Walgreen Eastern Co Inc., together with their respective successors and permitted assigns under the Master Lease.

A “Master Tenant Trigger Event” means a period commencing upon the occurrence of (i) an event of default under a Master Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (ii) the Master Tenant “going dark”, vacating or ceasing to conduct business in the ordinary course with respect to 10% or more of its space; provided, however, this clause (ii) will not include such portion of the Walgreens Retail Portfolio Properties that (A) is currently the subject of a casualty, (B) is leased, licensed and/or subleased pursuant to agreements previously approved in writing by the lender or which are otherwise permitted under the Walgreens Retail Portfolio Whole Loan documents, (C) is currently subject to a temporary cessation of normal business operations due to an alteration of the improvements at the Walgreens Retail Portfolio Properties or (D) is currently subject to a temporary cessation of normal business operations due to force majeure delays, (iii) the Master Tenant announces or discloses publicly, its intention to relocate or vacate 10% or more of its Master Tenant space, (iv) 10% or more of the Master Tenant’s space is marketed for sublease by or on behalf of the Master Tenant, (v) commencing with the fiscal quarter ending February 28, 2026, the fixed charge coverage ratio of a parent entity of the Master Tenant (the “USR ABL Borrower”) is less than 1.0x for any fiscal quarter or (vi) an event of default under that certain loan (the “USR ABL Loan”) made to the USR ABL Borrower pursuant to that certain USR ABL credit agreement dated as of August 28, 2025 by and between certain parent entities of the Master Tenant and WFB (“USR ABL Administrative Agent”) pursuant to the USR ABL Loan documents and expiring upon (a) with respect to clause (i) above, a cure of the applicable event of default, (b) with respect to clause (ii) above, the applicable the Master Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the Walgreens Retail Portfolio Properties or a portion thereof, or a partial release of the applicable Walgreens Retail Portfolio Properties occurs in accordance of the Walgreens Retail Portfolio Whole Loan documents, (c) with respect to clause (iii) above, the retraction by the Master Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Master Tenant space or a partial release of the applicable Walgreens Retail Portfolio Properties occurs in accordance of the Walgreens Retail Portfolio Whole Loan documents, (d) with respect to clause (iv) above, the cessation of marketing efforts with respect to its Master Tenant space or a partial release of the applicable Walgreens Retail Portfolio Properties occurs in accordance of the Walgreens Retail Portfolio Whole Loan documents, (e) with respect to clause (v) above, fixed charge coverage ratio of the USR ABL Borrower is at least 1.0x for two consecutive fiscal quarters and (f) with respect to clause (vi) above, a cure of the event of default under the USR ABL Loan that is accepted or waived by USR ABL Administrative Agent.

A “Material Tenant” means any sublease that, together with its affiliates, either (a) leases no less than 20% of the total NRA of the Walgreens Retail Portfolio Properties, (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Walgreens Retail Portfolio Properties and/or (c) covers forty or more Walgreens Retail Portfolio Properties.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (ii) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
82

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$50,000,000
Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
Various, Various		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

occurring, (iii) except as permitted under the Walgreens Retail Portfolio Whole Loan documents, a Material Tenant lease being terminated in whole or in part or is no longer in full force and effect, (iv) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or substantially all of its space; provided, however, this clause (iv) will not include such portion of the Walgreens Retail Portfolio property that (A) is currently the subject of a casualty, (B) is currently subject to a temporary cessation of normal business operations due to an alteration of the improvements at the Walgreens Retail Portfolio Properties or (C) is currently subject to a temporary cessation of normal business operations due to force majeure delays, (v) a Material Tenant announces or discloses publicly, its intention to relocate or vacate all or substantially all of its Material Tenant space or (vi) all or substantially all of a Material Tenant’s space is marketed for sublease or subleased by or on behalf of a Material Tenant and expiring upon (a) with respect to clause (iii), (iv), (v) or (vi) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Walgreens Retail Portfolio Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, a cure of the applicable event of default, (c) with respect to clause (ii) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (d) with respect to clause (iv) above and if the conditions in clause (i) above are not satisfied, the applicable Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the Walgreens Retail Portfolio Properties or a portion thereof, (e) with respect to clause (v) above and if the conditions in clause (i) above are not satisfied, the retraction by the Material Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Material Tenant space and (f) with respect to clause (vi) above and if the conditions in clause (i) above are not satisfied, the cessation of marketing efforts with respect to its Material Tenant space; provided that each of the foregoing cures will be subject to the following conditions: (1) after giving effect to such cure, no Material Tenant Trigger Event will exist with respect to any Material Tenant, any Material Tenant lease or any lease guarantor with respect to any Material Tenant lease and (2) the borrower will have paid all of the lender’s costs incurred in connection with such cure (including reasonable attorneys’ fees).

Subordinate Debt. The Walgreens Retail Portfolio Properties also secure the Walgreens Retail Portfolio Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $178,500,000. The Walgreens Retail Portfolio Subordinate Companion Loan is coterminous with the Walgreens Retail Portfolio Whole Loan and accrues interest at a fixed rate per annum equal to 9.44566170868347%. The Walgreens Retail Portfolio Senior Loan is senior in right of payment to the Walgreens Retail Portfolio Subordinate Companion Loan. The holders of the promissory notes evidencing the Walgreens Retail Portfolio Whole Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Walgreens Retail Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu A/B Whole Loans—The Walgreens Retail Portfolio Pari Passu A/B Whole Loan” in the prospectus.

The following table presents certain metrics related to the Walgreens Retail Portfolio Subordinate Companion Loan:

Walgreens Retail Portfolio Subordinate Loan Summary
Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV	Whole Loan Maturity Date LTV
$178,500,000	9.44566170868347%	60	0	60	1.73x	13.2%	49.7%	49.7%

Release of Property. Following the lockout period, the borrower may obtain a release of a Walgreens Retail Portfolio property upon a bona fide sale to an affiliate or third party or, if requested by the borrower, an assignment of the lien to a new lender, subject to certain conditions, including (i) no event of default will have occurred or be continuing, (ii) payment of a release price equal to the greater of (A) 100% of the net sales proceeds or (B) 125% of the allocated loan amount for the release property (together with the applicable prepayment premium therefor); (iii) the post-release debt yield for the remaining properties will be equal or greater than (A) 13.1% or (B) the pre-release debt yield for the then-constituent property (provided that the borrower may prepay the loan in an amount sufficient to satisfy the related debt yield condition, together with the applicable prepayment premium therefor), and (iv) if the post-release loan-to-value ratio as determined by the lender exceeds 125% and the lender so requests, an opinion of counsel that the partial release complies with REMIC requirements.

Terrorism Insurance. The Walgreens Retail Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Walgreens Retail Portfolio Properties, as well as business interruption insurance covering the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. The loan documents provide that if TRIPRA or a successor statute is not in effect, the borrower will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage (excluding terrorism, earthquake and rent loss-related components of the policy premium). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
83

Retail – Anchored	Loan #7	Cut-off Date Balance:	$49,070,000
101 Los Altos Parkway	Sparks Crossing	Cut-off Date LTV:	62.8%
Sparks, NV 89436		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
84

Retail – Anchored	Loan #7	Cut-off Date Balance:	$49,070,000
101 Los Altos Parkway	Sparks Crossing	Cut-off Date LTV:	62.8%
Sparks, NV 89436		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
85

Retail – Anchored	Loan #7	Cut-off Date Balance:	$49,070,000
101 Los Altos Parkway	Sparks Crossing	Cut-off Date LTV:	62.8%
Sparks, NV 89436		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.2%

Sparks Crossing
101 Los Altos Parkway
Sparks, NV 89436
Spanish Springs
Sun Valley
WASHOE COUNTY
Sparks
RENO
Northeast Reno
PAH RAH MTN. RANGE
STOREY COUNTY
Hidden Valley
Highland Ranch Pkwy
Los Altos Pkwy
Vista Blvd
Pyramid Way
Disc Dr
Sparks Blvd
Chocolate Dr
Sun Valley Blvd
N. McCarran Blvd
Greenbrae Dr
Oddie Blvd
Prater Way
Greg St
Mill St
Rock Blvd
S. McCarran Blvd
Veterans Pkwy
Plumb Ln
Moana Ln
Arlington Ave
Plumas St
Kietzke Ln
Truckee River
AMTRAK
Red Hawk Golf and Resort
Spanish Springs Center
Sparks Galleria Shopping Center
D'Andrea Golf and CC
D'Andrea Marketplace
Baring Village
Truckee Meadows Community College
North McCarran Crossing
University Village
Fleischmann Planetarium
William Peccole Park
University of Nevada, Reno
Mackay Stadium
Saint Mary's Regional Medical Ctr.
Silverada Shopping Center
Washoe County Admin. Complex
Iron Horse Shopping Center
Marina Marketplace
Sparks Business Center
Northern Nevada Medical Ctr.
The Waterpark at Wild Island
Outlets At Legends
Sierra Nevada Corporation
Nugget Casino Resort
DOWNTOWN RENO
RENO AMTRAK
Riverwalk
National Automobile Museum
Renown Regional Medical Ctr.
Grand Sierra Resort & Casino
Oakcrest Business Park
Odwalla Distribution Center
Amazon Distribution Center
Reno-Tahoe Intl. Airport
Reno-Sparks Convention Center
Redfield Promenade
Carson City 27 miles
Hidden Valley CC
445
395
80
580
Sparks
RENO
Fernley
Fallon
Truckee
Incline Village
Silver Springs
Carson City
Lake Tahoe
South Lake Tahoe
Gardnerville Ranchos
NEVADA
CALIFORNIA
SIERRA NEVADA MTS

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
86

Mortgage Loan No. 7 – Sparks Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):		NR/NR/NR		Location:	Sparks, NV 89436
Original Balance:		$49,070,000		General Property Type:	Retail
Cut-off Date Balance:		$49,070,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		5.1%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	2007/NAP
Borrower Sponsor:		Bridge33 Capital LLC		Size:	329,061 SF
Guarantor:		B33 RE Partners Investments III LLC		Cut-off Date Balance Per SF:	$149
Mortgage Rate:		6.0500%		Maturity Date Balance Per SF:	$149
Note Date:		12/18/2025		Property Manager:	B33 Services LLC
Maturity Date:		1/11/2031			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI(2):	$5,003,941
IO Period:		60 months		UW NCF:	$4,625,521
Seasoning:		1 month		UW NOI Debt Yield:	10.2%
Prepayment Provisions:		L(25),D(28),O(7)		UW NCF Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NOI Debt Yield at Maturity:	10.2%
Additional Debt Type:		NAP		UW NCF DSCR:	1.54x
Additional Debt Balance:		NAP		Most Recent NOI(2):	$4,329,449 (10/31/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$4,310,094 (12/31/2024)
				3rd Most Recent NOI:	$3,762,460 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	96.8% (12/15/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.4% (12/31/2024)
RE Taxes:	$0	$52,812	NAP	3rd Most Recent Occupancy:	85.7% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$78,100,000 (11/24/2025)
Replacement Reserve:	$0	$5,484	$131,616	Appraised Value PSF:	$237
Leasing Reserve:	$0	$20,566	$740,376	Cut-off Date LTV Ratio:	62.8%
Existing TI/LC Reserve:	$672,006	NAP	NAP	Maturity Date LTV Ratio:	62.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$49,070,000	68.7%	Purchase Price:	$70,100,000	98.2%
Borrower Sponsor Equity:	$22,343,476	31.3%	Upfront Reserves:	$672,006	0.9%
			Closing Costs:	$641,469	0.9%
Total Sources:	$71,413,476	100.0%	Total Uses:	$71,413,476	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase from the Most Recent NOI to the UW NOI is primarily attributable to recent leasing, totaling $616,962 (11.9% of underwritten rent) and 30,942 SF (9.4% of NRA) since March 1, 2025.

The Mortgage Loan. The seventh largest mortgage loan (the “Sparks Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $49,070,000 and secured by the borrower’s fee interest in a 329,061 SF shopping center located in Sparks, Nevada (the “Sparks Crossing Property” or the “Property”).

The Borrower and the Borrower Sponsors. The borrower is B33 Sparks Crossing III LLC, a Delaware limited liability company and single purpose entity with one independent director. The non-recourse carveout guarantor is B33 RE Partners Investments III LLC.

The borrower and non-recourse carveout guarantor are both affiliates of Bridge33 Capital LLC (“Bridge 33”), a privately held, vertically integrated commercial real estate investment firm founded in 2012 by Andy Chien and Jahan Moslehi. Bridge33 has acquired 51 assets totaling approximately 9.9 million SF across 23 states.

The Property. The Sparks Crossing Property is an anchored retail shopping center comprised of 12 single-story, Class B buildings, totaling 329,061 SF located in Sparks, Nevada. Built in 2007, the Property is situated on a 37.0-acre site along Pyramid Way, a highly trafficked commercial corridor within Sparks, Nevada. As of December 15, 2025, the Sparks Crossing Property was 96.8% leased to 44 tenants, averaging an occupancy of 90.6% over the past five years. The Property, anchored by Michael’s, Trader Joe’s, Ross Dress for Less, and Best Buy, benefits from its adjacency to Sparks Galleria Shopping Center, whose major tenants—including Costco, Home Depot, Office Depot, Marshalls, and Home Goods—function as effective shadow anchors. Other tenants at the Property include Painted Tree Boutiques, PetSmart, Verizon, Five Below, Ulta, Boot Barn, Wing Stop and AT&T.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
87

Retail – Anchored	Loan #7	Cut-off Date Balance:	$49,070,000
101 Los Altos Parkway	Sparks Crossing	Cut-off Date LTV:	62.8%
Sparks, NV 89436		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.2%

Major Tenants.

Ross Dress for Less (30,187 SF; 9.2% of NRA; 6.3% of underwritten rent). Founded in 1982, Ross Dress for Less (“Ross”) is a discount clothing retailer that operates off-price stores selling brand-name apparel, footwear, accessories and home goods at 20-60% below regular retail prices, typically ranging from 25,000 SF to 30,000 SF. The company generates revenue through the purchase and resale of manufacturers' excess inventory, closeout merchandise and canceled orders from department stores and specialty retailers. Ross has maintained its position as a leading off-price retailer by leveraging its treasure hunt shopping experience, rapid inventory turnover and consistent value proposition. The tenant has been located at the Property since 2007 and has a lease expiration date of January 31, 2029, with two five-year renewal options and no termination options remaining.

Best Buy (30,000 SF; 9.1% of NRA; 5.9% of underwritten rent). Founded in 1966, Best Buy is an electronics retailer that operates large-format stores selling computers, smartphones, televisions, home appliances and gaming equipment, typically ranging from 20,000 SF to 45,000 SF. The company generates revenue through product sales and technology services including installation, repair and technical support through its Geek Squad division. Best Buy has maintained its position as a leading electronics retailer by adapting to e-commerce competition through omnichannel retail strategies and enhanced customer services. The tenant has been located at the Property since 2006 and has a lease expiration date of March 31, 2028, with one two-year renewal option and no termination options remaining.

Painted Tree Boutiques (29,982 SF; 9.1% of NRA; 8.4% of underwritten rent). Founded in 2015, Painted Tree is a retail shopping experience specializing in gifts, home decor, and boutique clothing. It started as a vintage market in Bryant, Arkansas, and has grown into a unique shopping and selling boutique experience with over 42 locations across the country. The tenant has been at the Property since 2023 and has a lease expiration date of May 31, 2034, with three five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at Sparks Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Ross Dress for Less	A2/NR/BBB+	30,187	9.2%	$326,925	6.3%	$10.83	1/31/2029	2 x 5 yr	N
Best Buy	A3/NR/BBB+	30,000	9.1%	$307,500	5.9%	$10.25	3/31/2028	1 x 2 yr	N
Painted Tree Boutiques	NR/NR/NR	29,982	9.1%	$434,739	8.4%	$14.50	5/31/2034	3 x 5 yr	N
Michael's	Caa2/NR/B-	22,024	6.7%	$335,866	6.5%	$15.25	4/30/2032	2 x 5 yr	N
Sierra Trading Post(2)	A2/NR/A	20,182	6.1%	$304,748	5.9%	$15.10	4/30/2036	4 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		132,375	40.2%	$1,709,778	32.9%	$12.92

Other Tenants		186,086	56.6%	$3,482,545	67.1%	$18.71
Occupied Subtotal/Wtd. Avg.		318,461	96.8%	$5,192,323	100.0%	$16.30

Vacant Space		10,600	3.2%
Total/Wtd. Avg.		329,061	100%

(1)	Based on the underwritten rent roll dated December 15, 2025.
(2)	In connection with the borrower’s acquisition of the Property, the seller and borrower entered into an escrow agreement with the title company as escrow agent to administer certain funds, including $158,821 for gap rent to cover tenants (including for Sierra Trading Post) that have not commenced fully paying rent. Sierra Trading Post has a rent commencement date of April 29, 2026.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
88

Retail – Anchored	Loan #7	Cut-off Date Balance:	$49,070,000
101 Los Altos Parkway	Sparks Crossing	Cut-off Date LTV:	62.8%
Sparks, NV 89436		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the Sparks Crossing Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling
MTM/2026	2	4,000	1.2%	1.2%	$110,652	2.1%	2.1%	$27.66
2027	2	4,900	1.5%	2.7%	$99,785	1.9%	4.1%	$20.36
2028	8	42,800	13.0%	15.7%	$672,464	13.0%	17.0%	$15.71
2029	6	47,287	14.4%	30.1%	$643,017	12.4%	29.4%	$13.60
2030	6	18,000	5.5%	35.6%	$345,140	6.6%	36.0%	$19.17
2031(2)	4	5,500	1.7%	37.2%	$146,025	2.8%	38.8%	$26.55
2032	5	69,131	21.0%	58.2%	$1,119,089	21.6%	60.4%	$16.19
2033	1	7,000	2.1%	60.4%	$126,000	2.4%	62.8%	$18.00
2034	4	78,281	23.8%	84.1%	$1,073,406	20.7%	83.5%	$13.71
2035	4	15,520	4.7%	88.9%	$379,657	7.3%	90.8%	$24.46
2036 & Thereafter	2	26,042	7.9%	96.8%	$477,088	9.2%	100.0%	$18.32
Vacant	0	10,600	3.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	44	329,061	100.0%		$5,192,323	100.0%		$16.30

(1)	Based on the underwritten rent roll dated December 15, 2025.
(2)	The Sparks Crossing Mortgage Loan has a maturity date of January 11, 2031.
(3)	Total Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Sparks Crossing Property is located in the Reno Metropolitan Statistical Area in Washoe County, Nevada. The Property benefits from its strategic position near the southeast corner of Pyramid Way (State Route 445) and Los Altos Parkway, a major intersection that, according to the appraiser, provides excellent visibility and exposure to passing traffic. The Sparks Crossing Property is approximately 5.0 miles south of Interstate 80 and 13 miles south of Reno–Tahoe International Airport (RNO). Tahoe–Reno Industrial Center (TRIC) is the primary demand generator in the area and key attractions include Red Hawk Golf and Resort, Golden Eagle Regional Park, Pyramid Way Commercial Corridor and Spanish Springs High School. Major employers in the area include Chewy, Washoe County School District, Caesars Entertainment, Brookfield Renewable Partners, Allied Universal Manager, State of Nevada, Tholl Fence, Penn Entertainment, Walmart and Trinet Group.

According to the appraisal, the Sparks Crossing Property is located within the Spanish Springs submarket of the Washoe County retail market. As of the second quarter of 2025, the submarket had an inventory of 1.96 million SF with a vacancy rate of 1.8% and asking rent of $22.36 PSF. The appraiser concluded a 4.0% vacancy and a weighted average market rent of $17.83 for the Sparks Crossing Property.

The 2025 population within a one-, three- and five-mile radius of the Sparks Crossing Property was 5,710, 96,111 and 191,338, respectively. The 2025 median household income within the same radii was $100,495, $90,753, $81,533, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Sparks Crossing Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Anchor	$12.50	15	10.00% Every 5 Years	$5.00	$1.00
Large - Inline	$19.00	10	3.00% Per Year	$15.00	$1.00
Small - Inline	$24.00	5	3.00% Per Year	$30.00	$0.00
Large - Street	$22.00	10	3.00% Per Year	$20.00	$0.00
Small - Street	$28.00	5	3.00% Per Year	$35.00	$0.00
Pad Site	$32.00	10	3.00% Per Year	$35.00	$0.00
Junior Anchor	$15.00	15	10.00% Every 5 Years	$10.00	$1.00
Ground Lease	$125,000.00(1)	15	10.00% Every 5 Years	$0.00	$0.00

(1)	Represents total Ground Lease Market Rent. Not on a PSF basis.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
89

Retail – Anchored	Loan #7	Cut-off Date Balance:	$49,070,000
101 Los Altos Parkway	Sparks Crossing	Cut-off Date LTV:	62.8%
Sparks, NV 89436		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.2%

The table below presents certain information relating to comparable sales pertaining to the Sparks Crossing Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location (City, State)	Rentable Area (SF)	Year Built	Occupancy	Anchor(s)	Sale Date	Sale Price (PSF)
Sparks Crossing	Sparks, NV	329,061(1)	2007	96.8%(1)	Best Buy, Ross Dress for Less, Michael’s, Trader Joe’s	12/18/2025	$213
Blue Oaks Town Center	Rocklin, CA	363,483	2006	98.0%	Target	11/1/2025	$256
Las Tiendas Village	Chandler, AZ	188,571	1984	98.0%	Sprouts	9/1/2025	$289
Georgia Crossing	Buford, GA	263,391	1999	96.0%	Target	6/25/2025	$224
Superstition Gateway	Mesa, AZ	507,084	2006	97.7%	Walmart	4/25/2025	$239
Huntington Oaks	Monrovia, CA	271,022	1986	96.0%	Trader Joe's	10/25/2024	$293

Source: Appraisal.

(1)	Based on the underwritten rent roll dated December 15, 2025.

Appraisal. According to the appraisal as of November 24, 2025, the Sparks Crossing Property had an “as-is” appraised value of $78,100,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 11, 2025, there was no evidence of any recognized environmental conditions at the Sparks Crossing Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sparks Crossing Property:

Cash Flow Analysis
	2023	2024	10/31/2025 TTM	UW(1)	UW PSF
Base Rent	$4,238,412	$4,737,631	$4,618,152	$5,192,323	$15.78
Grossed Up Vacant Space	$0	$0	$0	$285,600	$0.87
Gross Potential Rent	$4,238,412	$4,737,631	$4,618,152	$5,477,923	$16.65
CAM Reimbursement	$1,150,099	$1,170,091	$1,286,408	$1,396,887	$4.25
Other Income	$12,680	$3,673	$3,473	$3,473	$0.01
Net Rental Income	$5,401,191	$5,911,395	$5,908,033	$6,878,282	$20.90
Vacancy/Credit Loss	$0	$0	$0	($285,600)	($0.87)
Free Rent Adjustment	($126,367)	($152,257)	$0	$0	$0.00
Effective Gross Income	$5,274,824	$5,759,138	$5,908,033	$6,592,682	$20.03

Real Estate Taxes	$535,262	$547,582	$555,264	$580,525	$1.76
Insurance	$138,378	$161,755	$267,552	$165,189	$0.50
Management Fee	$213,879	$245,342	$255,764	$263,707	$0.80
Other Operating Expenses	$624,846	$494,365	$500,003	$579,320	$1.76
Total Expenses	$1,512,364	$1,449,044	$1,578,584	$1,588,741	$4.83

Net Operating Income	$3,762,460	$4,310,094	$4,329,449(2)	$5,003,941(2)	$15.21
Capital Expenses	$0	$0	$0	$49,359	$0.15
TI/LC	$0	$0	$0	$329,061	$1.00
Net Cash Flow	$3,762,460	$4,310,094	$4,329,449	$4,625,521	$14.06

Occupancy (%)	85.7%	94.4%	96.8%(3)	94.8%
NOI DSCR	1.25x	1.43x	1.44x	1.66x
NCF DSCR	1.25x	1.43x	1.44x	1.54x
NOI Debt Yield	7.7%	8.8%	8.8%	10.2%
NCF Debt Yield	7.7%	8.8%	8.8%	9.4%

(1)	Based on the underwritten rent roll dated December 15, 2025.
(2)	The increase from the Most Recent NOI to the UW NOI is primarily attributable to recent leasing, totaling $616,962 (11.9% of underwritten rent) and 30,942 SF (9.4% of NRA) since March 1, 2025.
(3)	Represents occupancy as of December 15, 2025.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
90

Retail – Anchored	Loan #7	Cut-off Date Balance:	$49,070,000
101 Los Altos Parkway	Sparks Crossing	Cut-off Date LTV:	62.8%
Sparks, NV 89436		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.2%

Escrows and Reserves.

Real Estate Taxes – The Sparks Crossing Mortgage Loan documents do not require an upfront deposit, but do require the borrower to deposit an amount equal to 1/12th of the annual estimated tax payments for the ongoing reserves for real estate taxes; provided no event of default has occurred. The initial estimated Monthly Tax Deposit required is $52,812.

Insurance – The Sparks Crossing Mortgage Loan documents require ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that the borrower’s obligation to provide such reserves is suspended under certain conditions, including (i) no event of default has occurred and is continuing and (ii) the Sparks Crossing Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal no later than 10 days prior to the expiration date of the policy.

Replacement Reserve – The Sparks Crossing Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $5,484, capped at $131,616.

Leasing Reserves – The Sparks Crossing Mortgage Loan documents require an ongoing monthly leasing reserve deposit of $20,566, capped at $740,376.

Existing TI/LC Reserves – The Sparks Crossing Mortgage Loan documents require an upfront deposit of $672,006 for outstanding tenant improvements and leasing commissions related to five tenants.

Lockbox and Cash Management. The Sparks Crossing Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager will deposit rents into such lockbox account within three business day(s) of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on a periodic basis to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Sparks Crossing Mortgage Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt service coverage ratio (“DSCR”) falling below 1.15x (tested quarterly); or
(iii)	if the tenant, Sierra Trading Post, has not accepted possession of the Sierra Trading Post Space on or before April 1, 2026 (“Sierra Trading Post Event Period”).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) the cure of the related event of default;
●	with regard to clause (ii) the DSCR being at least 1.20x for two consecutive calendar quarters; or
●	with regard to clause (iii) either (A) the lender has received satisfactory evidence that all of the Sierra Trading Post Space has been leased to one or more satisfactory replacement tenants or (B) Sierra Trading Post has (I) accepted possession of the Sierra Trading Post Space and (II) delivered to the lender a tenant estoppel certificate in form and substance reasonably acceptable to the lender.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Sparks Crossing Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. The loan documents provide that if TRIPRA or a successor statute is not in effect, the borrower will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/ business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
91

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$42,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
92

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$42,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
93

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$42,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

Torrey Heights
11202-11214 El Camino Real
San Diego, CA 92130
Del Mar Fairgrounds
Del Mar Race Track
North City
Fairbanks Ranch CC
San Diego Fwy
El Camino Real
Torrey Highlands Park
Del Mar
Crest Canyon Open Space Park
Del Mar Heights Rd
Highlands Corporate Center
Carmel Country Plaza
Del Mar Highlands Town Center
S21
Camino Del Mar
Del Mar Heights
Piazza Carmel
Ted Williams Fwy
56
Carmel Valley
Carmel Country Rd
The Grand Golf Club
Torrey Pines State Beach
Carmel Valley Rd
N. Torrey Pines Rd
COASTER COMMUTER RAIL
Torrey View Estates
SAN DIEGO COUNTY
Carmel Mountain Rd
Torrey Hills Center
Los Peñasquitos Canyon Preserve
Pacific Ocean
Visitor's Center
Torrey Pines State Reserve
National University
Sorrento Valley Blvd
Google San Diego
Torrey Pines Science Park
Torrey Pines Business Park
Qualcomm Corporation
Hologic
Instrumentation Laboratory
Torrey Pines GC
SORRENTO VALLEY
Xeris Pharmaceuticals
Lusk Blvd
Merck Pharmaceutical
Pfizer
Sorrento Valley
Scripps Green Hospital
Dorris Neuroscience Center
General Atomics
805
The UPS Store Corporate Headquarters
Amazon San Diego Tech Hub
Jacob Dekema Fwy
Mira Mesa Blvd
Torrey Pines
Genesee Ave
Arena Pharmaceuticals
Salk Institute
Eleanor Roosevelt College
Scripps Memorial Hospital-La Jolla
Camino Business Park
UCSD Triton Arena
SAN DIEGO
Intelligent Blends
University of California San Diego
UCSD Health System La Jolla
Eastgate Mall
VA Medical Center
Scripps Health Corporate Office
Miramar Rd
UCSD School of Medicine
La Jolla Village Dr
NOAA Biological Laboratory
Westfield University Towne Ctr.
The Shops at La Jolla Village
MIRAMAR NATIONAL CEMETERY
Illumina Corporate Office
Scripps Institute of Oceanography
Birch Aquarium
Nobel Dr
San Diego Intl. Airport 15 miles
La Jolla Village Square
La Jolla
USMC Air Station Miramar
Oceanside
Vista
San Marcos
Carlsbad
Escondido
Encinitas
Solana Beach
Rancho Bernardo
Ramona
Poway
SAN DIEGO COUNTY
Del Mar
Torrey Pines
Carmel Valley
Pacific Ocean
Santee
La Jolla
Miramar
Pacific Beach
SAN DIEGO
El Cajon
Ocean Beach
La Mesa
Lemon Grove
Spring Valley
Coronado
National City
Chula Vista
Imperial Beach
San Ysidro
UNITED STATES
MEXICO
TIJUANA

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
94

Mortgage Loan No. 8 – Torrey Heights

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/BBBsf*/AA(low)			Location:	San Diego, CA 92130
Original Balance(1):	$42,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$42,000,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023-2024/NAP
Borrower Sponsor:	Breakthrough Properties Income Portfolio, L.P.			Size:	520,604 SF
Guarantor:	NAP			Cut-off Date Balance per SF(7):	$704
Mortgage Rate(1)(2):	4.96834477263158%			Maturity Date Balance per SF(7):	$704
Note Date:	1/9/2026			Property Manager(8):	Tishman Speyer Properties,
Anticipated Repayment Date(3):	1/9/2031				L.L.C. (borrower affiliate)
Maturity Date(3):	1/9/2036			Underwriting and Financial Information
Term to ARD(3):	60 months			UW NOI:	$39,555,043
Original Amortization Term:	0 months			UW NCF:	$38,930,319
IO Period(3):	60 months			UW NOI Debt Yield(1):	10.8%
Seasoning:	1 month			UW NCF Debt Yield(1):	10.6%
Prepayment Provisions(4):	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity(1):	10.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.11x
Additional Debt Type(1):	Pari Passu/B-Notes			Most Recent NOI(9):	$9,094,033 (10/31/2025 TTM)
Additional Debt Balance(1):	$324,500,000/$98,500,000			2nd Most Recent NOI(10):	NAV
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI(10):	NAV
Reserves(5)				Most Recent Occupancy:	100.0% (11/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(10):	NAV
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(10):	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(11):	$723,406,014 (1/5/2026)
Replacement Reserve:	$0	Springing	$156,181	Appraised Value per SF(11):	$1,390
TI/LC Reserve:	$0	Springing	NAP(6)	Cut-off Date LTV Ratio(1)(11):	50.7%
Specified Tenant Reserve:	$21,129,162(5)	$0	NAP	Maturity Date LTV Ratio(1)(11):	50.7%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$366,500,000	78.8%	Preferred Equity Payoff(12):	$340,034,733	73.1%
Subordinate Loan Amount:	$98,500,000	21.2%	Upfront Reserves:	$21,129,162	4.5%
			Closing Costs:	$4,844,881	1.0%
			Return of Equity:	$98,991,224	21.3%
Total Sources:	$465,000,000	100.0%	Total Uses:	$465,000,000	100.0%

(1)	The Torrey Heights Mortgage Loan (as defined below) is part of the Torrey Heights Whole Loan (as defined below) evidenced by (i) ten pari passu senior promissory notes with an aggregate original principal balance of $366,500,000 (the “Torrey Heights Senior Notes”) and (ii) three subordinate notes with an aggregate original principal balance of $98,500,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Torrey Heights Senior Notes based on a weighted average mortgage rate of 4.968502735334240% per annum on the Torrey Heights Senior Notes. Based on the Torrey Heights Whole Loan, the UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 8.5%, 8.4%, 8.5%, 1.61x, 64.3% and 64.3%, respectively.
(2)	The Mortgage Rate represents the weighted average interest rate of Notes A-4-1, A-4-2, A-5, A-6-1, A-6-2, A-7 and A-8 of the Torrey Heights Whole Loan. The Mortgage Rate does not represent the weighted average interest rate for the Torrey Heights Senior Notes or the Torrey Heights Whole Loan.
(3)	The Torrey Heights Whole loan is structured with an anticipated repayment date (the “ARD”) of January 9, 2031 and a final maturity date of January 9, 2036. The initial interest rate for the Torrey Heights Whole Loan is 5.13175188172043% per annum. Following the ARD, the interest rate of the Torrey Heights Whole Loan will increase to the greater of: (a) the sum of (i) the initial interest rate plus (ii) 2.00%, and (b) the five-year U.S. Treasury rate on the ARD plus (i) the closing date spread and (ii) 2.00%. The metrics presented above are calculated based on the ARD. Please see “The Mortgage Loan” and “Anticipated Repayment Date” herein for further details.
(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on February 9, 2026. Defeasance of the whole loan is permitted after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first monthly payment date, until the monthly payment date in July 2030. The assumed defeasance lockout period is based on the anticipated closing date of the BANK5 2026-5YR20 securitization in February 2026. The actual defeasance lockout period may be longer.
(5)	The Torrey Heights Whole Loan is structured with an upfront reserve of $21,129,162, encompassing outstanding leasing obligations and free rent associated with Pfizer Inc.’s lease. See “Escrows and Reserves” herein for further detail.
(6)	The springing TI/LC Reserve deposit occurs following a Cash Trap Event Period (as defined below) and is capped at $125 PSF of the applicable space triggering the Lease Sweep Period.
(7)	Cut-off Date Balance PSF and Maturity Date Balance PSF shown based on the Torrey Heights Senior Notes balance of $366,500,000. The Cut-off Date Balance PSF and Maturity Date Balance PSF for the Torrey Heights Whole Loan is $893.
(8)	The Torrey Heights Property (as defined below) is managed by Tishman Speyer Properties, L.L.C., however, Breakthrough Spaces, L.L.C. is the Torrey Heights property’s sub-manager.
(9)	Most Recent NOI is inclusive of material rent abatements for nearly every tenant, all of which have burned off with the exception of Pfizer Inc. (“Pfizer”) (which has a free rent period through July 2026). All outstanding obligations have been reserved for upfront in connection with loan origination.
(10)	The Torrey Heights Property was completed in 2024.
(11)	Appraised Value of $723,406,014 represents the appraisal’s concluded “Upon Funding of Reserve Account” value as of January 5, 2026, which is subject to the extraordinary assumption that a reserve is fully funded at the origination of the Torrey Heights Whole Loan to cover the assumed remaining $9,406,014 contractual tenant improvement allowance for Pfizer. The actual figure reserved for this purpose was $10,242,043. The appraisal also concluded an “As Is” value, as of December 4, 2025, of $714,000,000. Based on the As Is appraised value and the Torrey Heights Senior Notes, the Appraised Value PSF, Cut-off Date LTV ratio and Maturity Date LTV ratio are $1,371, 51.3% and 51.3%, respectively.
(12)	Preferred Equity Payoff is a preferred equity investment from a large Japanese real estate investment firm. The preferred equity has been paid off with the net proceeds of the Torrey Heights Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
95

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$42,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

The Mortgage Loan. The eighth largest mortgage loan (the “Torrey Heights Mortgage Loan”) has an original principal balance as of the Cut-off Date of $42,000,000 and is secured by the borrower’s fee interest in a four-building life science campus totaling 520,604 SF located in San Diego, California (the “Campus”, the “Property” or the “Torrey Heights Property”). The Torrey Heights Mortgage Loan is a part of a whole loan that has an aggregate original principal balance of $465,000,000 as of the Cut-off Date (the “Torrey Heights Whole Loan”). The Torrey Heights Mortgage Loan is evidenced by one of the ten pari passu senior notes with an aggregate outstanding principal balance of $366,500,000 as of the Cut-off Date. The remainder of the Torrey Heights Whole Loan is comprised of three pari passu subordinate junior notes with an aggregate principal balance of $98,500,000 as of the Cut-off Date. The Torrey Heights Mortgage Loan has an anticipated repayment date (“ARD”) of five years, with final maturity occurring ten years after the note date, is interest-only through the ARD and accrues interest at a fixed rate of 4.96834477263158% per annum. See “Anticipated Repayment Date” herein for further detail. The Torrey Heights Whole Loan has a weighted average interest rate of 5.13175188172043% and was originated by JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Bank USA (“GSMC”) and German American Capital Corporation (“GACC”) on January 9, 2026. The Torrey Heights Whole Loan is serviced pursuant to the trust and servicing agreement for the TORY 2026-HGTS securitization. The relationship between the holders of the Torrey Heights Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The promissory notes comprising the Torrey Heights Whole Loan are summarized in the below table.

Torrey Heights Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$144,900,000	$144,900,000	TORY 2026-HGTS	Yes
A-2	$48,300,000	$48,300,000	TORY 2026-HGTS	No
A-3	$48,300,000	$48,300,000	TORY 2026-HGTS	No
A-4-1	$42,000,000	$42,000,000	BANK5 2026-5YR20	No
A-4-2(1)	$8,000,000	$8,000,000	JPMCB	No
A-5(1)	$25,000,000	$25,000,000	JPMCB	No
A-6-1(1)	$15,000,000	$15,000,000	GACC	No
A-6-2(2)	$10,000,000	$10,000,000	BMARK 2026-V20	No
A-7(1)	$15,000,000	$15,000,000	GSMC	No
A-8(2)	$10,000,000	$10,000,000	BMARK 2026-V20	No
Total Senior Notes	$366,500,000	$366,500,000
B-1(3)	$59,100,000	$59,100,000	TORY 2026-HGTS	No
B-2(3)	$19,700,000	$19,700,000	TORY 2026-HGTS	No
B-3(3)	$19,700,000	$19,700,000	TORY 2026-HGTS	No
Total Junior Notes	$98,500,000	$98,500,000
Whole Loan	$465,000,000	$465,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	Notes A-6-2 and A-8 are expected to be contributed to the BMARK 2026-V20 securitization, which is expected to close on or about February 23, 2026.
(3)	The Torrey Heights Junior Notes are subordinate in right of payment to the Torrey Heights Senior Notes.

The Borrower and the Borrower Sponsor. The borrower is Torrey View Owner, L.L.C., a single-purpose, Delaware limited liability company. The borrower sponsor is Breakthrough Properties Income Portfolio, L.P., a private fund indirectly controlled by Breakthrough Properties LLC (“Breakthrough Properties”). Breakthrough Properties is a joint venture between Tishman Speyer Properties, L.L.C. (“Tishman Speyer”) and Bellco Capital.

Tishman Speyer is a globally recognized real estate developer and operator, with over $131.0 billion in property transactions and a portfolio spanning major cities across four continents. Bellco Capital has decades of life science entrepreneurship and investment experience, with a particular focus on founding and scaling biotech companies.

The Property. The Property is a 520,604 SF life science campus comprised of three lab/office buildings and one amenity building located in San Diego, California. The Campus is situated on approximately 10 acres and is approximately 15 miles north of downtown San Diego, within a top-three life science market in the United States. Constructed in phases between 2023-2024 and effectively 100.0% leased since inception, the Property exhibits favorable design elements including research infrastructure, high-capacity HVAC systems, emergency power generators and flexible lab spaces. The Campus achieved LEED Gold certification and includes architectural elements such as steel-framed beams, 15.5-foot ceiling heights and flexible, daylight-infused floor plates. The Property also features amenities such as a 7,400 SF Wright Fitness designed gym, a yoga studio, a pickleball court and multiple dining venues. The Campus also features a clubhouse building with a full-service café, bike and surfboard storage rooms and a 400-person conference center for large-scale meetings and events. The Property is conveniently located for employees and visitors, with nearby access to major transportation routes such as Interstate 5, State Route 56, and Interstate 805. Furthermore, the Property benefits from its proximity to nearby neighborhoods (Del Mar Heights, Rancho Santa Fe, and Carmel Valley) and retail/leisure amenities, including Westfield UTC Mall (A++ Green Street rated), One Paseo/Del Mar Highlands retail centers, Torrey Pines State Beach, and Torrey Pines Golf Course. The Campus also features a partially below grade podium parking garage with 1,356 parking stalls (2.6 spaces per 1,000 SF).

The Property is 100.0% leased to five tenants, of which 87.9% of underwritten base rent (“UW Base Rent”) and 89.0% of net rentable area (“NRA”) is attributable to investment-grade tenants on long-term leases, with no leases expiring prior to the ARD. The Property is anchored by Pfizer (44.2% of NRA) and Becton, Dickinson and Company (“Becton Dickinson”) (42.3% of NRA), two prominent life science industry companies. According to the borrower sponsor, Pfizer recently completed the build-out of its space and is expected to take occupancy of (i) Building A in February 2026 and (ii) Building B in

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
96

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$42,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

March 2026 following final equipment testing. Beyond borrower sponsor-provided tenant improvement allowances, Pfizer is reportedly investing approximately $36.6 million ($159 PSF) out of pocket into the build-out of its space. Becton Dickinson pre-leased its space prior to the start of vertical construction in 2021 and has invested approximately $18.2 million ($83 PSF) out of pocket toward the buildout of its space. As of December 1, 2025, the Campus had a remaining weighted average lease term of 11.5 years with no rollover through the ARD of the Torrey Heights Whole Loan. All investment grade rated tenancy (87.9% UW Base Rent; 89.0% NRA) expires in 2036 or later.

Major Tenants.

Pfizer Inc. (230,132 SF; 44.2% of NRA; 45.6% of underwritten base rent). Pfizer Inc. (NYSE: PFE; Fitch/S&P/Moody’s: NR/A/A2) is a global leader in the pharmaceutical industry. Per the borrower sponsor, Pfizer is expected to take occupancy of its premises in Building A in February 2026 and Building B in March 2026. According to the borrower sponsor, upon taking full occupancy of their space at the Property, Pfizer will use its space as a headquarters for its Oncology division following their $43 billion Seagen acquisition. Pfizer is relocating from their facility in Torrey Pines, composed of five buildings totaling nearly 631,000 SF, and moving their entire San Diego operation to the Property. Pfizer has recently completed its build-out and is expected to have invested approximately $36.6 million ($159 PSF) into their space at the Property. Pfizer’s lease expires March 30, 2039 and Pfizer has a one-time option to reduce their occupancy by one floor in either Building A or Building B, effective July 31, 2036 (the “Contraction Date”), subject to payment of a contraction fee equal to the prorated share, based on the net rentable area of the floor being terminated compared to the total square footage, of (i) the unamortized portion of the tenant improvement allowance contributed by the landlord, which is not to exceed $350 per rentable SF, and brokerage commissions payable as of the Contraction Date, amortized on a straight-line basis over the initial term, plus (ii) 8% annual interest on the foregoing. This figure is estimated per the borrower sponsor to be approximately $96 PSF of applicable NRA. Pfizer has no termination options within its lease.

Becton, Dickinson and Company (220,270 SF; 42.3% of NRA; 39.4% of underwritten base rent). Becton, Dickinson and Company (NYSE: BDX; Fitch/S&P/Moody’s: BBB/BBB/Baa2) is a longstanding leader in medical technology, delivering devices and diagnostic systems that span hospital and research applications globally. As noted above, Becton Dickinson pre-leased its space prior to the start of vertical construction of the Property in 2021 and has invested over $18.2 million ($83 PSF) into their space at the Property. Becton Dickinson’s lease expires July 31, 2036 and has no termination options.

Actio Biosciences, Inc. (27,502 SF; 5.3% of NRA; 6.1% of underwritten base rent). Actio Biosciences, Inc. (“Actio Biosciences”) was founded by leaders in genetics and drug development. Actio Biosciences works to develop drugs for homogenous rare disease populations by directly addressing the root causes of disease. Actio Biosciences closed a $55.0 million series A in the third quarter of 2023 and a $66.0 million series B in the second quarter of 2025 and is backed by investors such as Regeneron Ventures, Deerfield, Canaan, DROIA Ventures and EcoR1. Actio Biosciences’ lease expires February 28, 2035 and has no termination options.

The following table presents certain information relating to the tenancy at the Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/S&P/Moody)(2)	Tenant SF	% of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent(1)	Annual UW Rent PSF(1)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Pfizer Inc.(3)	NR/A/A2	230,132	44.2%	$18,896,981	45.6%	$82.11	3/30/2039	2 x 7 yr	Y(4)
Becton Dickinson and Company	BBB/BBB/Baa2	220,270	42.3%	$16,319,804	39.4%	$74.09	7/31/2036	2 x 5 yr	N
Actio Biosciences, Inc.	NR/NR/NR	27,502	5.3%	$2,538,388	6.1%	$92.30	2/28/2035	1 x 5 yr	N
Architect Therapeutics, Inc.	NR/NR/NR	29,734	5.7%	$2,460,494	5.9%	$82.75	9/30/2031	1 x 5 yr	N
Charles River Laboratories Inc	BBB-/BB+/Ba2	12,966	2.5%	$1,180,233	2.9%	$91.03	3/31/2037	1 x 5 yr	N
Total Occupied Space		520,604	100.0%	$41,395,900	100.0%	$79.52
Vacant Space		0	0.0%
Total/Wtd. Avg.		520,604	100.0%

(1)	Based on the underwritten rent roll dated November 30, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Pfizer Inc. has not yet taken occupancy or commenced paying rent. Per the borrower sponsor, Pfizer is expected to take occupancy of its premises in Building A in February 2026 and Building B in March 2026. Pfizer is entitled to a remaining $10,887,119 of free rent as of the loan origination date until July 2026 which amount was reserved for upfront costs at loan origination.
(4)	Pfizer has a one-time option to reduce its occupancy by one floor in either Building A or Building B, effective July 31, 2036 (the “Contraction Date”), subject to payment of a contraction fee equal to the prorated share, based on the net rentable area of the floor being terminated compared to the total square footage, of (i) the unamortized portion of the tenant improvement allowance contributed by the landlord, which is not to exceed $350 per rentable SF, and brokerage commissions payable as of the Contraction Date, amortized on a straight-line basis over the initial term, plus (ii) 8% annual interest on the foregoing. This figure is estimated per the borrower sponsor to be approximately $96 PSF of applicable NRA. Pfizer has no termination options within its lease and no other tenant has a termination or contraction option in their lease.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
97

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$42,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease rollover schedule at the Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031(3)	1	29,734	5.7%	5.7%	$2,460,494	5.9%	5.9%	$82.75
2032	0	0	0.0%	5.7%	$0	0.0%	5.9%	$0.00
2033	0	0	0.0%	5.7%	$0	0.0%	5.9%	$0.00
2034	0	0	0.0%	5.7%	$0	0.0%	5.9%	$0.00
2035	1	27,502	5.3%	11.0%	$2,538,388	6.1%	12.1%	$92.30
2036 & Beyond	3	463,368	89.0%	100.0%	$36,397,018	87.9%	100.0%	$78.55
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	5	520,604	100.0%		$41,395,900	100.0%		$79.52

(1)	Based on the underwritten rent roll dated November 30, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	The Torrey Heights Whole Loan has an anticipated repayment date of January 9, 2031.

The Market. The Campus is located within the Del Mar Heights/Torrey Hills submarket of San Diego, California. Per the appraisal and third-party market reports, the Property most closely competes with assets in the Torrey Pines submarket, which is among the most desirable life science submarkets for established companies seeking a prominent life science location and Class A space. Torrey Pines’ desirability is enhanced by its proximity to Del Mar Heights, a highly affluent neighborhood (median HH Income >$193,000). Through the third quarter of 2025, Torrey Pines leads the San Diego Class A life sciences core markets with the lowest direct vacancy rate of 6.6% and highest direct asking rent of $73.68 PSF across approximately 5.2 million SF of supply with no purpose-built, ground-up lab projects under construction. According to the borrower sponsor, only four true ground-up new construction lab buildings have been delivered in the last decade, with all being 100.0% pre-leased upon delivery. The Property benefits from the Torrey Pines and Del Mar Heights submarkets both having high barriers to entry for new constructions. Limited land availability and topography/zoning (strict overlay districts such as the Coastal Overlay Zone that limits developments’ heights and the Airport Land Use Compatibility Plan; Accident Potential Zone that limits density) severely constrain supply and are poised to continue doing so for the foreseeable future. While the Del Mar Heights/Torrey Hills submarket has a 33% vacancy rate as of the third quarter of 2025, the small size of the submarket makes it more susceptible to large swings in vacancy (per the appraisal, the Del Mar Heights/Torrey Hills submarket represents approximately 1.2 million SF of approximately 29.0 million SF of life science product in the San Diego market). As noted above, the Property competes most directly with assets in the Torrey Pines submarket, which currently has a vacancy rate of only 11.3%, more than 50% lower than the vacancy rate in the overall market. The average asking rental rates within the Torrey Pines and Del Mar Heights submarkets as of the third quarter of 2025 were $73.68 PSF and $67.44 PSF, respectively.

The broader San Diego life science market is robust and known as one of the fastest growing in the United States. Notable life science companies with major presences include Bristol Myers Squibb, Eli Lilly, Dexcom, Illumina, Hologic, Quidel, Scripps Laboratories and Vertex. The industry is well supported by higher education and research institutions including UC San Diego (approximately 45,000 students), University of San Diego (approximately 8,800 students) and San Diego State University (approximately 41,000 students).

The following table presents certain information relating to the appraisal’s market rent conclusions for the Torrey Heights Property:

Market Rent Summary(1)
	Market Rent (PSF)	Average Lease Term	Escalations
Life Science (NNN)	$81.00	84 Months	3.00% per year

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
98

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$42,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

The following table presents certain information relating to life science leases comparable to those at the Property:

Comparable Life Science Lease Summary(1)
Property Name	Address	Submarket	NRA (SF)	Lease Start Date	Term (mos.)	Rent PSF (NNN)
Mirador Therapeutics	4902 Headquarters Point	Sorrento Mesa	66,569	February-25	94	$75.24
Rayze Bio	3013 Science Park Road	Torrey Pines	61,127	January-26	120	$75.60
BlossomHill Therapeutics	10255 Science Center Drive	Torrey Pines	46,353	May-25	120	$78.00
Altos Lab	10945-19045 Alexandria Way	Torrey Pines	158,990	April-25	180	$87.00
Novartis	10210 Campus Point Drive	UTC	466,598	December-28	192	$87.00
Minimum			46,353		94	$75.24
Maximum			466,598		192	$87.00
Weighted Average(2)			159,927		172	$84.63
Torrey Heights	11202-11214 El Camino Real	Del Mar Heights/Torrey Hills	520,604			$79.52

(1)	Source: Appraisal, unless otherwise noted.
(2)	Weighted by NRA.

Appraisal. The appraisal concluded an “Upon Funding of Reserve Account” appraised value of $723,406,014 as of January 5, 2026, which is subject to the extraordinary assumption that a reserve is fully funded at the origination of the Torrey Heights Whole Loan to cover the assumed remaining $9,406,014 contractual tenant improvement allowance for Pfizer. The actual figure reserved for this purpose was $10,242,043. The appraisal also concluded an “As Is” value of $714,000,000 as of December 4, 2025.

Environmental Matters. The Phase I environmental assessment of the Property dated December 12, 2025 identified no recognized environmental conditions.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow for the Property:

Cash Flow Analysis(1)
	10/31/2025 TTM(2)	UW	UW PSF
Rents In Place	$36,643,474	$40,189,530	$77.20
Rent Steps	$0	$1,206,371	$2.32
Straight Line IG Rent Steps	$0	$2,013,004	$3.87
Gross Potential Rent	$36,643,474	$43,408,904	$83.38
Vacancy	$0	($2,844,228)	($5.46)
Free Rent	($20,002,090)	$0	$0.00
Expense Reimbursement(3)	$6,650,105	$13,475,655	$25.88
Effective Gross Income	$23,291,490	$54,040,332	$103.80

Real Estate Taxes	$5,021,460	$4,905,420	$9.42
Insurance	$921,111	$884,030	$1.70
Management	$916,879	$1,000,000	$1.92
Other Operating Expenses	$7,338,006	$7,695,838	$14.78
Total Expenses	$14,197,457	$14,485,288	$27.82

Net Operating Income	$9,094,033	$39,555,043	$75.98
TI/LC	$0	$520,604	$1.00
Replacement Reserves	$0	$104,121	$0.20
Net Cash Flow	$9,094,033	$38,930,319	$74.78

Occupancy %	100.0%(4)	95.0%(4)
NOI DSCR(5)	0.49x	2.14x
NCF DSCR(5)	0.49x	2.11x
NOI Debt Yield(5)	2.5%	10.8%
NCF Debt Yield(5)	2.5%	10.6%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten cashflow.
(2)	10/31/2025 TTM is inclusive of material rent abatements for nearly every tenant, all of which have burned off with the exception of Pfizer (which has a free rent period through July 2026). All outstanding obligations have been reserved for upfront in connection with loan origination.
(3)	Pfizer’s reimbursement did not commence until October 2025. Additionally, reimbursements are subject to true-ups at the end of the calendar year. As a result, the expense reimbursements for 10/31/2025 TTM reflect December 2024 figures.
(4)	UW assumes an in-place vacancy rate of 5.0%. As of November 30, 2025, the Property was 100.0% occupied.
(5)	Calculations based on the Torrey Heights Senior Notes.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
99

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$42,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

Escrows and Reserves.

Real Estate Taxes – During a Cash Trap Event Period, the borrower is required to deposit into a tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the ensuing 12 months.

Insurance – During a Cash Trap Event Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for renewal of the insurance policies; provided, however, the foregoing requirement will be waived if (a) the borrower maintains insurance coverage for the Property as part of blanket or umbrella coverage reasonably approved by the lender and (b) the borrower timely provides the lender with evidence of the renewal of the insurance policies required by the Torrey Heights Whole Loan agreement.

Replacement Reserve – During a Cash Trap Event Period, the borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $8,677 ($0.20 PSF annually) for replacements at the Property, subject to a cap of $156,181.

TI/LC Reserve – During a Cash Trap Event Period, the borrower is required to deposit, on a monthly basis, an amount equal to $43,384 ($1.00 PSF annually) to be used for qualified leasing expenses as defined in the Torrey Heights Whole Loan agreement, subject to a cap in the aggregate amount of $125 per rentable SF of the total rentable SF subject to all applicable Major Leases for such Major Tenant. “Major Lease” means any tenant under a lease (a) with an affiliate of the borrower as tenant except for leases covering the offices of the manager or submanager and any operating leases, (b) other than a storage lease, which, individually or when aggregated with all other leases with the same tenant or its affiliate demises 15% or more of the Property’s net rentable area, (c) which contains an option, offer, right of first refusal, or other similar entitlement or preferential right to purchase all or a portion of the Property, or (d) entered into during an event of default. “Major Tenant” means the tenant under any Major Lease. As of the origination date of the Torrey Heights Whole Loan, the Major Tenants are Pfizer and Becton Dickinson.

Specified Tenant Reserve – At origination of the Torrey Heights Whole Loan, an amount equal to $21,129,162 was deposited into the specified tenant reserve fund, which includes $10,242,043 for qualified leasing expenses for Pfizer and $10,887,119 for rent concessions for Pfizer. In connection with the cure of a Lease Sweep Period, the borrower must deposit the amount of any gap rent, abated or free rent associated with a replacement lease at the Property to the extent that funds already in the reserve are not sufficient to cover the required amount; provided, however, if the tenant associated with the replacement lease is investment grade, only the gap rent, abated or free rent for 12 months of the lease will be required to be reserved.

Lockbox and Cash Management. The Torrey Heights Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within two business days after receipt. So long as no Cash Trap Event Period is continuing, funds deposited into the lockbox account are required to be transferred to an account designated by the borrower. During the continuance of a Cash Trap Event Period, funds in the lockbox account are required to be swept to the lender-controlled cash management account, and applied in accordance with the Torrey Heights Whole Loan documents, with any excess funds to be reserved with the lender as additional collateral for the Torrey Heights Whole Loan, except that, if such Cash Trap Event Period is due solely to the commencement of a Lease Sweep Period, prior to the ARD, the borrower is permitted to move any excess funds to a lender-controlled leasing reserve account to cure such Lease Sweep Period and upon the termination of such Lease Sweep Period, all leasing reserve funds will be disbursed to the borrower.

“Cash Trap Event Period” means a period commencing upon the first to occur of (i) an event of default; (ii) an approved mezzanine loan event of default (if any); (iii) the date upon which it is determined by the lender that the debt yield was less than 7.00% on a trailing twelve (12) month basis (tested quarterly beginning with the calendar quarter commencing on April 1, 2028); (iv) a Lease Sweep Period or (v) the borrower’s failure to repay the loan on or before January 9, 2031 (an “ARD Failure Event”), and expiring upon (A) if the Cash Trap Event Period was triggered by clause (i) above, a cure or waiver (in writing) of such event of default accepted or granted by the lender, in the lender’s sole discretion, (B) if the Cash Trap Event Period was triggered by clause (ii) above, a cure or waiver (in writing) of such approved mezzanine loan event of default accepted or granted by the approved mezzanine lender, in accordance with the terms of the approved mezzanine loan documents, and the borrower will have delivered, or caused to be delivered, to the lender evidence thereof; (C) if the Cash Trap Event Period was triggered by clause (iii) above, either (x) the date upon which it is determined by the lender that the debt yield was at least 7.00% on a trailing twelve (12) month basis (tested quarterly) for one (1) calendar quarter or (y) the date upon which the borrower deposits with the lender the pro rata basis of cash or letters of credit in the aggregate amount equal to the amount that, if applied to the reduction of the outstanding principal balance of the loan (and the approved mezzanine loan, if any) on a pro rata basis would result in a debt yield of at least 7.00% as of the most recent calendar quarter (the “Cash Trap Event Cure Collateral”) attributable to the Torrey Heights Mortgage Loan to be held in accordance with the provisions of the Torrey Heights Whole Loan documents (and the date upon which the approved mezzanine borrower deposits with the approved mezzanine lender the pro rata basis of the Cash Trap Event Cure Collateral attributable to the approved mezzanine loan in accordance with the approved mezzanine loan documents), and (D) if the Cash Trap Event Period was triggered by clause (iv) above, termination of the applicable Lease Sweep Period; provided, that notwithstanding the foregoing, (I) a Cash Trap Event Period will not be deemed to expire in the event that a separate Cash Trap Event Period then exists for any other reason, and (II) a Cash Trap Event Period occurring due to an ARD Failure Event will not expire and will continue until the debt is indefeasibly paid in full.

“Lease Sweep Period” means the period commencing upon the first monthly payment date following the first to occur of the following: (i) the date that is the earlier of (a) twelve (12) months prior to the expiration of the applicable Major Lease for a Major Tenant, (b) the expiration date of the notice period to exercise any extension option contained within any such Major Lease for a Major Tenant, and (c) the date the subject Major Tenant gives notice, in accordance with the applicable Major Lease, of its intention not to extend the applicable Major Lease as to more than fifty percent (50%) of the applicable lease sweep premises, in each case (a), (b), and (c), unless the subject Major Tenant has given notice of renewal or extension of the applicable Major Lease in accordance with the terms thereof as to at least fifty percent (50%) of the applicable lease sweep premises; provided, however, that no Lease Sweep Period will occur if the borrower simultaneously or theretofore enters into one or more replacement leases in accordance with the terms and provisions of the Torrey Heights Whole Loan agreement covering at least ninety percent (90%) of the terminated space (or an equivalent amount of space elsewhere at the Property), the Lease Sweep Cure Conditions (as defined below) have been satisfied with respect to such replacement lease(s) and, after giving effect to such replacement leases, no Cash Trap Event Period will occur; (ii) the date on which a Major Tenant terminates or gives valid notice in accordance with its Major Lease that it is exercising a contractual right to terminate as to more than fifty percent (50%) of the applicable lease sweep premises and such termination is to occur within twelve (12) months thereafter; provided, however, that no Lease Sweep Period will occur if the borrower

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
100

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$42,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

simultaneously or theretofore enters into one or more replacement leases in accordance with the terms and provisions of the Torrey Heights Whole Loan agreement covering at least ninety percent (90%) of the terminated space (or an equivalent amount of space elsewhere at the Property), the Lease Sweep Cure Conditions have been satisfied with respect to such replacement lease(s) and, after giving effect to such replacement leases, no Cash Trap Event Period will occur; (iii) the date on which a Major Tenant has gone dark (unless such Major Tenant or any replacement is (or has a lease guarantor who is investment grade) as to more than 50% of the applicable lease sweep premises); (iv) the occurrence of a monetary default with respect to base rent or a material non-monetary default by a Major Tenant under its Major Lease; or (v) the date on which a Major Tenant (or any guarantor of a Major Tenant’s obligations under a Major Lease) becomes subject to any proceeding under any creditors rights laws. A Lease Sweep Period will end upon: (a) with respect to clauses (i), (ii), (iii), (iv), and (v) of the definition of Lease Sweep Period, entry into one or more replacement leases in accordance with the terms and provisions of the Torrey Heights Whole Loan agreement covering at least ninety percent (90%) of the applicable square footage that was the subject of the Lease Sweep Period (or an equivalent amount of space elsewhere at the Property) and, in either case, the Lease Sweep Cure Conditions have been satisfied with respect to such replacement lease(s); (b) with respect to clauses (i), (ii), (iii), (iv) and (v) of the definition of Lease Sweep Period, the date upon which the amount of funds deposited into the excess cash flow subaccount (and subsequently moved to the leasing reserve account pursuant to the Torrey Heights Whole Loan documents) as a result of the applicable Lease Sweep Period equals the lease sweep cap; (c) with respect to clause (iii) of the definition of Lease Sweep Period, the date upon which the applicable Major Tenant has reoccupied (in the aggregate with any portion of the applicable premises that such Major Tenant theretofore occupies) at least fifty percent (50%) of the applicable lease sweep premises for a period of not less than three (3) months; (d) with respect to clause (iv) of the definition of Lease Sweep Period, the date on which the applicable monetary or material non-monetary default has been cured; or (e) with respect to clause (v) of the definition of Lease Sweep Period, the date upon which the Major Tenant (or the applicable guarantor of a Major Tenant’s obligations under a Major Lease) proceedings under the applicable creditors rights laws have terminated and the Major Lease or the applicable guaranty has been affirmed, assumed, or assigned in a manner reasonably satisfactory to the lender.

“Lease Sweep Cure Conditions” means each of (i) the applicable tenant under the applicable replacement lease has no contractual right to terminate or cancel the replacement lease (other than because of landlord default or casualty/condemnation) prior to taking possession or occupancy, (ii) the amount of any gap rent or abated or free rent has been reserved with the lender in the specified tenant reserve account to the extent sufficient funds are not already reserved to cover the same, provided, that with respect to any investment grade tenant, only the amount of gap rent or abated or free rent thereunder which extends beyond 12 months from the date of execution must be reserved, and (iii) if the applicable replacement lease is a Major Lease, either (a) all qualified leasing expenses payable have been paid, (b) there exists sufficient leasing reserve funds then on deposit in the leasing reserve account to pay all qualified leasing expenses payable, (c) the borrower has delivered either cash or a letter of credit to the lender in an amount equal to the difference between the amount of leasing reserve funds then on deposit and the amount of qualified leasing expenses payable or (d) the borrower has caused an approved guarantor to deliver a payment guaranty in form and substance reasonably acceptable to the lender in an amount equal to the difference between the amount of leasing reserve funds then on deposit and the amount of qualified leasing expenses payable.

Anticipated Repayment Date. The Torrey Heights Whole Loan is structured with an ARD of January 9, 2031 and a final maturity of January 9, 2036. Following the ARD, the interest rate of the Torrey Heights Whole Loan will increase to the greater of: (a) the sum of (i) the initial interest rate plus (ii) 2.00%, and (b) the five-year U.S. Treasury rate on the ARD plus (i) the closing date spread and (ii) 2.00% (the “Adjusted Interest Rate”).

After the ARD, additional interest will accrue monthly in an amount equal to (a)(i) interest which accrues for the interest accrual period during the preceding interest accrual period at the Adjusted Interest Rate, minus (ii) the monthly debt service payment calculated at the initial interest rate (the “Monthly Debt Service Payment Amount”), together with (b) interest thereon at the Adjusted Interest Rate (the “Post-ARD Additional Interest”). Following an ARD Failure Event, on each monthly payment date thereafter, the borrower will be required to pay an amount equal to (i) the Monthly Debt Service Payment Amount and (ii) solely to the extent of excess cash flow available and applied to Post-ARD Additional Interest, an amount equal to the Post-ARD Additional Interest. If no excess cash flow is available and applied to Post-ARD Additional Interest, such amount will be deferred and added to the debt to be paid at maturity. From and after the ARD, all excess cash flow will be applied first, to reduce the outstanding Torrey Heights Whole Loan amount to zero and then, to Post-ARD Additional Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the prospectus for additional information.

Subordinate Debt. The subordinate debt is evidenced by the Torrey Heights Junior Notes with an aggregate principal balance as of the Cut-off Date of $98,500,000.

The following table presents certain metrics related to the Torrey Heights Junior Notes:

Torrey Heights Junior Notes(1)
Cut-off Date Balance	Interest Rate	Whole Loan UW NOI Debt Yield(1)	Whole Loan UW NCF Debt Yield(1)	Whole Loan UW NOI Debt Yield at Maturity(1)	Whole Loan UW NCF DSCR(1)	Whole Loan Cut-off Date LTV Ratio(1)	Whole Loan Maturity Date LTV Ratio(1)
$98,500,000	5.739171294416240%	8.5%(1)	8.4%	8.5%	1.61x	64.3%	64.3%

(1)	UW NOI Debt Yield, UW NCF Dtebt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the principal balance of the Torrey Heights Whole Loan.

Future Mezzanine. The borrower will have the right to obtain a mezzanine financing from an approved mezzanine lender, which mezzanine financing may not exceed the lesser of $23,250,000 and such amount which, when added to the principal balance of the Torrey Heights Whole Loan will result in (a) a combined loan-to-value ratio based upon an “as-is” appraised value of the Property of no more than 64.3%, (b) a combined debt service coverage ratio of not less than 1.61x and (c) a combined debt yield of not less than 8.5%.

If any such mezzanine loan is not repaid in full prior to the ARD, from and after an ARD Failure Event, payments of debt service under such mezzanine loan may not be disbursed from the funds on deposit in the cash management account and will instead be added to the outstanding principal balance of such mezzanine loan.

No prepayments of any such mezzanine loan will be permitted without a corresponding pro rata prepayment of the Torrey Heights Whole Loan in accordance with the terms and conditions of the Torrey Heights Whole Loan documents.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
101

Mixed Use – Lab/Office	Loan #8	Cut-off Date Balance:	$42,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

Release of Property. None.

Terrorism Insurance. The borrower is required to obtain and maintain all risk property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If TRIPRA is no longer in effect, the borrower will not be required to pay any annual insurance premiums solely with respect to such terrorism coverage in excess of twice the amount of the then annual premiums paid by the borrower for all-risk coverage under a stand-alone all-risk policy (the “Terrorism Premium Cap”) and, if the cost for such coverage exceeds the Terrorism Premium Cap, the borrower will be required to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
102

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$40,000,000
210 Andover Street	Northshore Mall	Cut-off Date LTV:	59.5%
Peabody, MA 01960		UW NCF DSCR:	2.30x
		UW NOI Debt Yield:	15.6%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
103

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$40,000,000
210 Andover Street	Northshore Mall	Cut-off Date LTV:	59.5%
Peabody, MA 01960		UW NCF DSCR:	2.30x
		UW NOI Debt Yield:	15.6%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
104

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$40,000,000
210 Andover Street	Northshore Mall	Cut-off Date LTV:	59.5%
Peabody, MA 01960		UW NCF DSCR:	2.30x
		UW NOI Debt Yield:	15.6%

Northshore Mall
210 Andover Street
Peabody, MA 01960
Topsfield
Middleton
Ferncroft Country Club
North Shore Community College
Middleton Danvers Community Garden
Lahey Outpatient Center
Danvers
Beverly Airport
Medtronic - Danvers Campus
Poplar St
Green St
Newbury Crossing
Collins St
Sylvan St
Ash St
Elliot St
Andover St
Liberty Tree Mall
Endicott St
Beverly Golf & Tennis Club
Beverly Hospital
Essex St
MBTA
MONTSERRAT
Beverly
Endicott College
West Peabody
Newberry St
Bridge St
Essex St
Lothrop St
BEVERLY DEPOT
Dane Street Beach
Crane River
Pleasant View Beach
Margin St
Pulaski St
Kernwood CC
Sandy Point
Salem Channel
Lowell St
Salem CC
Fort Lee
Collins Cove Beach
Fort Pickering
Peabody District Court
Central St
Tremont St
North Shore Children's Museum
Lynnfield
Boston Children's Peabody
Peabody
George Peabody House Museums
SALEM
Essex St. Pedestrian Mall
DOWNTOWN SALEM
Salem Ferry
Salem Harbor
Steer Swamp Conservation Area
Lynnfield St
South Peabody
ESSEX COUNTY
Salem
Salem Hospital
Lafayette St
Salem Pioneer Village
Village Street Dock
W. Shore Dr
Bartholomew St
Mass General Brigham Urgent Care - Lynn
Lynnfield St
Highland Ave
Hawthorne Square
Highlander Plaza
Salem State University
Marblehead
Lady's Cove
Lynn St
Salem Woods
Lafayette St
Devereux Beach
Lynn Woods Reservation
Gannon Municipal GC
Aggregate Industries
East Lynn
Swampscott Mall
Tedesco CC
Vinnin Square Plaza
Atlantic Ave
MAIN LINE
Boston 11 miles
Breeds Pond
Parkland Ave
Broadway
Eastern Ave
Chatham St
Preston Beach
Swampscott
Walnut St
Chestnut St
SWAMPSCOTT
Lynn
MBTA EASTERN
Phillips Beach
Saugus
Atlantic Ocean
Boston St
King's Beach
Lincoln House Point
LYNN / CENTRAL SQ.
Salem Turnpike
Ballard St
GE Aerospace
95
1
97
114
62
35
128
1A
107
129
Lawrence
Dracut
North Andover
Boxford
Ipswich
ESSEX COUNTY
Andover
Tewksbury
Middleton
Topsfield
Wenham
Hamilton
Essex
North Reading
Danvers
Manchester
Billerica
Wilmington
Reading
Lynnfield
Peabody
Beverly
Salem
MIDDLESEX COUNTY
Burlington
Wakefield
Marblehead
Bedford
Woburn
Stoneham
Saugus
Lynn
Swampscott
Lexington
Winchester
Melrose
Lincoln
Malden
Nahant
Arlington
Medford
Revere
Waltham
Everett
Massachusetts Bay
Belmont
Somerville
Chelsea
Winthrop
Watertown
Cambridge
Newton
Brookline
BOSTON

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
105

Mortgage Loan No. 9 – Northshore Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Peabody, MA 01960
Original Balance(1):	$40,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	4.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1958/1978
Borrower Sponsors:	Simon Property Group, L.P. and Canadian Pension Plan Investment Board			Size(4):	1,137,515 SF
Guarantor:	Mayflower Realty LLC			Cut-off Date Balance per SF:	$154
Mortgage Rate:	6.3550%			Maturity Date Balance per SF:	$154
Note Date:	12/18/2025			Property Manager:	Simon Management Associates,
Maturity Date:	1/1/2031				LLC (borrower-related)
Original Term to Maturity:	60 months			Underwriting and Financial Information(1)
Original Amortization Term:	0 months			UW NOI:	$27,314,765
IO Period:	60 months			UW NCF:	$25,949,747
Seasoning:	1 month			UW NOI Debt Yield:	15.6%
Prepayment Provisions(2):	L(25),D(31),O(4)			UW NCF Debt Yield:	14.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	15.6%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	2.30x
Additional Debt Balance(1):	$135,000,000			Most Recent NOI:	$26,581,814 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$26,505,101 (12/31/2024)
				3rd Most Recent NOI:	$26,341,333 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	95.5% (12/10/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.0% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	91.7% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)):	$294,000,000 (11/14/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value per SF:	$258
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.5%
Other Reserves:	$3,134,676(3)	$0	NAP	Maturity Date LTV Ratio:	59.5%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$175,000,000	100.0%	Loan Payoff:	$171,101,035	97.8%
			Upfront Reserves:	$3,134,676	1.8%
			Closing Costs:	$644,079	0.4%
			Return of Equity:	$120,210	0.1%
Total Sources:	$175,000,000	100.0%	Total Uses:	$175,000,000	100.0%

(1)	The Northshore Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $175.0 million (the “Northshore Mall Whole Loan”). The Underwriting and Financial Information in the chart above reflects the Northshore Mall Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on February 1, 2026. Defeasance of the Northshore Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Northshore Mall Whole Loan to be securitized (the “Lockout Release Date”) and (ii) January 1, 2029.
(3)	At origination of the Northshore Mall Whole Loan, the borrower was required to deposit $2,869,704 for outstanding tenant improvements and leasing costs and $264,972 for a gap rent. See “Escrows and Reserves” below for additional information.
(4)	The Northshore Mall Property (as defined below) is part of a larger retail development (the “Northshore Mall Development”) consisting of 1,591,287 SF. Size is exclusive of non-collateral anchors including J.C. Penney PropCo (“JCPenney”) (135,624 SF), Macy’s (198,148 SF) and Macy’s Mens and Furniture (120,000 SF).

The Mortgage Loan. The ninth largest mortgage loan (the “Northshore Mall Mortgage Loan”) is part of the Northshore Mall Whole Loan secured by the borrower’s fee interest in a 1,137,515 SF portion of a larger 1,591,287 SF super regional mall, located in Peabody, Massachusetts (the “Northshore Mall Property” or the “Property”). The Northshore Mall Whole Loan is evidenced by nine pari passu promissory notes with an aggregate outstanding original principal balance of $175,000,000. The Northshore Mall Whole Loan was co-originated on December 18, 2025 by JPMorgan Chase Bank, National Association (“JPMCB”) and German American Capital Corporation (“GACC”). The Northshore Mall Mortgage Loan is evidenced by the non-controlling Notes A-7 and A-8-1 with an aggregate original principal balance of $40,000,000.

The Northshore Mall Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C40 securitization trust until the securitization of the controlling Note A-1, at which point it will be serviced under the pooling and servicing agreement for the BMARK 2026-V20 securitization. The relationship between the holders of the Northshore Mall Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
106

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$40,000,000
210 Andover Street	Northshore Mall	Cut-off Date LTV:	59.5%
Peabody, MA 01960		UW NCF DSCR:	2.30x
		UW NOI Debt Yield:	15.6%

The promissory notes comprising the Northshore Mall Whole Loan are summarized in the below table.

Northshore Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$50,000,000	$50,000,000	BMARK 2026-V20	Yes
A-2(2)	$28,000,000	$28,000,000	BBCMS 2026-5C40	No
A-3(1)	$15,000,000	$15,000,000	BMARK 2026-V20	No
A-4(3)	$12,000,000	$12,000,000	GACC	No
A-5(1)	$10,000,000	$10,000,000	BMARK 2026-V20	No
A-6(3)	$10,000,000	$10,000,000	GACC	No
A-7	$38,000,000	$38,000,000	BANK5 2026-5YR20	No
A-8-1	$2,000,000	$2,000,000	BANK5 2026-5YR20	No
A-8-2(3)	$10,000,000	$10,000,000	JPMCB	No
Whole Loan	$175,000,000	$175,000,000

(1)	Controlling Note A-1 and Note A-3 and Note A-5 are expected to be contributed to the BMARK 2026-V20 securitization, which is expected to close on or about February 23, 2026.
(2)	Note A-2 is expected to be contributed to the BBCMS 2026-5C40 securitization, which is expected to close on or about February 12, 2026.
(3)	Expected to be contributed to one or more future securitization transaction or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsors. The borrower for the Northshore Mall Whole Loan is Mall at Northshore, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors are Simon Property Group, L.P. (“Simon”) and Canadian Pension Plan Investment Board (“CCPIB”). Simon (NYSE: SPG) is a retail focused real estate investment trust. A member of the S&P 100, as of year end 2024, Simon has interest in 194 properties and 170.7 million SF in the United States, in addition to 35 properties and 11.9 million SF abroad. As of January 21, 2026, Simon has a market capitalization of approximately $69.8 billion. CCPIB is a Canadian pension fund with assets under management valued at approximately $777.5 billion as of September 30, 2025.

The non-recourse carveout guarantor is Mayflower Realty LLC, solely with respect to the Series B assets of such entity. Mayflower Realty LLC indirectly owns 100% of the borrower, and its common equity is owned by the borrower sponsors.

The Property. The Northshore Mall Property is a super-regional retail center located at 210 Andover Street in Peabody, Massachusetts, approximately 15 miles north of Boston. The Northshore Mall Property benefits from direct access to major highways (Routes 128 and 114). The Northshore Mall Property comprises 1,137,515 SF and is part of the larger Northshore Mall Development which totals 1,591,287 SF. Originally constructed in 1958, the Northshore Mall Property has undergone multiple renovations to maintain its competitive position and adapt to evolving retail trends.

As of December 10, 2025, the Northshore Mall Property is 95.5% occupied (89.7% occupied excluding temporary tenants) by 114 tenants. The Northshore Mall Property features a mix of national retailers, fitness, furniture, apparel, accessories and food and beverage tenants. Anchors at the Northshore Mall Development include JC Penney (non-collateral), Macy’s (non-collateral), Macy’s Mens & Furniture (non-collateral) and the future Dick’s House of Sport (“Dick’s”) (collateral, ground lease, scheduled to open February 2027). The Northshore Mall Property’s in-line tenants (<10,000 SF) reported trailing 12-month sales of approximately $485 PSF (excludes tenants which have had less than 24 months of sales history at the Northshore Mall Property at the time of the reported sales) as of September 2025, with an occupancy cost of 16.3% (occupancy cost is calculated as a percent of gross costs divided by gross tenant sales as of TTM September 2025 per the underwritten rent roll dated December 10, 2025. The underwritten rent roll is inclusive of tenants that have entered occupancy following the September 30, 2025 date of the borrower-provided sales statements and is not inclusive of tenants’ sales and costs from tenants that have gone vacant.). No single tenant accounts for more than 12.1% of NRA or 6.1% of underwritten base rent.

Since 2018, over $155 million has been invested in the Northshore Mall Property, including the Sears redevelopment and ongoing capital improvements. The borrower sponsors’ cost basis is approximately $556 million, with $381 million of cash equity remaining post-loan closing. Per the borrower sponsors, recent redevelopment includes an $86 million transformation of the former Sears parcel into a lifestyle component with approximately 90,000 SF of entertainment, retail and dining options, plus four multi-use outlots. The borrower sponsors also note that the Promenade project (restaurant row) added modern dining options such as Amigo’s Mexican Kitchen, Big Chicken, Legal Seafood, Not Your Average Joe’s, Cheesecake Factory, Double Bull Taphouse, Honeygrow, Skinny Pancake, Sweetgreen and Tony C’s Sports Bar, as well as a nine-unit food court.

The Northshore Mall Property’s area has a 2025 average household income of $138,109 and a population of 239,474 within a five-mile radius. The average household income within three miles is $131,956, which is above the national average. The area’s workforce is predominantly white-collar, with significant representation in professional, managerial, and executive sectors.

Major Tenants.

Dick’s House of Sport (138,000 SF; 12.1% of NRA; 0.0% of underwritten base rent) (NYSE: DKS): Dick’s Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Pittsburgh, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands and Going Going Gone! Dick’s House of Sport is a specialty concept that combines retail with sports areas, allowing customers to try out sports products in a real-world setting. Dick’s House of Sport is expected to open at the Northshore Mall Property in February 2027. Dick’s has seven 10-year renewal options and has no termination options tied to landlord defaults under its lease and loss of use of its space due to hazardous materials. We cannot assure you that Dick’s House of Sport takes occupancy at the Northshore Mall Property or begins paying rent.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
107

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$40,000,000
210 Andover Street	Northshore Mall	Cut-off Date LTV:	59.5%
Peabody, MA 01960		UW NCF DSCR:	2.30x
		UW NOI Debt Yield:	15.6%

Lifetime Fitness (125,000 SF; 11.0% of NRA; 6.1% of underwritten base rent) (NYSE: LTH): Lifetime Fitness (Fitch/Moody’s/S&P: BB-/NR/NR) was founded in 1992 and is a national chain of luxury health and athletic clubs known for state-of-the-art fitness equipment, personal training services, pools and saunas, and family friendly programs. Lifetime Fitness at the Northshore Mall Property opened in 2021 and Lifetime Fitness’ lease expires in January 2042, has no termination options and has three, five year renewal options.

Shaw’s Supermarket (59,175 SF; 5.2% of NRA; 1.7% of underwritten base rent): Shaw’s Supermarket (Fitch/Moody’s/S&P: NR/Ba2/BB+) was founded in 1860 and is one of the oldest continuously-operated supermarkets in the United States. Shaw’s Supermarket operates over 2,200 stores and employs approximately 265,000 people nationwide. Shaw’s is part of the Albertsons stores, which includes Jewel-Osco, ACME Markets, and Star Markets. At the Northshore Mall Property, Shaw’s Supermarket operates under a ground lease and reported trailing-12-months sales of approximately $23.8 million as of September 2025. Shaw’s Supermarket has one five-year renewal option and no termination options.

The following table presents certain information relating to the tenancy at the Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/ Moody’s/ S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF(3)	Occupancy Cost(3)	Renewal Options	Term. Option (Y/N)	Lease Exp. Date
Anchor Tenants
Dick’s House of Sport(4)	NR / Baa2 / BBB	138,000	12.1%	$0.00	$1	0.0%	NAV	NAV	7 x 10 yr	Y	2/28/2035
Anchor Tenants Subtotal Wtd. Avg.		138,000	12.1%	$0.00	$1	0.0%	NAV	NAV

Major Tenants
Lifetime Fitness(5)	BB- / NR / NR	125,000	11.0%	$12.60	$1,575,000	6.1%	NAV	NAV	3 x 5 yr	N	1/31/2042
Shaw's Supermarket	NR / Ba2 / BB+	59,175	5.2%	$7.44	$440,279	1.7%	$401.59	2.2%	1 x 5 yr	N	12/31/2027
Northshore Orthopedic Realty(5)	NR / NR / NR	48,920	4.3%	$5.63	$275,275	1.1%	NAV	NAV	None	N	4/30/2085
DSW Shoe Warehouse	NR / NR / NR	45,149	4.0%	$5.76	$260,000	1.0%	$58.30	10.7%	1 x 5 yr	Y	1/31/2027
PGA TOUR Superstore(5)	NR / NR / NR	45,000	4.0%	$2.50	$112,500	0.4%	NAV	NAV	5 x 5 yr	Y	1/31/2028
Gametime Lanes & Entertainment(5)	NR / NR / NR	35,924	3.2%	$16.70	$600,000	2.3%	NAV	NAV	2 x 5 yr	N	11/30/2034
Barnes & Noble	NR / NR / NR	26,000	2.3%	$21.15	$550,000	2.1%	$219.90	9.6%	None	N	1/31/2030
Tesla Motors	NR / Baa3 / BBB	25,693	2.3%	$33.43	$859,006	3.4%	$475.60	7.5%	2 x 5 yr	N	2/28/2029
The Container Store	NR / NR / NR	24,218	2.1%	$39.97	$968,000	3.8%	$136.59	29.3%	1 x 5 yr	N	2/29/2028
L.L. Bean	NR / NR / NR	21,049	1.9%	$32.00	$673,568	2.6%	$244.59	16.3%	2 x 5 yr	Y	10/31/2033
Major Tenants Subtotal / Wtd. Avg.		456,128	40.1%	$13.84	$6,313,628	24.6%	$262.26	10.5%(6)
Remaining Occupied		425,674	37.4%	$45.35	$19,303,716	75.4%
Occupied Collateral Total / Wtd. Avg.		1,019,802	89.7%	$25.12	$25,617,344	100.0%

Vacant Space(7)		117,713	10.3%

Collateral Total		1,137,515	100.0%

(1)	Based on the underwritten rent roll dated December 10, 2025.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Based on September 2025 TTM sales.
(4)	Dick’s House of Sport sales and occupancy cost metrics are not available as the store is expected to open in February of 2027.
(5)	Tenant is not required to report sales per the terms of their underlying lease.
(6)	Weighted Average Occupancy Cost calculated based the square footage and sales of tenants reporting sales, weighted by square feet.
(7)	Temporary tenants are treated as vacant space.

The following table presents certain information relating to the sales history of certain tenants of the Northshore Mall Property:

Tenant Sales(1)
	2023	2024	TTM Sept-2025	TTM Sept-2025 PSF / Occ. Cost (2)
Gross Property Sales(3)	$210,183,501	$217,103,046	$193,099,833	$382.29 / 13.5%
Sales (Inline < 10,000 SF)	$116,834,311	$115,843,206	$111,936,620	$484.71 / 16.3%
Sales (Inline > 10,000 SF)	$27,300,953	$27,365,857	$26,641,102	$340.06 / 14.2%
Freestanding Tenants	$63,144,830	$71,144,620	$51,889,963	$344.37 / 6.5%
Major Tenants	$2,903,406	$2,749,364	$2,632,148	$58.30 / 10.7%

(1)	Excludes tenants which have had less than 24 months of sales history at the Northshore Mall Property at the time of the reported sales. Based on borrower provided tenant sales statements unless indicated otherwise. Tenant Sales exclude the sales figures from Nordstrom, which has vacated and had its lease assumed by Dick’s House of Sport.
(2)	Occ. Cost is calculated as a percent of gross costs divided by gross tenant sales as of TTM September 2025 per the underwritten rent roll dated December 10, 2025. The underwritten rent roll is inclusive of tenants that have entered occupancy following the September 30, 2025 date of the borrower-provided sales statements and is not inclusive of tenants’ sales and costs from tenants that have gone vacant.
(3)	Excludes non-collateral anchors.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
108

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$40,000,000
210 Andover Street	Northshore Mall	Cut-off Date LTV:	59.5%
Peabody, MA 01960		UW NCF DSCR:	2.30x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to the sales history of major tenants of the Northshore Mall Property:

Top Tenant Sales(1)
Tenant Name	SF	2023	2024	Sept 2025 TTM	Occupancy Cost(2)
Anchor Tenants
Dick’s House of Sport(3)	138,000	NAV	NAV	NAV	NAV
Major Tenants
Lifetime Fitness	125,000	NAV	NAV	NAV	NAV
Shaw's Supermarket	59,175	$23,849,802	$23,530,201	$23,764,089	2.2%
Northshore Orthopedic Realty	48,920	NAV	NAV	NAV	NAV
DSW Shoe Warehouse	45,149	$2,903,406	$2,749,364	$2,632,148	10.7%
PGA TOUR Superstore	45,000	NAV	NAV	NAV	NAV
Gametime Lanes & Entertainment	35,924	NAV	NAV	NAV	NAV
Barnes & Noble	26,000	$6,737,480	$6,164,549	$5,717,375	9.6%
Tesla Motors	25,693	$18,592,305	$30,970,975	$12,219,593	7.5%
The Container Store	24,218	$6,550,495	$3,968,319	$3,307,939	29.3%
L.L. Bean	21,049	NAV	NAV	$5,148,314	16.3%

(1)	All sales information presented herein with respect to the Northshore Mall Property is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsors.
(2)	Occupancy Cost is calculated from September 2025 TTM sales.
(3)	Dick’s House of Sport sales are not available as the store is expected to open in February 2027.

The following table presents certain information relating to the lease rollover schedule at the Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % SF Rolling	Approx. Cumulative % of NRA Expiring	Total UW Base Rent Rolling	Approx % of UW Base Rent Rolling	Approx Cumulative % of UW Base Rent Expiring	UW Rent PSF Rolling
MTM/2026	19	68,257	6.0%	6.0%	$2,838,361	11.1%	11.1%	$41.58
2027	21	168,998	14.9%	20.9%	$3,771,694	14.7%	25.8%	$22.32
2028	20	150,727	13.3%	34.1%	$5,514,828	21.5%	47.3%	$36.59
2029	13	58,131	5.1%	39.2%	$2,471,166	9.6%	57.0%	$42.51
2030	9	72,937	6.4%	45.6%	$2,222,601	8.7%	65.7%	$30.47
2031(3)	2	2,460	0.2%	45.8%	$377,707	1.5%	67.1%	$153.54
2032	2	9,055	0.8%	46.6%	$229,165	0.9%	68.0%	$25.31
2033	8	66,523	5.8%	52.5%	$2,375,080	9.3%	77.3%	$35.70
2034	5	50,854	4.5%	57.0%	$1,570,000	6.1%	83.4%	$30.87
2035	10	189,213	16.6%	73.6%	$1,784,353	7.0%	90.4%	$9.43
2036	2	3,727	0.3%	73.9%	$449,615	1.8%	92.1%	$120.64
2037 & Thereafter	3	178,920	15.7%	89.7%	$2,012,775	7.9%	100.0%	$11.25
Vacant	0	117,713	10.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	114	1,137,515	100.0%		$25,617,344	100.0%		$22.52

(1)	Based on the underwritten rent roll dated December 10, 2025. Temporary tenants are considered as vacant for the purposes of the Lease Rollover Schedule.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The Northshore Mall Mortgage Loan has a maturity date of January 1, 2031.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. According to the appraisal, the Northshore Mall Property is located in the Boston retail market and the Peabody/Salem submarket. The Northshore Mall Property sits in the heart of Peabody, Massachusetts along Routes 128 and 114, approximately 15 miles away from Boston. According to the appraisal, the Boston retail market consists of approximately 347.0 million SF. The Boston retail market saw an occupancy rate of 96.8% and an asking rate of $21.13 per SF as of the third quarter of 2025. The appraisal describes the Peabody/Salem submarket as being considered an upper tier submarket relative to the overall Boston area. The Peabody/Salem submarket saw an occupancy rate of 99.1% and an asking rate of $25.71 per SF as of the third quarter of 2025.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Northshore Mall Property was 10,287, 97,187 and 239,474, respectively. Additionally, for the same period, the average household income within the same radii was $118,545, $131,956 and $138,109, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
109

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$40,000,000
210 Andover Street	Northshore Mall	Cut-off Date LTV:	59.5%
Peabody, MA 01960		UW NCF DSCR:	2.30x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to comparable retail center assets with respect to the Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Inline Sales PSF	Anchor Tenants
Northshore Mall Peabody, MA	1958 / 1978	1,137,515(2)(3)	95.5%(2)(3)	NAP	$480	Macy’s, Dick’s House of Sport, JCPenney, Macy’s Mens & Furniture
Liberty Tree Mall Danvers, MA	1972 / NAP	861,456	88.0%	1.0 mile	$322	Target, AMC theaters, Kohl’s
Cambridgeside Cambridge, MA	1990 / 2023	900,000	89.0%	20.0 miles	$505	TJMaxx, Apple
Burlington Mall Burlington, MA	1967 / 2007	1,257,403	96.0%	17.0 miles	$810	Macy’s, Nordstrom, Primark

(1)	Source: Appraisal, unless otherwise noted.
(2)	Based on the underwritten rent roll as of December 10, 2025. Occupancy figures include temporary tenants. Occupancy excluding temporary tenants is 89.7%.
(3)	Total NRA (SF) and Occupancy exclude the non-collateral space.

Appraisal. The appraisal determined an “as-is” market value of $294.0 million as of November 14, 2025 for the Northshore Mall Property.

Environmental Matters. According to the Phase I environmental site assessment, dated November 21, 2025, there were no recognized environmental conditions at the Northshore Mall Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow for the Property:

Cash Flow Analysis(1)
	2023	2024	9/30/2025 TTM	UW	UW PSF
Base Rent	$22,647,995	$24,419,319	$25,444,414	$25,617,344	$22.52
Contractual Rent Steps(2)	$0	$0	$0	$681,230	$0.60
Gross-Up Vacant Rent	$0	$0	$0	$3,755,730	$3.30
Gross Potential Income	$22,647,995	$24,419,319	$25,444,414	$30,054,304	$26.42
Total Recoveries	$9,157,410	$9,486,845	$10,177,586	$10,933,581	$9.61
Vacancy & Bad Debt	$282,883	$193,394	($132,025)	($3,755,730)	($3.30)
Other Income(3)	$5,562,779	$4,680,455	$4,246,767	$3,614,028	$3.18
Effective Gross Income	$37,651,067	$38,780,013	$39,736,742	$40,846,182	$35.91

Real Estate Taxes	$3,674,313	$4,697,072	$4,860,154	$5,150,962	$4.53
Insurance	$491,559	$577,689	$873,738	$1,008,221	$0.89
Other Expenses(4)	$7,143,862	$7,000,151	$7,421,036	$7,372,234	$6.48
Total Expenses	$11,309,734	$12,274,912	$13,154,928	$13,531,417	$11.90

Net Operating Income	$26,341,333	$26,505,101	$26,581,814	$27,314,765	$24.01
Capital Expenditures	$0	$0	$0	$227,503	$0.20
TI/LC	$0	$0	$0	$1,137,515	$1.00
Net Cash Flow	$26,341,333	$26,505,101	$26,581,814	$25,949,747	$22.81

Occupancy %	91.7%	97.0%	95.5%	91.6%
NOI DSCR(5)	2.34x	2.35x	2.36x	2.42x
NCF DSCR(5)	2.34x	2.35x	2.36x	2.30x
NOI Debt Yield(5)	15.1%	15.1%	15.2%	15.6%
NCF Debt Yield(5)	15.1%	15.1%	15.2%	14.8%

(1)	Based on the underwritten rent roll dated December 10, 2025.
(2)	Contractual Rent Steps were taken through December 18, 2026.
(3)	Other Income includes temporary tenant rents, payment in lieu, overage rent and miscellaneous income.
(4)	Other Expenses includes management fee, utilities, security, janitorial / food court / landscape, administrative expenses, repairs and maintenance, advertising and promotion and other expenses.
(5)	Based on the Northshore Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
110

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$40,000,000
210 Andover Street	Northshore Mall	Cut-off Date LTV:	59.5%
Peabody, MA 01960		UW NCF DSCR:	2.30x
		UW NOI Debt Yield:	15.6%

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $2,869,704 for outstanding tenant improvements and leasing costs and (ii) $264,972 for a gap rent reserve.

Real Estate Taxes – On a monthly basis, during the continuance of a Trigger Period (as defined below), at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12 of the annual estimated tax payments payable during the ensuing 12 months.

Insurance – During the continuance of a Trigger Period, any time the borrower fails to provide satisfactory evidence that the Northshore Mall Property is covered by insurance policies that are being maintained as part of a reasonably acceptable blanket policy in accordance with the Northshore Mall Whole Loan documents, the borrower is required to escrow 1/12 of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to $18,959 on a monthly basis for ongoing replacement reserves.

TI/LC Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to $94,793 on a monthly basis for ongoing rollover reserves.

Lockbox and Cash Management. The Northshore Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis, on each Wednesday, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Northshore Mall Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrower.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) a Low Debt Yield Period (as defined below), (iii) a bankruptcy action of the borrower or (iv) a bankruptcy action of the manager if the manager is an affiliate of the borrower and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrower has cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, (b) with respect to clause (ii), the Low Debt Yield Period has ended pursuant to the definition thereof, and (c) with respect to clause (iv), the manager is replaced with a qualified manager within 60 days or such bankruptcy action is dismissed within 90 days without adverse consequences to the Northshore Mall Property. Among other additional conditions, the borrower may not cure a trigger period caused by clause (iii), nor may the borrower cure a Trigger Period more than five times over the course of the Northshore Mall Whole Loan.

A “Low Debt Yield Period” commences upon the debt yield calculated for the trailing four quarters being less than 11.5% for two consecutive calendar quarters and will end upon, among other cure conditions set forth in the Northshore Mall Whole Loan documents, the Northshore Mall Whole Loan achieving a debt yield of at least 11.5% for two consecutive calendar quarters.

Terrorism Insurance. The borrower is required to obtain and maintain all risk property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
111

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$39,500,000
2121 Langhorne Road	The Vine	Cut-off Date LTV:	64.8%
Lynchburg, VA 24501		U/W NCF DSCR:	1.26x
		U/W NOI Debt Yield:	8.3%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
112

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$39,500,000
2121 Langhorne Road	The Vine	Cut-off Date LTV:	64.8%
Lynchburg, VA 24501		U/W NCF DSCR:	1.26x
		U/W NOI Debt Yield:	8.3%

The Vine
2121 Langhorne Road
Lynchburg, VA 24501
Lynchburg
Boonsboro
Waterton
Forest
Timberlake
Madison Heights
Winston Ridge
Rustburg
AMHERST COUNTY
BEDFORD COUNTY
CAMPBELL COUNTY
James River
Boonsboro Shopping Ctr.
Randolph College
Centra Virginia Baptist Hospital
Rivermont Ave
Lynchburg Expwy
Peaks View Park
Centra Lynchburg General Hospital
Lynchburg Museum
DOWNTOWN LYNCHBURG
Forest Hills Shopping Ctr.
Lakeside Crossing
University of Lynchburg
The Plaza Shopping Center
Virginia University - Lynchburg
Forest Rd
Graves Mill Rd
Chestnut Hills Shopping Ctr.
Fort Hill Village
J Crew Distribution Center
Old Graves Mill Rd
Forest Square
Poplar Forest
River Ridge Mall
Liberty Arena
Liberty University
Liberty University College of Osteopathic
Liberty University Astronomical Observatory
Brookville Plaza
Timbrook Square
Timberlake Rd
Leesville Rd
Waterlick Plaza
Lynchburg Regional Airport
Lynchburg Hwy
Wards Rd
Campbell Hwy
Virginia Byway
Amherst Hwy
Amelon Square
Seminole Shopping Ctr.
PITTSBURGH
PENNSYLVANIA
Harrisburg
Reading
OHIO
BALTIMORE
WASHINGTON, DC
WEST VIRGINIA
MARYLAND
VIRGINIA
Charleston
Roanoke
Lynchburg
Richmond
Charlottesville
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
113

Mortgage Loan No. 10 – The Vine

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Lynchburg, VA 24501
Original Balance:	$39,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$39,500,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2024-2025/NAP
Borrower Sponsor:	TPB Properties			Size:	216 Units
Guarantor:	Thomas Bell			Cut-off Date Balance per Unit:	$182,870
Mortgage Rate:	6.3900%			Maturity Date Balance per Unit:	$182,870
Note Date:	12/23/2025			Property Manager:	TPB Property Management LLC
Maturity Date:	1/1/2031				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,265,562
IO Period:	60 months			UW NCF:	$3,222,362
Seasoning:	1 month			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	L(25),YM1(28),O(7)			UW NCF Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.26x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$3,939,830 (11/30/2025 T-1 Ann.)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$3,677,384 (11/30/2025 T-3 Ann.)
				3rd Most Recent NOI(2):	NAV
				Most Recent Occupancy:	96.3% (11/13/2025)
				2nd Most Recent Occupancy(2):	NAV
Reserves(1)				3rd Most Recent Occupancy(2):	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of):	$60,920,000 (11/18/2025)
RE Taxes:	$42,743	$21,371	NAP	Appraised Value per Unit:	$282,037
Insurance:	$13,878	$6,939	NAP	Cut-off Date LTV Ratio:	64.8%
Replacement Reserve:	$0	$3,600	NAP	Maturity Date LTV Ratio:	64.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$39,500,000	100.0%	Loan Payoff:	$28,668,488	72.6%
			Return of Equity:	$10,128,451	25.6%
			Closing Costs:	$646,440	1.6%
			Upfront Reserves:	$56,620	0.1%
Total Sources:	$39,500,000	100.0%	Total Uses:	$39,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The Vine Property (as defined below) was constructed and leased up in phases from March 2025 through September 2025. Accordingly, complete historical NOI and Occupancy are not available.

The Mortgage Loan. The tenth largest mortgage loan (the “The Vine Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $39,500,000 and secured by a first priority fee mortgage encumbering a 216-unit mid-rise multifamily property located in Lynchburg, Virginia (the “The Vine Property”).

The Borrower and the Borrower Sponsor. The borrower is The Vine Lynchburg Apartments, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is TPB Properties and the non-recourse carveout guarantor is Thomas Bell (who is also the non-recourse carveout guarantor for the Rosedale Apartments Mortgage Loan).

TPB Properties is a real estate development company based in Lynchburg, Virginia that specializes in land development, commercial construction, multifamily construction, home-building and property management. Founded by Thomas Bell in 2018, TPB Properties and its affiliate, Thomas Builders of Virginia (founded in 2006), have completed over 150 luxury residential homes, 16 retail projects (including WaWa, Sheetz, Chipotle and Dunkin Donuts stores), and seven multifamily projects (2,126 units), including three additional properties in the Lynchburg area, known as Westyn Village Apartments, Overture Apartments and the Rosedale Apartments Property (included in this pool). Thomas Bell is the 100.0% owner of all of his real estate holdings.

The Property. The Vine Property consists of a Class A, 216-unit mid-rise multifamily property located in Lynchburg, Virginia. Constructed between 2024-2025, The Vine Property is situated on a 10.13-acre site that includes 353 parking spaces (1.6 spaces per unit). The Vine Property is comprised of four four-story apartment buildings totaling 251,136 SF of NRA and a one-story building housing the leasing office and the clubhouse, which contains a salt-water swimming pool and a 24-hour fitness center.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
114

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$39,500,000
2121 Langhorne Road	The Vine	Cut-off Date LTV:	64.8%
Lynchburg, VA 24501		U/W NCF DSCR:	1.26x
		U/W NOI Debt Yield:	8.3%

The borrower sponsor acquired The Vine Property as vacant land in 2023 for an allocated price of approximately $420,000 and developed The Vine Property at a total construction cost of approximately $36,948,092. Units at The Vine Property were delivered in phases from March 2025 to September 2025. The Vine Property leased up at an average of 29 units per month and achieved 94.0% occupancy by October 2025. There were no concessions offered during the lease-up period. As of November 13, 2025, The Vine Property was 96.3% occupied. The Vine Property is located approximately 6 miles from Liberty University. As of the November 13, 2025 rent roll, there were 6 student leases (2.8% of total units), which are signed on a whole-unit basis for a minimum of 12-month terms and require a guarantor.

The unit mix consists of 112 1BR/1BA units, 32 2BR/2BA units and 72 3BR/2BA units. Unit amenities include quartz countertops, stainless steel appliances, nine-foot ceilings, private patios/balconies and full-size washers and dryers. All units are rented at market rent, with no restricted leases. Leases include a utility fee of $120 per month that covers water, trash and internet.

The following table presents certain information relating to the unit mix at The Vine Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR 1 BA	112	108	96.4%	902	101,016	$1,498	$1,350
2 BR 2 BA	32	32	100.0%	1,105	35,344	$1,767	$1,635
3 BR 2 BA	72	68	94.4%	1,594	114,776	$1,903	$1,850
Total/Wtd. Avg.	216	208	96.3%	1,163	251,136	$1,672	$1,559

(1)	Based on the borrower rent roll dated November 13, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Vine Property is located in Lynchburg, Virginia on the south side of Langhorne Road (U.S. Route 501) and less than two miles north of Lakeside Drive (U.S. Route 221). Route 501 and Route 221 are the primary regional roads serving Lynchburg. Langhorne Road provides The Vine Property direct access to downtown Lynchburg, approximately three miles to the east and Liberty University, approximately six miles to the south. Liberty University is a major demand generator and employer in the Lynchburg area. As of September 2024, Liberty University had a total enrollment of 124,000, with 16,131 attending locally on campus.

Lynchburg is in central Virginia approximately 40 miles east of Roanoke. The largest employment sectors in the Lynchburg Metropolitan Statistical Area (the “MSA”) include education and health services (19.8%), trade, transportation and utilities (17.8%), manufacturing (13.0%) and leisure and hospitality (10.8%). The major employers in the MSA include BWX Technologies Inc., Centra Lynchburg General Hospital, Centra Health, BWXT Nuclear Operations Group Inc. and J.Crew Distribution Center.

The Vine Property is located in the Lynchburg apartment submarket, within the Lynchburg - VA USA apartment market. According to the appraisal, as of the third quarter of 2025, the Lynchburg - VA USA apartment market had an inventory of 12,515 units, a vacancy rate of 12.1%, and an average asking rental rate of $1,211 per unit, while the Lynchburg apartment submarket had an inventory of 2,836 units, a vacancy rate of 10.5%, and an average asking rental rate of $1,126 per unit. According to the appraisal, vacancy is expected to decrease over the next 12 months, with a projected vacancy of 8.3% for the third quarter of 2026 and no new construction currently planned in the submarket.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of The Vine Property was 5,249, 49,977 and 85,464, respectively. The estimated 2025 median household income within the same radii was $37,539, $48,532 and $54,381, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
115

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$39,500,000
2121 Langhorne Road	The Vine	Cut-off Date LTV:	64.8%
Lynchburg, VA 24501		U/W NCF DSCR:	1.26x
		U/W NOI Debt Yield:	8.3%

The following table presents information regarding certain competitive properties to The Vine Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Number of Units	Average SF per Unit	Average Rent per Month	Distance to Subject
The Vine 2121 Langhorne Road Lynchburg, VA 24501	2024-2025 / NAP	Mid Rise	96.3%(2)	216(2)	1,163(2)	1BR/1BA - $1,498(2) 2BR/2BA - $1,767(2) 3BR/2BA - $1,903(2)	-
Palisades at Hunter’s Creek 1230 Cottontown Road Forest, VA	2018 / NAP	Garden	90.0%	276	1,048	1BR/1BA - $1,325 2BR/2BA - $1,488 3BR/2BA - $1,737	3.8 miles
Logan’s Landing 6343 Logans Lane Lynchburg, VA	2020 / NAP	Mid Rise	97.0%	174	1,029	1BR/1BA - $1,296 2BR/2BA - $1,633 3BR/2BA - $1,696	5.2 miles
Rosedale Apartments(3) 1600 Rosedale Boulevard Lynchburg, VA	2023-2025 / NAP	Mid Rise	94.7%	494	1,144	1BR/1BA - $1,325 2BR/1BA - $1,599 2BR/2BA - $1,757 3BR/2BA - $1,877	5.6 miles
Overture Apartments(3) 18442 Leesville Road Lynchburg, VA	2024-2025 / NAP	Mid Rise	95.2%	252	1,164	1BR/1BA - $1,397 2BR/2BA - $1,722 3BR/2BA - $1,867	11.3 miles
West Edge Apartments 200 West Edge Way Lynchburg, VA	2021 / NAP	Mid Rise	95.0%	270	1,174	1BR/1BA - $1,386 2BR/2BA - $1,592 3BR/2BA - $1,690	6.9 miles
Westyn Village Apartments(3) 1154 Westyn Village Way Forest, VA	2022-2024 / NAP	Garden	98.7%	384	1,087	1BR/1BA - $1,411 2BR/2BA - $1,685 3BR/2BA - $1,854	9.6 miles

(1)	Sources: Appraisal and information provided by the borrower sponsor for Rosedale Apartments, Overture Apartments and Westyn Village Apartments.
(2)	Based on the borrower rent roll dated November 13, 2025.
(3)	The Rosedale Apartments, Overture Apartments and Westyn Village Apartments are also owned by the borrower sponsor.

Appraisal. The appraisal concluded to an “as-is” value for The Vine Property of $60,920,000 as of November 18, 2025.

Environmental Matters. The Phase I environmental site assessment dated November 25, 2025 found no evidence of recognized environmental conditions at The Vine Property, however, it identified the presence of elevated radon concentrations in two of the buildings. The borrower is required to complete additional testing and, if necessary, mitigation pursuant to The Vine Mortgage Loan documents, with such work to be completed by March 23, 2026 (90 days from the loan origination date), subject to automatic extension for consecutive 90-day periods, if the borrower provides evidence that it is diligently pursuing completion of such work. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
116

Multifamily – Mid Rise	Loan #10	Cut-off Date Balance:	$39,500,000
2121 Langhorne Road	The Vine	Cut-off Date LTV:	64.8%
Lynchburg, VA 24501		U/W NCF DSCR:	1.26x
		U/W NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Vine Property:

Cash Flow Analysis(1)
	11/30/2025 T-3 Ann.	(1)	11/30/2025 T-1 Ann.(1)		UW		UW Per Unit
Gross Potential Rent(2)	$4,307,412		$4,307,412		$4,289,796		$19,860
Utility Reimbursement	$285,120		$299,520		$294,488		$1,363
Potential Gross Income	$4,592,532		$4,606,932		$4,584,284		$21,224
Vacancy/Credit Loss	($326,648)		($123,372)		($214,490)		($993)
Other Income(3)	$56,536		$45,048		$52,698		$244
Effective Gross Income	$4,322,420		$4,528,608		$4,422,492		$20,475

Real Estate Taxes	$210,000		$210,000		$258,789		$1,198
Insurance	$34,992		$34,992		$64,800		$300
Other Operating Expenses	$400,044		$343,786		$833,341		$3,858
Total Operating Expenses	$645,036		$588,778		$1,156,930		$5,356

Net Operating Income	$3,677,384		$3,939,830		$3,265,562		$15,118
Replacement Reserves	$0		$0		$43,200		$200
Net Cash Flow	$3,677,384		$3,939,830		$3,222,362		$14,918

Occupancy	96.3%	(4)	96.3%	(4)	95.0%	(5)
NOI DSCR	1.44x		1.54x		1.28x
NCF DSCR	1.44x		1.54x		1.26x
NOI Debt Yield	9.3%		10.0%		8.3%
NCF Debt Yield	9.3%		10.0%		8.2%

(1)	The Vine Property was constructed and leased up in phases from March 2025 through September 2025. Additional historical periods are not available.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated November 13, 2025.
(3)	Other Income includes late fees, application fees, pet fees and miscellaneous income.
(4)	Represents occupancy based on the borrower rent roll dated November 13, 2025.
(5)	Based on economic vacancy.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $42,743 for real estate taxes and (ii) approximately $13,878 for insurance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $21,371.

Insurance – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $6,939. A blanket policy was not in place at loan origination.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $3,600 for replacement reserves.

Lockbox and Cash Management. The Vine Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from The Vine Property are required to be deposited by the borrower or property manager. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with The Vine Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for The Vine Mortgage Loan.

A “Cash Sweep Period” will commence when the debt service coverage ratio is less than 1.10x for any calendar quarter, and will end when the debt service coverage ratio equals or exceeds 1.15x for two consecutive calendar quarters. However, the borrower is permitted to avoid a Cash Sweep Period by depositing with the lender cash or a letter of credit in an amount which, if used to reduce the outstanding principal balance of The Vine Mortgage Loan, would be sufficient to cause the debt service coverage ratio to equal or exceed 1.15x for two consecutive calendar quarters.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance in an amount equal to the full replacement cost of The Vine Property and is required to obtain and maintain business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
117

Mortgage Loan No. 11 – Abraxas at 90 State Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Albany, NY 12207
Original Balance:	$34,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$34,500,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1930/2024
Borrower Sponsor:	Harmony Group			Size:	163 Units
Guarantors:	Uri Kaufman and Eli Kaufman, as			Cut-off Date Balance per Unit:	$211,656
	Trustee of the Mohawk Trust			Maturity Date Balance per Unit:	$211,656
Mortgage Rate:	6.4450%			Property Manager:	Lincoln Apartment Management
Note Date:	12/29/2025				Limited Partnership
Maturity Date:	1/1/2031				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI(2):	$3,002,651
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF:	$2,932,108
Additional Debt Type:	NAP			UW NOI Debt Yield(2):	8.7%
Additional Debt Balance:	NAP			UW NCF Debt Yield:	8.5%
Future Debt Permitted (Type):	No (NAP)			UW NOI Debt Yield at Maturity(2):	8.7%
Reserves				UW NCF DSCR:	1.30x
Type	Initial	Monthly	Cap	Most Recent NOI(3):	$2,488,924 (10/31/2025 T-11 Ann.)
RE Taxes:	$24,958	$24,958	NAP	2nd Most Recent NOI(3):	$1,339,691 (12/31/2024)
Insurance:	$34,016	$17,008	NAP	3rd Most Recent NOI(4):	NAV
Deferred Maintenance:	$47,470	$0	NAP	Most Recent Occupancy:	94.5% (12/4/2025)
Replacement Reserve:	$0	$3,720	$89,280	2nd Most Recent Occupancy:	91.6% (12/31/2024)
TI/LC Reserve:	$0	$2,159	NAP	3rd Most Recent Occupancy(4):	NAV
Debt Service Reserve:	$360,000	Springing	$250,000	Appraised Value (as of):	$52,000,000 (10/3/2025)
Stacks Espresso Reserve:	$78,000	$0	NAP	Appraised Value per Unit:	$319,018
Outstanding Amenity Work Reserve:	$1,600,962	$0	NAP	Cut-off Date LTV Ratio:	66.3%
Holdback Reserve(1):	$500,000	$0	NAP	Maturity Date LTV Ratio:	66.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,500,000	100.0%	Loan Payoff:	$27,826,119	80.7%
			Upfront Reserves:	$2,645,406	7.7%
			Closing Costs:	$2,146,346	6.2%
			Return of Equity:	$1,882,129	5.5%
Total Sources:	$34,500,000	100.0%	Total Uses:	$34,500,000	100.0%

(1)	At origination, $500,000 was deposited into a Holdback Reserve with the lender. Funds in the Holdback Reserve are required to be disbursed to the borrower on or prior to December 29, 2027, if the borrower satisfies the following conditions, among others: (i) all outstanding amenity work has been completed and (ii) the lender has received from the borrower a property financial statement demonstrating the net operating income of the Abraxas at 90 State Apartments Property for the then trailing twelve month period equals or exceeds $2,973,000. If the Holdback Reserve has not been disbursed by the lender on December 29, 2027, the lender will have the right without any notice to the borrower to hold such remaining holdback funds thereafter as additional collateral for the Abraxas at 90 State Apartments Mortgage Loan.
(2)	The Abraxas at 90 State Apartments Property is subject to a master lease relating to the historic tax credit structure of the Abraxas at 90 State Apartments Property. The Abraxas at 90 State Apartments Mortgage Loan (as defined below) was underwritten based on the underlying tenant rents. However, for so long as the master lease is in effect, the borrower will be entitled to receive payments only under the master lease and not the underlying tenant rents. See “—The Abraxas Master Lease” below. The 2026 master lease base rent is $2,938,802 and Underwritten NOI is $3,002,651.
(3)	The increase from 2nd Most Recent NOI to Most Recent NOI to UW NOI is primarily due to recent leasing activity at the Abraxas at 90 State Apartments Property (as defined below). The Abraxas at 90 State Apartments Property underwent a conversion into a multifamily property that was completed in late 2024, with lease up beginning in late 2023. The Abraxas at 90 State Apartments Property achieved a stabilized occupancy in 18 months, with the current occupancy being 94.5% as of December 4, 2025.
(4)	3rd Most Recent NOI and 3rd Most Recent Occupancy are not available as the Abraxas at 90 State Apartments Property was converted to a multifamily property in 2024.

The Mortgage Loan. The eleventh largest mortgage loan (the “Abraxas at 90 State Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $34,500,000 and secured by the fee interest in a 163-unit multifamily property located in Albany, New York (the “Abraxas at 90 State Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower for the Abraxas at 90 State Apartments Mortgage Loan is Harmony Mills South Delaware LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. Harmony Mills South Delaware LLC is wholly owned by Harmony Mills South LLC, which is owned by 90 State Managing Member LLC (90.0%) and 90 State Master Tenant LLC (the “Abraxas

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
118

Multifamily – High Rise	Loan #11	Cut-off Date Balance:	$34,500,000
90 State Street	Abraxas at 90 State Apartments	Cut-off Date LTV:	66.3%
Albany, NY 12207		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.7%

Master Tenant Parent”) (10.0%). The indirect owners are Mohawk Trust, HM Trust, and West Trust. The non-recourse carveout guarantors for the Abraxas at 90 State Apartments Mortgage Loan are Uri Kaufman and Eli Kaufman, as Trustee of the Mohawk Trust, and the borrower sponsor for the Abraxas at 90 State Apartments Mortgage Loan is the Harmony Group. The Mohawk Trust beneficiaries are affiliated with Uri Kaufman and the HM Trust and West Trust beneficiary is affiliated with Ira Schwartz. The Harmony Group is a family office run by Ira Schwartz and Uri Kaufman, and is known for its adaptive reuse of historic buildings. The Harmony Group’s Harmony Mills project is featured on the home page of the New York State Historic Preservation Office website as a premier example of historic restoration. The key principals of the Harmony Group have served as investors and/or developers on over 2,000 residential units and over 2.0 million SF of commercial real estate.

The Abraxas at 90 State Apartments Mortgage Loan documents include an additional partial recourse guaranty from Uri Kaufman for 20% of the loan amount.

The Property. The Abraxas at 90 State Apartments Property consists of a recently renovated 15-story high-rise apartment building located on a 0.4-acre site in Albany, New York. The Abraxas at 90 State Apartments Property contains 163 residential units, and commercial space on the first three floors, including 21,979 SF of co-working space leased to State Towers LLC, an affiliate of the borrower, and 3,928 SF of ground floor retail space leased to three tenants. The Abraxas at 90 State Apartments Property was originally constructed in 1930 for National Savings Bank. After the bank vacated in the 1990s, the building was converted to a multi-tenant office building. The borrower sponsor acquired the Abraxas at 90 State Apartments Property in 2007 for $9.5 million, and in 2017 began conversion of the 4th through 15th floors from office space to residential apartments, which was completed in 2024 for a total cost of approximately $40.4 million. Lease-up at the Abraxas at 90 State Apartments Property began in late 2023, and achieved a stabilized occupancy in approximately 18 months.

The residential unit mix includes 52 studios, 68 one-bedroom one-bathroom units, 22 two-bedroom one-bathroom units, and 21 two-bedroom two-bathroom units. The residential units were 94.5% leased as of December 4, 2025. There are currently nine vacant residential units, including one model. Unit amenities include smartphone keyless entry, smart thermostats, walk-in showers, in-unit washer dryer units, ceiling mounted LED light fixtures, stainless steel appliances, quartz countertops, hardwood flooring and subway tile backsplashes.

The commercial space totals 25,907 SF and includes 21,979 SF leased to State Towers LLC, d/b/a Abraxas Co-Work, an affiliate of the borrower, which is coworking office space. The tenant pays $24.24 PSF in underwritten base rent. The three retail spaces are leased to Stacks Espresso Bar (1,406 SF), Pioneer Bank (1,100 SF) and Patsy’s Barber Shop (1,422 SF).

Amenities at the Abraxas at 90 State Apartments Property include a 3,500 SF fitness facility (expected to be completed in 2026), multiple community lounges, an indoor dog park with pet washing station, a business center, a private dining salon, a movie theater, a gaming suite, a laundry room, bicycle storage, and tenant storage areas. On-site retail and dining options further enhance the resident experience. Parking garage spaces are offered in both a nearby building at 45 Hudson Avenue (approximately 0.2 miles away) and 11 South Pearl Street (approximately 230 feet away) that are not part of the collateral, which spaces are sublicensed by the borrower from an affiliate of the borrower, which in turn licensed or leased such spaces from the owner of such spaces. The borrower has a license agreement for 118 spaces at the garage that will continue, unless terminated by the borrower. The borrower is required to pay a monthly fee of $9,853.60 for such spaces. The main license agreement for the 45 Hudson Avenue garage is for renewable six month terms, ending in February 2029, with a possible extension of such renewable six month terms for an additional five years. Termination of the main license agreement would result in the parking spaces no longer being available.

The Abraxas Master Lease. The Abraxas at 90 State Apartments Property is subject to a master lease (the “Abraxas Master Lease”), between 90 State Master Tenant Delaware LLC (the “Abraxas Master Tenant”), as master lessee, and the borrower, as master lessor, in order to facilitate the utilization of certain federal historic tax credits (the “HTC”) by Chase Community Equity, LLC (“HTC Investor”). The Abraxas Master Tenant is 100% owned by the Abraxas Master Tenant Parent, which also owns 10% of the borrower. HTC Investor, which is not affiliated with the borrower sponsor, has a 99% interest in the Abraxas Master Tenant Parent. An entity owned 50% each by Uri Kaufman, one of the non-recourse carveout guarantors, and by Ira Schwartz, a principal of the borrower sponsor (such entity, the “Sponsor Member”) has a 1% interest in and is the managing member of the Abraxas Master Tenant Parent. The Abraxas Master Tenant has control over the operations of the Abraxas at 90 State Apartments Property. The Abraxas Master Tenant is responsible for collecting rents, through the property manager, from individual tenants and paying all operating expenses associated with the Abraxas at 90 State Apartments Property, other than taxes and insurance, which are the responsibility of the borrower. The Abraxas Master Lease expires on the later of December 31, 2047 and the 24th anniversary of the day on which any portion of the rehabilitation of the Abraxas at 90 State Apartments Property was placed in service for purposes of the HTC. The Abraxas Master Tenant is required to make monthly rent payments to the borrower, as master lessor, which are used to pay debt service, real estate taxes, and insurance. Rent under the Abraxas Master Lease consists of (i) annual base rent payments, payable in monthly installments, pursuant to a schedule attached to the Abraxas Master Lease and (ii) supplemental rent, due and payable annually solely to the extent there is sufficient net cash flow to pay the same, equal to the least of (A) $425,000, (B) 10% of gross revenue from the Abraxas at 90 State Apartments Property, or (C) 90% of cash flow available for the Abraxas Master Tenant to distribute pursuant to the Abraxas Master Tenant’s operating agreement after payment of HTC Investor’s priority return, special tax distribution, and any HTC Investor member loans to the Abraxas Master Tenant. Rents from the Abraxas at 90 State Apartments Property are required to be deposited into a clearing account in the name of the Abraxas Master Tenant (pledged to the borrower as security for the Abraxas Master Lease obligations, and the rights of the borrower as secured party have been collaterally assigned to the lender), with Abraxas Master Tenant being obligated to pay the rent owed under the Abraxas Master Lease into the borrower’s clearing account (or, during any default under the Abraxas Master Lease, with all such collected amounts being swept into the borrower’s clearing account). The Sponsor Member has pledged its 1% interest in the Abraxas Master Tenant Parent to the lender.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
119

Multifamily – High Rise	Loan #11	Cut-off Date Balance:	$34,500,000
90 State Street	Abraxas at 90 State Apartments	Cut-off Date LTV:	66.3%
Albany, NY 12207		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.7%

Set forth below is the schedule of annual base rent due under the Abraxas Master Lease:

Abraxas Master Lease
Year	Annual Base Rent
2026	$2,938,802
2027	$2,959,723
2028	$2,981,272
2029	$3,003,467
2030	$3,026,328
2031	$3,049,875
2032	$3,074,128
2033	$3,099,109
2034	$3,124,839
2035	$3,151,341
2036	$3,178,638
2037	$3,206,754
2038	$3,235,714
2039	$3,265,542
2040	$3,296,266
2041	$3,327,910
2042	$3,360,505
2043	$3,394,077
2044	$3,428,656
2045	$3,464,273
2046	$3,500,958
2047	$3,538,744

The Abraxas Master Lease is subordinate to the Abraxas at 90 State Apartments Mortgage Loan, pursuant to a subordination, non-disturbance and attornment Agreement (the “SNDA”). The SNDA imposes certain restrictions on the lender’s remedies, including restrictions on the ability to terminate the Abraxas Master Lease during the period wherein the historic tax credits are subject to recapture (which expires April 30, 2029 according to the SNDA), and restrictions on the lender’s ability to transfer the Abraxas at 90 State Apartments Property following a foreclosure, including a prohibition on transfer to a Disqualified Transferee (as defined in the prospectus).

Put Option. The HTC Investor has a put option during the period from May 1, 2029 to November 1, 2029 whereby it can require the Sponsor Member to buy out the HTC Investor’s equity interest in the Abraxas Master Tenant Parent. The owners of the Sponsor Member, Uri Kaufman and Ira Schwartz, have provided the HTC Investor with a payment guarantee for the option price. The exercise price of the put option is the lesser of (x) the fair market value of the HTC Investor’s equity interest in the Abraxas Master Tenant Parent or (y) the sum of all past due amounts and accrued unpaid amounts owed to HTC Investor, plus 5% of the HTC Investor’s paid-in capital contributions. On and after the date occurring on the later of (a) the end of the put option period, or (b) the date on which the HTC Investor has received a 15% priority return on its full capital contributions, and repayment of all other amounts owed to the HTC Investor under the Abraxas Master Tenant Parent’s operating agreement, the equity interest of the HTC Investor in the Abraxas Master Tenant Parent reduces from 99% to 5%.

PILOT. In connection with the rehabilitation of the Abraxas at 90 State Apartments Property, the property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of Albany Industrial Development Agency that expires following the 2042/2043 tax year. The exemption amount is 100% in tax year 2023 through 2030 and reduces based on a phase-out schedule through expiration. In tax year 2025/2026, according to the appraisal, unabated taxes were estimated to be $638,464, compared to $9,951 with the abatement. Underwritten property taxes are based on the 5-year average of the PILOT abated taxes over the loan term, as estimated in the appraisal.

The following table presents detailed information with respect to the units at the Abraxas at 90 State Apartments Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
Studio	52	51	98.1%	477	$1,658	$3.55
1 BR / 1 BA	68	66	97.1%	606	$1,834	$3.08
2 BR / 1 BA	22	19	86.4%	718	$2,053	$2.86
2 BR / 2 BA	21	18	85.7%	1,167	$2,610	$2.24
Total/ Wtd. Average	163	154	94.5%	652	$1,893	$2.94

(1)	Information is based on the borrower rent roll dated December 4, 2025.
(2)	Based on occupied units.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
120

Multifamily – High Rise	Loan #11	Cut-off Date Balance:	$34,500,000
90 State Street	Abraxas at 90 State Apartments	Cut-off Date LTV:	66.3%
Albany, NY 12207		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.7%

The Market. The Abraxas at 90 State Apartments Property is located in downtown Albany, at the southwest corner of South Pearl Street and State Street, in the downtown Albany multifamily submarket of the Albany multifamily market. The city of Albany is situated along the western bank of the Hudson River, approximately 135 miles north of New York City. The Abraxas at 90 State Apartments Property is situated in an urban mixed-use neighborhood, and benefits from a location within Albany’s Central Business District (“CBD”), providing residents with access to downtown employment centers, dining, entertainment and recreational activities. The Abraxas at 90 State Apartments Property offers transportation connectivity, with proximate access to I-787 (approximately 0.25 miles away), I-87 (approximately 2.9 miles away) and I-90 (approximately 1.6 miles away), providing regional access to Troy, Schenectady, Saratoga Springs, and New York City. The Abraxas at 90 State Apartments Property is located approximately 1.4 miles away from the Albany-Rensselaer Amtrak Station, which is directly across the Hudson River in Rensselaer. The Albany-Rensselaer Amtrak Station offers intercity rail service to major destinations including New York City, Boston and Chicago. Additionally, the Capital District Transportation Authority operates multiple local and express bus routes throughout the city and surrounding suburbs. The Albany International Airport is located approximately 11.8 miles away from the Abraxas at 90 State Apartments Property, and provides regional and national air service.

Albany serves as the capital of New York State and is among the fastest growing areas in upstate New York, buoyed by the presence of the state government and a well-educated population. Albany functions as a major employment hub for state government and associated administrative services. Other major employment sectors include education, healthcare and professional services, supported by institutions such as the State University at Albany (SUNY), Albany Medical Center and St. Peter’s Health Partners. The presence of regional offices for private firms and non-profit organizations also contributes to the employment base. The city of Albany contains a number of public parks, athletic fields and open spaces, including Washington Park, Lincoln Park and the Corning Preserve along the Hudson River. The Mohawk-Hudson Bike-Hike Trail and Empire State Trail offer multi-use pathways for walking and cycling with regional connectivity. Additional recreational facilities include municipal playgrounds, sports complexes, and waterfront access points maintained by the City of Albany Department of Recreation.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Albany multifamily market was 4.4%, with average monthly asking rents of $1,650 per unit, and an inventory of approximately 58,925 units. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Downtown Albany multifamily submarket was 5.3%, with average monthly asking rents of $1,499 per unit, and an inventory of approximately 8,278 units. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Abraxas at 90 State Apartments Property was 25,351, 103,832, and 181,359, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $65,146, $80,002, and $101,024, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Abraxas at 90 State Apartments Property:

Comparable Rental Properties
Property	Year Built / Renovated	# Total Units	Occupancy	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit(1)
Abraxas at 90 State Apartments (subject)(2) 90 State Street Albany, NY	1930 / 2024	163	94.5%	Studio 1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA	477 606 718 1,167	$1,658 $1,834 $2,053 $2,610
930 on Broadway 425 North Pearl Street Albany, NY	2022 / NAP	80	94.0%	1 BR / 1 BA 2 BR / 1 BA	639 948	$1,695 $2,995
The Arcade Building 488 Broadway Albany, NY	1928 / 2016	60	96.0%	Studio 1 BR / 1 BA 2 BR / 1 BA	528 801 1,082	$1,650 $1,800 $2,350
Industrie Apartments 745 Broadway Albany, NY	2024 / NAP	80	96.0%	Studio 1 BR / 1 BA 2 BR / 2 BA	517 803 1,352	$1,645 $2,162 $2,910
760 Broadway 760 Broadway Albany, NY	2021 / NAP	88	92.0%	Studio 1 BR / 1 BA 2 BR / 1 BA	400 600 900	$1,432 $1,617 $2,589
105 Morris Apartments 105 Morris Street Albany, NY	2021 / NAP	28	92.0%	Studio 1 BR / 1 BA	620 750	$1,600 $1,800
Park South Apartments 33 New Scotland Avenue Albany, NY	2016 / NAP	268	90.0%	Studio 1 BR / 1 BA 2 BR / 1 BA	593 831 1,179	$1,905 $2,059 $2,604

Source: Appraisal, unless otherwise indicated.

(1)	Based on occupied units.
(2)	Based on the borrower rent roll dated December 4, 2025 other than Year Built / Renovated.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
121

Multifamily – High Rise	Loan #11	Cut-off Date Balance:	$34,500,000
90 State Street	Abraxas at 90 State Apartments	Cut-off Date LTV:	66.3%
Albany, NY 12207		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.7%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Abraxas at 90 State Apartments Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
Studio	52	477	$1,658	$3.55	$1,700	$3.56
1 BR / 1 BA	68	606	$1,834	$3.08	$2,100	$3.47
2 BR / 1 BA	22	718	$2,053	$2.86	$2,400	$3.34
2 BR / 2 BA	21	1,167	$2,610	$2.24	$3,000	$2.57
Total/ Wtd. Average	163	652	$1,893	$2.94	$2,116	$3.24

(1)	Based on the borrower rent roll dated December 4, 2025.
(2)	Based on occupied units.
(3)	Based on the appraisal.

Appraisal. The appraiser concluded to an “as-is” value for the Abraxas at 90 State Apartments Property of $52,000,000 as of October 3, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 7, 2025, there was no evidence of any recognized environmental conditions at the Abraxas at 90 State Apartments Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Abraxas at 90 State Apartments Property:

Cash Flow Analysis(1)
	2024	10/31/2025 T-11 Ann.	UW(2)	UW per Unit
Gross Potential Rent(3)	$3,715,776	$3,820,013	$3,764,316	$23,094
Reimbursements	$212,810	$449,264	$490,800	$3,011
Other Income(4)	$317,269	$797,638	$829,667	$5,090
(Vacancy / Credit Loss)	($1,536,030)	($765,937)	($302,843)	($1,858)
Effective Gross Income	$2,709,824	$4,300,978	$4,781,940	$29,337

Real Estate Taxes(5)	$117,165	$290,765	$293,849	$1,803
Insurance	$0	$183,308	$198,150	$1,216
Other Expenses	$1,252,968	$1,337,981	$1,287,290	$7,897
Total Expenses	$1,370,133	$1,812,054	$1,779,289	$10,916

Net Operating Income(3)	$1,339,691	$2,488,924	$3,002,651	$18,421
Capital Expenditures	$0	$0	$40,750	$250
TI/LC	$0	$0	$29,793	$183
Net Cash Flow	$1,339,691	$2,488,924	$2,932,108	$17,988

Occupancy %(6)	91.6%	94.5%	93.0%
NOI DSCR	0.59x	1.10x	1.33x
NCF DSCR	0.59x	1.10x	1.30x
NOI Debt Yield	3.9%	7.2%	8.7%
NCF Debt Yield	3.9%	7.2%	8.5%

(1)	Financial Information prior to 2024 is not available as the Abraxas at 90 State Apartments Property was converted to a multifamily property and the conversion was completed in 2024. The lease-up of the Abraxas at 90 State Apartments Property began in late 2023, achieving a stabilized occupancy in approximately 18 months.
(2)	The Abraxas at 90 State Apartments Property is subject to the Abraxas Master Lease. For so long as the Abraxas Master Lease is in effect, the borrower will be entitled to receive payments only under the Abraxas Master Lease and not the underlying tenant rents.
(3)	Gross Potential Rent has been underwritten to the contractual rent based on the rent roll dated December 4, 2025. The increase from 2024 to 10/31/2025 Ann. T-11 Gross Potential Rent and Net Operating Income is primarily due to leasing activity at the Abraxas at 90 State Apartments Property. The increase from 10/31/2025 Ann. T-11 to UW Net Operating Income is primarily due to the expiration of rent concessions that were provided during the initial lease up of the Abraxas at 90 State Apartments Property.
(4)	Other Income is comprised of commercial income and various sources of ancillary income, including parking income and various fees. UW Other income includes $651,712 in commercial rent, which has been underwritten based on the contractual rent as specified in each tenant’s respective lease including rent steps within the next 12-months, with a 5% vacancy adjustment.
(5)	UW Real Estate Taxes have been underwritten per the appraisal’s 5-year average of the PILOT abated taxes over the loan term. The Abraxas at 90 State Apartments Property benefits from a 20-year PILOT agreement and is currently in year 3. Through the 2030/31 tax year, 0% of the unabated taxes is owed by the borrower, and after 2031, payments begin ramping through 2043 when the PILOT ends and the full tax liability is owed. See “PILOT” above.
(6)	10/31/2025 T-11 Ann. Occupancy % is based on the rent roll dated December 4, 2025. UW Occupancy % represents economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
122

Mortgage Loan No. 12 – Rosedale Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Lynchburg, VA 24502
Original Balance(1):	$30,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023-2025/NAP
Borrower Sponsor:	TPB Properties			Size:	494 Units
Guarantor:	Thomas Bell			Cut-off Date Balance per Unit(1):	$183,603
Mortgage Rate:	6.3000%			Maturity Date Balance per Unit(1):	$183,603
Note Date:	10/27/2025			Property Manager:	TPB Property Management LLC
Maturity Date:	11/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,344,158
IO Period:	60 months			UW NCF:	$7,245,358
Seasoning:	3 months			UW NOI Debt Yield(1):	8.1%
Prepayment Provisions:	L(27),YM1(26),O(7)			UW NCF Debt Yield(1):	8.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	8.1%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.25x
Additional Debt Balance(1):	$60,700,000			Most Recent NOI(2):	$8,696,679 (9/30/2025 T-3 Ann.)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$5,287,171 (9/30/2025 TTM)
				3rd Most Recent NOI(2):	NAV
				Most Recent Occupancy(2):	94.7% (10/3/2025)
				2nd Most Recent Occupancy(2):	NAV
Reserves				3rd Most Recent Occupancy(2):	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of):	$135,020,000 (9/18/2025)
RE Taxes:	$370,987	$61,831	NAP	Appraised Value per Unit:	$273,320
Insurance:	$13,492	$13,492	NAP	Cut-off Date LTV Ratio(1):	67.2%
Replacement Reserve:	$0	$8,233	NAP	Maturity Date LTV Ratio(1):	67.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$90,700,000	100.0%	Loan Payoff:	$64,437,357	71.0%
			Return of Equity:	$24,446,030	27.0%
			Closing Costs:	$1,432,133	1.6%
			Upfront Reserves:	$384,479	0.4%
Total Sources:	$90,700,000	100.0%	Total Uses:	$90,700,000	100.0%

(1)	The Rosedale Apartments Mortgage Loan (as defined below) is part of the Rosedale Apartments Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $90,700,000. The Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Rosedale Apartments Whole Loan.
(2)	The Rosedale Apartments Property (as defined below) was constructed and leased up in phases from November 2023 through May 2025. Complete historical NOI and Occupancy are not available.

The Mortgage Loan. The twelfth largest mortgage loan (the “Rosedale Apartments Mortgage Loan”) is part of a whole loan (the “Rosedale Apartments Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $90,700,000 and secured by a first priority fee mortgage encumbering a 494-unit mid rise multifamily property located in Lynchburg, Virginia (the “Rosedale Apartments Property”). The Rosedale Apartments Mortgage Loan is evidenced by the non-controlling Note A-2, with an original principal amount of $30,000,000. The Rosedale Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Rosedale Apartments Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,700,000	$60,700,000	BANK5 2025-5YR18	Yes
A-2	$30,000,000	$30,000,000	BANK5 2026-5YR20	No
Whole Loan	$90,700,000	$90,700,000

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
123

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$30,000,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.1%

The Borrower and the Borrower Sponsor. The borrower is Rosedale Lynchburg Apartments, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is TPB Properties and the non-recourse carveout guarantor is Thomas Bell.

TPB Properties is a real estate development company based in Lynchburg, Virginia and specializes in land development, commercial construction, multi-family construction, home-building and property management. Founded by Thomas Bell in 2018, TPB Properties and its affiliate Thomas Builders of Virginia (founded in 2006), have completed over 150 luxury residential homes, 16 retail projects including WaWa, Sheetz, Chipotle and Dunkin Donuts stores, along with seven multifamily projects. Thomas Bell, the guarantor, holds all of his real estate holdings 100.0%, and his current multifamily portfolio consists of seven communities with 2,126 units, with four completed in the last two years and three currently under construction. Thomas Bell is also the non-recourse carveout guarantor for The Vine Mortgage Loan, which is included in this pool.

The Property. The Rosedale Apartments Property consists of a Class A, 494-unit mid rise multifamily property located in Lynchburg, Virginia. Constructed between 2023-2025, the Rosedale Apartments Property is situated on a 19-acre site. The site includes 858 parking spaces (1.7 spaces per unit). The Rosedale Apartments Property is comprised of eight four-story apartment buildings totaling 565,348 SF of net rentable area and a two-story building containing a leasing office and clubhouse.

The borrower sponsor acquired the Rosedale Apartments Property as vacant land in 2021 for an allocated price of approximately $1,925,000 and developed the Rosedale Apartments Property at a total construction cost of approximately $88,408,177. Units at the Rosedale Apartments Property were delivered in phases from November 2023 to May 2025. The Rosedale Apartments Property leased up at an average of 22 units per month and achieved 94.0% occupancy within 21 months (July 2025). As of October 3, 2025, the Rosedale Apartments Property was 94.7% occupied with no concessions offered. The Rosedale Apartments Property is located in close proximity to Liberty University. As of the October 3, 2025 rent roll, there were 67 student leases (13.6% of total units). The student leases are signed on a whole-unit basis for 12-month terms and require a guarantor. There are nine vacant units that are leased and scheduled to take occupancy in November 2025, which would result in an occupancy of 96.6%.

The unit mix consists of 154 1BR/1BA units, 42 2BR/1BA units, 152 2BR/2BA units and 146 3BR/2BA units. Units are equipped with amenities including quartz countertops, stainless steel appliances, nine to 11-foot ceilings, private patios/balconies and full-size washers and dryers. All units are rented at market rent with no restricted leases. Leases include a utility fee of $120 per month that covers water, trash, parking and internet. The Rosedale Apartments Property amenities include a clubhouse, salt-water swimming pool, picnic area with BBQ grill, controlled access, a pet wash station and a 24-hour fitness center.

The following table presents certain information relating to the unit mix at the Rosedale Apartments Property:

Unit Mix(1)
Unit Mix / Type	Total Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR 1 BA	154	146	94.8%	717	110,360	$1,325	$1,282
2 BR 1 BA	42	41	97.6%	1,000	42,000	$1,599	$1,500
2 BR 2 BA	152	143	94.1%	1,340	203,680	$1,757	$1,755
3 BR 2 BA	146	138	94.5%	1,434	209,308	$1,877	$1,875
Total/Wtd. Avg.	494	468	94.7%	1,144	565,348	$1,644	$1,621

(1)	Based on the borrower rent roll dated October 3, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Rosedale Apartments Property is located at the north end of Rosedale Boulevard, just north of Graves Mill Road, a primary corridor in the neighborhood. Graves Mill Road intersects Highway 501 (Lynchburg Expressway) less than a mile to the east of the Rosedale Apartments Property and Highway 221 (Forest Road) less than a mile to the west. US Routes 221 and 501 are principal regional roads serving Lynchburg. The Rosedale Apartments Property is located less than nine miles west of the Lynchburg Central Business District (“CBD”). The Rosedale Apartments Property is located less than five miles northwest of Liberty University, which is a major demand generator and employer in the Lynchburg area. As of September 2024, Liberty University had a total enrollment of 124,000 with 16,131 attending locally on campus.

Lynchburg is on the southwest bank of the James River, which runs immediately northeast of the Lynchburg CBD. The city is in central Virginia approximately 180 miles southwest of Washington, DC, 65 miles north of the North Carolina state line, 120 miles west of Richmond and 40 miles east of Roanoke. The largest employment sectors in the Lynchburg Metropolitan Statistical Area (“MSA”) include education and health services (19.8%), trade, transportation and utilities (17.8%), manufacturing (13.0%) and leisure and hospitality (10.8%). The major employers in the Lynchburg MSA include BWX Technologies Inc., Centra Lynchburg General Hospital, Centra Health, BWXT Nuclear Oper Group Inc. and J.Crew Distribution Center.

The Rosedale Apartments Property is located in the Lynchburg apartment submarket, within the Lynchburg - VA USA apartment market. According to the appraisal, as of the second quarter of 2025, the Lynchburg - VA USA apartment market had an inventory of 12,563 units, a vacancy rate of 12.2%, and an average asking rental rate of $1,206 per unit, while the Lynchburg apartment submarket had an inventory of 2,884 units, a vacancy rate of 11.2%, and an average asking rental rate of $1,110 per unit. Vacancy is expected to tighten over the next 12 months, with a projected vacancy of 7.4% for the second quarter of 2026. According to the appraiser, there is no new construction currently planned in the submarket.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Rosedale Apartments Property was 3,539, 47,620 and 100,685, respectively. The estimated 2025 median household income within the same radii was $69,735, $58,836 and $62,299, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
124

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$30,000,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.1%

The following table presents information regarding certain competitive properties to the Rosedale Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Number of Units	Average SF per Unit	Average Rent per Month	Distance to Subject
Rosedale Apartments 1600 Rosedale Boulevard Lynchburg, VA	2023-2025/NAP	Mid Rise	94.7%(2)	494	1,144	1BR/1BA - $1,325(2) 2BR/1BA - $1,599(2) 2BR/2BA - $1,757(2) 3BR/2BA - $1,877(2)	-
Palisades at Hunter's Creek 1230 Cottontown Road Forest, VA	2018/NAP	Garden	90.0%	276	961	1BR/1BA - $1,195 2BR/2BA - $1,595 3BR/2BA - $1,678	2.0 miles
Logan's Landing 6343 Logans Lane Lynchburg, VA	2020/NAP	Mid Rise	96.0%	174	1,022	1BR/1BA - $1,285 2BR/2BA - $1,527 3BR/2BA - $1,700	2.2 miles
The Overture Apartments(3) 18442 Leesville Road Lynchburg, VA	2024-2025/NAP	Mid Rise	95.2%	252	1,164	1BR/1BA - $1,397 2BR/2BA - $1,722 3BR/2BA - $1,867	6.1 miles
The Vine Apartments(3) 2121 Langhorne Road Lynchburg, VA	2024-2025/NAP	Mid Rise	96.3%	216	1,163	1BR/1BA - $1,498 2BR/2BA - $1,767 3BR/2BA - $1,903	5.6 miles
West Edge Apartments 200 West Edge Way Lynchburg, VA	2021/NAP	Mid/High Rise	95.0%	270	1,133	1BR/1BA - $1,393 2BR/2BA - $1,627 3BR/2BA - $1,921	2.6 miles
Westyn Village Apartments(3) 1154 Westyn Village Way Forest, VA	2022-2024/NAP	Garden	98.7%	384	1,087	1BR/1BA - $1,411 2BR/2BA - $1,685 3BR/2BA - $1,854	5.2 miles

(1)	Source: Appraisal and information provided by the borrower sponsor for The Vine, Overture Apartments and Westyn Village Apartments.
(2)	Based on the borrower rent roll dated October 3, 2025.
(3)	The Overture Apartments, The Vine Apartments and Westyn Village Apartments are also owned by the borrower sponsor.

Appraisal. The appraiser concluded to an “as-is” value for the Rosedale Apartments Property of $135,020,000 as of September 18, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 6, 2025, there was no evidence of any recognized environmental conditions at the Rosedale Apartments Property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
125

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$30,000,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rosedale Apartments Property:

Cash Flow Analysis
	9/30/2025 TTM(1)	9/30/2025 T3 Ann.(1)	UW	UW Per Unit
Gross Potential Rent(2)	$8,272,537	$9,737,424	$9,740,940	$19,719
Utility Reimbursement	$429,055	$588,668	$675,408	$1,367
Potential Gross Income	$8,701,592	$10,326,092	$10,416,348	$21,086
Vacancy/Credit Loss	($2,402,417)	($468,008)	($487,047)	($986)
Other Income(3)	$142,515	$95,307	$93,228	$189
Effective Gross Income	$6,441,690	$9,953,391	$10,022,529	$20,289

Real Estate Taxes(4)	$257,324	$257,352	$713,436	$1,444
Insurance(4)	$33,937	$33,960	$147,188	$298
Other Operating Expenses	$863,258	$965,400	$1,817,747	$3,680
Total Operating Expenses	$1,154,519	$1,256,712	$2,678,371	$5,422

Net Operating Income	$5,287,171	$8,696,679	$7,344,158	$14,867
Replacement Reserves	$0	$0	$98,800	$200
Net Cash Flow	$5,287,171	$8,696,679	$7,245,358	$14,667

Occupancy	94.7%(5)	94.7%(5)	95.0%(6)
NOI DSCR(7)	0.91x	1.50x	1.27x
NCF DSCR(7)	0.91x	1.50x	1.25x
NOI Debt Yield(7)	5.8%	9.6%	8.1%
NCF Debt Yield(7)	5.8%	9.6%	8.0%

(1)	The Rosedale Apartments Property was constructed and leased up in phases from November 2023 through May 2025.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated October 3, 2025.
(3)	Other Income includes application fees, late fees, damage reimbursement income, lease break income, pet fees, security deposit forfeitures, NSF fees and miscellaneous income.
(4)	UW Real Estate Taxes and Insurance was underwritten to real estate tax bills and insurance premiums.
(5)	Represents occupancy based on the borrower rent roll dated October 3, 2025.
(6)	Based on an economic vacancy of 5.0%.
(7)	Based on the Rosedale Apartments Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
126

Mortgage Loan No. 13 – SoCal Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location(2):	Various, CA Various
Original Balance:	$30,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$30,000,000			Detailed Property Type(2):	Various
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated(2):	Various/NAP
Borrower Sponsor:	Parr-Bohn Properties, Ltd. II			Size(2):	188,016 SF
Guarantor:	Parr-Bohn Properties, Ltd. II			Cut-off Date Balance Per SF:	$160
Mortgage Rate:	6.5030%			Maturity Date Balance Per SF:	$160
Note Date:	12/19/2025			Property Manager:	The Bradmore Group
Maturity Date:	1/1/2031				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,696,912
IO Period:	60 months			UW NCF:	$2,574,701
Seasoning:	1 month			UW NOI Debt Yield:	9.0%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield:	8.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.30x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,694,910 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,278,434 (12/31/2024)
				3rd Most Recent NOI:	$1,787,709 (12/31/2023)
Reserves				Most Recent Occupancy:	100.0% (2/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2025)
RE Taxes:	$43,285	$14,428	NAP	3rd Most Recent Occupancy:	87.3% (12/31/2024)
Insurance:	$0	Springing(1)	NAP	Appraised Value (as of)(3):	$49,710,000 (Various)
Replacement Reserve:	$450,000	Springing(1)	$250,000	Appraised Value PSF:	$264
TI/LC Reserve:	$0	$7,834	NAP	Cut-off Date LTV Ratio:	60.4%
Deferred Maintenance:	$39,888	$0	NAP	Maturity Date LTV Ratio:	60.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	100.0%	Return of Equity(4):	$28,170,496	93.9%
			Closing Costs:	$1,296,331	4.3%
			Upfront Reserves:	$533,172	1.8%
Total Sources:	$30,000,000	100.0%	Total Uses:	$30,000,000	100.0%

(1)	The borrower is required to deposit 1/12th of insurance premiums upon failure of the borrower to maintain a blanket policy acceptable to the lender. If the balance of the replacement reserve drops below $250,000, the borrower is required to deposit $2,350 into the replacement reserve until the cap is met.
(2)	See “The Properties” section below.
(3)	Represents the aggregate “as-is” value of the SoCal Industrial Properties (as defined below), based on individual appraisals with valuation as-of dates ranging from November 18, 2025 to November 20, 2025. The SoCal Industrial Properties have an aggregate land value of $29,153,000.
(4)	The borrower sponsor acquired the SoCal Industrial Properties between 1985 and 2001 and has owned them unencumbered since then.

The Mortgage Loan. The thirteenth largest mortgage loan (the “SoCal Industrial Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $30,000,000 and secured by the fee interests in six industrial properties located in California (the “SoCal Industrial Properties”).

The Borrower and the Borrower Sponsor. The borrower for the SoCal Industrial Portfolio Mortgage Loan is PP Industrial LLC, a Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor is Parr-Bohn Properties, Ltd. II.

The borrower and guarantor entities are controlled by David Bohn, Paul Bohn and Mark Bohn. Their father, John Bohn, founded The Bradmore Group ("TBG") in 1949. TBG owns and manages a diversified portfolio of 73 assets totaling more than 1.4 million SF across industrial and office sectors. TBG operates through three business units: global management, asset management, and property management. The firm recently developed Los Angeles' first mass-timber office campus and creative office projects in Silicon Beach. The guarantor entity, Parr-Bohn Properties, Ltd. II, is an investment vehicle for TBG. The guarantor entity holds ownership interests in a portfolio of 11 commercial real estate properties in Southern California valued at approximately $205.28 million in the aggregate.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
127

Industrial – Various	Loan #13	Cut-off Date Balance:	$30,000,000
Various	SoCal Industrial Portfolio	Cut-off Date LTV:	60.4%
Various, CA Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.0%

The Properties. The SoCal Industrial Properties are comprised of six single tenant industrial properties located throughout Southern California. The borrower sponsor acquired the assets between 1985 and 2001 and has owned them unencumbered since then. The SoCal Industrial Properties have a weighted average clear height of approximately 22 feet and an average size of 31,336 SF. The SoCal Industrial Properties were built between 1947 and 1989, with individual property acreage ranging from 0.30-acres to 4.90-acres, with an average of 1.91-acres per property. Each property has clear heights ranging from 12 feet to 28 feet, 15 dock high doors, and nine drive-in doors. The SoCal Industrial Properties include 188,016 SF and are 100.0% leased to six distinct industrial tenants representing industries including biosciences, aerospace, nutritional supplements, automotive services, food distribution, and apparel. The SoCal Industrial Properties have a weighted average remaining lease term of 3.5 years and a 16 year average historical occupancy of 98.0%.

The following table presents certain information relating to the SoCal Industrial Properties, which are presented in descending order of their Allocated Loan Amount:

Portfolio Summary
Property Name City, State	Property Sub-Type	Year Built(1)	NRSF(2)	% of Portfolio NRSF	Allocated Loan Amount	Appraised Value(1)(3)	% of Portfolio Appraised Value	UW NOI	% UW NOI
2616 Research Drive Corona, CA	Warehouse/Distribution	1985	92,113	49.0%	$15,630,658	$25,900,000	52.1%	$1,631,337	60.5%
23281 La Palma Avenue Yorba Linda, CA	Warehouse	1989	36,600	19.5%	$7,483,404	$12,400,000	24.9%	$394,211	14.6%
1000 Avenida Acaso Camarillo, CA	Office/Lab/Warehouse	1986	25,017	13.3%	$2,667,471	$4,420,000	8.9%	$254,262	9.4%
620 North Berry Street Brea, CA	Warehouse/Distribution	1979	15,400	8.2%	$2,220,881	$3,680,000	7.4%	$222,078	8.2%
2950 Leonis Boulevard Vernon, CA	Warehouse	1947	9,707	5.2%	$1,025,951	$1,700,000	3.4%	$99,716	3.7%
2960 Leonis Boulevard Vernon, CA	Warehouse	1947	9,179	4.9%	$971,635	$1,610,000	3.2%	$95,308	3.5%
Total/Weighted Avg.			188,016	100.0%	$30,000,000	$49,710,000	100.0%	$2,696,912	100.0%

(1)	Information obtained from the appraisals.
(2)	Based on the underwritten rent roll dated February 1, 2026.
(3)	Individual appraisals with valuation as-of dates for the SoCal Industrial Properties range from November 18, 2025 to November 20, 2025.

Major Tenants.

Fifth Nutrisupply, Inc. (92,113 SF, 49.0% of NRA, 60.2% of UW Rent). Fifth Nutrisupply, Inc. is a Food and Drug Administration registered supplier of nutritional raw ingredients serving the nutraceutical, botanical, pharmaceutical, and food sectors, with over 20 years of market experience. The company focuses on supply chain reliability, certification, and consistency, and is a sourcing partner for brands such as Nutricost, NOW Supplements, Monster, Herbalife, Nestlé HealthScience, Pure Encapsulations, Clorox Clean, Glanbia Performance Nutrition, Piping Rock, and Church & Dwight. Fifth Nutrisupply, Inc. took occupancy at the 2616 Research Drive property in September in 2023 and expanded their space in September 2024. Fifth Nutrisupply, Inc. occupies two suites at the 2616 Research Drive property. Suite 100 represents 55,799 SF and has a current lease expiration of September 30, 2031. The current rent for Suite 100 is $22.63 PSF, with 4.0% annual escalations. Suite 200 represents 36,314 SF with a current lease expiration of August 31, 2029. The current rent for Suite 200 is $14.98 PSF, with 4.0% annual escalations.

OCRV Paint and Service, LLC (36,600 SF, 19.5% of NRA, 15.3% of UW Rent). OCRV Paint & Service, LLC is a Southern California-based provider of custom paint, bodywork, and restoration solutions for commercial vehicles, RVs, and specialty automotive fleets. Their services include collision repair, paint, fiberglass and frame repair, bodywork, routine maintenance, custom upgrades, solar installations, and interior remodeling. OCRV Paint and Service LLC has been in occupancy at the 23281 La Palma property since 2017. OCRV Paint & Service, LLC occupies 36,600 SF through January 31, 2029. The current rent is $13.06 PSF, with 3.0% annual escalations.

Coherus Biosciences, Inc. (25,017 SF, 13.3% of NRA, 8.7% of UW Rent). Coherus Biosciences, Inc. is a U.S. based biopharmaceutical company focused on developing and commercializing innovative immunotherapies and biosimilars. Founded in 2010 and headquartered in Redwood City, California, the company's mission is to improve patient access to high-quality, cost-effective biologic medicines. Coherus Biosciences, Inc. initially focused on the biosimilars market, offering alternatives to high-cost biologic drugs, and has since expanded its portfolio to include oncology focused immunotherapies. Coherus Biosciences, Inc. operates facilities in California, including a site in Camarillo, which serves as a hub for research and development and houses specialized laboratory space. Coherus Biosciences, Inc. has been in occupancy at the 1000 Avenida Acaso property since 2020 and utilizes their space as a research and development facility. Coherus Biosciences, Inc. occupies 25,017 SF through May 31, 2027. The current rent is $10.57 PSF, with 3.0% annual escalations.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
128

Industrial – Various	Loan #13	Cut-off Date Balance:	$30,000,000
Various	SoCal Industrial Portfolio	Cut-off Date LTV:	60.4%
Various, CA Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.0%

The following table presents certain information relating to the tenancy at the SoCal Industrial Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent	Lease Expiration	Renewal Options	Term. Option (Y/N)
Fifth Nutrisupply, Inc.	NR/NR/NR	92,113	49.0%	$1,878,818	$20.40	60.2%	(2)	N	N
OCRV Paint and Service, LLC	NR/NR/NR	36,600	19.5%	$478,101	$13.06	15.3%	1/31/2029	N	N
Coherus Biosciences, Inc.	NR/NR/NR	25,017	13.3%	$272,429	$10.89	8.7%	5/31/2027	1 x 5 yr	N
LKR Inc. (Raycon)	NR/NR/NR	15,400	8.2%	$258,720	$16.80	8.3%	8/31/2030	N	N
Kim and Cami Productions, Inc.(3)	NR/NR/NR	9,707	5.2%	$117,399	$12.09	3.8%	7/31/2026	N	N
Rose Meat Services, Inc.	NR/NR/NR	9,179	4.9%	$116,878	$12.73	3.7%	5/31/2026	N	N
Subtotal/Wtd. Avg.		188,016	100.0%	$3,122,345	$16.61	100.0%
Vacant Space		0	0.0%
Total/Wtd. Avg.		188,016	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2026.
(2)	Fifth Nutrisupply, Inc. leases two suites at the 2616 Research Drive property: suite 100 (55,799 SF with 9/30/2031 expiration) and suite 200 (36,314 SF with 8/31/2029 expiration).
(3)	Kim and Cami Productions, Inc. is currently in occupancy at the 2950 Leonis Boulevard property, but has given notice that they will vacate upon lease expiration on July 31, 2026. The tenant contributes 3.8% of UW Rent and was underwritten as occupied. SoCal Industrial Portfolio economic vacancy was underwritten as 5.6%.

The following table presents certain information relating to the lease rollover schedule at the SoCal Industrial Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	2	18,886	10.0%	10.0%	$234,277	7.5%	7.5%	$12.40
2027	1	25,017	13.3%	23.4%	$272,429	8.7%	16.2%	$10.89
2028	0	0	0.0%	23.4%	$0	0.0%	16.2%	$0.00
2029	2	72,914	38.8%	62.1%	$1,043,693	33.4%	49.7%	$14.31
2030	1	15,400	8.2%	70.3%	$258,720	8.3%	57.9%	$16.80
2031(2)	1	55,799	29.7%	100.0%	$1,313,226	42.1%	100.0%	$23.53
2032	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	7	188,016	100.0%		$3,122,345	100.0%		$16.61

(1)	Information is based on the underwritten rent roll dated February 1, 2026.
(2)	The SoCal Industrial Portfolio Mortgage Loan has a maturity date of January 1, 2031.

The Market. The SoCal Industrial Properties comprise of six single tenant industrial properties located throughout Southern California.

The following table presents certain market and submarket data related to the SoCal Industrial Properties:

Market Summary(1)
Property Name City, State	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy (%)	Concluded Market Rent PSF
2616 Research Drive Corona, CA	Inland Empire	Corona/Eastvale	39,869,000	5.9%	$14.76
23281 La Palma Avenue Yorba Linda, CA	Orange County	Placentia/Yorba Linda	7,219,000	3.4%	$18.12
1000 Avenida Acaso Camarillo, CA	Ventura	Central Ventura	14,732,000	5.1%	$14.16
620 North Berry Street Brea, CA	Orange County	Brea/La Habra	17,881,000	5.1%	$17.64
2950 Leonis Boulevard Vernon, CA	Central Los Angeles	Vernon	83,712,000	7.9%	$14.76
2960 Leonis Boulevard Vernon, CA	Central Los Angeles	Vernon	83,712,000	7.9%	$14.76

(1)	Source: Appraisals. Information as of the third quarter of 2025.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
129

Industrial – Various	Loan #13	Cut-off Date Balance:	$30,000,000
Various	SoCal Industrial Portfolio	Cut-off Date LTV:	60.4%
Various, CA Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	9.0%

The following table presents certain local demographic data related to the SoCal Industrial Properties:

Market Summary(1)
Property Name City, State	2025 Estimated Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2025 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
2616 Research Drive Corona, CA	9,784 / 99,240 / 225,923	$118,793 / $122,861 / $139,650
23281 La Palma Avenue Yorba Linda, CA	8,097 / 50,182 / 106,824	$192,906 / $199,862 / $191,711
1000 Avenida Acaso Camarillo, CA	16,404 / 67,231 / 95,584	$160,758 / $153,550 / $167,764
620 North Berry Street Brea, CA	16,726 / 117,560 / 356,050	$132,643 / $151,294 / $145,570
2950 Leonis Boulevard Vernon, CA	6,570 / 332,239 / 1,066,194	$75,186 / $80,345 / $83,737
2960 Leonis Boulevard Vernon, CA	6,570 / 332,239 / 1,066,194	$75,186 / $80,345 / $83,737

(1)	Source: Appraisals.

Appraisals. According to the individual appraisals with valuation as-of dates between November 18, 2025 and November 20, 2025, the SoCal Industrial Properties had an aggregate “as-is” value of $49,710,000.

Environmental Matters. The Phase I environmental site assessments for the SoCal Industrial Properties dated between November 20, 2025 and December 4, 2025 identified recognized environmental conditions at the 2616 Research Drive property, the 2950 Leonis Boulevard property and the 2960 Leonis Boulevard property. The borrower obtained a $15,000,000 environmental insurance policy with a $25,000 deductible per claim from Beazley Excess and Surplus Insurance, Inc., with an 8-year policy term. The policy covers five (2616 Research Drive, 23281 La Palma Avenue, 1000 Avenida Acaso, 2950 Leonis Boulevard, and 2960 Leonis Boulevard) of the six properties. See “Description of the Mortgage Pool–Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SoCal Industrial Properties:

Cash Flow Analysis
	2023	2024	9/30/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$1,960,627	$2,477,498	$2,871,479	$3,122,345	$16.61
Expense Reimbursements	$273,363	$170,707	$205,111	$400,702	$2.13
Net Rental Income	$2,233,990	$2,648,205	$3,076,590	$3,523,047	$18.74
Other Income	$1,440	$1,440	$1,440	$1,440	$0.01
(Vacancy & Credit Loss)	($3,667)	($6,238)	$0	($176,152)	($0.94)
Effective Gross Income	$2,231,764	$2,643,407	$3,078,030	$3,348,335	$17.81

Real Estate Taxes	$160,383	$163,725	$166,757	$357,892	$1.90
Insurance	$46,859	$44,577	$48,907	$47,507	$0.25
Other operating expenses	$236,812	$156,671	$167,455	$246,024	$1.31
Total Operating Expenses	$444,054	$364,972	$383,120	$651,423	$3.46

Net Operating Income	$1,787,709	$2,278,434	$2,694,910	$2,696,912	$14.34
TI/LC	$0	$0	$0	$94,008	$0.50
Replacement Reserves	$0	$0	$0	$28,203	$0.15
Net Cash Flow	$1,787,709	$2,278,434	$2,694,910	$2,574,701	$13.69

Occupancy %	87.8%	87.3%	100.0%	94.4%(2)
NOI DSCR	0.90x	1.15x	1.36x	1.36x
NCF DSCR	0.90x	1.15x	1.36x	1.30x
NOI Debt Yield	6.0%	7.6%	9.0%	9.0%
NCF Debt Yield	6.0%	7.6%	9.0%	8.6%

(1)	Gross Potential Rent is based on the underwritten rent roll as of February 1, 2026 and includes rent steps through February 2027.
(2)	Represents economic occupancy. The SoCal Industrial Properties are 100.0% occupied.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
130

Mortgage Loan No. 14 – Osprey Cove North

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Jacksonville, NC 28540
Original Balance:	$16,650,000			General Property Type:	Multifamily
Cut-off Date Balance:	$16,650,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	1.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1972/2023-2025
Borrower Sponsor:	Ash Shah			Size:	236 Units
Guarantors:	Ash Shah			Cut-off Date Balance per Unit:	$70,551
Mortgage Rate:	6.3300%			Maturity Date Balance per Unit:	$70,551
Note Date:	1/26/2026			Property Manager:	Presidia Asset Management, LLC
Maturity Date:	2/1/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,450,113
IO Period:	60 months			UW NCF:	$1,387,234
Seasoning:	0 months			UW NOI Debt Yield:	8.7%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	8.3%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	8.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.30x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,462,567 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,354,927 (12/31/2024)
				3rd Most Recent NOI:	$1,412,310 (12/31/2023)
Reserves				Most Recent Occupancy(1):	88.1% (11/12/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(1):	90.2% (12/31/2024)
RE Taxes:	$22,750	$11,716	NAP	3rd Most Recent Occupancy(1):	93.2% (12/31/2023)
Insurance:	$215,979	$17,871	NAP	Appraised Value (as of):	$23,900,000 (10/9/2025)
Deferred Maintenance:	$45,000	$0	NAP	Appraised Value per Unit:	$101,271
Replacement Reserve:	$0	$5,240	NAP	Cut-off Date LTV Ratio:	69.7%
Fire Code Violations Reserve:	$155,000	$0	NAP	Maturity Date LTV Ratio:	69.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$16,650,000	99.9%	Loan Payoff:	$15,132,032	90.8%
Borrower Sponsor Equity	$16,831	0.1%	Closing Costs:	$1,096,070	6.6%
			Upfront Reserves:	$438,729	2.6%
Total Sources:	$16,666,831	100.0%	Total Uses:	$16,666,831	100.0%

(1)	Recent occupancy has dipped due to on-going renovations and resulting down units that take additional time to re-lease. Since the borrower sponsor’s acquisition of the Osprey Cove North Property (as defined below), the property has had an average occupancy of 91.7%.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Osprey Cove North Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $16,650,000 and secured by the fee interest in a 236-unit multifamily property located in Jacksonville, North Carolina (the “Osprey Cove North Property”).

The Borrower and the Borrower Sponsor. The borrower for the Osprey Cove North Mortgage Loan is NC1 Holdings DE, LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. NC1 Holdings DE, LLC is wholly owned by NC1 Holdings, LLC, which is owned by NC1 Holdings Manager, LLC (30.0%) as the managing Class B Member (which is managed by Ash Shah) and various Class A Member investors (70.0%), none of which own either directly or indirectly 10% or more of the borrower. The borrower sponsor and non-recourse carveout guarantor for the Osprey Cove North Mortgage Loan is Ash Shah. Ash Shah is the president and chief executive officer of IMPEX Capital Group, a privately held real estate investment firm based in Houston, Texas, that owns and manages assets across 13 states. To date, IMPEX has acquired over 10,000 multifamily units, 1,500 units of new multifamily developments and build-to-rent communities, 600,000 SF of industrial and commercial space and 400,000 SF of retail and mixed-use space. Mr. Shah currently serves as a co-sponsor, key principal or equity owner in over 50 properties.

The Property. The Osprey Cove North Property consists of 14 two-story garden style multifamily buildings consisting of 236 units and one maintenance building located on an 11.6-acre site in Jacksonville, North Carolina. The Osprey Cove North Property was originally constructed in 1972 and had ongoing renovations from 2023-2025. The borrower sponsor acquired the Osprey Cove North Property in 2021 for $14.6 million and has since spent a total of approximately $1.9 million on capital improvements, which includes renovations to over 70% of the units for both interior and exterior upgrades, for a total cost basis of approximately $16.5 million. Since the borrower sponsor’s acquisition of the Osprey Cove North Property, the property has averaged 91.7% occupancy, with recent occupancy dipping due to the ongoing renovations and resulting down units. The borrower has stated that it currently intends to continue renovating remaining units. Such renovations are not required or reserved for under the loan documents, and could continue to have a negative effect on occupancy.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
131

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$16,650,000
118 Broadhurst Road	Osprey Cove North	Cut-off Date LTV:	69.7%
Jacksonville, NC 28540		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.7%

The residential unit mix includes 72 one-bedroom one-bathroom units, which have an average of 594 SF and average in place monthly rents of $820, 41 standard-sized two-bedroom one-bathroom units which have an average 792 SF and average in place monthly rents of $869, and 123 large-sized two-bedroom one-bathroom units which have an average of 920 SF and average in place monthly rents of $919 for a total average of 798 SF per unit and average in-place monthly rent of $878 per unit. The Osprey Cove North Property was 88.1% leased as of November 12, 2025, with approximately 26% of households occupied by active-duty military personnel. Vacancy is comprised of 26 residential units and two non-revenue units.

Amenities at the Osprey Cove North Property include a common laundry facility, dog park, and fire pit. Each unit is equipped with an electric oven/range combination, refrigerator/freezer, and security system.

The following table presents detailed information with respect to the units at the Osprey Cove North Property:

Apartment Unit Mix(1)
Unit Mix/Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
1 BR / 1 BA	72	70	97.2%	594	$820	$1.38
2 BR / 1 BA (Standard)	41	34	82.9%	792	$869	$1.10
2 BR / 1 BA (Large)	123	104	84.6%	920	$919	$1.00
Total/ Wtd. Average	236	208	88.1%	798	$878	$1.14

(1)	Information is based on the borrower rent roll dated November 12, 2025.
(2)	Based on occupied units.

The Market. The Osprey Cove North Property is located in the suburban neighborhood of Jacksonville, North Carolina and is situated directly on Broadhurst Road. The Osprey Cove North Property benefits from proximity to state/county thoroughfares including U.S. Route 17 (0.5 miles), U.S. Route 258 (0.5 miles), State Route 24 (one mile), State Route 53 (2 miles), and the property is within 28 miles of I-40. Connectivity to the greater Jacksonville area is also enhanced with public bus options available nearby. Supporting retail within two miles of the Osprey Cove North Property includes Aldi, Food Lion, Lowe’s, Walgreens, and Walmart.

An anchor of the Jacksonville, North Carolina area and economy is military personnel presence and operations. Within 15 miles of the Osprey Cove North Property is the largest Marine Corps base on the east coast, Camp Lejeune, which covers approximately 246 square miles along the coast of North Carolina. Additionally, Marine Corps Air Station New River is within five miles south of the Osprey Cove North Property. There is also a large student population near the Osprey Cove North Property, as the property is approximately 5 miles southwest of Coastal Carolina Community College, which has an annual enrollment of approximately 8,000 students, including students from the Marine Corps base Camp Lejeune and Marine Corps Air Station New River.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Jacksonville apartment market was 3.1%, with average monthly asking rents of $1,274 per unit, and an inventory of approximately 4,610 units. According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Osprey Cove North Property was 2,104, 29,384, and 69,085, respectively. According to the appraisal, the estimated 2024 average household income within the same radii was $72,951, $84,358, and $80,856, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Osprey Cove North Property:

Comparable Rental Properties
Property	Year Built / Renovated	# Total Units	Occupancy	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit(1)
Osprey Cove North (subject)(2) 118 Broadhurst Road Jacksonville, NC	1972 / 2023-2025	236	88.1%	1 BR / 1 BA 2 BR / 1 BA (Standard) 2 BR / 1 BA (Large)	594 792 920	$820 $869 $919
Osprey Cove South 1834 Wilmington Highway Jacksonville, NC	1969 / 2020	228	96.1%	1 BR / 1 BA 2 BR / 1 BA	614 791	$889 $998
Liberty Crossing 200 Carmen Avenue Jacksonville, NC	1973 / 2011	286	94.8%	1 BR / 1 BA 2 BR / 1.5 BA	758 984	$1,025 $1,195
Lauradale Apartment Homes 2 Aragona Boulevard Jacksonville, NC	1972 / NAP	154	96.8%	2 BR / 1 BA	900	$1,295
Ashley Park 2100 Country Club Road Jacksonville, NC	1983 / 1999	152	96.7%	2 BR / 2 BA	985	$1,000
Cardinal Village Apartments 2301 Indian Drive Jacksonville, NC	1964 / NAP	134	99.3%	1 BR / 1 BA 2 BR / 1 BA 2 BR / 1.5 BA	720 1,040 1,250	$814 $1,014 $1,069
Brynn Marr Village 301 Village Drive Jacksonville, NC	1973 / NAP	196	100.0%	1 BR / 1 BA 2 BR / 1 BA 2 BR / 1.5 BA	650 800 850	$1,138 $1,275 $1,398

Source: Appraisal, unless otherwise indicated.

(1)	Based on occupied units.
(2)	Based on the borrower rent roll dated November 12, 2025 other than Year Built / Renovated.
This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
132

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$16,650,000
118 Broadhurst Road	Osprey Cove North	Cut-off Date LTV:	69.7%
Jacksonville, NC 28540		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.7%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Osprey Cove North Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
1 BR / 1 BA	72	594	$820	$1.38	$835	$1.41
2 BR / 1 BA (Standard)	41	792	$869	$1.10	$875	$1.10
2 BR / 1 BA (Large)	123	920	$919	$1.00	$925	$1.01
Total/ Wtd. Average	236	798	$878	$1.14	$889	$1.15

(1)	Based on the borrower rent roll dated November 12, 2025.
(2)	Based on occupied units.
(3)	Based on the appraisal.

Appraisal. The appraisal concluded an “As-Is” appraised value for the Osprey Cove North Property of $23,900,000 as of October 9, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 15, 2025, there was no evidence of any recognized environmental conditions at the Osprey Cove North Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Osprey Cove North Property:

Cash Flow Analysis
	2022	2023	2024	8/31/2025 TTM	UW	UW per Unit
Gross Potential Rent(1)	$2,189,870	$2,395,706	$2,484,264	$2,482,201	$2,495,268	$10,573
Other Income(2)	$371,641	$418,548	$469,971	$504,477	$504,477	$2,138
Discounts Concessions	($300)	($4,250)	($26,838)	($225)	($6,238)	($26)
(Vacancy / Credit Loss)	($197,782)	($167,923)	($208,085)	($242,621)	($304,440)	($1,290)
Effective Gross Income	$2,363,429	$2,642,082	$2,719,312	$2,743,831	$2,689,067	$11,394

Real Estate Taxes	$170,995	$136,837	$136,503	$134,957	$140,656	$596
Insurance	$130,641	$209,328	$249,758	$237,566	$218,497	$926
Other Expenses	$805,726	$883,608	$978,124	$908,742	$879,800	$3,728
Total Expenses	$1,107,361	$1,229,772	$1,364,384	$1,281,264	$1,238,953	$5,250

Net Operating Income	$1,256,067	$1,412,310	$1,354,927	$1,462,567	$1,450,113	$6,145
Capital Expenditures	$0	$0	$0	$0	$62,880	$266
TI/LC	$0	$0	$0	$0	$0	$0
Net Cash Flow	$1,256,067	$1,412,310	$1,354,927	$1,462,567	$1,387,234	$5,878

Occupancy %(3)(4)	92.2%	93.2%	90.2%	88.1%	87.8%
NOI DSCR	1.18x	1.32x	1.27x	1.37x	1.36x
NCF DSCR	1.18x	1.32x	1.27x	1.37x	1.30x
NOI Debt Yield	7.5%	8.5%	8.1%	8.8%	8.7%
NCF Debt Yield	7.5%	8.5%	8.1%	8.8%	8.3%

(1)	Gross Potential Rent has been underwritten based on the contractual in-place rent per the borrower rent roll dated November 12, 2025.
(2)	Other Income is comprised of utility reimbursements and other miscellaneous fees.
(3)	The Osprey Cove North Property was 88.1% physically occupied as of November 12, 2025. UW Occupancy % represents economic occupancy.
(4)	Recent occupancy has dipped due to the on-going renovations and resulting down units that take additional time to re-lease. Since the borrower sponsor’s acquisition of the Osprey Cove North Property the property has had an average occupancy of 91.7%.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
133

Mortgage Loan No. 15 – Indiana Mixed Use Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (S&P/Fitch/MDBRS):	NR/NR/NR			Location:	Various, IN Various
Original Balance:	$16,100,000			General Property Type:	Various
Cut-off Date Balance:	$16,100,000			Detailed Property Type:	Various
% of Initial Pool Balance:	1.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	The Koetter Group, LLC			Size:	126,747 SF
Guarantors:	Robert J. Koetter, John L. Koetter,			Cut-off Date Balance Per SF:	$127
Kenneth E. Koetter, Phillip R. Koetter				Maturity Date Balance Per SF:	$127
and Wayne F. Koetter				Property Manager:	The Koetter Group, LLC DBA
Mortgage Rate:	6.9100%				Koetter Real Estate Services
Note Date:	1/21/2026				(borrower-affiliated)
Maturity Date:	2/1/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$1,662,120
IO Period:	60 months			UW NCF:	$1,589,169
Seasoning:	0 months			UW NOI Debt Yield:	10.3%
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NCF Debt Yield:	9.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.41x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$855,296 (10/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$770,603 (12/31/2024)
Reserves				3rd Most Recent NOI:	$1,045,504 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.9% (Various)
RE Taxes(1):	$40,346	$10,086	NAP	2nd Most Recent Occupancy(3):	NAV
Insurance:	$6,499	$3,249	NAP	3rd Most Recent Occupancy(3):	NAV
Deferred Maintenance:	$4,813	$0	NAP	Appraised Value (as of):	$25,300,000 (11/21/2025)
Replacement Reserve(2):	$19,012	Springing	$19,012	Appraised Value per SF:	$200
TI/LC Reserve(2):	$350,000	Springing	$350,000	Cut-off Date LTV Ratio:	63.6%
DSG Unfunded Tenant Obligations Reserve:	$2,040,000	$0	NAP	Maturity Date LTV Ratio:	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,100,000	100.0%	Loan Payoff:	$12,368,840	76.8%
			Upfront Reserves:	$2,460,670	15.3%
			Return of Equity:	$935,519	5.8%
			Closing Costs:	$334,971	2.1%
Total Sources:	$16,100,000	100.0%	Total Uses:	$16,100,000	100.0%

(1)	The borrower is not required to make deposits into the RE Taxes reserve if (i) the amount on deposit therein equals or exceeds one half of the taxes that the lender estimates will be payable in the next-ensuing 12 months and (ii) not less than 30 days prior to the due date of such taxes, the borrower provides reasonably satisfactory evidence that they have been paid in full.
(2)	With respect to each of the Replacement Reserve and the TI/LC Reserve, if the reserve amount falls below the Cap, the borrower is required to deposit a monthly amount (approximately $1,584 for the Replacement Reserve and approximately $9,612 for the TI/LC Reserve) until the amount in such reserve equals or exceeds the applicable Cap. The deposit in each such reserve may be in the form of a letter of credit.
(3)	The increase from Most Recent NOI to UW NOI is primarily due to the Dick’s Sporting Goods Jeffersonville Property (as defined below) having been built in November 2025, and therefore not included in Most Recent NOI. Additionally, as such, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are not applicable.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Indiana Mixed Use Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount $16,100,000 and secured by a first priority mortgage encumbering the borrowers’ fee interests in three properties: a 50,000 SF retail property located in Jeffersonville, Indiana (the “Dick’s Sporting Goods Jeffersonville Property”), a 34,336 SF office property located in Jeffersonville, Indiana (the “Jeffersonville Office Property”), and a 42,411 industrial property located in New Albany, Indiana (the “New Albany Industrial Property”) (collectively, the “Indiana Mixed Use Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Indiana Mixed Use Portfolio Mortgage Loan are Koetter MS-KIP, LLC (“KIP Borrower”) and Koetter MS-JAKO, LLC (“JAKO Borrower”), each a single purpose, Delaware limited liability company. KIP Borrower is 100% owned and JAKO borrower is 50% owned, by the borrower sponsor, The Koetter Group, LLC (the “Koetter Group”), which in turn is owned by the non-recourse carveout guarantors. The manager and controlling party of MS-JAKO, LLC is Greg Schmidt. The remainder of the interest in the JAKO borrower is owned 50% by John L. Koetter and 50% by Kenneth Huber. JAKO Borrower owns the Dick’s Sporting Goods Jeffersonville Property and KIP borrower owns the other two Indiana Mixed Use Portfolio Properties. The Koetter Group is a full service, design-build general contractor and commercial developer in southern Indiana and the Greater Louisville Kentucky area which specializes in construction, commercial real estate and building services. The company has completed projects in the manufacturing, industrial, education, retail, healthcare, office, medical, hospitality, and entertainment sectors. The Koetter Group

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
134

Various – Various	Loan #15	Cut-off Date Balance:	$16,100,000
Various	Indiana Mixed Use Portfolio	Cut-off Date LTV:	63.6%
Various, IN Various		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.3%

was founded in 1954, and is wholly owned by the founders’ five sons. The Koetter Group currently has a portfolio of over 20 industrial, office, medical, and retail properties, totaling nearly 850,000 SF.

The non-recourse carve-out guarantors for the Indiana Mixed Use Portfolio Mortgage Loan are Robert J. Koetter, John L. Koetter, Wayne F. Koetter, Phillip R. Koetter and Kenneth E. Koetter, who are the five sons of the founder of The Koetter Group.

The Properties. The Indiana Mixed Use Portfolio Properties are comprised of a 126,747 SF portfolio of three properties (one retail, one office, and one industrial property) located in Indiana. The Indiana Mixed Use Portfolio Properties are all located within six miles of one another in southern Indiana, approximately 11 miles north of the Louisville Kentucky central business district (“CBD”). The Indiana Mixed Use Portfolio Properties unit mix is approximately 39.4% retail, 27.1% office and 33.5% industrial, and is currently 94.9% occupied by nine different tenants. All three of the Indiana Mixed Use Portfolio Properties were originally developed by the borrower sponsor, and have been owned and operated by it since.

Dicks Sporting Goods Jeffersonville Property

The Dicks Sporting Goods Jeffersonville Property is a 50,000 SF freestanding retail property located in Jeffersonville, Indiana, and is 100% leased to the sole tenant Dick’s Sporting Goods. The Dicks Sporting Goods Jeffersonville Property was constructed in 2025 (completed and opened to the public in November, 2025), and is situated on an approximately 3.9-acre site, with 218 surface parking spaces (4.4 spaces per 1,000 SF).

Jeffersonville Office Property

The Jeffersonville Office Property is a 34,336 SF two story multi-tenant office building located in Jeffersonville, Indiana. The Jeffersonville Office Property was built in 2017 and is situated on an approximately 2.0-acre site, with 162 surface parking spaces (4.7 spaces per 1,000 SF). As of December 1, 2025, the Jeffersonville Office Property is 81.2% leased to five tenants. The largest tenant at the Jeffersonville Office Property is Assured Partners NL, a global insurance brokerage. The tenant Koetter Real Estate Services is a borrower-affiliated tenant, and represents the borrower sponsor’s real estate division and includes 2,014 SF of office space on the first floor, and 4,321 SF of office space on the second floor, as well as a conference room that the company uses to meet with clients.

New Albany Industrial Property

The New Albany Industrial Property is a 42,411 SF industrial/flex building located in New Albany, Indiana, that was constructed in 1997 and is situated on an approximately 2.9-acre site. The building is of steel frame construction with a painted metal panel exterior and features approximately 21.8% office finish, 18’ ceiling clear height, two drive-in doors, six loading docks, and 120 auto parking spaces (2.8 spaces per 1,000 SF). The New Albany Industrial Property is 100% leased to three tenants.

The following table presents certain information relating to the Indiana Mixed Use Portfolio Properties.

Portfolio Summary
Property Name	Property Type	City, State	Year Built / Renovated	Tenant SF(1)	Occupancy(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	% of Appraised Value
Dicks Sporting Goods Jeffersonville	Retail	Jeffersonville, IN	2025 / NAP	50,000	100.0%	$8,720,000	54.2%	$13,700,000	54.2%
Jeffersonville Office	Office	Jeffersonville, IN	2017 / NAP	34,336	81.2%	$4,520,000	28.1%	$7,100,000	28.1%
New Albany Industrial	Industrial	New Albany, IN	1997 / NAP	42,411	100.0%	$2,860,000	17.8%	$4,500,000	17.8%
Total/Wtd. Avg.				126,747	94.9%	$16,100,000	100.0%	$25,300,000	100.0%

Source: Appraisals, unless otherwise noted

(1)	Information is based on the underwritten rent roll dated December 1, 2025.

Major Tenants.

Dick’s Sporting Goods (50,000 SF, 39.4% of NRA, 46.0% of underwritten rent). Dick’s Sporting Goods (NYSE: DKS) (Moody’s/S&P/Fitch: Baa2/BBB/NR) is America’s largest sporting goods retailer. The company is based in Coraopolis, Pennsylvania and has approximately 854 stores and 50,100 employees. Dick’s Sporting Goods operates from a brand new, built-to-suit retail location that was opened to the public in November, 2025. The tenant signed a 10-year lease that is scheduled to expire in January 2036, with four, five-year renewal options remaining and no termination options.

Manitowoc FSG Operations, LLC (20,770 SF, 16.4% of NRA, 15.5% of underwritten rent). Manitowoc FSG Operations, LLC is an industrial tenant at the New Albany Industrial Property, and is a manufacturer of high capacity beverage dispensing systems for soda and beer. Customers include quick-serve restaurants, theaters, convenience stores, casual dining restaurants and locations where beverage dispensing requirements cannot be met by conventional dispensing equipment. Manitowoc FSG Operations, LLC has occupied the New Albany Industrial Property since 2020, and in 2025, executed a two-year lease renewal that is scheduled to expire in September 2027, with one, two-year renewal option remaining and no termination options.

Assured Partners NL (9,829 SF, 7.8% of NRA, 10.3% of underwritten base rent). Assured Partners NL is a global insurance brokerage with locations and expertise in the United States, United Kingdom and Ireland. Assured Partners NL offers numerous programs to protect individuals and businesses with property and casualty, employee benefits and personal insurance. It also offers income planning options, including investment, retirement and life insurance solutions. The tenant has been in place since 2016, and most recently renewed in 2023, when it executed a seven-year renewal that expires in January 2031, and has two, five-year renewal options remaining. Assured Partners NL has the one-time right to terminate its lease effective January 31, 2029, with 12 months’ notice.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
135

Various – Various	Loan #15	Cut-off Date Balance:	$16,100,000
Various	Indiana Mixed Use Portfolio	Cut-off Date LTV:	63.6%
Various, IN Various		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.3%

The following table presents a summary regarding the tenants at the Indiana Mixed Use Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Tenant Type	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
									Lease Expiration	Renewal Options	Term. Option (Y/N)
Dick’s Sporting Goods	Dicks Sporting Goods Jeffersonville	Retail	NR/Baa2/BBB	50,000	39.4%	$887,500	46.0%	$17.75	1/31/2036	4 x 5 yr	N
Manitowoc FSG Operations, LLC	New Albany Industrial	Industrial	NR/NR/NR	20,770	16.4%	$300,000	15.5%	$14.44	9/14/2027	1 x 2 yr	N
The Lumber Yard, LLC	New Albany Industrial	Industrial	NR/NR/NR	13,254	10.5%	$81,512	4.2%	$6.15	12/31/2027	None	N
Fearless Innovative Food Co, LLC	New Albany Industrial	Industrial	NR/NR/NR	8,387	6.6%	$34,638	1.8%	$4.13	9/30/2028	None	N
Assured Partners NL	Jeffersonville Office	Office	NR/NR/NR	9,829	7.8%	$198,448	10.3%	$20.19	1/31/2031	2 x 5 yr	Y(3)
OIS Management Services, LLC	Jeffersonville Office	Office	NR/NR/NR	4,264	3.4%	$119,946	6.2%	$28.13	1/31/2030	4 x 5 yr	N
Koetter Real Estate Services(4)	Jeffersonville Office	Office	NR/NR/NR	6,335	5.0%	$141,091	7.3%	$22.27	12/31/2034	2 x 5 yr	N
Indiana Institute of Technology	Jeffersonville Office	Office	NR/NR/NR	3,915	3.1%	$78,300	4.1%	$20.00	4/30/2028	1 x 5 yr	N
Selah House, LLC	Jeffersonville Office	Office	NR/NR/NR	3,542	2.8%	$89,436	4.6%	$25.25	8/31/2028	2 x 3 yr	Y(5)
Subtotal/Wtd. Avg.				120,296	94.9%	$1,930,871	100.0%	$16.05

Vacant Space				6,451	5.1%
Total/Wtd. Avg.				126,747	100.0%

(1)	Information is based on the underwritten rent roll dated December 1, 2025.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Assured Partners NL has the one-time right to terminate their lease effective January 31, 2029, with 12 months’ notice.
(4)	Koetter Real Estate Services is a borrower-affiliated tenant and represents the borrower sponsor’s real estate division.
(5)	Selah House, LLC has the one time right to terminate its lease effective August 31, 2026, with six months’ notice.

The following table presents certain information with respect to the lease rollover at the Indiana Mixed Use Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	2	34024	26.8%	26.8%	$381,512	19.8%	19.8%	$11.21
2028	3	15,844	12.5%	39.3%	$202,374	10.5%	30.2%	$12.77
2029	0	0	0.0%	39.3%	$0	0.0%	30.2%	$0.00
2030	1	4,264	3.4%	42.7%	$119,946	6.2%	36.5%	$28.13
2031(2)	1	9,829	7.8%	50.5%	$198,448	10.3%	46.7%	$20.19
2032	0	0	0.0%	50.5%	$0	0.0%	46.7%	$0.00
2033	0	0	0.0%	50.5%	$0	0.0%	46.7%	$0.00
2034	2	6,335	5.0%	55.5%	$141,091	7.3%	54.0%	$22.27
2035	0	0	0.0%	55.5%	$0	0.0%	54.0%	$0.00
2036 & Thereafter	1	50,000	39.4%	94.9%	$887,500	46.0%	100.0%	$17.75
Vacant	0	6,451	5.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	10	126,747	100.0%		$1,930,871	100.0%		$16.05

(1)	Information is based on the underwritten rent roll dated December 1, 2025. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	The Indiana Mixed Use Portfolio Mortgage Loan has a maturity date of February 1, 2031.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling Excludes Vacant Space.

The Market.

The Dick’s Sporting Goods Jeffersonville Property is located in Jeffersonville, Indiana, in the southern portion of Clark County, Indiana, approximately three miles north of the Louisville CBD, and is in the South Clark County retail submarket of the Metropolitan Louisville – KY USA retail market. Jeffersonville is located north of the Ohio River in the northern tier of the Louisville, Kentucky metropolitan statistical area and adjacent to Clarksville. According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the Metropolitan Louisville – KY USA retail market was 3.6%, with asking rents of $18.02 PSF and an inventory of approximately 82.9 million SF. According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the South Clark

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
136

Various – Various	Loan #15	Cut-off Date Balance:	$16,100,000
Various	Indiana Mixed Use Portfolio	Cut-off Date LTV:	63.6%
Various, IN Various		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.3%

County retail submarket was approximately 5.1%, with asking rents of $16.09 PSF and an inventory of approximately 9.7 million SF. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Dicks Sporting Goods Jeffersonville Property was 3,747, 59,913, and 140,975, respectively. The 2024 average household income within the same radii was $81,722, $82,949, and $85,136, respectively.

The Jeffersonville Office Property is located in Jeffersonville, Indiana, in the southern portion of Clark County, Indiana, approximately three miles north of the Louisville CBD, and is in the South Clark County office submarket of the Metropolitan Louisville – KY USA office market. According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the Metropolitan Louisville – KY USA office market was 6.5%, with asking rents of $20.23 PSF and an inventory of approximately 61.8 million SF. According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the South Clark County office submarket was approximately 1.2%, with asking rents of $19.14 PSF and an inventory of approximately 3.5 million SF. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Jeffersonville Office Property was 4,802, 52,640, and 127,235, respectively. The 2024 average household income within the same radii was $78,728, $85,663, and $87,882, respectively.

The New Albany Industrial Property is located in an industrial pocket in northern New Albany, Indiana, in the Southern Indiana industrial submarket of the Louisville industrial market. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Louisville Industrial market was approximately 3.8%, with asking rents of $6.40 PSF, and an inventory of approximately 180.6 million SF. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Southern Indiana industrial submarket was approximately 5.1%, with asking rents of $6.37 PSF and an inventory of approximately 34.4 million SF. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the New Albany Industrial Property was 4,642, 39,590, and 94,172, respectively. The 2024 average household income within the same radii was $96,845, $94,942, and $94,499, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Dicks Sporting Goods Jeffersonville Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Reimbursements	Rent Escalation	Lease Term (years)	Tenant Improvements (PSF) (New/Renewal)	Leasing Commissions (New/Renewal)
Retail:	$17.75	NNN	10.0% / year 5	10	$0.00 / $0.00	5.0% / 3.0%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Jeffersonville Office Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Reimbursements	Rent Escalation	Lease Term (years)	Tenant Improvements (PSF) (New/Renewal)	Leasing Commissions (New/Renewal)
Office:	$25.00	NNN	2.0% / year	5	$15.00 / $5.00	5.0% / 3.0%

The following table presents certain information relating to the appraisal’s market rent conclusion for the New Albany Industrial Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Reimbursements	Rent Escalation	Lease Term (years)	Tenant Improvements (PSF) (New/Renewal)	Leasing Commissions (New/Renewal)
Industrial/Flex:	$8.00	NNN	3.0% / year	5	$2.50 / $0.25	5.0% / 3.0%

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
137

Various – Various	Loan #15	Cut-off Date Balance:	$16,100,000
Various	Indiana Mixed Use Portfolio	Cut-off Date LTV:	63.6%
Various, IN Various		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.3%

The following table presents recent retail space leasing data at comparable retail properties with respect to the Dicks Sporting Goods Jeffersonville Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Dicks Sporting Goods Jeffersonville Property (subject)(1) 4081 Town Center Boulevard Jeffersonville, IN	2025 / NAP	50,000	Dick’s Sporting Goods	50,000	Nov. 2025	$17.75	NNN
Sierra Trading Post 1640 Veterans Parkway Jeffersonville, IN	2025 / NAP	35,000	Sierra Trading Post	35,000	Jun. 2025	$15.75	NNN
Academy Sports and Outdoors 1600 Veterans Parkway Jeffersonville, IN	2022 / NAP	63,281	Academy Sports	63,281	Oct. 2022	$12.25	NNN
Jefferson Town Center 4251 Town Center Boulevard Jeffersonville, IN	2018 / NAP	55,000	Burlington	36,000	Apr. 2020	$12.50	NNN
Academy Sports 9875 East US Highway 36 Avon, IN	2024 / NAP	63,224	Academy Sports	63,224	Feb. 2024	$12.75	NNN
Evansville Pavillion 6401 East Lloyd Expressway Evansville, IN	2002 / NAP	267,770	Golf Galaxy	25,000	Sep. 2024	$18.50	NNN
Dick’s Sporting Goods 35680 Chester Road Avon, OH	2025 / NAP	60,000	Dick’s Sporting Goods	60,000	Apr. 2025	$21.00	Absolute Net
Greendale Centre 745 US Highway 31 North Greenwood, IN	2000 / NAP	102,982	Haverty Furniture	33,000	Oct. 2024	$14.00	NNN
Princess City Plaza 4110 Grape Road Mishawaka, IN	1997 / 2000	172,181	Dick’s Sporting Goods	53,409	Jan. 2023	$15.25	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated December 1, 2025, other than Year Built / Renovated.

The following table presents recent office space leasing data at comparable office properties with respect to the Jeffersonville Office Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Jeffersonville Office Property (subject)(1) 4500 Town Center Boulevard Jeffersonville, IN	2017 / NAP	34,336	Assured Partners NL OIS Management Services, LLC	9,829 4,264	Dec. 2023 Feb. 2018	$20.19 $28.13	NNN NNN
Multi-Tenant Center 1475 Veterans Parkway Jeffersonville, IN	2013 / NAP	9,498	German American Bank	2,603	Feb. 2024	$36.26	NNN
The Forum Office 400 Corporate Drive Jeffersonville, IN	2025 / NAP	32,392	Available Space	5,222	Nov. 2025	$33.00	NNN
Fleming Building 360 Spring Street Jeffersonville, IN	1998 / NAP	4,000	Mediaura	2,000	Apr. 2025	$21.60	Gross
Gastroenterology of Southern Indiana 2630 Grant Line Road New Albany, IN	2009 / NAP	20,554	Gastroenterology of Southern Indiana	20,554	May 2023	$21.41	Absolute Net
Optum Health Portfolio – New Albany 4101 4101 Technology Avenue New Albany, IN	2020 / NAP	NAV	American Health Network of Indiana, LLC (Optimum Health)	48,232	May 2020	$29.18	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated December 1, 2025, other than Year Built / Renovated.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
138

Various – Various	Loan #15	Cut-off Date Balance:	$16,100,000
Various	Indiana Mixed Use Portfolio	Cut-off Date LTV:	63.6%
Various, IN Various		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.3%

The following table presents recent industrial space leasing data at comparable industrial properties with respect to the New Albany Industrial Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
New Albany Industrial Property (subject)(1) 645 Park East Boulevard New Albany, IN	1997 / NAP	42,411	Manitowoc FSG Operations, LLC The Lumber Yard, LLC	20,770 13,254	Sep. 2025 Jan. 2026	$14.44 $6.15	NNN NNN
Sun Trade Group 4709 Allmond Avenue Louisville, KY	1974 / NAP	136,798	Sun Trade Group Mallory Safety and Supply Piedmont Plastics	16,412 15,609 16,535	Apr. 2025 Oct. 2024 Sep. 2023	$7.87 $8.59 $7.95	NNN NNN NNN
Airside Commerce Center 4850 Crittenden Drive Louisville, KY	1952 / 1993	307,748	Bob Sumerel Tire Pace Air Freight GSR Global Group	18,097 15,000 16,038	Oct. 2024 Aug. 2023 Jan. 2023	$9.04 $7.95 $7.78	NNN NNN NNN
Riverport Trade Center 8300 Cane Run Road Louisville, KY	2023 / NAP	164,280	Lanter Delivery Systems	82,140	Aug. 2024	$7.55	NNN
Lincoln Business Center 2500 Lincoln Drive Clarksville, IN	1997 / NAP	15,207	Alsco Uniforms	5,775	Jun. 2024	$9.50	NNN
Pool 6 Industrial 3899 Produce Road Louisville, KY	1986 / NAP	134,400	Transtar Industries, Inc.	18,750	Jun. 2024	$8.51	NNN
McCarty Building 7301 Intermodal Drive Louisville, KY	1997 / NAP	20,000	Iron Fortress America	20,000	Mar. 2024	$6.50	NNN
America Place Phase V 351 Salem Road Jeffersonville, IN	2022 / NAP	150,000	Neovia Logistics Services	100,000	Oct. 2023	$6.66	NNN
Gardner’s Plumbing 2434 Crittenden Drive Louisville, KY	1950 / NAP	6,200	Gardner’s Plumbing	6,200	Aug. 2023	$7.50	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll dated December 1, 2025, other than Year Built / Renovated.

Appraisal. The appraisal concluded an “As-Is” appraised value for the Dicks Sporting Goods Jeffersonville Property of $13,700,000 as of November 21, 2025, an “As-Is” appraised value for the Jeffersonville Office Property of $7,100,000 as of November 21, 2025, and an “As-Is” appraised value for the New Albany Industrial Property of $4,500,000 as of November 21, 2025. Cumulatively, the “As-Is” appraised value for the Indiana Mixed Use Properties is $25,300,000.

Environmental Matters. According to the Phase I environmental site assessments dated December 1, 2025, there was no evidence of any recognized environmental conditions at the Indiana Mixed Use Properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
139

Various – Various	Loan #15	Cut-off Date Balance:	$16,100,000
Various	Indiana Mixed Use Portfolio	Cut-off Date LTV:	63.6%
Various, IN Various		UW NCF DSCR:	1.41x
		UW NOI Debt Yield:	10.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Indiana Mixed Use Portfolio Properties:

Cash Flow Analysis
	2023	2024	10/31/2025 TTM(1)	UW(1)	UW PSF
Gross Potential Rent(2)	$1,099,028	$888,110	$1,006,270	$2,076,946	$16.39
Reimbursements	$230,118	$197,216	$228,581	$346,589	$2.73
Other Income	$0	$0	$0	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	($199,053)	($1.57)
Effective Gross Income	$1,329,146	$1,085,326	$1,234,851	$2,224,483	$17.55

Real Estate Taxes	$77,712	$84,717	$94,512	$130,162	$1.03
Insurance	$15,881	$19,494	$21,675	$37,855	$0.30
Other Operating Expenses	$190,049	$210,512	$263,368	$394,346	$3.11
Total Operating Expenses	$283,642	$314,723	$379,555	$562,363	$4.44

Net Operating Income	$1,045,504	$770,603	$855,296	$1,662,120	$13.11
Replacement Reserves	$0	$0	$0	$18,608	$0.15
TI/LC	$0	$0	$0	$54,342	$0.43
Net Cash Flow	$1,045,504	$770,603	$855,296	$1,589,169	$12.54

Occupancy (%)(3)	NAV	NAV	94.9%	90.7%
NOI DSCR	0.93x	0.68x	0.76x	1.47x
NCF DSCR	0.93x	0.68x	0.76x	1.41x
NOI Debt Yield	6.5%	4.8%	5.3%	10.3%
NCF Debt Yield	6.5%	4.8%	5.3%	9.9%

(1)	The increase in Gross Potential Rent and Net Operating Income from 10/31/2025 TTM to UW is due to the Dick’s Sporting Goods Jeffersonville Property having been constructed in November 2025, and therefore not included in 10/31/2025 TTM Gross Potential Rent and Net Operating Income. Accordingly occupancy for 2023 and 2024 is not applicable.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated December 1, 2025, and includes rent steps underwritten through January 2027 totaling $9,367.
(3)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 10/31/2025 Occupancy (%) is based on the underwritten rent roll dated December 1, 2025.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
140

BANK5 2026-5YR20

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: BofA Securities, Inc. (together with its affiliates, “BofA Securities”), J.P. Morgan Securities LLC (together with its affiliates, “J.P. Morgan”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with its affiliates, “Morgan Stanley”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with BofA Securities, J.P. Morgan, Morgan Stanley, Wells Fargo and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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